As filed with the Securities and Exchange Commission on
August 19, 2021
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF
1933

Matterport, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	85-1695048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
352 East Java Drive
Sunnyvale, CA 94089
(650)
641-2241
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Judi Otteson
General Counsel
Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089
(650)
641-2241
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan J. Maierson
Thomas G. Brandt
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
(713)
546-5400

Approximate date of commencement of proposed sale of the securities to the public
: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a
post-effective
amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a
post-effective
amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common stock (1)(2)	134,752,736	$13.94 (3)	$1,878,453,139.84 (3)	$204,939.24
Warrants (1)	4,450,000	$4.97 (4)	$22,116,500.00 (4)	$2,412.91
Common stock (1)(6)	11,350,000	$11.50 (5)	$130,525,000.00 (5)	$14,240.28
Total			$2,031,094,639.84	$221,592.43

(1)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The number of shares of common stock being registered represents the sum of (a) 105,252,736 shares of common stock issued in connection with the Business Combination described herein and (b) 29,500,000 shares of common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the Business Combination.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A common stock of Matterport, Inc. on the Nasdaq Stock Market (“Nasdaq”) on August 18, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.

(4)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of Matterport, Inc. on Nasdaq on August 18, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.

(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)
Reflects the shares of common stock that may be issued upon exercise of outstanding warrants, with each warrant exercisable for one share of common stock, subject to adjustment, for an exercise price of $11.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2021
PRELIMINARY PROSPECTUS

Matterport, Inc.
135,193,286 Shares of Class A Common Stock
4,450,000 Warrants to Purchase Shares of Class A Common Stock
and
Up to 11,350,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
This prospectus relates to (i) the resale of 105,252,736 shares of Class A common stock, par value $0.0001 per share (the “common stock” or “Matterport common stock”), issued in connection with the Business Combination (as defined below) by certain of the selling securityholders named in this prospectus, (ii) the resale of 29,500,000 shares of common stock issued in the PIPE Investment (as defined below) by certain of the selling securityholders and (iii) the issuance by us and resale of up to 11,350,000 shares of common stock upon the exercise of outstanding warrants. This prospectus also relates to the resale of up to 4,450,000 of our outstanding warrants originally issued in a private placement concurrent with the initial public offering of Matterport, Inc., a Delaware corporation (f/k/a Gores Holdings VI, Inc.) (the “Company”). We collectively refer to the selling securityholders covered by this prospectus as the “Selling Securityholders.”
On July 22, 2021 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated February 7, 2021 (the “Merger Agreement”), by and among the Company (at such time named Gores Holdings VI, Inc.), Maker Merger Sub, Inc. (“First Merger Sub”), a direct, wholly owned subsidiary of the Company, Maker Merger Sub II, LLC (“Second Merger Sub”), a direct, wholly owned subsidiary of the Company, and the pre-Business
Combination Matterport, Inc. (now named Matterport Operating, LLC) (“Legacy Matterport”). We are registering the resale of shares of common stock and warrants as required by (i) an amended and restated registration rights agreement, dated as of July 22, 2021 (the “Registration Rights Agreement”), entered into by and among the Company, Gores Sponsor VI LLC and certain other parties thereto and (ii) the subscription agreements entered into by and between the Company and accredited investors relating to the purchase of shares of common stock in private placements consummated in connection with the Business Combination.
We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock or warrants registered hereby by the Selling Securityholders.
We will bear all costs, expenses and fees in connection with the registration of the shares of common stock and warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock and warrants.
Our common stock trades on the Nasdaq Stock Exchange (the “Nasdaq”) under the ticker symbol “MTTR” and our warrants trade on the Nasdaq under the ticker symbol “MTTRW”. On August 18, 2021, the closing sale price of our common stock as reported by Nasdaq was $14.09 per share and the closing price of our warrants was $5.07 per warrant.
Investing in shares of our common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of common stock issuable upon the exercise of stock options and warrants. We will receive proceeds from any exercise of the warrants and stock options for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The Selling Securityholders and their permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution”. More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
We may also provide a prospectus supplement or
post-effective
amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective
amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective
amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information”.
Unless the context indicates otherwise, references in this prospectus to “Matterport,” “Company,” “we,” “us” or “our” refer to the business of Matterport Operating, LLC (f/k/a Matterport, Inc.), which became the business of Matterport, Inc. (f/k/a Gores Holdings VI, Inc.) and its subsidiaries following the closing of the Business Combination. References to “GHVI” refer to our predecessor company prior to the consummation of the Business Combination.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

MARKET, INDUSTRY AND OTHER DATA
This prospectus includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms or other independent sources and our own estimates based on our management’s knowledge of and experience in the market sectors in which we compete.
Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
TRADEMARKS
This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the
®
or
™
symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“Business Combination” are to, together, (i) the First Merger and (ii) the Second Merger;

•	“Bylaws” are to our second amended and restated bylaws dated July 22, 2021;

•	“Second Amended and Restated Certificate of Incorporation” are to the second amended and restated certificate of incorporation of Matterport, Inc., dated July 22, 2021;

•	“Closing” are to the consummation of the Business Combination;

•	“Code” are to the Internal Revenue Code of 1986, as amended;

•	“DGCL” are to the Delaware General Corporation Law, as amended;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“First Merger” are to the merger of First Merger Sub with and into Legacy Matterport;

•	“First Merger Sub” are to Maker Merger Sub, Inc.;

•	“Founder Shares” are to shares of GHVI’s Class F common stock, par value $0.0001 per share, and Matterport’s common stock issued upon the automatic conversion thereof at Closing;

•	“GHVI” are to Gores Holdings VI, Inc., a Delaware corporation;

•	“GHVI IPO” are to the initial public offering by GHVI which closed on December 15, 2020;

•	“Legacy Matterport” are to Matterport, Inc., a Delaware corporation, prior to the consummation of the Business Combination;

•	“Matterport” are to GHVI following the consummation of the Business Combination and its name change from Gores Holdings VI, Inc. to Matterport, Inc.;

•	“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of February 7, 2021, by and among GHVI, Legacy Matterport, First Merger Sub and Second Merger Sub;

•	“PIPE Investment” are to the purchase of shares of Matterport common stock pursuant to the Subscription Agreements;

•	“PIPE Investors” are to the investors participating in the PIPE Investment;

•	“Private Placement Warrants” are to the warrants issued by GHVI to the Sponsor in a private placement simultaneously with the closing of the GHVI IPO;

•	“public shares” are to shares of GHVI’s Class A common stock sold as part of the units in the GHVI IPO (whether they were purchased in the GHVI IPO or thereafter in the open market);

•	“Public Warrants” are to the warrants originally sold as part of the units in the GHVI IPO (whether they were purchased in the GHVI IPO or thereafter in the open market);

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Second Merger Sub” are to Maker Merger Sub II, LLC;

•	“Sponsor” are to Gores Sponsor VI, LLC, a Delaware limited liability company;

•
“Subscription Agreements” are to the subscription agreements entered into by and between GHVI and the PIPE Investors, in each case, dated as of February 7, 2021 and entered into in connection with the PIPE Investment;

•	“Warrants” are to the Public Warrants and the Private Placement Warrants.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING
STATEMENTS
Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s capital resources and results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this prospectus reflect the Company’s current views about the Business Combination and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	Matterport’s history of losses and whether it will continue to incur continuing losses for the foreseeable future;

•	the ability of Matterport to protect and enforce its intellectual property rights;

•	the ability of Matterport to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

•	the ability of Matterport to attract and retain new subscribers;

•	the size of Matterport’s total addressable market for its products and services;

•	the continued adoption of spatial data;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of Matterport to manage its growth and expand its business operations effectively following the consummation of the Business Combination;

•	any failures of Matterport to manage its growth effectively following the consummation of the Business Combination;

•	any inability to complete acquisitions and integrate acquired businesses;

•	strict government regulation that is subject to frequent amendment, repeal or new interpretation;

•	general economic uncertainty and the effect of general economic conditions on Matterport’s industry in particular;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	the effects of the ongoing COVID-19 public health emergency or other infectious diseases, health epidemics and pandemics;

•	the volatility of the market price and liquidity of common stock and other securities of Matterport; and

•	the increasingly competitive environment in which Matterport operates.
While forward-looking statements reflect Matterport’s good faith beliefs, they are not guarantees of future performance. Matterport disclaims any obligation to publicly update or revise any forward-looking statement to

v

reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause the Matterport’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Matterport (or to third parties making the forward-looking statements).

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”
Unless context otherwise requires, references in this prospectus to the “Matterport,” “Company,” “we,” “us” or “our” refer to the business of Matterport, Inc. and its consolidated subsidiaries.
Our Company
Matterport, a Delaware corporation, is the world’s leading platform for the digitization and datafication of the built world. Since our founding in 2011, Matterport’s pioneering technology has set the standard for digitizing, accessing and managing buildings, spaces and places online. Our platform’s innovative software, spatial data- driven data science, and 3D capture technology have broken down the barriers that have kept the largest asset class in the world, buildings and physical spaces, offline and underutilized for many years. We believe the digitization and datafication of the built world will continue to unlock significant operational efficiencies and property values, and that Matterport is the platform to lead this enormous global transformation.
Matterport was among the first to recognize the increasing need for digitization of the built world and the power of spatial data, the unique details underlying buildings and spaces, in facilitating the understanding of buildings and spaces. In the past, technology advanced physical road maps to the data-rich, digital maps and location services we all rely on today. Matterport now digitizes buildings, creating a data-rich environment to vastly increase our understanding and the full potential of each and every space we capture. Just as we can instantly, at the touch of a button, learn the fastest route from one city to another, or locate the nearest coffee shops, Matterport’s spatial data for buildings unlocks a rich set of insights and learnings about properties and spaces worldwide. In addition, just as the geo-spatial
mapping platforms of today have opened their mapping data to industry to create new business models such as ridesharing,
e-commerce,
food delivery marketplaces, and even short-term rental and home sharing, open access to Matterport’s structured spatial data is enabling new opportunities and business models for hospitality, facilities management, insurance, construction, real estate and retail, among others.
Our spatial data platform delivers value across a diverse set of industries and use cases. Large retailers can manage thousands of store locations remotely, real estate agencies can provide virtual open houses for hundreds of properties and thousands of visitors at the same time, property developers can monitor the entirety of the construction process with greater detail and speed, and insurance companies can more precisely document and evaluate claims and underwriting assessments with efficiency and precision. Matterport delivers the critical digital experience, tools and information that matter to our subscribers about properties of virtually any size, shape, and location worldwide.
For nearly a decade, we have been growing our spatial data platform and expanding our capabilities in order to create the most detailed, accurate, and data-rich digital twins available. Moreover, our 3D reconstruction process is fully automated, allowing our solution to scale with equal precision to millions of buildings and spaces of any type, shape, and size in the world. The universal applicability of our service provides Matterport significant scale and reach across diverse verticals and any geography. By June 30, 2021 our subscriber base had grown to over 404,000 subscribers, with our digital twins reaching more than 150 countries and growing. We have digitized more than 10 billion square feet of space across multiple industries, representing significant scale and growth over the rest of the market.

As we continue to transform buildings into data worldwide, we are extending our spatial data platform to further transform property planning, development, management and intelligence for our subscribers across industries to become the de facto building and business intelligence engine for the built world. We believe the demand for spatial data and resulting insights for enterprises, businesses and institutions across industries, including real estate, architecture, engineering and construction (“AEC”), retail, insurance and government, will continue to grow rapidly.
With a demonstrated track record of delivering value to our subscribers, our offerings include software subscription, data licensing, services and product hardware. Our subscriber base includes over 13% of Fortune 1000 companies, with less than 10% of our total revenue generated from our top 10 subscribers. We expect more than 80% of our revenue to come from our software subscription and data license solutions by 2025. Our innovative 3D capture product, the Pro2 Camera, has played an integral part in shaping the 3D building and property visualization ecosystem. The Pro2 Camera has driven adoption of our solutions and has generated the unique high-quality and scaled data set that has enabled Cortex, our proprietary AI software engine, to become the pioneering engine for digital twin creation. With this data advantage initially spurred by the Pro2 Camera, we have developed a capture device agnostic platform that scales and can generate new building and property insights for our subscribers across industries and geographies.
We have recently experienced rapid growth. Our subscribers have grown approximately
29-fold
from December 31, 2018 to June 30, 2021, and our revenue increased from approximately $46 million for the year ended December 31, 2019 to approximately $86 million for the year ended December 31, 2020, representing approximately 87% year-over-year growth. Our gross margins have expanded from 48% for the year ended December 31, 2019 to 56% for the year ended December 31, 2020. Our net dollar expansion of 132% for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020 demonstrates the additional growth potential of our platform.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock or warrants and result in a loss of all or a portion of your investment:

•
We have experienced rapid growth and expect to invest in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition would be adversely affected.

•
Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.

•	We have a history of losses and expect to incur significant expenses and continuing losses at least for the near term.

•	We currently face competition from a number of companies and expect to face significant competition in the future as the market for spatial data develops.

•
We operate in a new market, and global economic conditions and instability related to
COVID-19
and otherwise may adversely affect our business if existing and prospective clients reduce or postpone discretionary spending significantly.

•
We rely on a limited number of suppliers for certain supplied hardware components, and availability of supplied hardware components may be affected by factors such as tariffs or supply disruptions caused by the
COVID-19
pandemic. We may not be able to obtain sufficient components to meet our needs, or obtain such materials on favorable terms or at all, which could impair our ability to fulfill orders in a timely manner or increase our costs of production.

•
If we are unable to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, our ability to compete and successfully grow our business would be adversely affected.

•
Some of our facilities are located in an active earthquake zone or in areas susceptible to wildfires and other severe weather events. An earthquake, wildfire or other natural disaster or resource shortage, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm our operations.

•	If we fail to retain current subscribers or add new subscribers, our business would be seriously harmed.

•	We may need to raise additional funds and these funds may not be available when needed.

•	We expect to incur research and development costs in developing new products, which could significantly reduce our profitability and may never result in revenue.

•
We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses or if management identifies additional material weaknesses in the future or otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired.

•
We received a voluntary request for information from the Division of Enforcement of the SEC in an investigation relating to certain sales and repurchases of our securities in the secondary market. Although we are cooperating fully with the request, we cannot predict the duration or ultimate resolution of the investigation, and cooperating with the request may require significant management time and resources, which could have an adverse effect on our business and financial position. We may from time to time be involved in lawsuits and other litigation matters that are expensive and time-consuming. If resolved adversely, lawsuits and other litigation matters could seriously harm our business.

•	Our products are highly technical and may contain undetected software bugs or hardware errors, which could manifest in ways that could seriously harm our reputation and our business.

•	Our future growth and success is dependent upon the continuing rapid adoption of spatial data.

•	Our business may be adversely affected if we are unable to protect our spatial data technology and intellectual property from unauthorized use by third parties.

•
The Warrants are being accounted for as liabilities and are being recorded at fair value upon issuance with changes in fair value each period reported in our earnings. The changes in value of the Warrants could have an adverse effect on the market price of our Common Stock and/or an adverse effect on our financial results.

•
GHVI has restated the financial statements as of December 31, 2020 and for the period from June 29, 2020 (inception) through December 31, 2020, as well as the financial data as of December 15, 2020, which may lead to additional risks and uncertainties, including loss of investor confidence and negative impacts on the stock price.

Accounting Treatment
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, while GHVI is the legal acquirer, it is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Legacy Matterport issuing stock for the net assets of GHVI, accompanied by a recapitalization. The net assets of GHVI are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Matterport in future reports of the combined company.
Corporate Information
We were incorporated under the name “Gores Holdings VI, Inc.” on June 29, 2020 under the laws of Delaware as a blank check company formed for purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On July 22, 2021, we changed our name to “Matterport, Inc.” in connection with the Business Combination.
The mailing address of Matterport’s principal executive office is 352 East Java Drive, Sunnyvale, California 94089 and its telephone number is (650)
641-2241.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of our securities could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking
statements. See “Cautionary Note Regarding
Forward-Looking
Statements.”
Risks Related to Our Business
We have experienced rapid growth and expect to invest in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition would be adversely affected.
We have experienced rapid growth in recent periods. For example, the number of our employees has grown from three employees as of December 31, 2011 to 221 employees as of December 31, 2020, and we expect to continue to experience rapid growth over the near term. The growth and expansion of our business has placed and continues to place a significant strain on our management, operations, financial infrastructure and corporate culture.
In the event of further growth, our information technology systems and internal controls over financial reporting and procedures may not be adequate to support our operations and may introduce opportunities for data security incidents that may interrupt business operations or permit bad actors to obtain unauthorized access to business information or misappropriate funds.
To manage growth in operations and personnel, we will need to continue to improve our operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing or enhancing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect our business performance and operating results.
Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.
Our forecasts and projections, including forecasts and estimates relating to the expected sizes and growth of the markets in which we seek to operate, are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by our management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.
We have a history of losses and expect to incur significant expenses and continuing losses at least for the near term.
We incurred a net loss of approximately $9.1 million for the six months ended June 30, 2021 and $(14.0) million and $(32.0) million for the years ended December 31, 2020 and 2019, respectively, and, as of December 31, 2020, had an accumulated deficit of approximately $(130.0) million. We believe we will continue to incur operating and net losses each quarter at least for the near term. Even if we achieve profitability, there can be no assurance that we will be able to maintain profitability in the future. Our potential profitability is particularly dependent upon the continued adoption of spatial data and the use of our platform by commercial and individual consumers, which may not occur at the levels we currently anticipate or at all.
Certain of our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
This prospectus includes estimates of the addressable market for our products and services which are based in part on our internal analyses. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current coronavirus
(COVID-19)
pandemic. The estimates and forecasts in prospectus relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to make. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates.
We currently face competition from a number of companies and expect to face significant competition in the future as the market for spatial data develops.
The spatial data market is relatively new and competition is still developing. We currently face competition from other companies, generally with different competitors in each of our vertical markets, as well as from traditional, offline methods of interacting with and managing buildings and their spaces. Additionally, we have a number of competitors in the spatial data market with limited funding, which could cause poor experiences and hamper consumer confidence in the spatial data market and adoption or trust in providers. We may also face competition from new market entrants with significantly greater resources, or our current competitors may be acquired by third parties with greater resources, either of which could put us at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure. In light of these factors, current or potential customers may accept competitive solutions. If we fail to adapt to changing market conditions or continue to compete successfully with current or new spatial data competitors, our growth will be impacted, which would adversely affect our business and results of operations.
We operate in a new market, and global economic conditions and instability related to
COVID-19
and otherwise may adversely affect our business if existing and prospective clients reduce or postpone discretionary spending significantly.
The impact of the
COVID-19
pandemic, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global and domestic economy and has led to reduced economic activity. The spread of
COVID-19
has also created a disruption in discretionary spending by consumers and businesses. While this disruption in discretionary spending has to date not materially impacted us, any sustained downturn in discretionary spending by our current subscribers could harm our business and negatively impact the growth of our platform.
In response to the
COVID-19
pandemic, we have modified our business practices (including employee travel, recommending that all non-essential
personnel work from home and canceling or reducing physical participation in meetings, events and conferences), have implemented additional safety protocols for essential workers, and may take further actions if required by government authorities or if required in the interest of our employees, subscribers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the pandemic or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the
COVID-19
pandemic, our operations will be negatively impacted.
The extent to which the
COVID-19
pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted with certainty, including, but not limited to, the duration and spread of the pandemic, its severity, the emergence of new variants such as the Delta variant, the actions to contain the virus or treat its impact, and when and to what extent normal economic and operating activities can resume. The
COVID-19
pandemic could limit the ability of our suppliers, vendors and business partners to perform, including third party suppliers’ ability to provide components and materials used in our capture devices or the services used through our platform. Even after the
COVID-19
pandemic has subsided, we may experience an adverse impact to our business as a result of the
COVID-19
pandemic’s global economic impact, including any recession that has occurred or may occur in the future.
We rely on a limited number of suppliers for certain supplied hardware components, and availability of supplied hardware components may be affected by factors such as tariffs or supply disruptions caused by the
COVID-19
pandemic. We may not be able to obtain sufficient components to meet our needs, or obtain such materials on favorable terms or at all, which could impair our ability to fulfill orders in a timely manner or increase our costs of production.
We rely on a limited number of suppliers to supply our hardware components, including in some cases only a single supplier for some products and components. This reliance on a limited number of manufacturers increases our risks, since we do not currently have proven reliable alternative or replacement manufacturers beyond these key parties. In the event of interruption, we may not be able to increase capacity from other sources or develop alternate or secondary sources, and if such sources become available, they may result in material additional costs and substantial delays.
Further, our suppliers are subject to government restrictions, including stay-at-home
orders, as a result of the
COVID-19
pandemic. Such restrictions may have a material adverse effect on our suppliers’ ability to manufacture and supply such components in a timely manner. Such disruptions could adversely affect our business if it is not able to meet customer demands. In addition, some of our suppliers are located in China. Our access to suppliers in China may be limited or impaired as a result of tariffs or other government restrictions in response to geopolitical factors.
If we face supply constraints for any of the reasons described above, it may not be possible to obtain or increase supplies on acceptable terms, which may undermine our ability to satisfy customer demands in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build and supply necessary hardware components in sufficient volume. Identifying suitable suppliers can be an extensive process that requires us to become satisfied with our suppliers’ quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers would have an adverse effect on our business, financial condition and operating results.
If we are unable to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, our ability to compete and successfully grow our business would be adversely affected.
Our success depends, in part, on our continuing ability to identify, hire, train and retain highly qualified personnel. Any inability to do so effectively would adversely affect our business. Competition for employees is intense and the ability to attract, hire, train and retain them depends on our ability to provide competitive compensation. We may not be able to attract, hire or retain qualified personnel in the future, and any failure to do so would adversely affect our business, financial condition and financial results.

Some of our facilities are located in an active earthquake zone or in areas susceptible to wildfires and other severe weather events. An earthquake, wildfire or other natural disaster or resource shortage, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm our operations.
Our headquarters and largest facility is located in California, an active earthquake zone. The occurrence of a natural disaster such as an earthquake, drought, flood, fire (such as the recent extensive wildfires in California, Washington, Oregon and Colorado), localized extended outages of critical utilities (such as California’s public safety power shut-offs) or transportation systems, or any critical resource shortages could cause a significant interruption in our business, damage or destroy our facilities or inventory, or cause us to incur significant costs, any of which could harm our business, financial condition, and results of operations. Any insurance we maintain against such risks may not be adequate to cover losses in any particular case.
If we fail to retain current subscribers or add new subscribers, our business would be seriously harmed.
We had over 404,000 free and paid subscribers as of June 30, 2021. Our future revenue growth will depend in significant part on our ability to retain our existing customers and increase the number of our subscribers. Spatial data is an emerging market, and consumers may not adopt the use of spatial data or our platform on a widespread basis or on the timelines we anticipate. It is possible that our paid subscriber growth rate could decline over time if we achieve higher market penetration rates. If current and potential subscribers do not perceive our platform and products as useful, we may not be able to attract new subscribers or retain existing subscribers.
There are many factors that could negatively affect subscriber retention and growth, including if:

•	our competitors attempt to mimic our products, which could harm our subscriber engagement and growth;

•	we fail to introduce new products and services or those we introduce are poorly received;

•	we are unable to continue to develop products that work with a variety of mobile operating systems, networks, smartphones and computers;

•	there are changes in subscriber sentiment about the quality or usefulness of our existing products;

•	there are concerns about the privacy implications, safety, or security of our platform or products;

•
there are changes in our platform or products that are mandated by legislation, regulatory authorities or litigation, including settlements or consent decrees that adversely affect the subscriber’s experience;

•	technical or other problems frustrate subscribers’ experiences with our platform or products, particularly if those problems prevent us from delivering our products in a fast and reliable manner; or

•	we fail to provide adequate service to subscribers.
Decreases to our subscriber retention or growth could seriously harm our business and results of operation.
While we to date have not made material acquisitions, should we pursue acquisitions in the future, we would be subject to risks associated with acquisitions.
We may acquire additional assets, products, technologies or businesses that are complementary to our existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into our existing business would require attention from management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in significant cash expenditures, potentially dilutive issuances of equity securities, goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of acquired businesses. To date, we have no experience with material acquisitions and the integration of acquired assets, businesses and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations.
We may need to raise additional funds and these funds may not be available when needed.
We may need to raise additional funds in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or by obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or other loan transactions, we could face significant interest payments, covenants that restrict our business, or other unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.
We expect to incur research and development costs in developing new products, which could significantly reduce our profitability and may never result in revenue.
Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new projects that achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop, manufacture and introduce new products and enhance existing products. Our research and development (“R&D”) expense was approximately $17.7 million for the year ended December 31, 2020, and is expected to grow substantially in the future. Our R&D efforts may not produce successful results, and any of our new products may not achieve market acceptance, create additional revenue or become profitable.
We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses or if management identifies additional material weaknesses in the future or otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired.
In connection with the preparation of our consolidated financial statements as of and for the years ended December 31, 2020 and 2019, we identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

•
We did not design or maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with our accounting and reporting requirements. This material weakness contributed to the following additional material weaknesses.

•
We did not effectively design and maintain controls over the period-end
financial reporting process, to achieve complete, accurate and timely financial accounting, reporting and disclosures, including segregation of duties and adequate controls related to journal entries, account reconciliations and accounting for significant, or unusual transactions. This material weakness resulted in material audit adjustments to debt and derivatives, and immaterial audit adjustments to property and equipment, prepaid expenses, depreciation expense and SG&A expenses in the consolidated financial statements for the years ended December 31, 2020 and 2019.

•	We did not effectively design and maintain controls over information technology (“ IT ”) general controls for information systems that are relevant to the preparation of our consolidated financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to our financial applications, programs and data to appropriate personnel; (iii) computer operations controls to ensure that critical batch jobs are monitored, and data backups are authorized and monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

These IT deficiencies did not result in a material misstatement to our consolidated financial statements; however, when aggregated, these deficiencies could impact maintaining effective segregation of duties, as well as the effectiveness of
IT-dependent
controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports). Ineffective IT dependent controls could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.
Additionally, each of these material weaknesses could result in a misstatement of one or more account balances or disclosures that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. Ineffective internal controls over financial reporting could expose us to an increased risk of financial reporting fraud and the misappropriation of assets.
Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of the Common Stock. Failure could also subject us to potential delisting from the stock exchange on which we are listed or to other regulatory investigations and civil or criminal sanctions.
As a public company, we are required pursuant to Section 404 of the Sarbanes-Oxley Act to furnish a report by management on the effectiveness of our internal controls over financial reporting for each annual report on Form
10-K
to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by management in internal controls over financial reporting. Once we cease to be an emerging growth company, our independent registered public accounting firm will also be required to attest to the effectiveness of our internal controls over financial reporting in each annual report on Form
10-K
to be filed with the SEC. We will be required to disclose material changes made in our internal controls over financial reporting on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the stock exchange on which our securities are listed or other regulatory authorities, which would require additional financial and management resources.
Risks Related to Our Intellectual Property and Regulatory Issues
We received a voluntary request for information from the Division of Enforcement of the SEC in an investigation relating to certain sales and repurchases of our securities in the secondary market. Although we are cooperating fully with the request, we cannot predict the duration or ultimate resolution of the investigation, and cooperating with the request may require significant management time and resources, which could have an adverse effect on our business and financial position. We may from time to time be involved in lawsuits and other litigation matters that are expensive and time-consuming. If resolved adversely, lawsuits and other litigation matters could seriously harm our business.
On January 29, 2021, we received a voluntary request for information from the SEC relating to certain sales and repurchases of our securities in the secondary market. Although we are cooperating fully with the request, we cannot predict the duration or ultimate resolution of the investigation, and cooperating with the request may require significant management time and resources, which could have an adverse effect on our business and financial position. Additionally, we anticipate that we may from time to time be involved in lawsuits and other litigation matters. Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed on appeal, or we may decide to settle lawsuits on similarly unfavorable terms. Any such negative outcome could result in payments of substantial monetary damages or fines, or changes to our products or business practices, and accordingly our business could be seriously harmed.
Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches and interruption in service, which would harm our business.
Computer malware, viruses, physical or electronic
break-ins
and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on our systems in the future. Any successful attempts by cyber attackers to disrupt our services or systems could result in mandated user notifications, litigation, government investigations, significant fines and expenditures; divert management’s attention from operations; deter people from using our platform; damage our brand and reputation; and materially adversely affect our business and results of operations. Insurance may not be sufficient to cover significant expenses and losses related to cyber attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to avoid attacks that arise through computer systems of our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract subscribers.
We have not previously experienced, but may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If our services are unavailable when subscribers attempt to access them, they may seek other services, which could reduce demand for our solutions from target subscribers.
We have processes and procedures in place designed to enable us to recover from a disaster or catastrophe and continue business operations and has tested this capability under controlled circumstances. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect our business and financial results.
Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, or declines in customers or retention, any of which could seriously harm our business.
We are subject to a variety of laws and regulations in the United States and other countries relating to user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, consumer protection, taxation, and online-payment services. These laws can be particularly restrictive in countries outside the United States. Both in the United States and abroad, these laws and regulations constantly evolve and remain subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. These laws and regulations may result in investigations, claims, changes to our business practices, increased cost of operations, or declines in customer retention and growth, any of which could seriously harm our business.
Our products are highly technical and may contain undetected software bugs or hardware errors, which could manifest in ways that could seriously harm our reputation and our business.
Our products and services are highly technical and complex. Our platform and any products we may introduce in the future may contain undetected software bugs, hardware errors, and other vulnerabilities. These bugs and errors can manifest in any number of ways in our products and services, including through diminished performance, security vulnerabilities, malfunctions, or even permanently disabled products. We have a practice of rapidly updating our products and some errors in our products may be discovered only after a product has been shipped and used by customers. Any errors, bugs or vulnerabilities discovered in our code after release could damage our reputation, drive away customers, lower revenue, and expose us to damages claims, any of which could seriously harm our business.
We could also face claims for product liability, tort, or breach of warranty. In addition, our contracts with subscribers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and seriously harm our reputation and business. In addition, if our liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business could be seriously harmed.
Our future growth and success is dependent upon the continuing rapid adoption of spatial data.
Our future growth is highly dependent upon the adoption of spatial data by businesses and consumers. The market for spatial data is relatively new and rapidly evolving, characterized by rapidly changing technologies, competitive pricing and other competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors. Although demand for spatial data has grown in recent years, there is no guarantee that such growth will continue. If the market for spatial data develops more slowly than expected, or if demand for spatial data decreases, our business, prospects, financial condition and operating results would be harmed.
The spatial data market is characterized by rapid technological change, which requires us to continue to develop new services, products and service and product innovations. Any delays in such development could adversely affect market adoption of our products and services and could adversely affect our business and financial results.
Continuing technological changes in spatial data could adversely affect adoption of spatial data and/or our platform or products. Our future success will depend upon our ability to develop and introduce new capabilities and innovations to our platform and other existing product offerings, as well as introduce new product offerings, to address the changing needs of the spatial data market.
As the market for spatial data changes, we may need to upgrade or adapt our platform and introduce new products and services in order to serve our customers, which could involve substantial expense. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.
We cannot assure that any new products and services will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products and services that meet customer needs could damage our relationships with customers and lead them to seek alternative products or services. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause our subscribers to use our competitors’ products or services.
If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer needs on a timely basis, our platform and other products could lose market share, our revenue could decline, we may experience higher operating losses and our business and prospects could be adversely affected.
We may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive, and adversely affect our business.
Technology companies are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. From time to time, the holders of intellectual property rights may assert their rights and urge us to take licenses, and/or bring suits alleging infringement or misappropriation of such rights. There can be no assurance that we will be able to mitigate the risk of potential suits or other legal demands by such third parties. Although we may have meritorious defenses, there can be no assurance that we will be successful in defending against these allegations or in reaching business resolutions that are satisfactory to us. In addition, if we are determined to have infringed, or believe there is a high likelihood that we have infringed upon a third party’s intellectual property rights, we may be required to cease making, selling or incorporating key components or intellectual property into the products and services we offer, to pay substantial damages and/or royalties, to redesign our products and services, and/or to establish and maintain alternative branding. To the extent that our subscribers and business partners become the subject of allegations or claims regarding the infringement or misappropriation of intellectual property rights related to our products and services, we may be required to indemnify such subscribers and business partners. Even if we are not a party to any litigation between a subscriber or business partner and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in subsequent litigation in which we are a named party. If we are required to take one or more such actions, our business, prospects, brand, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.
With respect to any intellectual property rights claim, we may have to seek a license to continue operations that are found or alleged to violate such rights. Such licenses may not be available, or if available, may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive,
and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing
technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, results of operations and financial condition.
Our business may be adversely affected if we are unable to protect our spatial data technology and intellectual property from unauthorized use by third parties.
Our success depends, at least in part, on our ability to protect our core spatial data technology and intellectual property. To accomplish this, we rely on, and plan to continue relying on, a combination of patents, trade secrets, employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, our technology. Such agreements may not effectively prevent unauthorized use or disclosure of our confidential information, intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property or technology, and we may fail to consistently obtain, police and enforce such agreements. Failure to adequately protect our technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in revenue, which would adversely affect our business prospects, financial condition and operating results.
The measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	any patent applications we submit may not result in the issuance of patents;

•	the scope of issued patents may not be broad enough to protect proprietary rights;

•	any issued patents may be challenged by competitors and/or invalidated by courts or governmental authorities;

•	the costs associated with enforcing patents or other intellectual property rights may make aggressive enforcement impracticable;

•	current and future competitors may circumvent patents or independently develop similar proprietary designs or technologies; and

•	know-how and other proprietary information we purport to hold as a trade secret may not qualify as a trade secret under applicable laws.
Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, and effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult or impossible. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.
Changes to applicable U.S. tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.
We are a U.S. corporation that will be subject to U.S. corporate income tax on our worldwide operations. Moreover, most of our operations and customers are located in the United States, and as a result, we are subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on our business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us.
For example, on December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”), was signed into law, making significant changes to the U.S. Tax Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017, the elimination of carrybacks of net operating losses, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed
income and base erosion and anti-abuse tax. The TCJA could be subject to amendments and technical corrections, and is subject to interpretations and implementing regulations by the Treasury and IRS, any of which could mitigate or increase certain adverse effects of the legislation.
In addition to the impact of the TCJA on our federal income taxes, the TCJA may adversely affect our taxation in other jurisdictions, including with respect to state income taxes as state legislatures respond to the TCJA. Accordingly, there is uncertainty as to how the laws will apply in various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the TCJA that could result in changes to our global tax profile and materially adversely affect our business and future profitability.

As a result of plans to expand our business operations, including to jurisdictions in which tax laws may not be favorable, our tax rates may fluctuate, tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities and we may be subject to future changes in tax law, the impacts of which could adversely affect our after-tax
profitability and financial results.
In the event that our business expands domestically or internationally, our effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. law, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect our future effective tax rates include, but are not limited to, changes in tax laws or the regulatory environment, changes in accounting and tax standards or practices, changes in the composition of operating income by tax jurisdiction and pre-tax
operating results of our business.
We may be subject to significant income, withholding and other tax obligations in the United States and may become subject to taxation in numerous additional state, local and
non-U.S.
jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Our after-tax
profitability and financial results could be subject to volatility or be affected by numerous factors, including the following:

•	the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities,

•	changes in the valuation of deferred tax assets and liabilities, if any,

•	expected timing and amount of the release of any tax valuation allowances, the tax treatment of stock- based compensation,

•	changes in the relative amount of earnings subject to tax in the various jurisdictions,

•	the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions,

•	changes to existing intercompany structure (and any costs related thereto) and business operations,

•	the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions and

•	the ability to structure business operations in an efficient and competitive manner.
Outcomes from audits or examinations by taxing authorities could have an adverse effect on our after-tax
profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we does not prevail in any such disagreements, our profitability may be affected.
Our
after-tax
profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2020, we had $120.7 million of U.S. federal and $65.3 million of state net operating loss carryforwards available to reduce future taxable income. Certain of these carryforwards may be carried forward indefinitely for U.S. federal tax purposes, while others are subject to expiration beginning in 2031. It is possible that we will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain other attributes may be subject to significant limitations under Section 382 and Section 383 of the U.S. Tax Code, respectively, and similar provisions of state law. Under those sections of the U.S. Tax Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
net operating loss carryforwards and other
pre-change
attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by
“5-percent
shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not undertaken an analysis of whether the Business Combination constituted an “ownership change” for purposes of Section 382 and Section 383 of the U.S. Tax Code.
We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and we intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, which could make our Common Stock less attractive to investors and may make it more difficult to compare performance with other public companies.
We are an emerging growth company (“EGC”) as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find the Common Stock less attractive because we will continue to rely on these exemptions. If some investors find the Common Stock less attractive as a result, there may be a less active trading market for the Common Stock, and the stock price may be more volatile.
An EGC may elect to delay the adoption of new or revised accounting standards, and under Section 102(b)(2) of the JOBS Act, we have elected to delay adoption of new or revised accounting standards until those standards apply to non-public
business entities. As a result, the financial statements contained in this prospectus and those that we will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.
We are also a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates
is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates
is less than $700 million. If we are a smaller reporting company at the time we cease to be an EGC, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form
10-K
and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of clause (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.
We will incur significantly increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.
We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 thereof, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if we identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect our reputation or investor perceptions. In addition, we will purchase directors’ and officers’ liability insurance, which has substantial premiums. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
Privacy concerns and laws, or other regulations, may adversely affect our business.
State and local governments and agencies in the jurisdictions in which we operate, and in which our subscribers operate or reside, have adopted or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers, which could impact our ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction and are particularly stringent in Europe. The costs of compliance with, and other burdens imposed by, laws, regulations, standards and other obligations relating to privacy, data protection and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of our products and services, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or any of our employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, we may damage our reputation and brand.
Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance,
and limitations on data collection, use, disclosure, and transfer for us and our subscribers. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions in connection with the CCPA. Although we initiated a compliance program designed to ensure CCPA compliance after consulting with outside privacy counsel, we may remain exposed to ongoing legal risks related to CCPA and any amendments that may be made since the California Privacy Rights Act was approved by voters in the November 2020 election.
The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information.
In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that we will meet voluntary certifications or adhere to other standards established by them or third parties. If we are unable to maintain these certifications or meet these standards, we could reduce demand for our solutions and adversely affect our business.

Failure to comply with laws relating to employment could subject us to penalties and other adverse consequences.
We are subject to various employment-related laws in the jurisdictions in which our employees are based. We face risks if we fail to comply with applicable United States federal or state employment laws, or employment laws applicable to our employees outside of the United States. In addition, we implemented a reduction in force and furloughed employees in 2020, and the attendant layoffs and/or furloughs could create an additional risk of claims being made on behalf of affected employees. Any violation of applicable wage laws or other employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations, and damages or penalties which could have a materially adverse effect on our reputation, business, operating results and prospects. In addition, responding to any such proceedings may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.
Provisions in the Amended and Restated Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.
The Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, and subject to the Court of Chancery of the State of Delaware having subject matter jurisdiction or personal jurisdiction over the parties named as defendants therein, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of us;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our stockholders;

•
any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; or

•	any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine.
This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Notwithstanding the foregoing, this exclusive forum provision will apply to other state and federal law claims including actions arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this exclusive forum provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive forum provision contained in the Amended and Restated Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we have been and may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
The Warrants are being accounted for as liabilities and are being recorded at fair value upon issuance with changes in fair value each period reported in our earnings. The changes in value of the Warrants could have an adverse effect on the market price of our Common Stock and/or an adverse effect on our financial results.
In light of the staff of the SEC issuing the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“
SPACs
”) (the “
SEC Staff Statement
”) and guidance in ASC
815-40,
GHVI management evaluated the terms of the Warrants issued in connection with the GHVI IPO, including the Private Placement Warrants and the Public Warrants, and concluded that the Warrants include provisions that, based on the SEC Staff Statement, preclude the Warrants from being classified as components of equity. As described in the GHVI financial statements included in the financial section of this prospectus, these Warrants are being accounted for as a derivative liability and are recording that liability at fair value upon issuance and are recording any subsequent changes in fair value as of the end of each period for which earnings are reported, as determined based upon a valuation report obtained from an independent third-party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of their Common Stock and/or our financial results.
Additionally, in connection with the evaluation of the Warrants in connection with the SEC Staff Statement, GHVI management reassessed the effectiveness of its disclosure controls and procedures as of December 31, 2020 and for the period from June 29, 2020 (inception) through December 31, 2020, as well as the financial data as of December 15, 2020 (collectively, the “
Affected Periods
”) and concluded that, due to the industry-wide

issues and related insufficient risk assessment of the underlying accounting for certain instruments, the GHVI disclosure controls and procedures were not effective. Moreover, GHVI management reassessed the effectiveness of their disclosure controls and procedures as of March 31, 2021 and, in light of the SEC Staff Statement, concluded that the management’s disclosure controls and procedures for such period were not effective. Further, GHVI management has determined that there was an insufficient risk assessment of the underlying accounting for certain financial instruments to be a material weakness in our internal control over financial reporting. While GHVI has processes to identify and appropriately apply applicable accounting requirements, GHVI management plans to enhance their system of evaluating and implementing the accounting standards that apply to their financial statements, including through enhanced analyses by GHVI personnel and third-party professionals with whom they consulted with regarding complex accounting applications. The elements of GHVI management’s remediation plan can only be accomplished over time, and can offer no assurance that these initiatives will ultimately have the intended effects. If GHVI management is unable to develop and maintain an effective system of internal control over financial reporting, GHVI may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in GHVI and materially and adversely affect the GHVI business and operating results.
GHVI have restated the financial statements as of December 31, 2020 and for the period from June 29, 2020 (inception) through December 31, 2020, as well as the financial data as of December 15, 2020, which may lead to additional risks and uncertainties, including loss of investor confidence and negative impacts on our stock price.
On May 17, 2021, GHVI management concluded that the prior accounting for the Warrants incorrectly reflected them as components of equity instead of as liabilities, and as a result thereof, the previous financial statements for the Affected Periods should no longer be relied upon. As a result, GHVI restated the financial statements for the Affected Periods. The issues identified were all noncash and did not impact our cash flows or cash for the Affected Periods or the year ended December 31, 2020. As a result of the foregoing matters, GHVI management may become subject to additional risks and uncertainties, including, among others, unanticipated costs for accounting and legal fees, the increased possibility of legal proceedings, shareholder lawsuits, governmental agency investigations, and inquiries by the Nasdaq Stock Market or other regulatory bodies, which could cause investors to lose confidence in GHVI reported financial information and could subject GHVI to civil or criminal penalties, shareholder class actions or derivative actions. GHVI could face monetary judgments, penalties or other sanctions that could have a material adverse effect on our business, financial condition and results of operations and could cause the GHVI stock price to decline. If any such actions occur, they will, regardless of the outcome, consume a significant amount of GHVI management’s time and attention and may result in additional legal, accounting, insurance and other costs. If GHVI does not prevail in any such proceedings, GHVI could be required to pay damages or settlement costs. In addition, the restatement and related matters could impair GHVI’s reputation. Each of these occurrences could have a material adverse effect on GHVI’s business, results of operations, financial condition and stock price.
Risks Related to Ownership of Our Common Stock and Our Warrants
Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of our Common Stock.
Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond our control. Our results may vary from period to period as a result of fluctuations in the number of subscribers using our products as well as fluctuations in the timing and amount of our expenses. As a result, comparing our results of operations on a period-to-period
basis may not be meaningful, and the results of any one period should not be relied on as an indication of future performance.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

•	our ability to attract new subscribers and retain existing subscribers, including in a cost-effective manner;

•	our ability to accurately forecast revenue and losses and appropriately plan our expenses;

•	the timing of new product introductions, which can initially have lower gross margins;

•	the effects of increased competition on our business;

•	our ability to successfully maintain our position in and expand in existing markets as well as successfully enter new markets;

•	our ability to protect our existing intellectual property and to create new intellectual property;

•	supply chain interruptions and manufacturing or delivery delays;

•	the length of the installation cycle for a particular location or market;

•	the impact of COVID-19 on our workforce, or those of our customers, suppliers, vendors or business partners;

•	disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel; and

•	the impact of, and changes in, governmental or other regulation affecting our business.
Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on our stock price.
The market price and trading volume of Common Stock may be volatile and could decline significantly.
The stock markets, including Nasdaq, on which we list our shares of Common Stock under the symbol “MTTR,” have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Common Stock, the market price of Common Stock may be volatile and could decline significantly. In addition, the trading volume in Common Stock may fluctuate and cause significant price variations to occur. If the market price of Common Stock declines significantly, you may be unable to resell your shares at an attractive price (or at all). We cannot assure you that the market price of Common Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;

•	publication of research reports about us;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•
other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing
COVID-19
public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.
The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Future issuances of debt securities and equity securities may adversely affect us, including the market price of the Common Stock and may be dilutive to existing stockholders.
In the future, we may incur debt or issue equity-ranking senior to the Common Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Common Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of Common Stock and be dilutive to existing stockholders.

Our warrants are exercisable for common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Outstanding warrants to purchase an aggregate of 11,350,000 shares of common stock will become exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will become exercisable at any time commencing 12 months after the completion of the GHVI IPO. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
There is no guarantee that the warrants will ever be in the money, and they may expire worthless.
The exercise price for our warrants is $11.50 per share of common stock. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.
You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.
The Warrant Agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement, (ii) adjusting the provisions relating to cash dividends on common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of common stock purchasable upon exercise of a warrant.
The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.
The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This
choice-of-forum
provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock recapitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the

date on which we give proper notice of such redemption to the warrants holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

USE OF PROCEEDS
All of the shares of common stock and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $130.5 million, but will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of common stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and, prior to the Business Combination, GHVI had not paid any dividends on its common stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” refers to Matterport, Inc. and its subsidiaries after the Closing and Gores Holdings VI, Inc. prior to the Closing.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786 “Amendments
to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of the Company and Legacy Matterport adjusted to give effect to the Business Combination, PIPE Investment and the other related events contemplated by the Merger Agreement.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021, combines the historical balance sheet of the Company as of June 30, 2021 with the historical condensed consolidated balance sheet of Legacy Matterport as of June 30, 2021 on a pro forma basis as if the Business Combination, the PIPE Investment and the other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on June 30, 2021.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical statement of operations of the Company for the six months ended June 30, 2021, and the historical condensed consolidated statement of operations of Legacy Matterport for the six months ended June 30, 2021, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from June 29, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Legacy Matterport for the year ended December 31, 2020, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2020.
The unaudited pro forma condensed balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on June 30, 2021, nor is it indicative of the financial condition of the Post-Combination Company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position of the combined company would have been had the Business Combination, the PIPE Investment and other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this prospectus:

•
the historical unaudited financial statements of the Company as of and for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form
10-Q
filed with the SEC on August 16, 2021 and incorporated herein by reference and the historical audited financial statements of the Company as of the year ended December 31, 2020 and for the period from June 29, 2020 (inception) through December 31, 2020 on Form
10-K/A
filed with the SEC on May 18, 2021 and incorporated herein by reference;

•
the historical unaudited condensed consolidated financial statements of Legacy Matterport as of and for the six months ended June 30, 2021 and the historical audited consolidated financial statements of Legacy Matterport as of and for the year ended December 31, 2020, which are included in this prospectus;

•	other information relating to the Company and Legacy Matterport included in this prospectus; and

•	the section titled “ Management’s Discussion and Analysis of Financial Condition and Results of Operations ” and other financial information included in this prospectus.
Description of the Business Combination
Pursuant to the Merger Agreement, First Merger Sub merged with and into Legacy Matterport, with Legacy Matterport continuing as the Surviving Corporation, and immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into Second Merger Sub, with Second Merger Sub continuing as the Surviving Entity and a wholly-owned subsidiary of the Company, under the name “Matterport Operating, LLC.” Upon the Closing, each share of Matterport Stock was converted into the right to receive a number of shares of Class A Stock, equal to the Per Share Matterport Stock Consideration, and each share of Matterport Preferred Stock was automatically converted into the right to receive a number of shares of Class A Stock equal to the Per Share Matterport Stock Consideration multiplied by the number of shares of Matterport Stock issuable upon conversion of such share of Matterport Preferred Stock as of immediately prior to the closing of the First Merger.
The aggregate consideration paid to Legacy Matterport stockholders in connection with the Business Combination (excluding any potential
Earn-Out
Shares), was 218,875,000 shares. The Per Share Matterport Stock Consideration was equal to approximately 4.1193.
The Business Combination occured based on the following transactions contemplated by the
Merger Agreement:

•
each issued and outstanding share of Matterport Preferred Stock was canceled and converted into the right to receive an aggregate number of shares of Class A Stock equal to the Per Share Matterport Preferred Stock Consideration;

•	each Matterport Warrant was exercised in full in exchange for the issuance of shares of Matterport Stock to the holder of such Matterport Warrant;

•
each issued and outstanding share of Matterport Stock (including the items mentioned in above points) was canceled and converted into the right to receive an aggregate number of shares of Class A Stock equal to the Per Share Matterport Stock Consideration;

•
each outstanding vested and unvested Matterport Stock Option was converted into a Rollover Option, exercisable for shares of Class A Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Matterport Stock Consideration; and

•
each outstanding and unvested Matterport RSU was converted into a Rollover RSU for shares of Class A Stock with the same terms except for the number of shares, which were adjusted using the Per Share Matterport Stock Consideration.

Other related events that took place in connection with the Business Combination are summarized below:

•	The issuance and sale of 29,500,000 shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $295.0 million pursuant to the PIPE Investment.

•
Matterport Stockholders and holders of Matterport Stock Options and Legacy Matterport RSUs are also entitled to receive a number of
Earn-Out
Shares comprising up to 23,460,000 shares of Class A Stock in the aggregate. There are six distinct tranches of
Earn-Out
Shares, each of which will be issued if the daily volume weighted average price (based on such trading day) of one share of Class A Stock exceeds a certain threshold specified for such tranche in the Merger Agreement for a period of at least 10 days out of 30 consecutive trading days during the period beginning on the 180th day following the Closing and ending on the fifth anniversary of such date (the
“Earn-Out
Period”). If the applicable triggering event is achieved for a tranche, the Company will account for the
Earn-Out
Shares for such tranche as issued and outstanding Class A Stock. Any
Earn-Out
Shares issuable to any holder of Matterport Stock Options and Matterport RSUs in respect of such Matterport Stock Options and Matterport RSUs shall be issued to such holder only if such holder continues to provide services (whether as an employee, director or individual independent contractor) to the Post-Combination Company through the date of the occurrence of the corresponding triggering event (or acceleration event, if applicable) that causes such
Earn-Out
Shares to become issuable. Any
Earn-Out
Shares that are forfeited pursuant to the preceding sentence shall be reallocated to the other Matterport Stockholders who remain entitled to receive
Earn-Out
Shares in accordance with their respective
Earn-Out
pro rata shares. As the
Earn-Out
triggering events have not yet been achieved, the
Earn-Out
Shares are contingently issuable and not reflected in the pro forma financial information.

•
Pursuant to the terms of the Sponsor agreement, sponsor warrants are not exercisable until December 15, 2021, which is 12 months from the closing of the Company’s IPO, and will expire on July 22, 2026, which is five years after the Closing.

Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Legacy Matterport has been determined to be the accounting acquirer, primarily due to the fact that Matterport Stockholders continue to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Matterport issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Matterport in future reports of the Post-Combination Company. The post-closing accounting treatment of the Company Warrants are treated as and are reflected in the historical financial information of the Company as liability classified instruments.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X as
amended by the final rule, Release
No. 33-10786 “Amendments
to Financial Disclosures about Acquired and Disposed Businesses”. Release
No. 33-10786 replaces
the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this prospectus and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The following summarizes the consideration (excluding the
Earn-Out
Shares):

(in thousands, except for share amounts)
Shares transferred at the Closing (1)	218,875,000
Value per share (2)	10.00

Total Aggregate Company Stock Consideration	$2,188,750

(1)
The number of outstanding shares in the table above assumes the issuance of approximately 49.4 million shares of Class A Stock underlying Rollover Options and Rollover RSUs that do not represent legally outstanding shares of Class A Stock at the Closing.

(2)	Aggregate Company Stock Consideration is calculated using a $10.00 reference price. The closing share price on the date of the Closing was $14.47.
The unaudited pro forma condensed combined financial information reflects the Company stockholders’ approval of the Business Combination on July 22, 2021 and the redemption of 93,917 shares of the Company’s Class A Stock at approximately $10.00 per share based on trust account figures prior to the Closing on July 22, 2021 for an aggregate payment of $0.9 million.
The following summarizes the pro forma shares of Post-Combination Common Stock issued and outstanding at the Closing:

	Shares	%
Class A Stock issued to Legacy Matterport Stockholders (1)(2)	169,425,466	70.0
Public Stockholders	34,406,083	14.2
Initial Stockholders’ Class F Stock (3)	8,625,000	3.6
PIPE Investors (4)	29,500,000	12.2

Pro Forma Common Stock (5)	241,956,549	100.0

(1)
Excludes 23.5 million shares of Class A Stock in
Earn-Out
Shares as they are not issuable until 180 days after the Closing and are contingently issuable based upon the triggering events that have not yet been achieved.

(2)
The number of outstanding shares in the table above does not assume the issuance of approximately 49.4 million shares of Class A Stock underlying Rollover Options and Rollover RSUs that do not represent legally outstanding shares of Class A Stock at the Closing.

(3)
Excludes 4,079,000 shares of Class A Stock purchased under the Sponsor Subscription Agreement and excludes 15,000 shares of Class A Stock purchased by the Initial Stockholders (excluding the Sponsor) in the PIPE Investment.

(4)
Includes the Initial Stockholders’ ownership of 4,079,000 shares of Class A Stock purchased under the Sponsor Subscription Agreement and includes 15,000 shares of Class A Stock purchased by the Initial Stockholders (excluding the Sponsor) in the PIPE Investment.

(5)	Excludes Warrants issued in connection with the Company’s IPO as such securities are not exercisable until December 15, 2021, which is 12 months from the closing of the Company’s IPO.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	As of June 30, 2021					As of June 30, 2021
	Legacy Matterport (Historical)	Gores Holding V1 (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash	$42,281	$382	$345,031	(A	)	$647,072
			(21,830)	(B	)
			(8,215)	(C	)
			(4,638)	(D	)
			295,000	(E	)
			(939)	(N	)
Restricted cash	400	—	—			400
Accounts receivable, net	6,692	—	—			6,692
Inventories	2,622	—	—			2,622
Prepaid expenses and other current assets	3,810	696	—			4,506

Total current assets	55,805	1,078	604,409			661,292
Non-current assets:
Deferred tax asset	—	—	—			—
Investments and cash held in Trust Account	—	345,031	(345,031)	(A	)	—
Property and equipment, net	9,373	—	—			9,373
Other long-term assets	6,352	—	(3,977)	(C	)	2,375

Total non-current assets	15,725	345,031	(349,008)			11,748

TOTAL ASSETS	$71,530	$346,109	$255,401			$673,040

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,903	$—	$—			$4,903
State franchise tax	—	78	(22)	(D	)	56
Related party note	—	1,100	(1,100)	(D	)	—
Current portion of long-term debt	8,427	—	—			8,427
Deferred revenue	7,667	—	—			7,667
Public warrants derivative liability	—	41,331	—			41,331
Private warrants derivative liability	—	26,656	—			26,656
Accrued expenses and other current liabilities	10,739	3,633	(2,773)	(C	)	8,083
			(3,516)	(D	)

Total current liabilities	31,736	72,798	(7,411)			97,123
Non-current liabilities:
Long-term debt	2,034	—	—			2,034
Deferred revenue, non-current	260	—	—			260
Deferred underwriting compensation	—	12,075	(12,075)	(B	)	—
Earn-out liabilities	—	—	227,007	(L	)	227,007
Other liabilities	293	—	—			293

Total non-current liabilities	2,587	12,075	214,932			229,594

Total liabilities	34,323	84,873	207,521			326,717

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	As of June 30, 2021					As of June 30, 2021
	Legacy Matterport (Historical)	Gores Holding V1 (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
Commitments and contingencies:
Common stock subject to possible redemption	—	345,000	(345,000)	(F	)	—
Redeemable convertible preferred stock	164,168	—	(164,168)	(G	)	—
Stockholders’ equity (deficit):
Legacy Matterport Common Stock	10	—	31	(G	)	—
			(41)	(I	)
Class A Stock	—	—	3	(E	)	24
			3	(F	)
			1	(H	)
			17	(I	)
Class F Stock	—	1	(1)	(H	)	—
Additional paid-in capital	11,948	—	(1,750)	(B	)	498,630
			(8,877)	(C	)
			294,997	(E	)
			344,997	(F	)
			164,137	(G	)
			24	(I	)
			8,059	(J	)
			(91,770)	(K	)
			(227,007)	(L	)
			4,811	(M	)
			(939)	(N	)
Accumulated other comprehensive income	160	—	—			160
Accumulated deficit	(139,079)	(83,765)	(8,005)	(B	)	(152,491)
			(542)	(C	)
			(8,059)	(J	)
			91,770	(K	)
			(4,811)	(M	)

Total stockholders’ equity (deficit)	(126,961)	(83,764)	557,048			346,323

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$71,530	$346,109	$255,401			$673,040

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2021					For the Six Months Ended June 30, 2021
	Legacy Matterport (Historical)	Gores Holding VI (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
Revenue:
Subscription	$29,081	$—	$—			$29,081
License	4,359	—	—			4,359
Services	5,568	—	—			5,568
Product	17,424	—	—			17,424

Total revenue	56,432	—	—			56,432

Costs of revenue:
Subscription	6,635	—	81	(AA	)	6,760
			44	(BB	)
Services	4,325	—	46	(AA	)	4,411
			40	(BB	)
Product	10,930	—	141	(AA	)	11,121
			50	(BB	)

Total costs of revenue	21,890	—	402			22,292

Gross profit	34,542	—	(402)			34,140

Operating expenses:
Research and development	13,115	—	1,329	(AA	)	16,208
			1,764	(BB	)
Selling, general, and administrative	29,559	—	4,206	(AA	)	36,678
			2,913	(BB	)
Professional fees	—	4,625	—			4,625
State franchise tax	—	100	—			100
Change in fair value of warrant liability	—	49,827	—			49,827

Total operating expenses	42,674	54,552	10,212			107,438

Loss from operations	(8,132)	(54,552)	(10,614)			(73,298)
Other income (expense):
Interest income	22	22	(22)	(CC	)	22
Interest expense	(585)	—	—			(585)
Other (expense) income, net	(347)	—	—			(347)

Total other income (expense)	(910)	22	(22)			(910)

Loss before provision for (benefit from) income taxes	(9,042)	(54,530)	(10,636)			(74,208)
Provision for (benefit from) income taxes	39	26	(26)	(DD	)	39

Net loss attributable to common stockholders	$(9,081)	$(54,556)	$(10,610)			$(74,247)

Weighted average shares outstanding—Common stock	9,829,416
Common stock—basic and diluted	$(0.92)
Weighted average shares outstanding—Class A		34,500,000				241,956,549
Class A Stock—basic and diluted [See Note 3]		$(1.27)				$(0.31)
Weighted average shares outstanding—Class F		8,625,000
Class F Stock—basic and diluted		$(1.27)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	For the Year Ended December 31, 2020					For the Year Ended December 31, 2020
	Legacy Matterport (Historical)	Gores Holding VI (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
Revenue:
Subscription	$41,558	$—	$—			$41,558
License	3,500	—	—			3,500
Services	7,702	—	—			7,702
Product	33,124	—	—			33,124

Total revenue	85,884	—	—			85,884

Costs of revenue:
Subscription	11,445	—	732	(AA	)	12,177
License	69	—	3	(AA	)	72
Services	6,131	—	328	(AA	)	6,459
Product	20,300	—	1,313	(AA	)	21,613

Total costs of revenue	37,945	—	2,376			40,321

Gross profit	47,939	—	(2,376)			45,563

Operating expenses:
Research and development	17,710	—	14,954	(AA	)	32,664
Selling, general, and administrative	41,791	—	44,351	(AA	)	94,201
			8,059	(BB	)
Professional fees	—	78	—			78
State franchise tax	—	55	—			55
Warrant liability expense	—	795	—			795
Allocated expense for warrant issuance cost	—	608	542	(CC	)	1,150

Total operating expenses	59,501	1,536	67,906			128,943

Loss from operations	(11,562)	(1,536)	(70,282)			(83,380)
Other income (expense):
Interest income	19	8	(8)	(DD	)	19
Interest expense	(1,501)	—	—			(1,501)
Other (expense) income, net	(900)	—	—			(900)

Total other income (expense)	(2,382)	8	(8)			(2,382)
Loss before provision for (benefit from) income taxes	(13,944)	(1,528)	(70,290)			(85,762)
Provision for (benefit from) income taxes	77	(27)	27	(EE	)	77

Net loss attributable to common stockholders	$(14,021)	$(1,501)	$(70,317)			$(85,839)

Weighted average shares outstanding—Common stock	7,972,543
Common stock—basic and diluted	$(1.76)
Weighted average shares outstanding—Class A		3,170,550				241,956,549
Class A Stock—basic and diluted [See Note 3]		$(2.14)				$(0.35)
Weighted average shares outstanding—Class F		11,457,666
Class F Stock—basic and diluted		$(2.14)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Legacy Matterport has been determined to be the accounting acquirer, primarily due to the fact that Matterport Stockholders continue to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Matterport issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Matterport in future reports of the Post-Combination Company. The post-closing accounting treatment of the Company Warrants are treated as and are reflected in the historical financial information of the Company as liability classified instruments.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination, PIPE Investment, and the other related events contemplated by the Merger Agreement as if consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical statement of operations of the Company for the six months ended June 30, 2021, and the historical condensed consolidated statement of operations of Legacy Matterport for the six months ended June 30, 2021, giving pro forma effect to the Business Combination, PIPE Investment, and other related events contemplated by the Merger Agreement as if consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from June 29, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Legacy Matterport for the year ended December 31, 2020, giving pro forma effect to the Business Combination, PIPE Investment, and other related events contemplated by the Merger Agreement as if consummated on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s unaudited balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021, included in this prospectus; and

•	Legacy Matterport’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021, included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes; and

•	Legacy Matterport’s unaudited condensed consolidated statements of operations for the six months ended June 30, 2021 and the related notes included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s audited statement of operations for the period from June 29, 2020 (inception) to December 31, 2020 and the related notes; and

•	Legacy Matterport’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this prospectus and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
Total one-time direct
and incremental transaction costs (i.e. “Transaction costs”) incurred prior to, or concurrent with, the Closing were allocated between common stock issued and other equity instruments currently classified as liabilities (i.e. private placement warrants and public warrants) on a relative fair value basis. Transaction costs allocable to common stock issued are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Legacy Matterport’s additional paid-in capital
and are assumed to be cash settled. Transaction costs allocable to issued warrants classified as liabilities are charged to the unaudited pro forma condensed combined statement of operations and are assumed to be cash settled.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the liquidation and reclassification of $345.0 million of investments held in the Trust Account to cash and cash equivalents that become available upon the Closing.

(B)
Reflects the payment of $12.1 million of deferred underwriters’ fees incurred during the Company’s IPO due upon the Closing and the Company’s total preliminary estimated advisory, legal, and accounting fees and other professional fees of $9.8 million. This includes the Company’s $1.8 million in transaction cost in connection with PIPE Investment, which has been recorded as a reduction to additional paid-in
capital. The remaining $8.0 million transaction costs have been reflected as an adjustment to the accumulated deficit.

(C)
Reflects Legacy Matterport’s total advisory, legal, and accounting fees and other professional fees of $9.4 million incurred prior to, or concurrent with the Closing, including $2.8 million that was recorded in accrued expenses and $1.2 million that was paid as of June 30, 2021. These expected transaction costs are in connection with the Closing and related transactions and are deemed to be direct and incremental costs of the Business Combination, $8.9 million of which have been allocable to common stock issued and recorded as a reduction to additional paid-in
capital and the remaining $0.5 million allocable to issued warrants classified as liabilities have been charged to the unaudited pro forma condensed combined statement of operations.

(D)	Reflects the settlement of the Company’s historical liabilities that were settled upon the Closing.

(E)
Reflects the proceeds of $295.0 million from the issuance and sale of 29.5 million shares of Class A Stock at $10.00 per share pursuant to the PIPE Investment. Please refer to tickmark (B) for transaction costs related to PIPE Investment.

(F)	Reflects the reclassification of Class A Stock subject to possible redemption to permanent equity immediately prior to the Closing.

(G)	Reflects the conversion of Matterport Preferred Stock into Matterport Stock pursuant to the applicable conversion rate effective immediately prior to the Closing.

(H)	Reflects the conversion of Class F Stock into Class A Stock in connection with the Closing.

(I)	Reflects the recapitalization of common stock between Matterport Stock, Class A Stock, and additional paid-in capital.

(J)	Reflects the incremental stock-based compensation expense upon acceleration of vesting of stock options issued to R.J. Pittman, Chief Executive Officer, upon the Closing.

(K)	Reflects the elimination of the Company’s historical retained earnings.

(L)	Reflects the fair value of the Earn-Out Shares contingently issuable and recorded as Earn-Out Liabilities as of the Closing. For further information, please refer to Note 4.

(M)	Reflects the incremental stock-based compensation expense for Matterport RSU awards which have met the service and performance-based vesting conditions upon the Closing.

(N)
Represents the cash disbursed to redeem 93,917 shares of Class A Stock for $0.9 million allocated to common stock and APIC, using a par value of $0.0001 per share at a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2021
The adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 are as follows:

(AA)
Reflects the incremental stock-based compensation expense for
Earn-Out
shares contingently issuable to the holders of Matterport Stock Options and Matterport RSUs as of the Closing, who have a continuing employment requirement. For further details, refer to Note 4.

(BB)	Reflects the incremental stock-based compensation expense for Matterport RSU awards issuable to the employees who have met the service and performance-based vesting conditions upon the Closing.

(CC)	Reflects the elimination of interest income on the Trust Account.

(DD)
The adjustment takes into consideration if recognition of deferred tax assets is appropriate when the realization of these assets is more likely than not. Based upon the weight of all available evidence, with a primary focus on Legacy Matterport’s history of recent losses, Legacy Matterport has concluded that it is not more likely than not that the recorded deferred tax assets will be realized. As a result, the tax effect of the Transactions is recorded at no tax expense or benefit to Legacy Matterport. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Legacy Matterport filed consolidated income tax returns during the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations the Year Ended December 31, 2020
The adjustments included in the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 are as follows:

(AA)
Reflects the incremental stock-based compensation expense for
Earn-Out
shares to be issued to the holders of Legacy Matterport Stock Options and Legacy Matterport RSUs, who have a continuing employment requirement. For further details, refer to Note 4.

(BB)	Reflects the incremental stock-based compensation expense upon acceleration of vesting of stock options issued to R.J. Pittman, Chief Executive Officer, upon the Closing.

(CC)	Reflects the transaction costs allocable to issued warrants classified as liabilities in connection with the Closing. Refer to Note 1 for more information.

(DD)	Reflects the elimination of interest income on the Trust Account.

(EE)
The adjustment takes into consideration if recognition of deferred tax assets is appropriate when the realization of these assets is more likely than not. Based upon the weight of all available evidence, with a primary focus on Legacy Matterport’s history of recent losses, Legacy Matterport has concluded that it is not more likely than not that the recorded deferred tax assets will be realized. As a result, the tax effect of the Transactions is recorded at no tax expense or benefit to Legacy Matterport. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Legacy Matterport filed consolidated income tax returns during the period presented.

3.	Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, and other related events, assuming the shares were outstanding since January 1, 2020. As the Business Combination, PIPE Investment and other related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period presented.
The unaudited pro forma condensed combined financial information has been prepared based on the following information:

(in thousands, except share and per share data)	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(74,247)	$(85,839)
Weighted average shares outstanding of Class A Stock	241,956,549	241,956,549
Net loss per share of Class A Stock-basic and diluted	$(0.31)	$(0.35)

Weighted average shares outstanding—basic and diluted
Class A Stock issued to Legacy Matterport Stockholders	169,425,466	169,425,466
Public Stockholders	34,406,083	34,406,083
Initial Stockholders	8,625,000	8,625,000
PIPE Investors	29,500,000	29,500,000

Total	241,956,549	241,956,549

The following potentially dilutive outstanding securities were excluded from the computation of proforma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Rollover Options and Rollover RSUs	49,449,084	49,449,084
Earn-Out shares	23,500,000	23,500,000
Company’s private placement and public warrants	11,350,000	11,350,000

4.	Earn-Out Shares
The
Earn-Out
Shares issuable to holders of Matterport Stock Options and Matterport RSUs are expected to be accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. Subsequent forfeiture and reallocation, if any, of such
Earn-Out
Shares issuable to holders of Matterport Stock Options and Matterport RSUs are expected to be recorded as stock-based compensation expense for reallocation to holders of Matterport Stock Options and Matterport RSUs and as a liability for reallocation to Matterport Stockholders, other than holders of Matterport Stock Options and Matterport RSUs (“
Other Matterport Stockholders
”). The
Earn-Out
Shares to Other Matterport Stockholders are expected to be accounted for as liability classified equity instruments that are earned upon achieving the applicable triggering event, which includes events that are not indexed to the common stock of the Post-Combination Company.
The fair value of the
Earn-Out
Shares to Other Matterport Stockholders is $227.0 million, which is recorded as
Earn-Out
liability. The estimated fair value of the
Earn-Out
Shares issuable to holders of Matterport Stock Options and Matterport RSUs is $67.8 million, of which $5.8 and $61.9 million were recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively.
The fair values of the
Earn-Out
Shares were determined by using a Monte Carlo simulation model implemented in a risk-neutral valuation framework. Assumptions used in the valuation were as follows:
Current stock price
: the current stock price was set at $14.47 per share for Class A Stock based on the closing price as of the valuation date of July 22, 2021, which was the date of the Closing.
Expected volatility
: volatility was determined using the historical volatility of the Company’s Public Warrants corresponding to the expected term of the awards.
Risk-free interest rate
: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected term of the
Earn-Out
Period.
Expected term
: The expected term assumes six months until the Closing plus the five year term of the
Earn-Out
Period.
Expected dividend yield
: The expected dividend yield is zero as Legacy Matterport has never declared or paid cash dividends and has no current plans to do so during the expected term.

BUSINESS
Matterport is the world’s leading platform for the digitization and datafication of the built world. We believe the digital transformation of the built world will fundamentally change the way people interact with buildings and the physical spaces around them.
Since our founding in 2011, Matterport’s pioneering technology has set the standard for digitizing, accessing and managing buildings, spaces and places online. Our platform’s innovative software, spatial data- driven data science, and 3D capture technology have broken down the barriers that have kept the largest asset class in the world, buildings and physical spaces, offline and underutilized for many years. We believe the digitization and datafication of the built world will continue to unlock significant operational efficiencies and property values, and that Matterport is the platform to lead this enormous global transformation.
The world is rapidly moving from offline to online. Digital transformation has made a powerful and lasting impact across every business and industry today. According to International Data Corporation, or IDC, approximately 65% of global GDP will be digitized by 2022 and over $6.8 trillion of direct investments will be made on digital transformation from 2020 to 2023. With this secular shift, there is also growing demand for the built world to transition from physical to digital. Nevertheless, the vast majority of buildings and spaces remain offline and undigitized. The global building stock, estimated by Savills to be $228 trillion in total property value as of 2017, remains largely offline today, and we estimate that less than 0.1% is penetrated by digital transformation.
Matterport was among the first to recognize the increasing need for digitization of the built world and the power of spatial data, the unique details underlying buildings and spaces, in facilitating the understanding of buildings and spaces. In the past, technology advanced physical road maps to the data-rich, digital maps and location services we all rely on today. Matterport now digitizes buildings, creating a data-rich environment to vastly increase our understanding and the full potential of each and every space we capture. Just as we can instantly, at the touch of a button, learn the fastest route from one city to another, or locate the nearest coffee shops, Matterport’s spatial data for buildings unlocks a rich set of insights and learnings about properties and spaces worldwide. In addition, just as the geo-spatial
mapping platforms of today have opened their mapping data to industry to create new business models such as ridesharing,
e-commerce,
food delivery marketplaces, and even short-term rental and home sharing, open access to Matterport’s structured spatial data is enabling new opportunities and business models for hospitality, facilities management, insurance, construction, real estate and retail, among others.
We believe the total addressable market opportunity for digitizing the built world is over $240 billion, and could be as high as $1 trillion as the market matures at scale. This is based on our analysis, modeling and understanding of the global building stock of over four billion properties and 20 billion spaces in the world today. With the help of artificial intelligence (“
AI
”), machine learning (“
ML
”) and deep learning (“
DL
”) technologies, we believe that, with the additional monetization opportunities from powerful spatial data-driven property insights and analytics, the total addressable market for the digitization and datafication of the built world will reach more than $1 trillion.
Our spatial data platform delivers value across a diverse set of industries and use cases. Large retailers can manage thousands of store locations remotely, real estate agencies can provide virtual open houses for hundreds of properties and thousands of visitors at the same time, property developers can monitor the entirety of the construction process with greater detail and speed, and insurance companies can more precisely document and evaluate claims and underwriting assessments with efficiency and precision. Matterport delivers the critical digital experience, tools and information that matter to our subscribers about properties of virtually any size, shape, and location worldwide.
For nearly a decade, we have been growing our spatial data platform and expanding our capabilities in order to create the most detailed, accurate, and data-rich digital twins available. Moreover, our 3D reconstruction process is fully automated, allowing our solution to scale with equal precision to millions of buildings and spaces of any type, shape, and size in the world. The universal applicability of our service provides Matterport significant scale and reach across diverse verticals and any geography. By June 30, 2021 our subscriber base had grown to over 404,000 subscribers, with our digital twins reaching more than 150 countries and growing. We have digitized more than 10 billion square feet of space across multiple industries, representing significant scale and growth over the rest of the market.
As we continue to transform buildings into data worldwide, we are extending our spatial data platform to further transform property planning, development, management and intelligence for our subscribers across industries to become the de facto building and business intelligence engine for the built world. We believe the demand for spatial data and resulting insights for enterprises, businesses and institutions across industries, including real estate, architecture, engineering and construction (“AEC”), retail, insurance and government, will continue to grow rapidly.
We believe digitization and datafication represent a tremendous greenfield opportunity for growth across this massive category and asset class. From the early stages of design and development to marketing, operations, insurance and building repair and maintenance, our platform’s software and technology provide subscribers critical tools and insights to drive cost savings, increase revenues and optimally manage their buildings and spaces. We believe that hundreds of billions of dollars in unrealized utilization and operating efficiencies in the built world can be unlocked through the power of our spatial data platform. Our platform and data solutions have universal applicability across industries and building categories, giving Matterport a significant advantage as we can address the entirety of this large market opportunity and increase the value of what we believe to be the largest asset class in the world.
With a demonstrated track record of delivering value to our subscribers, our offerings include software subscription, data licensing, services and product hardware. Our subscriber base includes over 13% of Fortune 1000 companies, with less than 10% of our total revenue generated from our top 10 subscribers. We expect more than 80% of our revenue to come from our software subscription and data license solutions by 2025. Our innovative 3D capture product, the Pro2 Camera, has played an integral part in shaping the 3D building and property visualization ecosystem. The Pro2 Camera has driven adoption of our solutions and has generated the unique high-quality and scaled data set that has enabled Cortex, our proprietary AI software engine, to become the pioneering engine for digital twin creation. With this data advantage initially spurred by the Pro2 Camera, we have developed a capture device agnostic platform that scales and can generate new building and property insights for our subscribers across industries and geographies.
We have recently experienced rapid growth. Our subscribers have grown approximately 29-fold from December 31, 2018 to June 30, 2021, and our revenue increased from approximately $46 million for the year ended December 31, 2019 to approximately $86 million for the year ended December 31, 2020, representing approximately 87% year-over-year growth. Our gross margins have expanded from 48% for the year ended December 31, 2019 to 56% for the year ended December 31, 2020. Our net dollar expansion of 132% for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020 demonstrates the additional growth potential of our platform.
Our Industry and Market Opportunity
Today, the vast majority of buildings and spaces remain undigitized. We estimate our current serviceable addressable market includes approximately 1.3 billion spaces worldwide, primarily from the real estate and travel and hospitality sectors. With approximately 5.6 million spaces under management as of June 30, 2021, we are continuing to penetrate the global building stock and expand our footprint across various end markets, including residential and commercial real estate, facilities management, retail, AEC, insurance and repair, and travel and hospitality. We estimate our total addressable market to be more than four billion buildings and 20 billion spaces globally, yielding a more than $240 billion market opportunity. We believe that as Matterport’s unique spatial data library and property data services continue to grow, this opportunity could increase to more than $1 trillion based on the size of the building stock and the untapped value creation available to buildings worldwide. The constraints created by the
COVID-19
pandemic have only reinforced and accelerated the importance of our scaled 3D capture solution that we have developed for diverse industries and markets over the past decade.
Our Spatial Data Platform
Overview
Our technology platform uses spatial data collected from a wide variety of digital capture devices to transform physical buildings and spaces into dimensionally accurate, photorealistic digital twins that provide our subscribers access to previously unavailable building information and insights.
As a first mover in this massive market for nearly a decade, we have developed and scaled our industry- leading 3D reconstruction technology powered by Cortex, our proprietary
AI-driven
software engine that uses machine learning to recreate a photorealistic, 3D virtual representation of an entire building structure, including contents, equipment and furnishings. The finished product is a detailed and dynamic replication of the physical space that can be explored, analyzed and customized from a web browser on any device, including smartphones. The power to manage even large scale commercial buildings is in the palm of each subscriber’s hands, made possible by our advanced technology and breakthrough innovations across our entire spatial data technology stack.
Key elements of our spatial data platform include:

•
Bringing offline buildings online.
Traditionally, our customers needed to conduct
in-person
site visits to understand and assess their buildings and spaces. While photographs and floor plans can be helpful, these forms of two-dimensional
(“2D”) representation have limited information and tend to be static and rigid, and thus lack the interactive element critical to a holistic understanding of each building and space. With the
AI-powered
capabilities of Cortex, our proprietary AI software, representation of physical objects is no longer confined to static 2D images and physical visits can be eliminated. Cortex helps to move the buildings and spaces from offline to online and makes them accessible to our customers in real-time and on demand from anywhere. After subscribers scan their buildings, our visualization algorithms accurately infer spatial positions and depths from flat, 2D imagery captured through the scans and transform them into high-fidelity and precise digital twin models. This creates a fully automated image processing pipeline to ensure that each digital twin is of professional grade image quality.

•
Driven by spatial data.
We are a data-driven company. Each incremental capture of a space grows the richness and depth of our spatial data library. Spatial data represents the unique and idiosyncratic details that underlie and compose the buildings and spaces in the human-made environment. Cortex uses the breadth of the billions of data points we have accumulated over the years to improve the 3D accuracy of our digital twins. We help our subscribers pinpoint the height, location and other characteristics of objects in their digital twin. Our sophisticated algorithms also deliver significant commercial value to our subscribers by generating data-based insights that allow them to confidently make assessments and decisions about their properties. For instance, property developers can assess the amount of natural heat and daylight coming from specific windows, retailers can ensure each store layout is up to the same level of code and brand requirements, and factories can insure machinery layouts meet specifications and location guidelines. With approximately 5.6 million spaces under management as of June 30, 2021, our spatial data library is the clearinghouse for information about the built world.

•
Powered by AI and ML.
Artificial intelligence and machine learning technologies effectively utilize spatial data to create a robust virtual experience that is dynamic, realistic, interactive, informative and permits multiple viewing angles. AI and ML also make costly cameras unnecessary for everyday scans—subscribers can now scan their spaces by simply tapping a button on their smartphones. As a result, Matterport is a device agnostic platform, helping us more rapidly scale and drive towards our mission of digitizing and indexing the built world.

Our value proposition to subscribers is designed to serve the entirety of the digital building lifecycle, from design and build to maintenance and operations, promotion, sale, lease, insure, repair, restore, secure and finance. As a result, we believe we are uniquely positioned to grow our revenue with our subscribers as we help them to discover opportunities to drive short and long term return on investment by taking their buildings and spaces from offline to online across their portfolios of properties.
Ubiquitous Capture
Matterport has become the standard for 3D space capture. Our technology platform empowers subscribers worldwide to quickly, easily and accurately digitize, customize and manage interactive and dimensionally accurate digital twins of their buildings and spaces.
The Matterport platform is designed to work with a wide range of LiDAR, spherical, 3D and 360 cameras, as well as smartphones, to suit the capture needs of all of our subscribers. This provides the flexibility to capture a space of any size, scale, and complexity, at any time and anywhere.

•
Matterport Pro2
is our proprietary 3D camera that has been used to capture millions of spaces around the world with a high degree of fidelity, precision, speed and simplicity. Capable of capturing buildings more than 500,000 square feet in size, it has become the camera of choice for many residential, commercial, industrial and large scale properties.

•
360 Cameras.
Matterport supports a selection of 360 cameras available in the market. These affordable, pocket sized devices deliver precision captures with high fidelity and are appropriate for capturing smaller homes, condos, short-term rentals, apartments, and more. The spherical lens image capture technology of these devices gives Cortex robust, detailed image data to transform panoramas into our industry-leading digital twins.

•
LEICA BLK360.
Through our partnership with Leica, our 3D reconstruction technology and our AI powered software engine, Cortex, transform this powerful LiDAR camera into an ultra-precise capture device for creating Matterport digital twins. It is the solution of choice for AEC professionals in when exacting precision is required.

•
Smartphone Capture.
Now in beta for iPhone 6S and newer models,
Matterport for iPhone
is a breakthrough in 3D capture for physical spaces. Less than a year into the market, Matterport’s smartphone capture solution has democratized 3D capture, making it easy and accessible for anyone to digitize buildings and spaces with a recent iPhone device. In April 2021, Matterport announced the official release of the Android Capture app, giving Android users the ability to quickly and easily capture buildings and spaces in immersive 3D.

Cortex and 3D Reconstruction (the Matterport Digital Twin)
With 36 patents and a spatial data library, as of June 30, 2021, of approximately 5.6 million spaces under management, approximately 10 billion captured square feet of space, and approximately three billion 3D data points, we use our advanced ML and DL technologies to algorithmically transform the spatial data we capture into an accurate 3D digital reproduction of any physical space. This intelligent, automated 3D reconstruction is made possible by Cortex, our
AI-powered
software engine that includes a deep learning neural network that uses our spatial data library to understand how a building or space is divided into floors and rooms, where the doorways and openings are located, and what types of rooms are present, such that those forms are compiled and aligned with dimensional accuracy into a dynamic, photorealistic digital twin. Other components of Cortex include
AI-powered
computer vision technologies to identify and classify the contents inside a building or space,

and object recognition technologies to identify and segment everything from furnishings and equipment to doors, windows, light fixtures, fire suppression sprinklers and fire escapes. Our highly scalable artificial intelligence platform enables our subscribers to tap into powerful, enhanced building data and insights at the click of a button.
The Science Behind the Matterport Digital Twin: Cortex AI Highlights
Matterport Runs on Cortex
Cortex is our
AI-powered
software engine that includes a precision deep learning neural network to create digital twins of any building or space. Developed using our proprietary spatial data captured with our Pro2 camera, Cortex delivers a high degree of precision and accuracy while enabling 3D capture using everyday devices.
Generic neural networks struggle with 3D reconstruction of the real world. Matterport-optimized networks deliver more accurate and robust results. More than just raw training data, Matterport’s datasets allow us to develop new neural network architectures and evaluate them against user behavior and real world data in millions of situations.

•
Deep learning:
Connecting and optimizing the detailed neural network data architecture of each space is key to creating robust, highly accurate 3D digital twins. Cortex evaluates and optimizes each 3D model against Matterport’s rich spatial data aggregated from millions of buildings and spaces and the human annotations of those data provided by tens of thousands of subscribers worldwide. Cortex’s evaluative abilities and its data-driven optimization of 3D reconstruction yield consistent, high- precision results across a wide array of building configurations, spaces and environments.

•
Dynamic 3D reconstruction:
Creating precise 3D spatial data at scale from 2D visuals and static images requires a combination of photorealistic, detailed data from multiple viewpoints and millions of spaces that train and optimize Cortex’s neural network and learning capabilities for improved 3D reconstruction of any space. Cortex’s capabilities combined with real-time spatial alignment algorithms in our 3D capture technology create an intuitive “preview” of any work in progress, allowing subscribers to work with their content interactively and in real-time.

•
Computer Vision:
Cortex enables a suite of powerful features to enhance the value of digital twins. These include automatic measurements for rooms or objects in a room, automatic
2D-from-3D
high definition photo gallery creation, auto face blurring for privacy protection, custom videos, walkthroughs, auto room labeling and object recognition.

•
Advanced image processing:
Matterport’s computational photography algorithms create a fully automated image processing pipeline to help ensure that each digital twin is of professional grade image quality. Our patented technology makes 3D capture as simple as pressing a single button. Matterport’s software and technology manage the remaining steps, including white balance and camera-specific color correction, high dynamic range tone mapping, de-noising,
haze removal, sharpening, saturation and other adjustments to improve image quality.

Spatial Data and
AI-Powered
Insights
Every Matterport digital twin contains extensive information about a building, room or physical space. The data using our
AI-powered
Cortex engine. In addition to the Matterport digital twin itself, our spatial data consists of precision building geometry and structural detail, building contents, fixtures and condition, along with high definition imagery and photorealistic detail from many vantage points in a space. Cortex employs a technique we call deep spatial indexing. Deep spatial indexing uses artificial intelligence, computer vision and deep learning to identify and convey important details about each space, its structure and its contents with precision and fidelity. We have created a robust spatial data standard that enables Matterport subscribers to harness an interoperable digital system of record for any building.

In addition to creating a highly interactive digital experience for subscribers through the construction of digital twins, we ask ourselves two questions for every subscriber: (1) what is important about their building or physical space and (2) what learnings and insights can we deliver for this space? Our
AI-powered
Cortex engine helps us answer these questions using our spatial data library to provide aggregated property trends and operational and valuation insights. Moreover, as the Matterport platform ecosystem continues to expand, our subscribers, partners and other third party developers can bring their own tools to further the breadth and depth of insights they can harvest from our rich spatial data layer.
Extensible Platform Ecosystem
Matterport offers the largest and most accurate library of spatial data in the world, with, as of June 30, 2021, approximately 5.6 million spaces under management, approximately 10 billion captured square feet, and approximately three billion 3D data points. The versatility of our spatial data platform and extensive enterprise software development kit (“
SDK
”) and application programming interfaces (“
APIs
”) has allowed us to develop a robust global ecosystem of channels and partners that extend the Matterport value proposition by geography and vertical market. We intend to continue to deploy a broad set of workflow integrations with our partners and their subscribers to promote an integrated Matterport solution across our target markets. We are also developing a third party software marketplace to extend the power of our spatial data platform with easy-to-deploy
and
easy-to-access
Matterport software
add-ons.
The marketplace enables developers to build new applications and spatial data mining tools, enhance the Matterport 3D experience, and create new productivity and property management tools that supplement our core offerings. These value-added capabilities created by third-party developers enable a scalable new revenue stream, with Matterport sharing the subscription and services revenue from each add-on
that is deployed to subscribers through the online marketplace. The network effects of our platform ecosystem contributes to the growth of our business, and we believe that it will continue to bolster future growth by enhancing subscriber stickiness and user engagement.
Examples of Matterport
add-ons
and extensions include:

•
Add-ons:
Encircle
(easy-to-use
field documentation tools for faster claims processing);
WP Matterport Shortcode
(free Wordpress plugin that allows Matterport to be embedded quickly and easily with a Matterport shortcode),
WP3D Models
(WordPress + Matterport integration plugin);
Rela
(all-in-one
marketing solution for listings); and
CAPTUR3D
(all-in-one
Content Management System that extends value to Matterport digital twins).

•	Services: Matterport ADA Compliant Digital Twin (solution to provide American Disability Act compliant digital twins)
Our Competitive Strengths
We believe that we have a number of competitive strengths that will enable our market leadership to grow. Our competitive strengths include:

•
Breadth and depth of the Matterport platform
. Our core strength is our
all-in-one
spatial data platform with broad reach across diverse verticals and geographies. From capture to processing to and industries without customization. With the ability to integrate seamlessly with various enterprise systems, our platform delivers value across the property lifecycle for diverse end markets, including real estate, AEC, travel and hospitality, repair and insurance, and industrial and facilities. As of June 30, 2021, our global reach extended to subscribers in more than 150 countries, including over 13% of Fortune 1000 companies.

•
Market leadership and first-mover advantage
. Matterport defined the category of digitizing and datafying the built world almost a decade ago, and we have become the global leader in the category. As of June 30, 2021, we had over 404,000 subscribers on our platform and approximately 5.6 million spaces under management, which we believe represents more than 100 times the number of spaces under management by the rest of the market. Our leadership is primarily driven by the fact that we were the first mover in digital twin creation. As a result of our first mover advantage, we have amassed a deep and rich library of spatial data that continues to compound and enhance our leadership position.

•
Significant network effect
. With each new capture and piece of data added to our platform, the richness of our dataset and the depth of insights from our spaces under management grow. In addition, the combination of our ability to turn data into insights with incremental data from new data captures by our subscribers enables Matterport to develop features for subscribers to our platform. We were a first mover in building a spatial data library for the built world, and our leadership in gathering and deriving insights from data continues to compound and the relevance of those insights attracts more new subscribers.

•
Massive spatial data library as the raw material for valuable property insights
. The scale of our spatial data library is a significant advantage in deriving insights for our subscribers. Our spatial data library serves as vital ground truth for Cortex, enabling Matterport to create powerful 3D digital twins using a wide range of camera technology, including low-cost
digital and smartphone cameras. As of June 30, 2021, our data came from approximately 5.6 million spaces under management and approximately 10 billion captured square feet, creating an interconnected network of more than three billion 3D data points. As a result, we have taken property insights and analytics to new levels, benefiting subscribers across various industries. For example, facilities managers significantly reduce the time needed to create building layouts, leading to a significant decrease in the cost of site surveying and as-built
modeling. AEC subscribers use the analytics of each
as-built
space to streamline documentation and collaborate with ease.

•
Global reach and scale
. We are focused on continuing to expand our
AI-powered
spatial data platform worldwide. We have a significant presence in North America, Europe and Asia, with leadership teams and a go-to-market
infrastructure in each of these regions. We have offices in London, Singapore and several across the United States, and we are accelerating our international expansion. As of June 30, 2021, we had over 404,000 subscribers in more than 150 countries, with international markets accounting for approximately 35% of our revenues. We believe that the geography-agnostic nature of our spatial data platform is a significant advantage as we continue to grow internationally.

•
Broad patent portfolio supporting 10 years of R&D and innovation
. As of June 30, 2021, we had 38 issued and 28 pending patents. Our success is based on almost 10 years of focus on innovation. Innovation has been at the center of Matterport, and we will continue to prioritize our investments in R&D to further our market leading position.

•
Superior capture technology
. Matterport’s capture technology platform is a software framework that enables support for a wide variety of capture devices required to create a Matterport digital twin of a building or space. This includes support for LiDAR cameras, 360 cameras, smartphones and the Matterport Pro2 camera. The Pro2 camera was foundational to our spatial data advantage, and we have expanded that advantage with an array of Matterport-enabled third-party capture devices. Matterport is democratizing the 3D capture experience, making high-fidelity and high-accuracy 3D digital twins readily available for any building type and any subscriber need in the property life cycle. While there are other 3D capture solution providers, very few can produce true, dimensionally accurate 3D results, and fewer still can automatically create a final product in photorealistic 3D, and at global scale. This expansive capture technology offering would not be possible without our rich spatial data library available to train the
AI-powered
Cortex engine to automatically generate accurate digital twins from photos captured with a smartphone or 360 camera.

Our Growth Strategies
We believe that Matterport has tremendous growth potential ahead. After securing market leading positions in a variety of geographies and vertical markets, we have demonstrated our repeatable value proposition and the ability of our sales growth model to scale. The magnitude of our total addressable market is so large that even with leading market share, we believe our penetration rates today are a small fraction of the opportunity for Matterport. With a mature and tested go-to-market
playbook and team in place, we are focused on scaling execution across a carefully selected set of growth vectors. These include:

•
Scale the enterprise across industry verticals.
Matterport will continue to drive subscriber growth by expanding use cases and introducing new applications. We are particularly focused on acquiring and retaining enterprise subscribers. With our massive spatial data library and pioneering
AI-powered
capabilities, we pride ourselves on our ability to deliver value across the property lifecycle to subscribers from various end markets, including residential and commercial real estate, facilities management, retail, AEC, insurance and repair, and travel and hospitality. Going forward, we will continue to improve our proprietary data library and
AI-powered
platform to address the workflows of the industries we serve, while expanding our solutions and reaching new industries such as manufacturing and oil and gas. We also plan to increase investments in industry-specific sales and marketing initiatives to increase sales efficiency and drive subscriber and recurring revenue growth, particularly from large enterprise subscribers.

•
Expand Internationally.
The global building stock, with an estimated $228 trillion in total property value, remains largely undigitized today as we estimate that less than 0.1% is penetrated by digital transformation. With the vast majority of the world’s buildings outside of the United States, we expect significant opportunities in pursuing the digitization and datafication of the building stock worldwide. We use a “land and expand” model to capitalize on the potential for geographic expansion. As of June 30, 2021, we served subscribers in more than 150 countries, and we will seek to further penetrate these existing geographies in order to add their unique spatial data to our platform. This creates a powerful network effect that we believe will allow us to expand further into under-penetrated countries and unlock additional properties and spaces. With multiple sales attachment points and a global marketing effort, we believe that we can further penetrate enterprises and businesses worldwide through channel partnerships and direct sales. We are rapidly growing our presence in Asia, and believe there is a large opportunity for growth in that region, with approximately seven billion buildings and spaces in India and China alone.

•
Invest in research and development.
We will continue to invest in research and development to improve our Cortex
AI-powered
software engine, expand our solutions portfolio, and support seamless integration of our platform with third-party systems. We plan to concentrate on in-house
innovation and expect to consider acquisitions on an opportunistic basis. We have a robust pipeline of new product releases. For example, in May 2020, we launched
Matterport for iPhone
, which gave every recent iPhone owner the ability to capture and collaborate on 3D spaces, and resulted in a significant number of new subscribers and new spaces under management. In April 2021, Matterport announced the official release of the Android Capture app, giving Android users the ability to quickly and easily capture buildings and spaces in immersive 3D. We see significant potential for future subscriber growth as we release more products and create additional upselling opportunities.

•
Expand partner integrations and third party developer platform.
We aim to foster a strong network of partners and developers around our Matterport platform. Through integration with our open, scalable and secure enterprise platform, organizations across numerous industries have been able to automate workflows, enhance subscriber experiences and create custom extensions for high-value vertical applications. For example, in May 2020, we rolled out integration capability with Autodesk to help construction teams streamline documentation across workflows and collaborate virtually. Going forward, we plan to develop additional strategic partnerships with leading software providers to enable more effective integrations and enlarge our marketplace of third-party applications.

Our Subscribers
We primarily sell to enterprises, ranging from Fortune 100 companies to small- and medium-sized
businesses. Our subscriber base is global and spans numerous categories, as we have expanded beyond the residential and commercial real estate verticals to AEC, travel and hospitality, repair and insurance, and industrial, facilities and retail. As of June 30, 2021, we served over 404,000 subscribers across these verticals, and we are building significant market share in each of them. We have long-standing relationships with many of the largest companies in these industries. The biggest companies in each of the verticals we serve represent billions of square feet of property that could become part of Matterport’s global spatial data library. We expect our global subscriber base to continue to grow rapidly as Matterport continues to establish itself as the digital standard of the built world and an integral component of managing a building’s lifecycle.
To help accelerate subscriber adoption, in May 2020 we introduced
Matterport for iPhone
, which gives every recent iPhone owner the ability to capture and collaborate on 3D spaces. In April 2021, Matterport announced the official release of the Android Capture app, giving Android users the ability to quickly and easily capture buildings and spaces in immersive 3D. Smartphone capture is an important innovation driving significant adoption and the democratization of 3D capture across industries while also appealing to homeowners and tenants, property hosts and agents, and property managers, further expanding our subscriber base, engagement and entrenchment.
Our
Go-to-Market
Strategy
Matterport’s fundamental
go-to-market
model is built upon a subscription first, capture device agnostic approach. We have invested aggressively to unlock a scalable subscription flywheel for subscriber adoption with multiple on-ramps
to Matterport and a variety of ways to expand subscriber engagement. We will continue to invest in these subscription first on-ramps
and cross-sell opportunities to accelerate our growth. The key benefit to this approach is to offer our current and future subscriber a frictionless, cost effective way to start and then scale with Matterport. Our subscription plans are priced from free for a single space captured with an iPhone to custom plans tailored to large scale enterprise subscriber needs.
We have developed a scalable
go-to-market
process built upon the strength of our platform and an efficient approach that opens our sales funnel to reach across industries and geographies, targeted at large enterprise subscribers, small businesses and mid-market
opportunities. We have deployed a multi-channel sales approach to efficiently reach each of our subscriber segments, from small businesses to enterprise-level subscribers. In general, we employ a direct sales approach for subscribers with the largest number of spaces or square feet under management, a channel partner approach to expand our reach where channel partners offer strong networks in particular verticals or geographies, and an online self-service approach for a frictionless, convenient entry point to Matterport for all potential subscribers. This structure allows us to effectively and efficiently market our solutions to businesses of all sizes across the world.

•
Online direct sales and downloads.
We are increasing our investment across our online distribution channel to make it easy and frictionless for our subscribers to get started and grow with Matterport. Our software, a variety of subscription plans, and multiple capture device options are available online for purchase today. Our
Matterport for iPhone
capture solution requires just a simple app download and free account sign up to get started, enabling enterprises, small businesses and individual property owners to experience the Matterport solution in just minutes.

•
Direct sales.
With sales teams distributed across the United States, Europe and Asia, we strive to increase adoption among large enterprise subscribers across various end markets, including residential and commercial real estate, facilities management, retail, AEC, insurance and repair, and travel and hospitality. Matterport’s direct sales teams have domain expertise in specific industries, and are organized by verticals in order to address the unique needs of our subscribers. We also have a dedicated technical support team that works closely with subscribers to ensure that the Matterport application programming interface can be integrated seamlessly with each enterprise system.

•
Subscriber success.
Our account management teams work directly with our subscribers and our sales teams to onboard subscribers, articulate the value and scope of our services and drive engagement and cross-selling of our products and services.

•
Channel sales.
In addition to our online and direct sales efforts, we maintain a robust ecosystem of channel partnerships, which enable us to reach a wider network of enterprise and small business subscribers. Our channel partners are technology and systems integrators with domain expertise in key industries and deep understanding of the unique requirements of their respective markets. Training and education are a cornerstone of our partnerships, and we work closely with our channel partners to ensure they are knowledgeable in addressing our subscribers’ requirements. For example, our channel partners help make our 3D cameras available to subscribers in a wide range of industries and geographies. Our partners in the specialized immersive technology space introduce real estate and travel and hospitality subscribers to Matterport’s spatial data platform to address their unique 3D capturing needs. Specialty construction contractors connect with Matterport through their suppliers to improve the efficiency of construction projects with the help of digital twins.

Competition
We primarily compete with traditional methods of managing buildings and spaces, including 2D photography, paper-based building plans, labor-intensive computer-aided design (“
CAD
”) drawings, and other static methods of visualizing and analyzing properties. We are leading a transformation from offline to an online, data-driven approach to interacting with buildings and spaces. Matterport is a fully automated end-to-end
system that turns buildings into robust spatial data and digital twins. Our solution has been developed over the years to deliver consistent, precision results for any building or space. This universality differentiates Matterport from vendors that offer industry-specific and building-specific point solutions geared toward narrow parts of the market.
These point solutions address only a portion of the functionality and value that the Matterport platform provides. For example, traditional virtual tour companies create pre-recorded
video tours and photo montages with background music to promote properties online. Such vendors do not capture or produce 3D spatial data for analysis and property insights. Point solution providers also offer targeted solutions for specific markets such as specialized solutions for surveying daily documentation for construction projects, and insurance claims documentation and processing. However, these point solutions do not represent a comprehensive and extensible platform solution with broad applicability to all industries, geographies and vertical markets. Matterport provides a unique platform solution expressly designed to fulfill the needs of managing every building type across the property lifecycle.
We believe the principal competitive factors in our market include:

•
Scale of data.
Our vast spatial data library is a significant competitive advantage. Our spatial data library enhances our solutions and improves the accuracy, dependability and insights available to our subscribers.

•
Automation and scale of spaces under management.
The ability to consistently and accurately create a digital twin of any building or space at scale, thousands of buildings at a time, requires a unique combination of spatial data, data science, and automation of the entire digitization process.

•
Capture ubiquity:
The ability to easily capture spatial data removes friction to adoption and scale. We have created a capture technology platform to democratize 3D capture and eliminate camera hardware dependencies to make it easy and affordable for anyone to adopt Matterport. For example, the
Matterport for iPhone
launch in May 2020 contributed significantly to our subscriber growth. Easier adoption unlocks the flywheel with our ubiquitous capture strategy.

•
Open ecosystem:
Creating an open ecosystem for our platform is increasingly key to our strategy. An open ecosystem enables enterprises from various verticals to run on top of Matterport’s spatial data layer. Our third party software marketplace has created a platform where developers and partners can tap into our APIs and incorporate Matterport into their own workflows.

•
Brand recognition:
A trusted brand attracts and maintains subscribers. As of June 30, 2021, we served over 404,000 subscribers and we believe we are the clear market leader. We will continue to leverage our leading position and increasing brand awareness to grow our subscriber base and SUM.

We believe we compete favorably with respect to these factors.
Intellectual Property
Our ability to drive innovation in our business depends in part upon our ability to protect our core technology and intellectual property. We attempt to protect our intellectual property rights, both in the United States and abroad, through a combination of patent, trademark, copyright and trade secret laws, as well as nondisclosure and invention assignment agreements with our consultants and employees and through non-disclosure
agreements with our commercial partners and vendors. Unpatented research, development, know-how
and engineering skills make an important contribution to our business, but we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property.
As of June 30, 2021, we owned 35 issued U.S. patents and one foreign patent, and had 22 pending U.S. and five foreign patent applications. In addition, as of such date we had 26 issued U.S. trademarks and one pending U.S. trademark application.
Employees
Our employees are critical to our success. As of June 30, 2021, we had 221 full-time employees. We also engage consultants and contractors to supplement our permanent workforce. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are represented by a labor union or subject to a collective bargaining agreement. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and prospective employees. The principal purposes of our incentive plans are to attract, retain and motivate selected employees, executive officers and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.
Facilities
Our corporate headquarters is located in a 28,322 square foot facility that we lease in Sunnyvale, California. Our lease of this facility expires in March 2025. We have an additional lease in Chicago, Illinois.
Government Regulations
We are subject to various laws, regulations and permitting requirements of federal, state and local authorities, including those related to health and safety; environmental, anti-corruption and export controls. We believe that we are in material compliance with all such laws, regulations and permitting requirements.
Export and Trade Matters
We are subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine. In addition, our products are subject to export regulations that can involve significant compliance and administrative time to address. In recent years the United States government has a renewed focus on export matters. Our current and future products may be subject to these heightened regulations, which could increase our compliance costs. We are subject to anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business.
Legal Proceedings
On January 29, 2021, we received a voluntary request for information from the Division of Enforcement of the SEC relating to certain sales and repurchases of our securities in the secondary market. We are cooperating fully with the request, but we cannot predict the duration or ultimate resolution of the investigation currently.

We are from time to time subject to claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that Matterport’s management believes is relevant to an assessment and understanding of Matterport’s consolidated results of operations and financial condition. The discussion should be read together with our consolidated financial statements and accompanying notes, and unaudited interim condensed consolidated financial statements as of June 30, 2021 and the three and six month periods ended June 30, 2021 and 2020, and the respective notes thereto, and other financial information included elsewhere within this prospectus. The discussion and analysis should also be read together with the unaudited pro forma financial information. See “Unaudited Pro Forma Combined Financial Information.” This discussion may contain forward-looking statements based upon Matterport’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors”, “Forward-Looking Statements” and other disclosures included in this prospectus. Unless the context otherwise requires, all references in this section to “we,” “our,” “us” , “the Company” or Matterport refer to the business of Matterport, Inc., a Delaware corporation, and its subsidiaries prior to the consummation of the Business Combination (as defined below), which will be the business of the Post-Combination Company and its subsidiaries following the consummation of the Business Combination.
Overview
Matterport is the world’s leading platform for the digitization and datafication of the built world. We believe the digital transformation of the built world will fundamentally change the way people interact with buildings and the physical spaces around them.
Since our founding in 2011, Matterport’s pioneering technology has set the standard for digitizing, accessing and managing buildings, spaces and places online. Our platform’s innovative software, spatial data-driven data science, and 3D capture technology have broken down the barriers that have kept the largest asset class in the world, buildings and physical spaces, offline and underutilized for many years. We believe the digitization and datafication of the built world will continue to unlock significant operational efficiencies and property values, and that Matterport is the platform to lead this enormous global transformation.
The world is rapidly moving from offline to online. Digital transformation has made a powerful and lasting impact across every business and industry today. Nevertheless, the global building stock remains largely offline today, and we estimate that less than 0.1% is penetrated by digital transformation. We were among the first to recognize the increasing need for digitization of the built world and the power of spatial data, the unique details underlying buildings and spaces, in facilitating the understanding of buildings and spaces. With approximately 5.6 million spaces under management as of June 30, 2021, we are continuing to penetrate the estimated $228 trillion global building stock and expand our footprint across various end markets, including residential and commercial real estate, facilities management, retail, architecture, engineering and construction (“
AEC
”), insurance and repair, and travel and hospitality. We estimate our total addressable market to be more than four billion buildings and 20 billion spaces globally, yielding a more than $240 billion market opportunity.
We believe the total addressable market for the digitization and datafication of the built world could expand beyond $1 trillion as our spatial data platform continues to grow, powered by the following:

•
Bringing offline buildings online:
Traditionally, our customers needed to conduct site visits
in-person
to understand and assess their
buildings and spaces. With the
AI-powered
capabilities of Cortex, our proprietary AI software engine, the world’s building stock can move from offline to online and be accessible to our customers real-time and on demand from anywhere.

•	Driven by spatial data: Cortex uses the breadth of the billions of data points we have accumulated over the years to improve the 3D accuracy of our digital twins. Our sophisticated algorithms also deliver significant commercial value to our subscribers by generating data-based insights that allow them to confidently make assessments and decisions about their properties. With approximately 5.6 million spaces under management as of June 30, 2021, our spatial data library is the clearinghouse for information about the built world.

•
Powered by AI and ML:
Artificial intelligence (“
AI
”) and machine learning (“
ML
”) technologies effectively utilize spatial data to create a robust virtual experience that is dynamic, realistic, interactive, informative and permits multiple viewing angles. AI and ML also make costly cameras unnecessary for everyday scans—subscribers can now scan their spaces by simply tapping a button on their smartphones. As a result, Matterport is a device agnostic platform, helping us more rapidly scale and drive towards our mission of digitizing and indexing the built world.

We believe that Matterport has tremendous growth potential ahead. After securing market leading positions in a variety of geographies and vertical markets, we have demonstrated our repeatable value proposition and the ability of our sales growth model to scale. The magnitude of our total addressable market is so large that even with leading market share, we believe our penetration rates today are a small fraction of the opportunity for Matterport. With a mature and tested go-to-market
playbook and team in place, we are focused on scaling execution across a carefully selected set of growth vectors, including: scaling the enterprise across industry verticals, expanding internationally, investing in R&D, and expanding partner integrations and third party developer platforms.
The Business Combination
On February 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gores Holdings VI Inc. (“Gores”), Maker Merger Sub, Inc. (“First Merger Sub”), and Maker Merger Sub II, LLC (“Second Merger Sub”), which provides for, among other things: (a) the merger of First Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Company with and into Second Merger Sub, with Second Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Gores (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”).
On July 22, 2021, the Company consummated the previously announced Business Combination, by and among the Company (at such time named Gores Holding VI, Inc.), First Merger Sub, Second Merger Sub, and the
pre-Business
Combination Matterport, Inc. (“Legacy Matterport”). In connection with the consummation of the Business Combination, the registrant changed its name from Gores Holdings VI, Inc. to Matterport, Inc. First Merger Sub merged with and into Legacy Matterport, with Legacy Matterport continuing as the surviving corporation, and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Matterport merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name “Matterport Operating, LLC”. As a result of the Business Combination, the Company raised gross proceeds of $640.1 million, including the contribution of $345.1 million of cash held in Gores’ trust account from its initial public offering and $295.0 million of additional PIPE at $10.00 per share of Gores’ Class A Common Stock. The net proceeds were $605.0 million after net of the redemption of Gores’ Class A Common Stock held by Gores’ public stockholders of $0.9 million and transaction costs of $34.2 million.
Immediately prior to the Closing, 12,681 shares of Series D redeemable convertible were issued to a customer of the Company immediately prior to the Closing.
The aggregate consideration paid to Legacy Matterport stockholders in connection with the Business Combination (excluding any potential Earn-Out Shares),
was 218,875,000 shares. The Per Share Matterport

Stock Consideration was equal to approximately 4.1193. The Business Combination occurred based on the following transactions contemplated by the Merger Agreement

•
each issued and outstanding share of Matterport Preferred Stock was canceled and converted into the right to receive an aggregate number shares of Class A Stock equal to the Per Share Matterport Preferred Stock Consideration;

•	each Matterport Warrant was exercised in full in exchange for the issuance of 252,094 shares of Matterport Stock to the holder of such Matterport Warrant;

•
each issued and outstanding share of Matterport Stock (including the items mentioned in above points) was canceled and converted into the right to receive an aggregate number of shares of Class A Stock equal to the Per Share Matterport Stock Consideration;

•
each outstanding vested and unvested Matterport Stock Option was converted into a Rollover Option, exercisable for shares of Class A Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Matterport Stock Consideration; and

•
each outstanding and unvested Matterport RSU was converted into a Rollover RSU for shares of Class A Stock with the same terms except for the number of shares, which were adjusted using the Per Share Matterport Stock Consideration.

•
The issuance and sale of 29,500,000 shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $295.0 million pursuant to the PIPE Investment. Immediately after giving effect to the Mergers, the redemptions described above, the PIPE Investment of 29,500,000 shares of common stock and the conversion of all 8,625,000 outstanding Founder Shares into shares of Class A Stock on a one-for-one
basis.

•	The Company’s Class A Stock and the Company’s Public Warrants began trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “MTTR” and “MTTRW,” respectively.

•
Pursuant to the terms of the Sponsor agreement, sponsor warrants are not exercisable until December 15, 2021, which is 12 months from the closing of the Company’s IPO, and will expire on July 22, 2026, which is five years after the Closing.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Gores was treated as the “acquired” company for financial reporting purposes. This determination is primarily based on holders of Matterport capital stock comprising a relative majority of the voting power of the combined entity upon consummation of the Business Combination and having the ability to nominate the majority of the governing body of the combined entity, Matterport’s senior management comprising the senior management of the combined entity, and Matterport’s operations comprising the ongoing operations of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity upon consummation of the Business Combination represents a continuation of the financial statements of Matterport with the Business Combination treated as the equivalent of Matterport issuing stock for the net assets of Gores, accompanied by a recapitalization. The net assets of Gores were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Matterport in future reports of the combined entity.
Additionally, at the Closing Date, the Company

•
approved the 2021 Incentive Award Plan (“2021 Plan”), an incentive compensation plan for the benefit of eligible employees, consultants, and directors of the Company and its subsidiaries. The 2021 Plan provides that the initial aggregate number of shares of common stock, available for issuance pursuant to awards thereunder shall be the sum of (a) 10% of the outstanding shares of common stock as of the Closing, which is equivalent to 24,195,678 shares of common stock (the “Initial Plan Reserve”), (b)

any shares of common stock subject to outstanding equity awards under the amended and restated 2011 Stock Plan which, following the effective date of the 2021 Plan, become available for issuance under the 2021 Plan and (c) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to a number of shares equal to 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year. The maximum aggregate number of shares of common stock that may be issued under the 2021 Plan upon the exercise of ISOs, shall equal 181,467,584 shares of common stock.

•
approved the 2021 Employee Stock Purchase Plan (“2021 ESPP”). The 2021 ESPP provides that the aggregate number of shares of common stock available for issuance pursuant to awards under the 2021 ESPP shall be the sum of (a) 3% of the number of outstanding shares of common stock as of the Closing, which is equivalent to 7,258,703 shares (the “Initial ESPP Reserve”), and (b) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (i) 1% of the aggregate number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of common stock as may be determined by the Company; provided, however, that the number of shares of common stock that may be issued or transferred pursuant to the rights granted under the 2021 ESPP shall not exceed 15.25% of the outstanding shares of common stock as of the Closing, which is equivalent to 36,898,409 shares.

•
recognized $8.1 million stock-based compensation expense related to 210,376 performance-based options previously granted to a senior executive that were fully vested and become exercisable upon Closing of the Business Combination.

•	recognized $6.1 million incremental stock-based compensation expense for Matterport RSU awards which have met the service and performance-based vesting conditions
Matterport Stockholders and holders of Matterport Stock Options and Legacy Matterport RSUs are entitled to receive a number of
Earn-Out
Shares comprising up to 23,460,000 shares of Class A Stock in the aggregate. There are six distinct tranches of
Earn-Out
Shares, each of which will be issued if the daily volume weighted average price (based on such trading day) of one share of Class A Stock exceeds a certain threshold specified for such tranche in the Merger Agreement for a period of at least 10 days out of 30 consecutive trading days during the period beginning on the 180th day following the Closing and ending on the fifth anniversary of such date (the
“Earn-Out
Period”). If the applicable triggering event is achieved for a tranche, the Company will account for the
Earn-Out
Shares for such tranche as issued and outstanding Class A Stock. Any
Earn-Out
Shares issuable to any holder of Matterport Stock Options and Matterport RSUs in respect of such Matterport Stock Options and Matterport RSUs shall be issued to such holder only if such holder continues to provide services (whether as an employee, director or individual independent contractor) to the Post-Combination Company through the date of the occurrence of the corresponding triggering event (or acceleration event, if applicable) that causes such
Earn-Out
Shares to become issuable. Any
Earn-Out
Shares that are forfeited pursuant to the preceding sentence shall be reallocated to the other Matterport Stockholders who remain entitled to receive
Earn-Out
Shares in accordance with their respective
Earn-Out
pro rata shares. The
Earn-Out
pro rata Shares issuable to holders of Legacy Matterport’s RSUs and holders of Legacy Matterport’s Stock Options for such holders with respect to such holders’ Legacy RSUs and Options are expected to be accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. The remaining
Earn-Out
Shares are expected to be accounted for as liability classified equity instruments that are earned upon achieving the applicable triggering events, which includes events that are not indexed to the common stock of New Matterport. The preliminary estimated fair value of the
Earn-Out
Shares is $294.8 million.
BUSINESS IMPACT OF
COVID-19
In April 2020, we implemented a workforce restructuring and reduced spending on certain development programs in order to preserve operating flexibility and working capital, given that the duration and impact of the coronavirus
(“COVID-19”)
pandemic on our industry was highly uncertain during that period. We also modified our business practices, including reducing employee travel, recommending that all non-essential
personnel work from home, and cancelling or reducing physical participation in meetings, events and conferences. The
COVID-19
pandemic did not adversely affect our subscription and license revenue during the year ended December 31, 2020, and three and six months ended June 30, 2021, and we have seen some signs of positive effects for our long-term business prospects as a result of the pandemic as businesses and consumers have increasingly adopted online technologies that allow them to manage their assets digitally and collaborate on tasks and projects via online platforms.
However, the future impact of the
COVID-19
pandemic on our operational and financial performance will depend on certain developments, including the duration of the pandemic, impact on our customers and their spending habits, impact on our marketing efforts, effect on the growth of our customers’ businesses and their usage of our platform, and impact on our suppliers, all of which are uncertain and cannot be predicted with certainty. Public and private sector policies and initiatives to reduce the transmission of
COVID-19
and disruptions to our operations and the operations of our customers, and our third-party suppliers, along with the related global slowdown in economic activity, may result in decreased revenues and increased costs. It is possible that the
COVID-19
pandemic, the measures taken by the federal, state, or local authorities and businesses affected and the resulting economic impact may materially and adversely affect our business, results of operations, cash flows and financial position as well as those of our customers. For more information on our operations and risks related to the
COVID-19
pandemic, please see the section titled “
Risk Factors
” in this prospectus.
Our Business Model
We generate revenue by selling subscriptions to our
AI-powered
spatial data platform to customers, licensing our data to third parties, selling capture devices (including our Matterport Pro2 camera) and by providing services to customers from our technicians and through in-application
purchases. We are focused on driving substantial annual growth in subscription and license revenue and maintaining modest growth in product and services revenue.
We serve customers of all sizes, at every stage of maturity, from individuals to large enterprises, and we see opportunities for growth across all of our customer segments. We are particularly focused on increasing sales efficiency and driving customer growth and recurring revenue growth from large enterprises.
Subscription Revenue
Our
AI-powered
spatial data platform creates high-fidelity and high-accuracy digital twins of physical spaces and generates valuable data analytics and insights for customers. We derive subscription revenue from the sale of subscription plans to subscribers of all sizes ranging from individuals to large enterprises.
Our subscription plans are priced from free to custom plans tailored to the needs of larger-scale businesses. Our standard subscription plans for individuals and small businesses range from a free online Matterport account with a single user and a single active space that can be captured with an iPhone to multiple-user accounts that provide for the capture of unlimited active spaces. The pricing of our subscription plans increases as the number of users and active spaces increase. The wide variety and flexibility of our subscription plans enable us to retain existing subscribers and grow our subscriber base across diverse end markets, with particular focus on large enterprise subscribers. Subscription revenue accounted for approximately 48% and 53% of our total revenue for the years ended December 31, 2020 and 2019, respectively. Subscription revenue accounted for approximately 52% and 41% of our total revenue for the three months ended June 30, 2021 and 2020, respectively, and 51% and 48% of our total revenue for the six months ended June 30, 2021 and 2020, respectively. We expect that going forward our subscription revenue will continue to grow faster than our license, product and services revenues.

The majority of our subscription services are billed either monthly or annually in advance and are typically non-refundable
and
non-cancellable.
Consequently, for
month-to-month
subscriptions, we recognize the revenue monthly, and for annual or longer subscriptions, we record deferred revenue on our consolidated balance sheet and recognize the deferred revenue ratably over the subscription term. We expect more than 80% of our total revenue to be attributable to our software subscription and data license solutions by 2025.
License Revenue
We also offer data license solutions that allow certain customers to use our digital twin data for their own needs. We began offering these solutions in 2020. License revenue accounted for approximately 4% and 0% of our total revenue for the years ended December 31, 2020 and 2019, respectively. License revenue accounted for approximately 7% and 0% of our total revenue for the three months ended June 30, 2021 and 2020, respectively, and approximately 8% and 0% of our total revenue for the six months ended June 30, 2021 and 2020, respectively. Data licenses to date have been granted as perpetual licenses and are therefore recognized at a point in time upon transfer of control when the customer accepts delivery of the licensed data or other property. We expect our license revenue to fluctuate from quarter to quarter based on the number of new licenses purchased by our customers as we obtain new customers for our license solutions and the delivery of our licensed content is accepted by our customers during each quarter.
Product Revenue
We offer a comprehensive set of solutions designed to provide our customers with access to state-of-the-art
capture technology that produces the high-quality data necessary to process images into dimensionally accurate digital twins. We derive product revenue from sales of our innovative 3D capture product, the Pro2 Camera, which has played an integral part in shaping the 3D building and property visualization ecosystem. Recently, we also have begun to offer capture devices manufactured by third parties. The Pro2 Camera has driven adoption of our solutions and has generated the unique high-quality and scaled data set that has enabled Cortex to become the pioneering software engine for digital twin creation, and we expect that future sales of our Pro2 Camera and third party capture devices will continue to drive increased adoption of our solutions. Product revenue accounted for approximately 39% and 40% of our total revenue for the years ended December 31, 2020 and 2019, respectively. Product revenue accounted for approximately 31% and 50% of our total revenue for the three months ended June 30, 2021 and 2020, respectively, and approximately 31% and 44% of our total revenue for the six months ended June 30, 2021 and 2020, respectively.
Services Revenue
Most of our customers are able to utilize the Pro2 Camera or other compatible capture devices to scan digital twins without external assistance, as the camera is relatively easy to configure and requires minimal training. However, our customers sometimes may also request professional assistance with the data capture process. We generate professional services revenue from Matterport Capture Services, a fully managed solution for enterprise subscribers worldwide that require on-demand
scheduling of experienced and reliable Matterport professionals to scan their properties. In addition, we derive services revenue from in-app
purchases, made by subscribers using our smartphone applications or by logging in to their subscriber account. Services revenue accounted for approximately 9% and 6% of our total revenue for the years ended December 31, 2020 and 2019, respectively. Services revenue accounted for approximately 10% and 9% of our total revenue for the three months ended June 30, 2021 and 2020, respectively, and approximately 10% and 8% of our total revenue for the six months ended June 30, 2021 and 2020, respectively.
Key Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. The calculation of the key metrics discussed below may differ from other similarly titled metrics used by other companies, analysts, investors and other industry participants.
Spaces Under Management
We track the number of spaces that have been scanned and filed on the Matterport platform, which we refer to as spaces under management, because we believe that the number of spaces under management is an indicator of market penetration and the growth of our business. A space can be a single room or building, or any one contiguous scan of a discrete area, and is composed of a collection of imagery and spatial data that is captured and reconstructed in a dimensionally accurate digital twin of the scanned space. For tracking purposes, we treat each scanned and filed space as a unique file or model. We have a history of growing the number of our spaces under management and, as of June 30, 2021, we had approximately 5.6 million spaces under management. The scale of our spaces under management allows us to directly monetize each space managed for our paid subscribers as well as increase our ability to offer new and enhanced services to subscribers, which in turn provides us with an opportunity to convert subscribers from free subscription plans to paid plans. We believe our spaces under management will continue to grow as our business expands with our current customers and as we add new free and paid subscribers.
The following chart shows our spaces under management for each of the periods presented:

	Six Months Ended		Year ended
(in millions)	June 30,		December 31,

	2021	2020	2020	2019
Spaces under management	5.6	3.2	4.3	2.3
Total Subscribers
We believe that our ability to increase the number of subscribers on our platform is an indicator of market penetration, the growth of our business and future revenue trends. For purposes of our business, a “subscriber” is an individual or entity that has signed up for a Matterport account during the applicable measurement period. We include both free and paid subscribers in our total subscriber count. We refer to a subscriber that has signed up for a free account and typically scans only one free space allocated to the account as a “free subscriber.” We refer to a subscriber that has signed up for one of our paid subscription levels and typically scans at least one space as a “paid subscriber.” Our paid subscribers typically enter into monthly subscriptions with us. We generally consider a single organization to be a single subscriber if the organization has entered into a discrete enterprise agreement with us, even if the organization includes multiple divisions, segments or subsidiaries that utilize our platform. If multiple individuals, divisions, segments or subsidiaries within an organization have each entered into a discrete subscription with us, we consider each individual account to be a separate subscriber.
We believe the number of paid subscribers on our platform is an important indicator of future revenue trends, and we believe the number of free subscribers on our platform is important because free subscribers may over time become paid subscribers on our platform and are therefore another indicator of our future revenue trend. We continue to demonstrate strong growth in the number of free and paid subscribers on our platform as indicated by our results for the six months ended June 30, 2021.

The following chart shows the number of our free subscribers, paid subscribers and total subscribers for each of the periods presented:

	Six Months Ended		Year Ended
	June 30,		December 31,
( in thousands )	2021	2020	2020	2019
Free subscribers	353.0	123.2	210.3	19.1
Paid subscribers	51.4	33.5	43.9	20.5

Total subscribers	404.4	156.7	254.2	39.6

Net Dollar Expansion Rate
We believe our ability to retain and grow the subscription revenue generated by our existing subscribers is an important measure of the health of our business and our future growth prospects. We track our performance in this area by measuring our net dollar expansion rate from the same set of customers across comparable periods. We calculate this metric on a quarterly basis by comparing the aggregate amount of subscription revenue attributable to a subscriber cohort for the most recent quarter divided by the amount of subscription revenue attributable to the same subscriber cohort for the same quarter in the previous fiscal year. Our calculation for the applicable quarter includes any subscriber in the cohort that upgrades or downgrades the subscriber’s respective subscription level or churns. For the three months ended June 30, 2021, our net dollar expansion rate, determined by comparing the subscription revenue from the applicable subscriber cohort for the three months ended June 30, 2021 to that for the three months ended June, 2020, was 132%. For the three months ended December 31, 2020, our net dollar expansion rate, determined by comparing the subscription revenue from the applicable subscriber cohort for the three months ended December 31, 2020 to that for the three months ended December 31, 2019, was approximately 112%. Our net dollar expansion rate can fluctuate from quarter to quarter due to a number of factors, including, but not limited to, the number of subscribers that upgrade or downgrade their respective subscription levels or a higher or lower churn rate during any given quarter.
NON-GAAP
FINANCIAL MEASURES
In addition to our results of operations below, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. We may calculate or present our non-GAAP
financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP
financial measures we report may not be comparable with those of companies in our industry or in other industries.
Non-GAAP
Loss from Operations
We calculate
non-GAAP
loss from operations as GAAP loss from operations excluding stock-based compensation expenses. We believe this measure provides our management and investors with consistency and comparability with our past financial performance and is an important indicator of the performance and profitability of our business. Additionally, this measure eliminates the effects of stock-based compensation, which we do not consider to be indicative of our overall operating performance.

The following table presents our
non-GAAP
loss from operations for each of the periods presented:

	Three Months Ended		Six Months Ended		Year ended
	June 30,		June 30,		December 31,
( in thousands )	2021	2020	2021	2020	2020	2019
GAAP loss from operations	$(5,777)	$(2,150)	$(8,132)	$(10,020)	$(11,562)	$(30,398)
Add back: Stock based compensation expense, net of amounts capitalized	$601	$587	$1,259	$1,164	$2,505	$1,830

Non-GAAP loss from operations	$(5,176)	$(1,563)	$(6,873)	$(8,856)	$(9,057)	$(28,568)

Free Cash Flow
We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software and development costs. We believe this metric provides our management and investors with an important indicator of the ability of our business to generate additional cash from our business operations or our need to access additional sources of cash, in order to fund our operations and investments.
The following table presents our free cash flow for each of the periods presented:

	Six Months Ended		Year ended
	June 30,		December 31,
( in thousands )	2021	2020	2020	2019
Net cash used in operating activities	$(2,631)	$(2,977)	$(3,597)	$(26,826)
Less: Purchases of property and equipment	(326)	(20)	(30)	(553)
Less: Capitalized software and development costs	(3,256)	(2,454)	(4,854)	(4,317)

Free cash flow	$(6,213)	$(5,451)	$(8,481)	$(31,696)

FACTORS AFFECTING OUR PERFORMANCE
We believe that our growth and financial performance are dependent upon many factors, including the key factors described below, which are in turn subject to significant risks and challenges, including those discussed below and in the section of this prospectus titled “
Risk
Factors
” in this prospectus.
Penetrating a Largely Undigitized Global Property Market
Despite the rapid pace of digital transformation in today’s world, the massive global building stock, estimated by Savills to be $228 trillion in total property value as of 2017, remains largely undigitized today, and we estimate that less than 0.1% is penetrated by digital transformation. As a first mover in digital twin creation and spatial data library construction, we see significant opportunities to continue leading the digitization and datafication of the built world. We estimate that there are more than 4 billion buildings and 20 billion spaces in the world globally, yielding a more than $240 billion market opportunity. We believe that as Matterport’s unique spatial data library and property data services continue to grow, this opportunity could increase to more than $1 trillion based on the size of the building stock and the untapped value creation available to buildings worldwide. The constraints created by the
COVID-19
pandemic have only reinforced and accelerated the importance of the solutions that we have developed for diverse markets over the past decade.
Through providing a comprehensive set of solutions from cutting-edge capture technology and high-accuracy digital twins to valuable property insights, our
AI-powered
platform delivers value across the property lifecycle to subscribers from various end markets, including residential and commercial real estate, facilities management and retail, AEC, insurance and repair, and travel and hospitality. As of June 30, 2021, we had over 404,000 subscribers on our platform and approximately 5.6 million spaces under management, which we believe represents more than 100 times number of spaces under management by the rest of the market, and we aim to continue scaling our platform and strengthen our foothold in various end markets and geographies to deepen our market penetration. We believe that the breadth and depth of the Matterport platform along with the strong network effect from our growing spatial data library will lead to increased adoption of our solutions across diverse end markets, enabling us to drive further digital transformation of the built world.
Adoption of our Solutions by Enterprise Subscribers
We are pioneering the transformation of the built world from offline to online. We provide a complete, data-driven set of solutions for the digitization and datafication of the built world across a diverse set of use cases and industries. We take a largely offline global property market to the online world using a data-based approach, creating a digital experience for subscribers to interact with buildings and spaces and derive actionable insights. Our Cortex
AI-driven
engine and software platform uses the breadth of the billions of data points we have accumulated over the years to improve the 3D accuracy of our digital twin models. Our machine learning algorithms also deliver significant commercial value to our subscribers by generating data-based insights that allow them to confidently make assessments and decisions about their properties. We provide enterprise subscribers with a comprehensive solution that includes all of the capture, design, build, promote, insure, inspect and manage functionality of our platform. We believe that our scale of data, superior capture technology, continued focus on innovation and considerable brand recognition will drive a continued adoption of our all-in-one
platform by enterprise subscribers. We are particularly focused on acquiring and retaining large enterprise subscribers due to the significant opportunities to expand our integrated solutions to different parts of an organization and utilize digital twins for more use cases within an organization. We will continue improving our proprietary spatial data library and
AI-powered
platform while increasing investments in direct sales and account-based marketing to enhance enterprise adoption of our solutions.
Retention and Expansion of Existing Subscribers
Our ability to increase revenue depends in part on retaining our existing subscribers and expanding their use of our platform. We offer an integrated, comprehensive set of solutions including spatial data capturing, digital twin creation, publication, vertical-market specific content, and property analytics. We have a variety of subscription plans to meet the needs of every subscriber, including free subscription plans and several standard paid subscription plans, and we are able to provide customized subscription plans tailored to the specific needs of large enterprises. As we seek to develop long-term subscriber relationships, our value proposition to subscribers is designed to serve the entirety of the property lifecycle, from design and build to maintenance and operations, promotion, insure, repair, restore, secure and finance. As a result, we believe we are uniquely positioned to grow our revenue with our existing subscribers as our platform helps them discover opportunities to drive short and long term returns on their property investments.
Given the
all-in-one
nature of our and its ease of use, we are also able to drive adoption of our solutions across various parts of an organization. For example, we started a long-term relationship with a large commercial real estate client when we were engaged to create digital twins for available office spaces for promotion and leasing. We were then able to expand the relationship by working with the subscriber’s construction team to redesign office spaces through integrating our digital twins with the construction team’s design software. Most recently, we signed a global agreement with the client’s real estate acquisition team to conduct due diligence of potential real property acquisitions.
As a result of our long-term focus and expansion strategy, we have been able to consistently retain our subscribers and drive increased usage of our platform. Our net dollar expansion rate of 132% and 112% for the three months ended June 30, 2021 and December 31, 2020 demonstrates the stickiness and growth potential of our platform. The chart below illustrates our historical subscriber expansion by presenting subscription revenue attributable to our subscribers for the years ended December 31, 2019 and 2020. Each identified subscriber cohort represents those subscribers that made their initial purchases from us during the applicable year. For example, the 2019 subscriber cohort includes all subscribers that joined us as new subscribers between January 1, 2019 and December 31, 2019. Full year-ended revenue contribution from this subscriber cohort increased from $3.4 million as of December 31, 2019 to $7.7 million as of December 31, 2020, representing an increase of 126%.

Scaling Across Various Industry Verticals
Matterport’s fundamental
go-to-market
model is built upon a subscription first approach. We have invested aggressively to unlock a scalable and cost-effective subscription flywheel for customer adoption. With our large spatial data library and pioneering
AI-powered
capabilities, we pride ourselves on our ability to deliver value across the property lifecycle to subscribers from various end markets, including residential and commercial real estate, facilities management and retail, AEC, insurance and repair, and travel and hospitality. Going forward, we will continue to improve our spatial data library and
AI-powered
platform to address the workflows of the industries we serve, while expanding our solutions and reaching new real estate segments. We also plan to increase investments in industry-specific sales and marketing initiatives to increase sales efficiency and drive subscriber and recurring revenue growth. While we expect that these investments will result in a considerable increase in our operating expenses, we expect operating margins to improve over the long term as we continue to scale and gain higher operating leverage.
International Expansion
We are focused on continuing to expand our
AI-powered
spatial data platform to all corners of the world. Given that the global building stock remains largely undigitized today and with the vast majority of the world’s buildings located outside of the United States, we expect significant opportunities in pursuing the digitization and datafication of the building stock worldwide. We use a “land and expand” model to capitalize on the potential for geographic expansion. As of June 30, 2021, we served subscribers in more than 150 countries, and we will seek to further penetrate these existing geographies in order to add their spatial data to our platform. As of June 30, 2021, subscribers outside the United States accounted for more than 33% of our subscription revenues. Given the flexibility and ease of use of our platform and capture device agnostic data capture strategy, we believe that we are well-positioned to further penetrate existing and additional geographies.

To scale our international penetration, we plan to increase our investment in sales and marketing efforts across the globe, including building up sales and marketing teams in North America, Europe, the Middle East and Africa, and the Asia Pacific region. With multiple sales attachment points and a global marketing effort, we believe that we can further penetrate enterprises and businesses worldwide through channel partnerships and direct sales. Such international expansion efforts will also involve additional investments in our market research teams to tailor platform solutions, subscription plans and pricing for each market. These international expansion activities may impact our near-term profitability as we lay the foundation for international growth. Nevertheless, we believe that customers around the world will derive value from the universal utility and flexibility of our spatial data platform which transforms how customers interact with their physical spaces in the modern age.
Investing in Research and Innovation for Growth
We will continue to invest in research and development to improve Cortex, expand our solutions portfolio, and support seamless integration of our platform with third-party software applications. We plan to concentrate on in-house
innovation and expect to consider acquisitions on an opportunistic basis. We have a robust pipeline of new product releases. For example, in May 2020, we launched Matterport for iPhone, which gave every recent iPhone owner the ability to capture and collaborate on 3D spaces and resulted in significant subscriber growth and digital twin creations. In April 2021, Matterport announced the official release of the Android Capture app, giving Android users the ability to quickly and easily capture buildings and spaces in immersive 3D. We see significant potential for future subscriber growth as we release more products and create additional upselling opportunities. We will also strengthen our AI and ML capabilities as we enlarge our spatial data library, enabling continuous improvement of the fidelity and accuracy of digital twins and enhancing the commercial value from data-driven analytics. In June 2021, Matterport announced the collaboration with Facebook AI to release the world’s largest dataset of 3D spaces for academic research and the partnership with Apex, a national provider of advanced store surveys, to enable retail brands across the U.S. and Canada to access, collect and evaluate building data and information. These investments may impact our operating profitability in the near term, but we expect our operating margins to improve over the long term as we solidify our scale and reach.
While we plan to concentrate on
in-house
innovation, we may also pursue acquisitions of products, teams and technologies on an opportunistic basis to further expand the functionality of and use cases for our platform. As with organic research and development, we adopt a long-term perspective in the evaluation of acquisition opportunities in order to ensure sustainable value creation for our customers.
Expanding Partner Integrations and Third Party Developer Platform
We aim to foster a strong network of partners and developers around our Matterport platform. Through integration with our open, scalable and secure enterprise platform, organizations across numerous industries have been able to automate workflows, enhance subscriber experiences and create custom extensions for high-value vertical applications. For example, in May 2020, we rolled out integration capability with Autodesk to assist construction teams with streamlining documentation across workflows and collaborate virtually. Going forward, we plan to develop additional strategic partnerships with leading software providers to enable more effective integrations and enlarge our marketplace of third-party software applications.
We believe that our future growth and scale depend partially upon our ability to develop a strong ecosystem of partners and developers which can augment the value of our platform. Going forward, we plan to establish additional strategic partnerships with leading software providers through the Matterport Partner Program to enable more integrations. We will also invest in the Matterport Developer Program to enlarge our marketplace of value-added third-party applications built on top of the Matterport platform. We expect that monetization opportunities from partner integrations and the third party developer marketplace will allow us to drive subscriber growth and develop a more loyal subscriber base, and the revenue derived from the marketplace will grow over time.

COMPONENTS OF RESULTS OF OPERATIONS
Revenue
Our revenue consists of subscription revenue, license revenue, services revenue and product revenue.
Subscription revenue
—We provide our software as a service on our Matterport platform. Subscribers use our platform under different subscription levels based on the number of active scanned spaces. We typically bill our subscribers monthly in advance based on their subscription level and recognize revenue on a monthly basis based on the subscription level.
License revenue
—We provide spatial data to customers in exchange for payment of a license fee. Under these license arrangements, customers take right to possession of the spatial data and pay a fee for an agreed scope of use.
Services revenue
—Services revenue consist of capture services and
add-on
services. Capture services consist of professional services in which a
Matterport-qualified third-party technician will provide
on-site
digital capture services for the customer. Under these arrangements, we will pay the third-party technician directly and bill the customer directly.
Add-on
services consist of additional software features that the customer can purchase. These services are typically provided by third parties under our direction and oversight and we pay the third party directly and bill the subscriber directly for the provisions of such services.
Product revenue
—Product revenue consists of revenue from the sale of capture devices, including our Pro2 Camera, and out-of-warranty
repair
fees. Customers place orders for the capture devices, and we fulfill the order and ship the devices directly to the customer or, in some cases, we arrange for the shipment of devices from third parties directly to the customer. We recognize product revenue associated with a sale in full at the time of shipment of the capture device. In some cases, customers prepay for the ordered device and, in other cases we bill the customer upon shipment of the device. Customers purchasing capture devices from us also typically subscribe to the Matterport platform for use with their captured spaces. However, we do not require Pro2 Camera owners to have a subscription when purchasing a Pro2 Camera. We will also repair Pro2 Cameras for a fee if the nature of the repair is outside the scope of the applicable warranty.
Cost of Revenue
Cost of revenue consists of cost of subscription revenue, cost of license revenue, cost of services revenue, and cost of product revenue.
Cost of subscription revenue—
Cost of subscription revenue consists primarily of costs associated with hosting and delivery services for our platform to support our subscribers and other users of our subscribers’ spatial data, along with our customer success operations. Cost of subscription revenue also includes amortization of internal-use
software and stock-based compensation.
Cost of license revenue—
Cost of license revenue consists primarily of costs associated with data curation and delivery costs associated with providing spatial data to customers.
Cost of services revenue—
Cost of services revenue consists primarily of costs associated with capture services and costs for add-on
features.
Costs for capture services are primarily attributable to services rendered by third-party technicians that digitally capture spaces on behalf of the applicable customer, as well as administration and support costs associated with managing the program. Costs for add-on
features are primarily attributable to services rendered by third party contractors that develop the floor plans or other add-ons
applications purchased by our subscribers as well as support costs associated with delivering the applications.
Cost of product revenue—
Cost of product revenue consists primarily of costs associated with the manufacture of our Pro2 Camera, warranty and repair expenses relating to Pro2 Cameras and personnel-related expenses associated with manufacturing employees including salaries, benefits, bonuses, overhead and stock-based compensation. Cost of product revenue also includes depreciation of property and equipment, costs of acquiring third-party capture devices, and costs associated with shipping devices to customers.
Operating Expenses
Our operating expenses consist primarily of research and development expenses, selling, general and administrative expenses. Personnel costs are the most significant component of operating expenses and consist of salaries, benefits, bonuses, stock-based compensation, and sales commissions. Operating expenses also include overhead costs.
Research and development expenses—
Research and development expenses consist primarily of personnel-related expenses associated with our research and development employees, including salaries, benefits, bonuses, and stock-based compensation. Research and development expenses also include third-party contractor or professional services fees, and software and subscription services dedicated for use by our research and development organization. We expect that our research and development expenses will increase in absolute dollars as our business grows, particularly as we incur additional costs related to continued investments in our platform and products. In addition, research and development expenses that qualify as internal-use
software development costs are capitalized, the amount of which may fluctuate significantly from period to period.
Selling, general and administrative expenses—
Selling, general, and administrative expenses consist primarily of personnel-related expenses associated with our sales and marketing, finance, legal, information technology, human resources, facilities, and administrative employees, including salaries, benefits, bonuses, sales commissions, and stock-based compensation. We capitalize and amortize commissions associated with attracting new paid subscribers and services revenue equal to a period of three years, which is the estimated period for which we expect to benefit from the sales commissions. Selling, general and administrative expenses also include external legal, accounting, and other professional services fees, software and subscription services, and other corporate expenses. Following the closing of the Business Combination, we expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations, and increased expenses for insurance, investor relations, and professional services. We expect that our selling, general and administrative expenses will increase in absolute dollars as our business grows. See “—
The Business Combination
” above.
Interest Income
Interest income consists of interest income earned on our cash and cash equivalents.
Interest Expense
Interest expense consists primarily of interest payments for our debt facilities. See “
Liquidity and Capital Resources—Debt and Financing
Arrangements
.”
Provision for Income Taxes
Provision for income taxes consists primarily of income taxes in certain foreign and state jurisdictions in which we conduct business. We record income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. These differences are measured using the enacted statutory tax rates that are expected to apply to taxable income for the years in which differences are expected to reverse. We recognize the effect on deferred income taxes of a change in tax rates in income in the period that includes the enactment date.

We record a valuation allowance to reduce our deferred tax assets and liabilities to the net amount that we believe is more likely than not to be realized. We consider all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing tax planning strategies in assessing the need for a valuation allowance.
RESULTS OF OPERATIONS
Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
The following table sets forth our results of operations for the years ended December 31, 2020 and December 31, 2019 (in thousands, except percentages):

	Year Ended December 31,		Change
	2020	2019	$	%
Revenue:
Subscription	$41,558	$24,528	$17,030	69%
License	3,500	—	3,500	100%
Services	7,702	2,869	4,833	168%
Product	33,124	18,612	14,512	78%

Total revenue	85,884	46,009	39,875	87%

Costs of revenue:
Subscription	11,445	7,592	3,853	51%
License	69	—	69	100%
Services	6,131	2,394	3,737	156%
Product	20,300	13,876	6,424	46%

Total costs of revenue	37,945	23,862	14,083	59%

Gross profit	47,939	22,147	25,792	116%
Gross margin	56%	48%
Operating expenses:
Research and development	17,710	17,195	515	3%
Selling, general, and administrative	41,791	35,350	6,441	18%

Total operating expenses	59,501	52,545	6,956	13%

Loss from operations	(11,562)	(30,398)	18,836	(62)%
Other income (expense):
Interest income	19	229	(210)	(92)%
Interest expense	(1,501)	(1,482)	(19)	1%
Other (expense) income, net	(900)	(244)	(656)	269%

Total other income (expense)	(2,382)	(1,497)	(885)	59%

Loss before provision for income taxes	(13,944)	(31,895)	17,951	(56)%
Provision for income taxes	77	65	12	18%

Net loss	$(14,021)	$(31,960)	$17,939	(56)%

Revenues
Total revenue increased by $39.9 million, or 87%, to $85.9 million for the year ended December 31, 2020, from $46.0 million for the year ended December 31, 2019. The increase in revenue is attributable to growth from all revenue streams.

Subscription revenue increased by $17.0 million, or 69%, to $41.5 million for the year ended December 31, 2020, from $24.5 million for the year ended December 31, 2019. Of the $17.0 million increase, approximately $8.7 million was attributable to the higher volume of subscription plans from additional new subscribers during the year ended December 31, 2020 and approximately $8.3 million was attributable to additional sales to existing customers during that period.
License revenue increased by $3.5 million, or 100%, to $3.5 million for the year ended December 31, 2020, from nil for the year ended December 31, 2019. The increase was primarily attributable to the launch of our data licensing business and the license of spatial data to customers for the year ended December 31, 2020. We did not generate license revenue during the year ended December 31, 2019.
Services revenue increased by $4.8 million, or 168%, to $7.7 million for the year ended December 31, 2020, from $2.9 million for the year ended December 31, 2019. The increase was primarily attributable to increased sales of capture services and add-on
services, primarily driven by our investment in growing our capture services business and the increase in the number of our subscribers during the year ended December 31, 2020.
Product revenue increased by $14.5 million, or 78%, to $33.1 million for the year ended December 31, 2020, from $18.6 million for the year ended December 31, 2019. The increase was primarily attributable to the significant growth in the number of capture devices shipped during the period. Product revenue was also driven by the stay-at-home
orders issued by governments around the world in response to the
COVID-19
pandemic as consumers increasingly adopted online technologies.
For further information related to the impact of
COVID-19,
please see “
Business Impact of
COVID-19
.”
Cost of Revenue
Total cost of revenue increased by $14.1 million, or 59%, to $37.9 million for the year ended December 31, 2020, from $23.8 million for the year ended December 31, 2019. The increase was primarily attributable to an increase in subscription services provided and capture devices sold.
Cost of subscription revenue increased by $3.9 million, or 51%, to $11.5 million for the year ended December 31, 2020, from $7.6 million for the year ended December 31, 2019. The increase was primarily attributable to an increase in costs related to hosting and delivery services for our platform to support the growth of subscription services provided.
Cost of license revenue did not fluctuate significantly year over year.
Cost of services revenue increased by $3.7 million, or 156%, to $6.1 million for the year ended December 31, 2020, from $2.4 million for the year ended December 31, 2019. The increase was primarily attributable to an increase in volume and cost related to capture services sold.
Cost of products revenue increased by $6.4 million, or 46%, to $20.3 million for the year ended December 31, 2020, from $13.9 million for the year ended December 31, 2019. The increase was primarily attributable to increased costs related to materials to support the higher demand for capture devices, as well as increased direct labor, and manufacturing overhead to support the increased volume of capture devices sold.
Gross Profit and Gross Margin
Gross profit increased by $25.8 million, or 116%, to $47.9 million for the year ended December 31, 2020, from $22.1 million for the year ended December 31, 2019. Gross margin increased to 56% during the year ended December 31, 2020 compared to 48% during the year ended December 31, 2019. The increase was primarily driven by the composition of revenue. Subscription and license revenue have had a positive effect on our total gross margin given their higher gross margins compared the gross margins of product and services revenue.

Research and Development Expenses
Research and development expenses increased by $0.5 million, or 3%, to $17.7 million for the year ended December 31, 2020, from $17.2 million for the year ended December 31, 2019. The increase was primarily attributable to personnel-related costs associated with salaries, bonuses, stock-based compensation, and professional services to support our continued investment in our platform and products.
Selling, General and Administrative Expenses
Selling, general and administrative expenses increased by $6.4 million, or 18%, to $41.8 million for the year ended December 31, 2020 from $35.4 million for the year ended December 31, 2019. The increase was primarily attributable to increases in personnel-related costs, including a $1.9 million increase in salaries as a result of an increase in headcount, a $4.6 million increase in bonuses and commissions and a $1.6 million increase in consulting fees to support the growth in our business operations. The increase was partially offset by a $2.0 million decrease in marketing expenses primarily due to decreased participation in conferences and trade shows during the year ended December 31, 2020 as a result of
COVID-19.
Interest Income
Interest income decreased by $0.2 million, or 92%, to $0.02 million for the year ended December 31, 2020 from $0.2 million for the year ended December 31, 2019. The decrease was primarily attributable to lower interest earned on our cash equivalents due to a lower realized interest rate on U.S. treasury bills.
Interest Expense
Interest expense did not fluctuate significantly during the year. We incurred $0.1 million interest expense for our 2020 Term Loan and $0.1 million of interest expense for the amortization of debt discount associated with our 2020 Notes, which were partially offset by lower interest expense for other loans due to lower average principal balances, coupled with a slight decrease in the interest rate in the current year for our 2019 Term Loan and revolving line of credit.
Other (Expense) Income, Net
Other (expense) income, net decreased by $0.7 million, or 269%, to $(0.9) million for the year ended December 31, 2020 from $(0.2) million for the year ended December 31, 2019. The decrease was primarily attributable to $1.0 million of loss on extinguishment of our 2020 Notes.
Provision for Income Taxes
The provision for income taxes did not significantly fluctuate year over year. The U.S. federal statutory tax rate is 21%, while our effective tax rate for the year ended December 31, 2020 and 2019 was (0.6)% and (0.2)%, respectively. The difference was due primarily to the tax benefit of pre-tax
book losses being offset by a valuation allowance.

Three Months Ended June 30, 2021 Compared to the Three Months Ended June 30, 2020
The following table sets forth our results of operations for the three months ended June 30, 2021 and 2020 (in thousands, except percentages):

	Three Months Ended June 30,		Change
	2021	2020	$	%
Revenue:
Subscription	$15,281	$9,999	$5,282	53%
License	2,099	—	2,099	100%
Services	2,879	2,232	647	29%
Product	9,244	12,052	(2,808)	(23)%

Total revenue	29,503	24,283	5,220	21%

Costs of revenue:
Subscription	3,384	2,905	479	16%
License	—	—	—	0%
Services	2,290	1,613	677	42%
Product	6,015	6,902	(887)	(13)%

Total costs of revenue	11,689	11,420	269	2%

Gross profit	17,814	12,863	4,951	38%
Gross margin	60%	53%
Operating expenses:
Research and development	7,090	4,537	2,553	56%
Selling, general, and administrative	16,501	10,476	6,025	58%

Total operating expenses	23,591	15,013	8,578	57%

Loss from operations	(5,777)	(2,150)	(3,627)	169%
Other income (expense):
Interest income	14	4	10	250%
Interest expense	(277)	(471)	194	(41)%
Other (expense) income, net	(149)	(1,053)	904	(86)%

Total other income (expense)	(412)	(1,520)	1,108	(73)%

Loss before provision for income taxes	(6,189)	(3,670)	(2,519)	69%
Provision for income taxes	20	20	—	0%

Net loss	$(6,209)	$(3,690)	$(2,519)	68%

Revenues
Total revenue increased by $5.2 million, or 21%, to $29.5 million for the three months ended June 30, 2021, from $24.3 million for the three months ended June 30, 2020. The increase in revenue is attributable to growth from our subscription, license and services revenue, partially offset by the decrease in product revenue.
Subscription revenue increased by $5.3 million, or 53%, to $15.3 million for the three months ended June 30, 2021, from $10.0 million for the three months ended June 30, 2020. Of the $5.3 million increase, approximately $3.5 million was attributable to the higher volume of subscription plans from additional new subscribers during the three months ended June 30, 2021 and approximately $1.8 million was attributable from additional sales to existing customers during that period.
License revenue increased by $2.1 million, or 100%, to $2.1 million for the three months ended June 30, 2021, from nil for the three months ended June 30, 2020. The increase was primarily attributable to the launch of our data licensing business and the license of spatial data to customers. We did not generate license revenue during the three months ended June 30, 2020.
Services revenue increased by $0.6 million, or 29%, to $2.8 million for the three months ended June 30, 2021, from $2.2 million for the three months ended June 30, 2020. The increase was primarily attributable to increased sales of capture services and add-on services,
primarily driven by our investment in growing our capture services business and the increase in the number of our subscribers during 2020 and the three months ended June 30, 2021.
Product revenue decreased by $2.8 million, or 23%, to $9.2 million for the three months ended June 30, 2021, from $12.0 million for the three months ended June 30, 2020. The decrease was primarily due to the emerging demand of product revenue during the three months ended June 30 2020 driven by the impact of COVID-19 pandemic
as consumers increasingly adopted online technologies.
For further information related to the impact
of COVID-19, please
see “
Business Impact of
 COVID-19
.”
Cost of Revenue
Total cost of revenue increased by $0.3 million, or 2%, to $11.7 million for the three months ended June 30, 2021, from $11.4 million for the three months ended June 30, 2020. The increase was primarily attributable to an increase in subscription and services provided, partially offset by the decrease of capture devices sold.
Cost of subscription revenue increased by $0.5 million, or 16%, to $3.4 million for the three months ended June 30, 2021, from $2.9 million for the three months ended June 30, 2020. The increase was primarily attributable to an increase in costs related to hosting and delivery services for our platform to support the growth of subscription services provided.
Cost of license revenue did not fluctuate during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020.
Cost of services revenue increased by $0.7 million, or 42%, to $2.3 million for the three months ended June 30, 2021, from $1.6 million for the three months ended June 30, 2020. The increase was primarily attributable to an increase in volume and cost related to capture services sold.
Cost of product revenue decreased by $0.9 million, or 13%, to $6.0 million for the three months ended June 30, 2021, from $6.9 million for the three months ended June 30, 2020. The decrease was primarily attributable to decreased volume of capture devices sold.
Gross Profit and Gross Margin
Gross profit increased by $5.0 million, or 38%, to $17.8 million for the three months ended June 30, 2021, from $12.8 million for the three months ended June 30, 2020. Gross margin increased to 60% during the three months ended June 30, 2021 compared to 53% during the three months ended June 30, 2020. The increase was primarily driven by the composition of revenue. Subscription and license revenue have had a positive effect on our total gross margin given their higher gross margins compared to the gross margins of product and services revenue.
Research and Development Expenses
Research and development expenses increased by $2.6 million, or 56%, to $7.1 million for the three months ended June 30, 2021, from $4.5 million for the three months ended June 30, 2020. The increase was primarily attributable to personnel-related costs associated with salaries, bonuses, stock-based compensation, and professional services to support our continued investment in our platform and products.

Selling, General and Administrative Expenses
Selling, general and administrative expenses increased by $6.0 million, or 58%, to $16.5 million for three months ended June 30, 2021 from $10.5 million for the three months ended June 30, 2020. The increase was primarily attributable to $2.6 million increase in personnel-related costs as a result of an increase in headcount; and $1.5 million increase in consulting, $0.5 million in legal fees and $1.1 million in advertising and promotion expenses to support the growth of our business operations.
Interest Income
Interest income did not fluctuate significantly during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020.
Interest Expense
Interest expense decreased $0.2 million, or 41% to $(0.3) million for the three months ended June 30, 2021 from $(0.5) million for the three months ended June 30, 2020. The decrease was primarily attributable to lower interest expense as we continue to make the principal payments on our outstanding debt.
Other (Expense) Income, Net
Other (expense) income, net increased by $0.9 million, or 86%, to $(0.1) million for the three months ended June 30, 2021 from $(1.0) million for the three months ended June 30, 2020. The fluctuation is primarily attributable to the loss of $1.0 million on extinguishment of the 2020 Notes in April 2020.
Provision for Income Taxes
The provision for income taxes did not fluctuate significantly during the quarter. The U.S. federal statutory tax rate is 21%, while our effective tax rate for the three months ended June 30, 2021 and 2020 was (0.3%) and (0.5%), respectively. The difference was due primarily to the tax benefit of pre-tax
book losses being offset by a valuation allowance.

Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020
The following table sets forth our results of operations for the six months ended June 30, 2021 and 2020 (in thousands, except percentages):

	Six Months Ended June 30,		Change
	2021	2020	$	%
Revenue:
Subscription	$29,081	$17,515	$11,566	66%
License	4,359	—	4,359	100%
Services	5,568	3,157	2,411	76%
Product	17,424	16,551	873	5%

Total revenue	56,432	37,223	19,209	52%

Costs of revenue:
Subscription	6,635	5,318	1,317	25%
License	—	—	—	0%
Services	4,325	2,540	1,785	70%
Product	10,930	9,970	960	10%

Total costs of revenue	21,890	17,828	4,062	23%

Gross profit	34,542	19,395	15,147	78%
Gross margin	61%	52%
Operating expenses:
Research and development	13,115	9,142	3,973	43%
Selling, general, and administrative	29,559	20,273	9,286	46%

Total operating expenses	42,674	29,415	13,259	45%

Loss from operations	(8,132)	(10,020)	1,888	(19)%
Other income (expense):
Interest income	22	13	9	69%
Interest expense	(585)	(858)	273	(32)%
Other (expense) income, net	(347)	(899)	552	(61)%

Total other income (expense)	(910)	(1,744)	834	(48)%

Loss before provision for income taxes	(9,042)	(11,764)	2,722	(23)%
Provision for income taxes	39	34	5	15%

Net loss	$(9,081)	$(11,798)	$2,717	(23)%

Revenues
Total revenue increased by $19.2 million, or 52%, to $56.4 million for the six months ended June 30, 2021, from $37.2 million for the six months ended June 30, 2020. The increase in revenue is attributable to growth from all revenue streams.
Subscription revenue increased by $11.6 million, or 66%, to $29.1 million for the six months ended June 30, 2021, from $17.5 million for the six months ended June 30, 2020. Of the $11.6 million increase, approximately $6.0 million was attributable to the higher volume of subscription plans from additional new subscribers during the six months ended June 30, 2021 and approximately $5.6 million was attributable from additional sales to existing customers during that period.
License revenue increased by $4.4 million, or 100%, to $4.4 million for the six months ended June 30, 2021, from nil for the six months ended June 30, 2020. The increase was primarily attributable to the launch of our data licensing business and the license of spatial data to customers. We did not generate license revenue during the six months ended June 30, 2020.
Services revenue increased by $2.4 million, or 76%, to $5.6 million for the six months ended June 30, 2021, from $3.2 million for the six months ended June 30, 2020. The increase was primarily attributable to increased sales of capture services and add-on services,
primarily driven by our investment in growing our capture services business and the increase in the number of our subscribers during 2020 and the six months ended June 30, 2021.
Product revenue increased by $0.8 million, or 5%, to $17.4 million for the six months ended June 30, 2021, from $16.6 million for the six months ended June 30, 2020. The increase was primarily attributable to the growth in the number of capture devices shipped during the period. Product revenue was also driven by the impact of COVID-19 pandemic
as consumers increasingly adopted online technologies.
For further information related to the impact
of COVID-19, please
see “
Business Impact of
 COVID-19
.”
Cost of Revenue
Total cost of revenue increased by $4.1 million, or 23%, to $21.9 million for the six months ended June 30, 2021, from $17.8 million for the six months ended June 30, 2020. The increase was primarily attributable to an increase in subscription and services provided and capture devices sold.
Cost of subscription revenue increased by $1.3 million, or 25%, to $6.6 million for the six months ended June 30, 2021, from $5.3 million for the six months ended June 30, 2020. The increase was primarily attributable to an increase in costs related to hosting and delivery services for our platform to support the growth of subscription services provided.
Cost of license revenue did not fluctuate during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.
Cost of services revenue increased by $1.8 million, or 70%, to $4.3 million for the six months ended June 30, 2021, from $2.5 million for the six months ended June 30, 2020. The increase was primarily attributable to an increase in volume and cost related to capture services sold.
Cost of product revenue increased by $1.0 million, or 10%, to $10.9 million for the six months ended June 30, 2021, from $9.9 million for the six months ended June 30, 2020. The increase was primarily attributable to increased costs related to materials to support the higher demand for capture devices, as well as increased direct labor and manufacturing overhead to support the increased volume of capture devices sold.
Gross Profit and Gross Margin
Gross profit increased by $15.1 million, or 78%, to $34.5 million for the six months ended June 30, 2021, from $19.4 million for the six months ended June 30, 2020. Gross margin increased to 61% during the six months ended June 30, 2021 compared to 52% during the six months ended June 30, 2020. The increase was primarily driven by the composition of revenue. Subscription and license revenue have had a positive effect on our total gross margin given their higher gross margins compared to the gross margins of product and services revenue.
Research and Development Expenses
Research and development expenses increased by $4.0 million, or 43%, to $13.1 million for the six months ended June 30, 2021, from $9.1 million for the six months ended June 30, 2020. The increase was primarily attributable to personnel-related costs associated with salaries, bonuses, stock-based compensation, and professional services to support our continued investment in our platform and products.

Selling, General and Administrative Expenses
Selling, general and administrative expenses increased by $9.3 million, or 46%, to $29.6 million for six months ended June 30, 2021 from $20.3 million for the six months ended June 30, 2020. The increase was primarily attributable to $4.2 million increase in personnel-related costs as a result of an increase in headcount; and $2.8 million increase in consulting, $1.0 million increase in legal fees and $1.4 million increase for advertising and promotional expenses to support the growth of our business operations.
Interest Income
Interest income did not fluctuate significantly during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.
Interest Expense
Interest expense decreased $0.3 million, or 32% to $(0.6) million for the six months ended June 30, 2021 from $(0.9) million for the six months ended June 30, 2020. The decrease was primarily attributable to lower interest expense as the Company continued to make the principal payments on our outstanding debt.
Other (Expense) Income, Net
Other (expense) income, net increased by $0.6 million, or 61%, to $(0.3) million for the six months ended June 30, 2021 from $(0.9) million for the six months ended June 30, 2020. The difference is primarily attributable to the $1.0 million loss on extinguishment of the 2020 Notes in April 2020.
Provision for Income Taxes
The provision for income taxes did not fluctuate significantly during the quarter. The U.S. federal statutory tax rate is 21%, while our effective tax rate for the six months ended June 30, 2021 and 2020 was (0.4%) and (0.3%), respectively. The difference was due primarily to the tax benefit of pre-tax
book losses being offset by a valuation allowance.
LIQUIDITY AND CAPITAL RESOURCES
Sources of Liquidity
Our capital requirements will depend on many factors, including the growth and expansion of our paid subscribers, development of our technology and software platform (including research and development efforts), expansion of our sales and marketing activities and sales, general and administrative expenses. As of June 30, 2021, we had cash, cash equivalents, and restricted cash of approximately $42.7 million. Our cash equivalents primarily consist of cash on hand and amounts on deposit with financial institutions. To date, our principal sources of liquidity have been proceeds received from the issuance of equity and financing activities.
As of the date of this prospectus, we believe our existing cash resources are sufficient to support planned operations for the next 12 months. We completed the Business Combination and PIPE Financing on July 22, 2021, pursuant to which we received net proceeds of $605.0 million. As a result, management believes that its current financial resources are sufficient to continue operating activities for at least one year past the issuance date of the financial statements.
We have incurred negative cash flows from operating activities and significant losses from operations in the past. We expect to continue to incur operating losses at least for the next 12 months due to the investments that we intend to make in our business. Our future capital requirements will depend on many factors, including increase in our customer base, the timing and extent of spend to support the expansion of sales, marketing and development activities, and the impact of the
COVID-19
pandemic. As a result, we may require additional capital resources to grow our business. We believe that current cash, cash equivalents and investments will be sufficient to fund our operations for at least the next 12 months.
Debt and Financing Arrangements
We had $10.5 million outstanding in debt as of June 30, 2021, net of unamortized debt discount of $0.2 million. The debt consists of our 2019 Term Loan, our 2018 Term Loan, our 2020 Term Loan, and our line of credit. In July 2021, the Company repaid in full the 2019 Term Loan of $1.9 million, the Line of Credit of $3.0 million, the 2018 Term Loan of $3.9 million including $0.5 million of final payment fee and $0.1 million interest and prepayment fee. In July and August 2021, the Company repaid in full the 2020 Term Loan of $1.9 million.
2019 Term Loan
As of June 30, 2021, we had approximately $1.9 million outstanding on our term loan with a third-party lender. The loan is secured by certain assets and has customary negative and affirmative covenants. As of June 30, 2021, we were in compliance with all covenants. The loan has a maturity date of May 1, 2023 and bears interest rate at a floating per annum rate equal to the greater of (a) the Prime Rate + 1% and (b) 5.25%. The 2019 Term loan was fully repaid in July 2021.
Line of Credit
As of June 30, 2021, we had approximately $3.0 million outstanding on our working capital revolving line of credit with a third-party lender. The loan is secured by our accounts receivable and has customary negative and affirmative covenants. As of June 30, 2021, we were in compliance with all covenants. The loan has a maturity date of December 14, 2021 and bears interest at a floating per annum rate of equal to the greater of (a) the Prime Rate + 0.5% and (b) 5.25%. The Line of Credit was fully repaid in July 2021.
2018 Term Loan
As of June 30, 2021, we had approximately $3.9 million outstanding on our term loan with a third-party lender. The loan is repayable in 48 monthly scheduled installments commencing on May 1, 2018. We are required to make interest-only payments for the first 12 months starting May 2018 and thereafter to make 36 equal installment payments through the maturity date of the loan. The loan is secured by certain assets and has customary negative and affirmative covenants. As of June 30, 2021, we were in compliance with all covenants. The loan has a maturity date of May 1, 2022 and bears interest at a fixed per annum rate of 11.5%. The 2018 Term loan was fully repaid in July 2021.
2020 Term Loan
As of June 30, 2021, we had approximately $1.8 million outstanding on our facility loan with a third-party lender. The facility loan is provided under two facilities; facility A is comprised of $1.0 million maturing in 36 months, and facility B is comprised of $1.0 million maturing in 30 months. Principal is payable in 24 equal installments commencing on May 31, 2021 through April 30, 2023. The loan is secured by a letter of credit and has customary negative and affirmative covenants. As of June 30, 2021, we were in compliance with all covenants. The facility term loan has a maturity date of April 30, 2023 and bears interest at a fixed per annum rate of 4.75%. The 2020 Term loan was fully repaid in August 2021.
Other commitments
We lease office space under operating leases for our U.S. headquarters and other locations in the United States that expire at various dates from the remainder of 2021 through 2025. In addition, we have purchase obligations, which include contracts and issued purchase orders containing non-cancellable payment
terms to purchase third-party goods and services. As of June 30, 2021, our
12-month
lease obligations (through June 30, 2022) totaled approximately $1.3 million, or approximately $4.8 million through the year ending December 31, 2025. Our non-cancellable
purchase obligations as of June 30, 2021 totaled approximately $11.5 million and are due throughout December 31, 2022.
Cash Flows
The following table set forth a summary of our cash flows for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash provided by (used in):
Operating activities	(2,631)	(2,977)
Investing activities	(4,582)	(2,474)
Financing activities	(2,252)	51,496
Net Cash Used in Operating Activities
Net cash used in operating activities was $2.6 million for the six months ended June 30, 2021. This amount primarily consisted of a net loss of $9.1 million, offset by non-cash charges
of $4.2 million, and an increase in net operating assets and liabilities of $2.2 million.
The non-cash charges
primarily consisted of $2.6 million of depreciation and amortization expense, $1.3 million of stock-based compensation expense, $0.2 million increase of allowance for doubtful accounts and $0.1 million amortization of debt discount and debt issuance costs. Changes in net operating assets and liabilities primarily consisted of an increase in accounts payable, deferred revenue, accruals and other liabilities, and a decrease in inventory, which was partially offset by an increase in accounts receivable and prepaid expenses and other assets.
Net cash used in operating activities was $3.0 million for the six months ended June 30, 2020. This amount primarily consisted of a net loss of $11.8 million, offset by non-cash charges
of $4.8 million, and an increase in net operating assets and liabilities of $4.0 million.
The non-cash charges
primarily consisted of $2.3 million of depreciation and amortization expense, $1.2 million of stock-based compensation expense, $1.0 million of loss on extinguishment of loan and convertible note, $0.2 million increase of allowance for doubtful accounts, and $0.1 million amortization of debt discount and debt issuance costs. Changes of net operating assets and liabilities primarily consisted of an increase in accounts payable, deferred revenue and accruals and other liabilities, which was partially offset by an increase in account receivable and prepaid and other assets.
Net Cash Used in Investing Activities
Net cash used in investing activities was $4.6 million for the six months ended June 30, 2021. This amount primarily consisted of capitalized software and development costs of $3.3 million, an investment in convertible notes receivable of $1.0 million and purchases of property and equipment of $0.3 million.
Net cash used in investing activities was $2.5 million for the six months ended June 30, 2020. This amount primarily consisted of capitalized software and development costs.
Net Cash (Used In) Provided by Financing Activities
Net cash used in financing activities was $2.3 million for the six months ended June 30, 2021. This amount primarily consisted of repayment of debt of $2.4 million and payment of deferred transaction costs of $1.2 million for the Business Combination, partially offset by proceeds from the exercise of stock options of $1.3 million.

Net cash provided by financing activities was $51.5 million for the six months ended June 30, 2020. This amount primarily consisted of proceeds from issuance of redeemable convertible preferred stock, net of issuance costs, of $43.7 million, proceeds from issuance of convertible notes of $8.5 million, proceeds from external loans of $5.3 million, partially offset by repayment of debt of $5.9 million.
Cash Flows for the years ended December 31, 2020 and 2019
The following table sets forth a summary of our cash flows for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
(in thousands)	2020	2019
Cash provided by (used in):
Operating activities	(3,597)	(26,826)
Investing activities	(4,884)	(4,870)
Financing activities	50,462	34,170
Net Cash Used in Operating Activities
Net cash used in operating activities was $3.6 million for the year ended December 31, 2020. This amount primarily consisted of a net loss of $14.0 million, offset by non-cash
charges of $9.3 million, and an increase in net operating assets and liabilities of $1.1 million. The non-cash
charges primarily consisted of $4.8 million of depreciation and amortization expense, $2.5 million of stock-based compensation expense, $1.0 million of loss on extinguishment of debt and convertible note, $0.8 million increase of allowance for doubtful accounts, and $0.2 million of amortization of debt discount. Net cash provided by changes in net operating assets and liabilities primarily consisted of an increase in accrued expenses and other liabilities, deferred revenue and accounts payable, partially offset by an increase in accounts receivable, inventories, prepaid expenses and other assets.
Net cash used in operating activities was $26.8 million for the year ended December 31, 2019. This amount primarily consisted of a net loss of $32.0 million, decrease in net operating assets and liabilities of $1.7 million, offset by non-cash
charges of $6.8 million. The
non-cash
charges primarily consisted of $4.2 million of depreciation and amortization expense, $1.8 million of stock-based compensation expense, $0.4 million increase of allowance for doubtful accounts, and $0.2 million of amortization of debt discount. Changes of net operating assets and liabilities primarily consisted of an increase in accounts receivable and prepaid expenses and other assets, which was partially offset by an increase in deferred revenue.
Net Cash Used in Investing Activities
Net cash used in investing activities was $4.9 million for the year ended December 31, 2020. This amount primarily consisted of capitalized software and development costs during the year.
Net cash used in investing activities was $4.9 million for the year ended December 31, 2019. This amount primarily consisted of capitalized software and development costs of $4.3 million and capital expenditures of $0.6 million during the year.
Net Cash Provided by Financing Activities
Net cash provided by financing activities was $50.5 million for the year ended December 31, 2020. This amount primarily consisted of proceeds from the issuance of preferred stock of $43.7 million, proceeds from an issuance of convertible notes of $8.5 million, proceeds from debt from external lenders of $6.3 million, and proceeds from the exercise of stock options of $1.5 million, offset by repayment of debt of $8.0 million, cash paid for settlement of vested stock options of $1.0 million, and repurchases of common stock of $0.4 million.

Net cash provided by financing activities was $34.2 million for the year ended December 31, 2019. This amount primarily consisted of proceeds from the issuance of preferred stock of $32.0 million, proceeds from debt from external lenders of $6.0 million, and proceeds from the exercise of stock options of $0.5 million, offset by repayment of debt of $4.1 million.
Off-Balance
Sheet Arrangements
As of the balance sheet date of June 30, 2021, we have not engaged in any off-balance
sheet arrangements as defined in the rules and regulations of the SEC.
Emerging Growth Company Status
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, and any such election to not take advantage of the extended transition period is irrevocable.
The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, the Post-Combination Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that is held by non-affiliates
exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which the Post-Combination Company has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which the Post-Combination Company has issued more than $1 billion in non-convertible
debt in the prior three-year period or (iv) December 31, 2025, and the Post-Combination Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the Post-Combination Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
CRITICAL ACCOUNTING POLICIES AND ESTIMATES
Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. We evaluated the development and selection of our critical accounting policies and estimates and believe that the following involve a higher degree of judgement or complexity and are most significant to reporting our results of operations and financial position and are therefore discussed as critical. The following critical accounting policies reflect the significant estimates and judgements used in the preparation of our consolidated financial statements. Actual results could differ materially from those estimates and assumptions, and those differences could be material to our consolidated financial statements. We re-evaluate
our estimates on an ongoing basis. For information on our significant accounting policies, refer to Note 2—Summary of Significant Accounting Policies of our audited consolidated financial statements included in this prospectus.
Revenue
Effective January 1, 2019, our revenue recognition policy is a critical policy due to the adoption of the guidance from ASC 606, Revenue from Contracts with Customers, and because of the variety of revenue generating transactions. We determine the amount of revenue to be recognized through the application of the following steps: (1) identify the contract; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) performance obligations are satisfied.
We identify performance obligations in our contracts with customers, which primarily include subscription, license, services and products. The transaction price is determined based on the amount which we expect to be entitled to in exchange for providing the promised goods and services to our customer. The transaction price in the contract is allocated to each distinct performance obligation on a relative standalone selling price basis. Revenue is recognized when performance obligations are satisfied. In certain transactions the transaction price is considered variable and an estimate of the constrained transaction price is recorded by us. Changes in variable consideration may result in an increase or a decrease to revenue. Changes to the estimated variable consideration were not material for the periods presented.
Contract payment terms vary, and are generally net 30 days. Collectability is assessed based on a number of factors including collection history and creditworthiness of the customer. If collectability of substantially all consideration to which we are entitled under the contract is determined to be not probable, revenue is not recorded until collectability becomes probable at a later date.
Stock-Based Compensation
We measure and record the expense related to stock-based awards based on the fair value of those awards as determined on the date of grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and use the straight-line method to recognize stock-based compensation. For stock-based awards with performance conditions, we record compensation expense when it is deemed probable that the performance condition will be met. We account for forfeitures as they occur. We selected the Black-Scholes option-pricing model as the method for determining the estimated fair value for stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.
We calculated the fair value of options granted by using the Black-Scholes option-pricing model with the following assumptions:
Expected Volatility
—We estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.
Expected Term
—The expected term of the Matterport’s options represents the period that the stock-based awards are expected to be outstanding.
We have elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post vesting employment termination behavior.
Risk-Free Interest Rate
—The risk-free interest rate is based on the implied yield available on US Treasury zero coupon issues with a term that is equal to the options’ expected term at the grant date.
Dividend Yield
—We have never declared or paid dividends and do not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.
Refer to Note 10—Stock Plans, to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for details regarding our share-based compensation plans.

Common Stock Valuation
In the absence of a public trading market for our common stock, on each grant date, the fair value of our common stock has historically been determined by our board of directors with inputs from management, taking into account our most recent valuations from an independent third-party valuation specialist . Our board of directors intended all stock options granted to have an exercise price per share not less than the per share fair value of our common stock on the date of grant. The valuations of our common stock were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The assumptions used to determine the estimated fair value of our common stock are based on numerous objective and subjective factors, combined with management’s judgment, including:

•	relevant precedent transactions involving our capital stock;

•	external market conditions affecting the industry and trends within the industry;

•	the rights, preferences and privileges of our redeemable convertible preferred stock relative to those of our common stock;

•	our financial condition and operating results, including our levels of available capital resources;

•	the progress of our research and development efforts, our stage of development and business strategy;

•	the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our given prevailing market conditions;

•	the history and nature of our business, industry trends and competitive environment;

•	the lack of marketability of our common stock;

•	recent secondary stock sales and tender offers;

•	equity market conditions affecting comparable public companies; and

•	general U.S. and global market conditions.
In determining the fair value of our common stock, we established the enterprise value of our business using the market approach. Under the market approach, a group of guideline publicly traded companies with similar financial and operating characteristics to Matterport are selected, and valuation multiples based on the guideline public companies’ financial information and market data are calculated. Based on the observed valuation multiples, an appropriate multiple was selected to apply to our historical and forecasted revenue results.
In allocating the equity value of our business among the various classes of equity securities prior to December 2020, we used the option pricing model (“
OPM
”) method, which models each class of equity securities as a call option with a unique claim on our assets. The OPM treats our common stock and redeemable convertible preferred stock as call options on an equity value with exercise prices based on the liquidation preference of our redeemable convertible preferred stock. The common stock is modeled as a call option with a claim on the equity value at an exercise price equal to the remaining value immediately after our redeemable convertible preferred stock is liquidated. The exclusive reliance on the OPM until December 2020 was appropriate when the range of possible future outcomes was difficult to predict and resulted in a highly speculative forecast.
Since December 2020, we used a hybrid method utilizing a combination of the OPM and the probability weighted expected return method (“PWERM”). The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of future values for Matterport, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of shares. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. We considered two different scenarios: (a) a transaction with a SPAC, (b) remaining a private company. Under the hybrid method, we used the OPM, the if-converted
method, and the liquidation method to allocate the equity value of our business among the various classes of stock. The if-converted
method presumes that all shares of our redeemable convertible preferred stock convert into shares of common stock based upon their conversion terms and differences in the rights and preferences of the share of redeemable convertible preferred stock are ignored. The liquidation method presumes payment of proceeds in accordance with the liquidation terms of each class of stock.
After the allocation to the various classes of equity securities, a discount for lack of marketability (“
DLOM
”) was applied to arrive at a fair value of common stock. A DLOM was meant to account for the lack of marketability of a stock that was not publicly traded. In making the final determination of common stock value, consideration was also given to recent sales of common stock.
Application of these approaches and methodologies involves the use of estimates, judgments and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses and future cash flows, discount rates, market multiples, the selection of comparable public companies, and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.
Internal Control Over Financial Reporting
In connection with the audits of our financial statements for the years ended December 31, 2020 and 2019, material weaknesses in our internal control over financial reporting were identified. A material weakness is a deficiency or a combination of deficiencies, in a company’s internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.
For a description of the identified material weaknesses see section titled “
Risk Factors—We have identified material weaknesses in our
internal control over financial reporting. If we are unable to remediate these material weaknesses or if management identifies additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired
” in this prospectus.
Our remediation efforts for these material weaknesses have included the following:

•
we hired and continued to hire additional accounting and finance resources with public company experience, in addition to utilizing third-party consultants and specialists, to supplement our internal resources;

•	we designed and implemented controls to formalize roles and review responsibilities to align the team’s skills and experience, including segregation of duties considerations;

•
we engaged a third-party IT consulting firm to assist in designing and implementing IT general controls, including controls over change management, program development approvals and testing, the review and update of user access rights and privileges and appropriate segregation of duties; and

•
we are in the process of implementing comprehensive access control protocols for our enterprise resource planning environment to implement restrictions on user and privileged access to certain applications, establishing additional controls over the preparation and review of journal entries, establishing additional controls to verify transactions are properly classified in the financial statements.

We plan to continue to assess our internal controls and procedures and intend to take further action as necessary or appropriate to address any other matters we identify.
Quantitative and Qualitative Disclosures About Market Risk
Matterport is subject to market risk, primarily relating to potential losses arising from adverse changes in foreign currency exchange rates.
Foreign Currency Exchange Risk
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Currently, substantially all of our revenue is generated in U.S. dollars. Our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations, which are primarily in the United States, U.K. and Singapore. Our results of operations and cash flows in the future may be adversely affected due to an expansion of
non-U.S.
dollar denominated contracts, growth of our international entities, and changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical or current consolidated financial statements. To date, we have not engaged in any hedging strategies. As our international operations grow, we will continue to reassess our approach to manage the risk relating to fluctuations in currency rates.
Inflation Risk
We do not believe that inflation has had a material effect on our business, results of operations or financial condition. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability to do so could harm our business, results of operations and financial condition.

MANAGEMENT
The following sets forth certain information, as of August 19, 2021, concerning the persons who serve as our directors and executive officers.

Name	Age	Position
Executive Officers
R.J. Pittman	51	Chief Executive Officer and Chairman
James D. Fay	48	Chief Financial Officer
Jay Remley	51	Chief Revenue Officer
Japjit Tulsi	45	Chief Technology Officer
Brandt Kucharski	42	Chief Accounting Officer

Non-Employee Directors
Peter Hébert	43	Director
Mike Gustafson	54	Director
Jason Krikorian	50	Director

Key Employees
Robin Daniels	43	Chief Marketing Officer
Jean Barbagelata	61	Chief People Officer
David Gausebeck	44	Chief Scientist and Director
Dave Lippman	47	Chief Design Officer
Lou Marzano	54	Vice President of Hardware R&D and Manufacturing
Executive Officers
R.J. Pittman
. Mr. Pittman serves as Chief Executive Officer of Matterport and as a Class I member and Chairman of the Matterport board, Mr. Pittman has served as Chief Executive Officer of Matterport and as a member of its board of directors since December 2018. Over the past 25 years, Mr. Pittman has held senior leadership positions at eBay, Apple and Google, creating industry-changing Internet software companies and transformational products to accelerate the revolution of the digital economy. Prior to joining Matterport, Mr. Pittman was the Chief Product Officer at eBay from 2013 to July 2018. He led the global brand for one of the most recognized companies in the world as the driving force behind the look, feel, and functionality of the eBay marketplace. Mr. Pittman also served as a co-founder
and Chief Executive Officer of several startups, including Groxis, the advanced search engine technology company that created the industry’s first graphical information interface used by hundreds of prominent content services, including Google, Yahoo, and Amazon from 2001 to April 2006. Mr. Pittman has served on the Board of Directors of Jyve Corporation, a business optimization platform and talent marketplace, since 2018. Mr. Pittman holds a B.S. in Computer Engineering from the University of Michigan and an M.S. in Engineering-Economic Systems from Stanford University. We believe that Mr. Pittman is qualified to serve on the board of the Company because he has the long-term vision for Matterport and due to his operational and historical expertise gained from serving as Legacy Matterport’s Chief Executive Officer since December 2018.
James D. Fay
. Mr. Fay serves as Chief Financial Officer of Matterport. Mr. Fay has served as Matterport’s Chief Financial Officer since September 2017. Mr. Fay has more than 20 years of experience as a globally-focused senior executive, lawyer and advisor for venture-backed and public technology companies and is responsible for Matterport’s financial management and strategy, as well as legal and information technology matters. Prior to joining Matterport, Mr. Fay served as the Chief Financial Officer of View from September 2013 to September 2017, where he was responsible for managing financial, legal, human resources and other operations matters. Mr. Fay also served as Chief Financial Officer and General Counsel of NeoPhotonics Corporation from January 2009 to September 2013. Mr. Fay served as a strategic advisor to Sierra Instruments from March 2016 to May 2019 and as an advisory board member of Top Time Corp. from September 2006 to

February 2018. Mr. Fay holds a B.A. in International Business and a B.A. in French Language from North Central College, and a J.D. from Harvard Law School.
Jay Remley
. Mr. Remley serves as Chief Revenue Officer of Matterport. Mr. Remley has served as Matterport’s Chief Revenue Officer since July 2019. Mr. Remley has more than 20 years of business development, sales and operations experience. He has built and led global go-to-market
teams from startups to Fortune 100 companies. Mr. Remley served as the Chief Revenue Officer of PredictSpring Inc. from January 2018 to October 2018 and prior to that spent nearly eight years at Google LLC in various executive roles, including the Global Director for Google Cloud, where he lead regional and global business teams across Google Commerce and Google Cloud, and served as Global Director of Google Maps. Prior to Google, Jay served as the Vice President of Product Management and Business Development at Seagate Technology, from September 2008 to June 2010, where he led global sales operations before establishing and building the Seagate SaaS business. Mr. Remley has served as the Chairman of the Board of Directors of the Lupus Foundation of Northern California since 2007 and serves as an executive advisor to AMPEL BioSolutions, LLC and DxTerity. Mr. Remley holds a B.S. in Aviation from San Jose State University and an M.B.A. in Operations Management Information Systems from Santa Clara University.
Japjit Tulsi
. Mr. Tulsi serves as Chief Technology Officer of Matterport. Mr. Tulsi has served as Matterport’s Chief Technology Officer since January 2020. Mr. Tulsi oversees Matterport’s engineering and product team and sets the technical vision for Matterport. Prior to joining Matterport, Mr. Tulsi served as the Chief Technology Officer of Carta from July 2018 to January 2020, where he led technological innovations for private company investors, founders and employees to manage their equity and ownership. Mr. Tulsi also served as the Vice President of Engineering of eBay Inc. from January 2015 to June 2018, where he led engineering for new product technology and development, including eBay’s
AI-powered
shopping assistant, ShopBot. Prior to that he held executive leadership positions at Microsoft - Product Ads and Google—Google Analytics and YouTube long form media. Mr. Tulsi has served on the Board of Directors of Grassroots Ecology since 2019 and previously served on the Board of Directors of Acterra from April 2014 to June 2019. Mr. Tulsi holds a Bachelor’s Degree from Panjab University.
Brandt Kucharski
. Mr. Kucharski serves as Chief Accounting Officer of Matterport. Mr. Kucharski has served as Matterport’s Chief Accounting Officer since July 2021. Prior to joining Matterport, Mr. Kucharski served as the Chief Accounting Officer of Grubhub from September 2010 to July 2021, where he helped lead Grubhub through their initial public offering and its acquisition of Just Eat Takeaway.com. Mr. Kucharski had also served on the boards of Holiday Heroes Foundation, the accounting department at Northern Illinois University, Evolveher and Prohabits. Mr. Kucharski holds a Bachelors and a Masters in Accounting from Northern Illinois University. Mr. Kucharski is a Certified Public Accountant.
Non-Employee
Directors
Peter Hébert
. Mr. Hébert serves as a Class I member of the Matterport board. Mr. Hébert has served on Matterport’s board of directors since February 2013. Mr. Hébert is the co-founder
of Lux Capital, for which he has served as the Managing Partner since 2000. Mr. Hébert leads Lux Capital’s active investments in Avail, Bright Machines, Everspin Technologies (NASDAQ: MRAM), Flex Logix, Ingenuity Brands, Lux Health Tech Acquisition Corp. (NASDAQ: LUXA), Matterport, Mendaera, and Ripcord. In 2003, he led the
spin-off
of Lux Research, and as its founding Chief Executive Officer, helped build Lux Research into a leading emerging-technology research firm. Mr. Hébert began his career at Lehman Brothers, where he worked in the firm’s top-ranked
Equity Research group. He was a Chancellor’s Scholar and graduated cum laude
from Syracuse University’s Newhouse School. We believe Mr. Hébert is qualified to serve on the Matterport board based on his extensive experience investing in and supporting the growth of technology companies.
Mike (Gus) Gustafson
. Mr. Gustafson serves as a Class III member of the Matterport board. Mr. Gustafson has served on Matterport’s board of directors since January 2018. Mr. Gustafson has served as executive chairman and a member of the board of directors of Druva, Inc. since April 2016. He is also the sole member of Carve Your Destiny, LLC, a consulting company and serves as a member of the board of directors of Everspin Technologies, Inc. (NASDAQ: MRAM), PDF Solutions (NASDAQ: PDFS), Reltio Inc., and Pavilion Data Systems. Mr. Gustafson was previously the Chief Executive Officer and Chairman of Virident Systems from September 2012 to October 2013 and the Chief Executive Officer and member of the board of directors of BlueArc Corporation from June 2004 to September 2011. In addition, he has served as Senior Vice President at Western Digital Corporation, Senior Vice President and General Manager of File & Content Business at Hitachi Data Systems, Senior Vice President of Sales, Marketing and Services at McDATA Corporation, and various executive roles with International Business Machines Corporation early in his career. Mr. Gustafson also serves as a member of the Board of Trustees of the NorCal MS Society. Mr. Gustafson is a graduate of Washington University in St. Louis—John M. Olin School of Business. We believe Mr. Gustafson is qualified to serve on the Post-Combination Company board based on his extensive experience investing in and supporting the growth of technology companies.
Jason Krikorian
. Mr. Krikorian serves as a Class II member of the Matterport board. Mr. Krikorian has served on Matterport’s board of directors since June 2014. Mr. Krikorian has served as a General Partner of DCM, an international venture capital firm, since 2010 and is the co-founder
of Sling Media, the
DCM-backed
pioneering digital media company that created Slingbox. Prior to Sling Media, Mr. Krikorian was a Partner at id8 Group where he advised leading global technology companies on digital media product strategy. He began his career at BCG where he advised Fortune 500 clients in the retail, automotive and utilities sectors. Mr. Krikorian leads DCM’s active investments in ART19, Augmedix, Brigit, FloSports, FuboTV, Life360, PLAYSTUDIOS, Shift, SigFig, Siren, and UJET, among others. Mr. Krikorian holds a B.A. in Psychology from the University of California, Berkeley and an M.B.A. and J.D. from the University of Virginia. We believe Mr. Krikorian is qualified to serve on the Matterport board based on his extensive experience investing in and supporting the growth of technology companies.
Key Employees
Robin Daniels
. Mr. Daniels serves as Chief Marketing Officer of Matterport. Mr. Daniels has served as Matterport’s Chief Marketing Officer since March 2020. At Matterport, Mr. Daniels is responsible for driving all marketing and communications initiatives globally to bring Matterport’s vision to life across all channels and markets. Mr. Daniels has built his career at industry-leading tech companies across the United States and Europe, and brings over 20 years of extensive marketing, business and leadership experience in building brands of high- growth companies. Before joining Matterport, Mr. Daniels was Chief Marketing Officer at WeWork from December 2018 to November 2019. Prior to that, Mr. Daniels served as the Global Head of Product, Partner, and Transformation Marketing at LinkedIn from May 2017 to December 2018. Mr. Daniels was previously the Chief Marketing Officer of Vera from November 2014 to March 2017. Prior to that, Mr. Daniels held leadership positions at category-defining companies, including Salesforce and Box, and worked with many start-ups
as an advisor and mentor. Mr. Daniels holds a degree from Niels Brock, Copenhagen Business College.
Jean Barbagelata
. Ms. Barbagelata serves as Chief People Officer of Matterport. Ms. Barbagelata has served as Matterport’s Chief People Officer since August 2017. Ms. Barbagelata is responsible for building an incredible team and culture at Matterport. Ms. Barbagelata has more than 20 years of experience with rapidly expanding companies domestically and around the world, serving as a strategic business partner to leadership teams. Prior to Matterport, Ms. Barbagelata was the Vice President of People and Places at The RealReal from May 2015 to August 2017, where she developed and executed human resources strategies in support of the company’s doubled year-over-year growth. Ms. Barbagelata has also held human resources leadership roles with Salesforce, PeopleSoft, and Oracle. Ms. Barbagelata holds a B.S. in Business from the University of Wisconsin, Madison.
David Gausebeck
. Mr. Gausebeck serves as Chief Scientist of Matterport. Mr. Gausebeck is a co-founder
of Matterport and has served as the Chief Scientist and as a member of its board of directors since its founding in 2011. As one of Matterport’s founders, he developed much of the computer vision technology that Matterport employs and continues to develop and improve algorithms as he manages the technological research and operations for Matterport. Prior to founding Matterport, Mr. Gausebeck served as a Staff Technical Architect at PayPal, Inc. from August 1999 to January 2008 where he helped build the core back-end
security systems as well as the first commercial implementation of a CAPTCHA. Mr. Gausebeck holds a B.S. in Computer Science from the University of Illinois at Urbana-Champaign.
Dave Lippman
. Mr. Lippman serves as Chief Design Officer of Matterport. Mr. Lippman has served as Matterport’s Chief Design Officer since January 2019. Mr. Lippman oversees all aspects of Matterport’s user experience, brand and industrial design. Mr. Lippman has more than 20 years of experience building simple, useful and beautifully crafted experiences at scale. Before Matterport, Mr. Lippman was Vice President of Design at eBay from April 2014 to July 2018, leading the end-to-end
transformation of the company’s core products and brand. Earlier in his career, Mr. Lippman led design for the Apple Online Store and co-founded
Sisu, a multi-disciplinary design studio based in Los Angeles. Mr. Lippman studied design and visual communications at Parsons School of Design.
Lou Marzano
. Mr. Marzano serves as Vice President of Hardware R&D and Manufacturing of Matterport. Mr. Marzano has served as Matterport’s Vice President of Hardware R&D and Manufacturing since December 2018. At Matterport, Mr. Marzano is responsible for the development and delivery of innovative and uniquely differentiated capture devices to the market. Mr. Marzano has more than 20 years of experience leading R&D teams to develop and deliver products across a wide range of technologies and industries. Prior to Matterport, Mr. Marzano served at Bentek Corporation as Senior Vice President of Engineering and Operations from October 2017 to December 2018 and as Vice President of Engineering from October 2013 to October 2017, leading Bentek’s manufacturing plants and supply chain operations to eliminate material shortages, reduce labor costs, and improve on-time
delivery. Earlier in his career, Mr. Marzano was Director of Engineering at Hewlett-Packard where he led cross- functional engineering and program management teams for HP’s consumer laptops product line. Mr. Marzano has a B.S.E.E. in Digital Systems from Santa Clara University and an M.B.A. in Business Administration and Management from Santa Clara University’s Leavey School of Business.
Corporate Governance
Composition of the Board of Directors
Our business and affairs is organized under the direction of the our board. Our board consists of four members. The primary responsibilities of our board are to provide oversight, strategic guidance, counseling and direction to our management. Our board will meet on a regular basis and additionally as required.
Pursuant to the Second Amended and Restated Certificate of Incorporation, our board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our board is divided into the following classes:

•	Class I consists of R.J. Pittman and Peter Hébert, whose terms will expire at the Company’s first annual meeting of stockholders to be held after consummation of the Business Combination;

•	Class II consists of Jason Krikorian, whose term will expire at the Company’s second annual meeting of stockholders to be held after consummation of the Business Combination; and

•	Class III consists of Mike Gustafson, whose term will expire at the Company’s third annual meeting of stockholders to be held after consummation of the Business Combination.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the board may have the effect of delaying or preventing changes in the Company’s control or management. The Company’s directors may be removed for cause by the affirmative vote of the holders of a majority of the Company’s voting stock.

Director Independence
The board has determined that each of the directors of the Company, other than R.J. Pittman, qualify as an independent director, as defined under the listing rules of Nasdaq, and our board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Board Leadership Structure
Our board does not have a policy requiring the positions of the Chairman of the board and Chief Executive Officer to be separate or held by the same individual. The board believes that this determination should be based on circumstances existing from time to time, based on criteria that are in the our best interests and the best interests of our stockholders, including the composition, skills and experience of the board and its members, specific challenges faced by us or the industry in which we operate and governance efficiency. Our board designated Mr. Pittman as Chairman of the board because it believes that Mr. Pittman’s strategic vision for the business, his in depth knowledge of Matterport’s operations, and his experience serving as the Chief Executive Officer of Matterport make him well qualified to serve as both Chairman of the board and Chief Executive Officer.
Committees of the Board of Directors
Our board established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Company board. The board may establish other committees as it deems necessary or appropriate from time to time.
Each committee operates under a charter approved by the board. Copies of each charter are posted on the Investor Relations section of our website at www.matterport.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.
Audit Committee
Our audit committee consists of Peter Hébert, Jason Krikorian, and Mike Gustafson. The board has determined that each of Messrs. Hébert, Krikorian and Gustafson meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including
Rule 10A-3.
In addition, each of Messrs. Hébert, Krikorian and Gustafson is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation
S-K
promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and Company board. The audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;

•
reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end
operating results;

•	reviewing the Company’s financial statements and critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of the Company’s internal controls;

•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;

•	overseeing the Company’s policies on risk assessment and risk management;

•	overseeing compliance with the Company’s code of business conduct and ethics;

•	reviewing related party transactions; and

•
approving or, as permitted,
pre-approving
all audit and all permissible
non-audit
services (other than de minimis
non-audit
services) to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available on the Company’s website. All audit services to be provided to the Company and all permissible non-audit
services, other than de minimis
non-audit
services, to be provided to the Company by the Company’s independent registered public accounting firm will be approved in advance by the audit committee.
Compensation Committee
Our compensation committee consists of Jason Krikorian and Mike Gustafson, each of whom meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee
director, as defined in Rule
16b-3
promulgated under the Exchange Act. The compensation committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to the board of Company regarding, the compensation of the Company’s executive officers, including the Chief Executive Officer;

•	making recommendations regarding non-employee director compensation to the Company’s full board of directors;

•	administering the Company’s equity compensation plans and agreements with the Company executive officers;

•	reviewing, approving and administering incentive compensation and equity compensation plans; and

•	reviewing and approving the Company’s overall compensation philosophy.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and is available on the Company’s website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Jason Krikorian and Make Gustafson, each of whom meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the Company board regarding nominees for election to the board of directors and its committees;

•	considering and making recommendations to the Company board regarding the composition of the board of directors and its committees;

•	developing and making recommendations to the Company board regarding corporate governance guidelines and matters;

•	overseeing the Company’s corporate governance practices;

•	overseeing the evaluation and the performance of the Company board and individual directors; and

•	contribute to succession planning.

The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing standards and is available on the Company’s website.
Code of Business Conduct and Ethics
The Company board adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance section of the Company’s website. In addition, the Company posts on the Corporate Governance section of the Company’s website all disclosures that are required by law or the listing standards of the Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of the Company or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Company board or compensation committee.

EXECUTIVE COMPENSATION
Throughout this section, unless otherwise noted, “the Company,” “we,” “us,” “our” and similar terms refer to Legacy Matterport prior to the Business Combination, and to Matterport, Inc. following the Business Combination.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2020 Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:

•	R.J. Pittman, our Chief Executive Officer;

•	James D. Fay, our Chief Financial Officer; and

•	Japjit Tulsi, our Chief Technology Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
2020 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020.

Name and Principal Position	Salary ($)		Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
R.J. Pittman	375,000		—	—	152,859		527,859
Chief Executive Officer
James D. Fay	360,500		—	248,750	162,356	4,807	776,412
Chief Financial Officer
Japjit Tulsi (5)	254,506	(6)	50,000	756,000	87,429		1,147,936
Chief Technology Officer

(1)	Amount represents a sign-on bonus paid to Mr. Tulsi in connection with his commencement of employment with us.
(2)
Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers computed in accordance with ASC Topic 718. Assumptions used to calculate these amounts are included in Note 2 accompanying the historical audited consolidated financial statements of Matterport included in this prospectus.

(3)	Amounts represent bonuses earned by each named executive officer under our annual bonus plan for 2020 and paid in cash.
(4)	Amount represents employer matching contributions under our 401(k) plan.
(5)	Mr. Tulsi commenced employment with us in January 2020.
(6)	Amount represents Mr. Tulsi’s base salary of $285,000, prorated to reflect Mr. Tulsi’s commencement of employment with us in January 2020.
Narrative to the Summary Compensation Table
2020 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2020, our named executive officers’ annual base salaries were as follows: Mr. Pittman: $375,000; Mr. Fay: $360,500; and Mr. Tulsi: $275,000.
In April 2021, the annual base salaries for our named executive officers were increased to the following amounts: Mr. Pittman: $395,000; Mr. Fay: $370,500; and Mr. Tulsi: $285,000.
2020 Bonuses
We maintained an annual performance-based cash bonus program for 2020 in which each of our named executive officers participated. Bonus payments under the 2020 bonus program were determined based on achievement of certain corporate and individual performance goals approved by our board, subject to the recipient’s continued employment through the payment date. Each named executive officer’s target bonus under the 2020 bonus program was expressed as a percentage of base salary, as follows: Mr. Pittman: 30%; Mr. Fay: 35%; and Mr. Tulsi: 30%.
Under our 2020 bonus program, named executive officers were eligible to earn up to 50% of their respective target bonuses on a quarterly basis (i.e., 12.5% per quarter) based on the attainment of quarterly Company revenue, business unit performance and operational efficiency performance goals (weighted at one-third
each), with any earned bonus paid following the end of the applicable calendar quarter. Named executive officers were eligible to earn the remaining 50% of their respective target bonuses on an annual basis based on the attainment of annual Company revenue, business unit performance and operational efficiency performance goals (weighted at one-third
each) and the attainment of individual performance metrics, with any such earned bonus paid following the end of calendar year 2020. The actual aggregate bonuses paid to our named executives under our 2020 bonus program, as determined by our board based on the level at which the applicable corporate and individual performance goals were attained, are set forth above in the Summary Compensation Table in the column titled
“Non-Equity
Incentive Plan Compensation.”
Equity Compensation
Prior to 2021, we historically granted stock options to our employees under our Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), including our named executive officers, in order to attract and retain our employees, as well as to align their interests with the interests of our stockholders.
On February 6, 2020, in connection with his commencement of employment with us, we granted Mr. Tulsi an option to purchase 700,000 shares of our common stock at an exercise price of $2.72 per share under the 2011 Plan, with a vesting start date of January 21, 2020, and on October 14, 2020, we granted Mr. Fay an option to purchase 125,000 shares of our common stock at an exercise price of $4.68 per share under the 2011 Plan, with a vesting start date of October 14, 2020 (collectively, the “2020 options”). Each 2020 option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the applicable vesting start date, and as to 1/48 th
of the underlying shares each month thereafter, subject to the applicable executive’s continued service through the applicable vesting date. If the Company undergoes a “change in control” (as defined in the 2011 Plan) and the executive’s employment is terminated by us or a successor entity without “cause” (as defined in the applicable stock option agreement) or the executive resigns due to certain material adverse changes to the executive’s position, work location, base compensation or working conditions, in either case, within 12 months following such change in control, then the option shall vest as to the number of shares that would have vested over the 12 months following the executive’s date of termination.
In connection with the Business Combination, we adopted and our shareholders approved the Matterport, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and the Matterport, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). For additional information about the 2021 Plan and the ESPP, please see the section below entitled “
Equity Incentive Plans
.”

Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. In 2020, we made discretionary matching contributions in respect of certain contributions made by participants in the 401(k) plan (up to a specified percentage of the employee contributions), and any such matching contributions become fully vested after an employee has provided two years of service. As of the date of this prospectus, we have not made any matching contributions under the 401(k) plan in 2021. We believe that providing a vehicle for tax-deferred
retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.
We believe the perquisites described above are appropriate to provide a competitive compensation package to our named executive officers.
No Tax
Gross-Ups
We do not make
gross-up
payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

				Option Awards
Name	Grant Date	Vesting Start Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
R.J. Pittman	3/21/2019	12/3/2018	(1)(2)(4)	2,798,199	—	—	2.72	3/21/2029
	3/21/2019	12/3/2018	(1)(4)	73,529	73,529	—	2.72	3/21/2029
	3/21/2019	—	(3)	—	—	210,376	2.72	3/21/2029
James D. Fay	10/5/2017	9/11/2017	(1)(2)(5)	393,900	—	—	1.43	10/5/2027
	10/14/2020	10/14/2020	(1)(6)	—	125,000	—	4.68	10/14/2030
Japjit Tulsi	2/6/2020	1/21/2020	(1)(6)	—	700,000	—	2.72	2/6/2030

(1)
Represents an option vesting with respect to 25% of the shares subject to the option on the first anniversary of the vesting start date, and with respect to 1/48th of the shares subject to the option monthly thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

(2)
Represents an option that may be exercised as to all of the shares subject thereto before vesting, with any shares purchased subject to the Company’s right of repurchase at the original exercise price upon a termination of service, which repurchase right lapses in accordance with the option vesting schedule (described in Note (1) above).

(3)
Represents an option vesting upon the earlier of a “change in control” as defined in the 2011 Plan or the Company’s initial public offering, as follows: (i) if the price per share paid for the Company’s common stock in a change in control transaction is at least $16.6262, then 50% of the underlying shares will vest upon the closing of the change in control, subject to the executive’s continued service through the closing of the change in control, and (ii) if the Company consummates an initial public offering of its common stock at any price, or if the price per share paid for the Company’s common stock in a change in control transaction is at least $24.9393, 100% of the underlying shares will vest, subject to the executive’s continued service through the closing of such initial public offering or change in control. This option vested in full upon the closing of the Business Combination.

(4)
(i) If the Company undergoes a change in control and the executive’s employment is terminated without “cause” (as defined in the executive’s offer letter) in connection with or following the change in control, the option shall vest in full, and (ii) if the Company undergoes a change in control and executive resigns his employment for “good reason” (as defined in the executive’s offer letter) in connection with or following the change in control, or the executive’s employment is terminated without “cause” other than in connection with or following a change in control, the option shall vest as to the number of shares that would have vested over the 12 months following the executive’s date of termination. Additionally, if the Company undergoes a change in control and the successor entity does not assume or substitute the option, the executive remains in continued employment with us through the closing of the change in control, and the executive’s employment with the successor entity does not continue following the change in control (other than due to the executive’s resignation without “good reason”), then the option shall vest immediately prior to the change in control to the same extent such option would have vested upon the executive’s termination of employment.

(5)
If the Company undergoes a change in control and the executive’s employment is terminated by us or a successor entity without “cause” (as defined in the applicable stock option agreement) or the executive resigns due to certain material adverse changes to the executive’s position, work location, base compensation or working conditions, in either case, within 24 months following such change in control, then the option shall vest as to the number of shares that would have vested over the 24 months following the executive’s date of termination.

(6)
If the Company undergoes a change in control and the executive’s employment is terminated by us or a successor entity without “cause” (as defined in the applicable stock option agreement) or the executive resigns due to certain material adverse changes to the executive’s position, work location, base compensation or working conditions, in either case, within 12 months following such change in control, then the option shall vest as to the number of shares that would have vested over the 12 months following the executive’s date of termination.

Executive Compensation Arrangements
Offer of Employment Letters
During 2020, we were party to employment offer letters with Messrs. Pittman, Fay and Tulsi, the material terms of which are summarized below.

Mr. Pittman’s Offer Letter
We entered into an employment offer letter with Mr. Pittman in November 2018, pursuant to which Mr. Pittman serves as our Chief Executive Officer. Mr. Pittman’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual bonus opportunity and terms of his initial stock option grants.
Under his offer letter, if Mr. Pittman’s employment with us is terminated without “cause” (as defined therein), then he will be eligible for the following severance benefits: (i) continued payment of his then-current base salary for 12 months, (ii) reimbursements for the cost of COBRA premiums for up to 12 months, and (iii) accelerated vesting as to the number of shares underlying each outstanding equity award (other than the performance-based stock option that was granted to him on March 21, 2019, described above in the Outstanding Equity Awards at Fiscal
Year-End
table (the “Performance-Based Option”)) that would have vested over the 12 months following the date of termination. Mr. Pittman will also be eligible for the foregoing accelerated vesting upon a termination of his employment due to his death or “disability” (as defined in the 2011 Plan). The foregoing severance benefits are subject to Mr. Pittman (or his estate) executing and not revoking a general release of claims in favor of us and returning all Company property to us upon his termination.
Additionally, if the Company undergoes a change in control and the successor entity does not assume or substitute the executive’s outstanding equity awards (other than the Performance-Based Option), the executive remains in continued employment with us through the closing of the change in control, and the executive’s employment with the successor entity does not continue following the change in control (other than due to the executive’s resignation without “good reason” (as defined in the offer letter)), then equity awards shall vest immediately prior to the change in control to the same extent such awards would have vested upon the executive’s termination of employment.
Mr. Fay’s Offer Letter
We entered into an employment offer letter with Mr. Fay in July 2017, pursuant to which Mr. Fay serves as our Chief Financial Officer. Mr. Fay’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual bonus opportunity, an initial stock option grant, and eligibility to participate in our employee benefit plans.
Under his offer letter, if Mr. Fay’s employment with us is terminated without “cause” (as defined in the option agreement evidencing the stock option granted to him on October 5, 2017) or he resigns due to certain material adverse changes to his position, work location, base compensation or working conditions (an “Involuntary Termination”) within 24 months following a change in control of the Company, then he will be eligible for the following severance benefits: (i) an amount equal to three months of his base salary, (ii) an amount equal to his target annual bonus for the year of termination, prorated based on the period during which Mr. Fay was employed during such year (plus an additional three months), and (iii) the vesting of the stock option granted to him on October 5, 2017 shall accelerate as to the number of shares that would have vested over the 24 months following his date of termination.
Alternatively, if Mr. Fay experiences an Involuntary Termination before or more than 24 months after a change in control of the Company, he will be eligible to receive three months of his continued base salary, subject to his execution of a release of claims in favor of us.
Mr. Tulsi’s Offer Letter
We entered into an employment offer letter with Mr. Tulsi in January 2020, pursuant to which Mr. Tulsi serves as our Chief Technology Officer. Mr. Tulsi’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual bonus opportunity, an initial stock option grant, and eligibility to participate in our employee benefit plans. Mr. Tulsi’s offer letter also provides for the payment of a sign-on
bonus of $100,000, with 50% of such bonus paid in July 2020 and the remaining 50% paid in January 2021.
Director Compensation
We have not historically maintained a formal
non-employee
director compensation program; however, we have previously granted stock options to non-employee
directors from time to time. Additionally, we reimburse our
non-employee
directors for their reasonable expenses incurred in attending meetings of our board and its committees. None of our non-employee
directors received any cash, equity, or other compensation for their services in 2020. As of December 31, 2020, Mike Gustafson held an option covering 115,468 shares of our common stock, and none of our other non-employee
directors held Company equity awards as of December 31, 2020.
Mr. Pittman receives no additional compensation for his service as a director, and the compensation provided to him during 2020 as an employee is set forth in the Summary Compensation Table above. David Gausebeck, an executive officer who is not a named executive officer, received no additional compensation in 2020 for his service as a director.
Equity Incentive Plans
The following summarizes the material terms of (i) the 2021 Plan, which we adopted in connection with the Business Combination as the long-term incentive compensation plan in which our named executive officers and other employees and service providers are currently eligible to participate, (ii) the 2011 Plan, under which we granted equity awards to our named executive officers and other employees and service providers prior to the Business Combination, and (iii) the ESPP, which we adopted in connection with the Business Combination, to provide our employees an opportunity to purchase shares of our common stock at a discount to fair market value.
2021 Plan
Administration.
 The 2021 Plan is administered by our compensation committee. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the 2021 Plan and any award granted thereunder. The plan administrator also has full authority to determine who may receive awards under the 2021 Plan, the type, terms, and conditions of an award, the number of shares of common stock subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the 2021 Plan.
Share Reserve.
 The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the 2021 Plan is the sum of (i) 24,195,678 shares; (ii) any shares of common stock which are subject to awards outstanding under the 2011 Plan as of the effective date of the 2021 Plan and which, following the effective date of the 2021 Plan, become or became (as applicable) available for issuance under the 2021 Plan (as further described below); and (iii) an annual increase on January 1 of each calendar year (commencing with January 1, 2022 and ending on and including January 1, 2031) equal to a number of shares equal to 5% of the aggregate shares outstanding as of December 31 of the immediately preceding calendar year (or such lesser number of shares as is determined by our board), subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below (the “Overall Share Limit”). Subject to the Overall Share Limit, the maximum number of shares that may be granted with respect to incentive stock options (“ISOs”), under the 2021 Plan is 181,467,584.
If an award under the 2021 Plan or 2011 Plan is forfeited, expires, is settled for cash or is repurchased at or below the price paid by the participant for such shares, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again or become available (as applicable) for new grants under the 2021 Plan. In addition, shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award granted under the 2021 Plan or 2011 Plan will again be or will become (as applicable) available for grants under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2021 Plan will not reduce the shares available for grant under the 2021 Plan. However, the following shares may not be used again for grant under the 2021 Plan: (i) shares subject to stock appreciation rights (“SARs”), that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the 2021 Plan upon the assumption of, or in substitution for, awards granted by an entity that merges or consolidates with us or our subsidiaries prior to such merger or consolidation will not reduce the shares available for grant under the 2021 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.
The 2021 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee
director as compensation for services as a
non-employee
director during any fiscal year may not exceed $750,000 (or $1,000,000 during the fiscal year in which a non-employee
director initially serves as a
non-employee
director).
Eligibility
. Our directors, employees and consultants, and employees and consultants of our subsidiaries, will be eligible to receive awards under the 2021 Plan; however, ISOs may only be granted to employees of us or our parent or subsidiary corporations.
Types of Awards
. The 2021 Plan allows for the grant of awards in the form of: (i) ISOs; (ii)
non-qualified
stock options (“NSOs”); (iii) SARs; (iv) restricted stock; (v) restricted stock units (“RSUs”); (vi) dividend equivalents; and (vii) other stock and cash based awards.

•
Stock Options and SARs
. The plan administrator may determine the number of shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations applicable to the vesting, exercise, term and forfeiture of each option and/or SAR as it deems necessary or advisable. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. Options granted under the 2021 Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant but shall not be less than 100% of the fair market value, or in the case of an employee who owns more than 10% of the Company, 110% of the fair market value on the day of such grant. Stock options and SARs may have a maximum term of ten years, or, in the case of ISOs granted to an employee who owns more than 10% of the Company, five years from the date of grant.

•
Restricted Stock
. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions. The plan administrator may determine the terms and conditions of restricted stock awards, including the number of shares awarded, the purchase price, if any, to be paid by the recipient, the time, if any, at which such restricted stock may be subject to forfeiture, the vesting schedule, if any, and any rights to acceleration thereof.

•
RSUs
. RSUs are contractual promises to deliver cash or shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2021 Plan.

•	Other Stock or Cash Based Awards . Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•
Dividend Equivalents
. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Adjustments; Corporate Transactions.
 In the event of certain changes in our corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the 2021 Plan to prevent dilution or enlargement of the benefits or intended benefits under the 2021 Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions
with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2021 Plan and outstanding awards granted thereunder.
Effect of
Non-Assumption
in a Change in Control
. If a Change in Control (as defined under the 2021 Plan) occurs and a participant’s award is not continued, converted, assumed or replaced with an award (which may include, without limitation, a cash based award) with substantially the same value and a substantially similar vesting schedule as of such conversion by the Company or a successor entity, and provided the participant remains continuously employed through such Change in Control, the award will become fully vested and exercisable, as applicable, and all forfeiture, repurchase and other restrictions on such award will lapse, in which case such award, to the extent in the money, will be cancelled upon the consummation of the Change in Control in exchange for the right to receive the consideration payable in the Change in Control.
No Repricing.
 Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR; cancels any stock option or SAR with an exercise price that is less than the fair market value of a share of common stock in exchange for cash; or cancels any stock option or SAR in exchange for options, SARs or other awards with an exercise price per share that is less than the exercise price per share of the stock options or SARs for which such new stock options or SARS are exchanged.
Amendment and Termination.
 The board may amend, suspend, or terminate the 2021 Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the 2021 Plan) may materially and adversely affect any outstanding awards under the 2021 Plan without the affected participant’s consent. Stockholder approval will be required for any amendment to the 2021 Plan to increase the aggregate number of shares of common stock that may be issued under the 2021 Plan (other than due to adjustments as a result of corporate transactions), to the extent necessary to comply with applicable laws or for any amendment to increase the director limit. An ISO may not be granted under the 2021 Plan after ten years from the earlier of the date our board adopted the 2021 Plan or the date on which our stockholders approve the 2021 Plan.
Foreign Participants, Claw-Back Provisions and Transferability
. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any Company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the 2021 Plan are generally non-transferrable, except
by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

2011 Plan
Our board originally adopted the 2011 Plan in June 2011. Upon the effectiveness of our 2021 Plan, we ceased to grant awards under the 2011 Plan. However, all outstanding awards under the 2011 Plan continue to be governed by their existing terms under the 2011 Plan.
Share Reserve
. Prior to the effectiveness of our 2021 Plan, an aggregate of 16,139,408 shares of stock were reserved for issuance pursuant to awards granted under the 2011 Plan.
Administration
.
Our compensation committee administers the 2011 Plan. The plan administrator may delegate its duties and responsibilities to a committee of the board consisting of at least one member of the board and, to the extent permitted under the applicable law, may delegate to one or more officers of the Company the authority to grant awards under the Plan, subject to aggregate limits on such grants that are specified by the board. Subject to the terms and conditions of the 2011 Plan, the plan administrator has the authority to take any actions it deems necessary or advisable for the administration of the 2011 Plan.
Eligibility
. Awards under the 2011 Plan could be granted to employees, directors, and consultants of the Company and its subsidiaries. Incentive stock options (“ISOs”) may be granted only to employees of the Company or certain of its subsidiaries.
Awards
.
The 2011 Plan provided for the grant of stock options (including ISOs and nonqualified stock options (“NSOs”)) and restricted stock units (“RSUs”) and the award or sale of shares of our common stock, or any combination thereof. Each award granted under the 2011 Plan is set forth in a separate award agreement indicating the type of the award and the terms and conditions of the award.

•
Stock Options
.
Stock options provide for the right to purchase shares of the Company’s common stock in the future at a specified price that is established on the date of grant. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option generally may not be less than 100% of the fair market value of the underlying shares on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders). The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
RSUs
.
RSUs are contractual promises to deliver cash or shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2011 Plan.

•
Awards or Sales of Shares
.
Share awards are grants of nontransferable shares of common stock, and sales of shares (known as stock purchase rights) provide participants with the right to acquire shares under the 2011 Plan at a fixed purchase price. Share awards and stock purchase rights may remain forfeitable unless and until specified vesting conditions are met.

Certain Transactions
. The plan administrator has broad discretion to take action under the 2011 Plan, as well as to make adjustments to the terms and conditions of existing and future awards in the event of certain transactions and events affecting our stock, such as recapitalizations, stock dividends, reclassifications, stock splits, consolidations or other similar corporate transactions. In the event of a merger or other consolidation relating to the Company or the sale of all or substantially all of the Company’s stock or assets, all then-outstanding equity awards shall be treated as set forth in the agreement governing such transaction, which may provide for one or more of the following: (i) the continuation, assumption or substitution of such awards, (ii) the accelerated vesting and, if applicable, exercisability of such awards, and/or (iii) the cancellation of such awards in exchange for cash or equity equal to the intrinsic value of such awards.

Transferability and Restrictions
.
With limited exceptions for the laws of descent and distribution, awards under the 2011 Plan are generally non-transferable
prior to vesting unless otherwise determined by the plan administrator and are exercisable only by the participant during his or her lifetime.
Amendment and Termination
.
Our board may amend, suspend or terminate the 2011 Plan at any time. However, the Company must obtain stockholder approval of any amendment to the 2011 Plan to the extent it (i) increases the number of shares available for issuance under the 2011 Plan, or (ii) materially changes the class of persons who are eligible for the grant of options or the award or sale of shares under the 2011 Plan. In addition, no amendment or termination of the 2011 Plan may, without the consent of the holder, adversely affect any award previously granted. We ceased granting any awards under the 2011 Plan upon the effectiveness of the 2021 Plan; however, any award under the 2011 Plan that was outstanding on the date on which the 2021 Plan became effective remains in force according to the terms of the 2011 Plan and the applicable award agreement.
ESPP
The ESPP is comprised of two distinct components in order to provide increased flexibility to grant purchase rights under the ESPP to U.S. and to
non-U.S.
employees. Specifically, the ESPP authorizes (1) the grant of purchase rights to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of purchase rights that are not intended to be tax-qualified
under Section 423 of the Code to facilitate participation for employees located outside of the United States who do not benefit from favorable U.S. tax treatment and to provide flexibility to comply with
non-U.S.
law and other considerations (the
“Non-Section
423 Component”). Where possible under local law and custom, we expect that the
Non-Section
423 Component generally will be operated and administered on terms and conditions similar to the Section 423 Component.
Administration
. Our compensation committee serves as the administrator of the ESPP. The plan administrator may delegate administrative tasks under the ESPP to agents or employees to assist in the administration of the ESPP. Subject to the terms and conditions of the ESPP, the plan administrator has the authority to determine when rights to purchase shares will be offered and the provisions of each offering under the ESPP, to determine which subsidiaries will participate as “designated subsidiaries” in the ESPP (including in the
Non-Section
423 and the Section 423 Components), and to make all other determinations and to take all other actions necessary or advisable for the administration of the ESPP. The plan administrator is also authorized to establish, amend or revoke rules relating to administration of the ESPP and to adopt annexes or sub-plans
that apply to certain participating subsidiaries or jurisdictions.
Share Reserve
. The aggregate number of shares of our common stock that may be issued pursuant to rights granted under the ESPP equals 7,258,703 shares, plus, on the first day of each calendar year beginning on January 1, 2022 and ending on (and including) January 1, 2031, the number of shares available for issuance under the ESPP will be increased by a number of shares equal to the lesser of (i) 1% of the shares outstanding (on an as-converted
basis) on December 31 of the immediately preceding calendar year, and (ii) such smaller number of shares as determined by our board (the “Overall Share Limit”). If any right granted under the ESPP terminates for any reason without having been exercised, the shares subject thereto that are not purchased under such right will again be available for issuance under the ESPP. Subject to the Overall Share Limit, no more than 36,898,409 shares of our common stock may be issued under the Section 423 Component of the ESPP.
Eligible Employees
. Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by us or one of our designated subsidiaries on the first trading day of the offering period, or the enrollment date. However, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our or one of our subsidiaries’ stock will not be allowed to participate in the ESPP (unless otherwise required under applicable law). In addition, the plan administrator may provide that an employee may not be eligible to participate in an offering under the Section 423 Component if the employee is a citizen or resident of a
non-U.S.
jurisdiction and the grant of a right

to purchase shares would be prohibited under applicable law or would cause the Section 423 Component (or any offering thereunder) to violate the requirements of Section 423 of the Code. Additionally, the plan administrator may provide that certain highly compensated, seasonal and/or part-time employees may not be eligible to participate in an offering or, with respect to offerings under the
Non-Section
423 Component, that only certain employees are eligible to participate in such offerings (regardless of the foregoing rules).
Participation
. Employees may become participants in the ESPP for an offering period by completing a subscription agreement prior to the enrollment date of the applicable offering period, which will designate a whole percentage or fixed dollar amount of the employee’s compensation to be withheld by us as payroll deductions under the ESPP during the offering period.
Offerings; Purchase Periods

•
Offerings; Purchase Periods
. Under the ESPP, participants are offered the right to purchase shares of our common stock at a discount during a series of offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. Accumulated employee payroll deductions will be used to purchase shares of our common stock on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering will be established by the plan administrator, but in no event will any purchase period exceed six months. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offerings.

•
Enrollment and Contributions
. The ESPP permits participants to purchase our common stock through payroll deductions of a whole percentage of their eligible compensation, which may not be less than 1% and may be up to a maximum percentage determined by the plan administrator (which, in the absence of a contrary designation, will be 15% of eligible compensation). The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 12,000 shares for an offering period and 3,000 shares for a purchase period. In addition, a participant may not, with respect to the Section 423 Component, subscribe for more than $25,000 worth of shares under the ESPP per calendar year in which such rights to purchase stock are outstanding (considered together with any other ESPP maintained by us or certain parent or subsidiary entities) based on the fair market value of the shares at the time the purchase right is granted.

•
Purchase Rights
. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. Unless a participant has previously withdrawn his or her participation in, or has otherwise become ineligible to participate in, the ESPP prior to any applicable purchase date, the option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. The participant will purchase the maximum number of whole shares of our common stock that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations described above, and any fractional shares will be credited to the participant’s account and carried forward and applied toward the purchase of whole shares on the next purchase date.

•
Purchase Price
. The purchase price for each offering period will be designated by the plan administrator in the applicable offering document (which purchase price, for purposes of the Section 423 Component, will not be less than 85% of the closing trading price of a share of our common stock on the enrollment date or purchase date of the applicable offering period, whichever is lower) or, in the absence of a designation by the plan administrator, the purchase price will be the lower of 85% of the closing trading price per share of our common stock on the enrollment date of the applicable offering period or 85% of the closing trading price per share on the applicable purchase date, which will be the last trading day of each purchase period.

•
Payroll Deduction Changes; Withdrawals; Terminations of Employment
. A participant may decrease, increase or suspend his or her payroll deductions once during any purchase period, and any suspension of payroll deductions will be treated as a withdrawal of participation in the ESPP. In addition, a participant may withdraw his or her participation from the ESPP at any time by submitting written notice to us at least two calendar weeks prior to the end of the then-current purchase period for the offering in which such participant is enrolled. Upon any withdrawal, the participant will receive a refund of the participant’s account balance in cash, and his or her payroll deductions shall cease. Participation in the ESPP ends automatically upon a participant’s termination of employment.

Transfer Restrictions
. A participant may not transfer (other than by will or the laws of descent and distribution) any right granted under the ESPP and, during a participant’s lifetime, purchase rights granted under the ESPP shall be exercisable only by such participant.
Adjustments; Changes in Capitalization
. In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control or change in applicable law or accounting principles, the plan administrator may, in order to prevent the dilution of enlargement of intended benefits under the ESPP or facilitate or give effect to such transactions, events or changes, provide for one or more of the following: (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.
Amendment and Termination
. The plan administrator may amend, suspend or terminate the ESPP at any time, subject to stockholder approval to increase the number (or change the type) of securities that may be issued under the ESPP or as otherwise required under Section 423 of the Code.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our voting shares by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of August 19, 2021.
Percentage ownership of our voting securities is based on 241,956,778 shares of our common stock issued and outstanding as of August 19, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Common Stock	% of Common Stock
Directors and Executive Officers of the Company
R.J. Pittman (1)(2)	10,218,615	4.1%
James D. Fay (1)(3)	1,639,473	*
Jay Remley (1)(2)	1,273,113	*
Japjit Tulsi (1)(2)	1,321,599	*
Mike Gustafson (1)(4)	547,851	*
Brandt Kucharski (1)(2)	—	*
Peter Hébert (5)	25,225,641	10.4%
Jason Krikorian (6)	19,858,056	8.2%
All Directors and Executive Officers of the Company as a Group (7 individuals)	59,984,348	23.4%
Five Percent Holders of the Company
Entities affiliated with Lux Capital Management (5)	25,225,641	10.4%
DCM VI, L.P. (6)	19,858,056	8.2%

*	Less than one percent.
(1)	The principal business address is c/o Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089.
(2)	Consists of options exercisable for shares of Common Stock.
(3)	Consists of (a) 16,889 shares of Common Stock and (b) 1,622,584 options exercisable for shares of Common Stock.
(4)	Consists of (a) 81,759 shares of Common Stock and (b) 475,646 options exercisable for shares of Common Stock.
(5)
Consists of (a) 17,624,252 shares of Common Stock held by Lux Ventures III, L.P., (b) 6,756,550 shares of Common Stock held by Lux
Co-Invest
Opportunities, L.P., (c) 836,168 shares of Common Stock held by Lux Ventures Cayman III, L.P. and (d) 8,671 shares of Common Stock held by Lux Ventures III Special Founders Fund, L.P. Lux Venture Partners III, LLC is the general partner of each of Lux Ventures III L.P. and Lux Ventures III Special Founders Fund, L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Lux
Co-Invest
Partners, LLC is the general partner of Lux
Co-Invest
Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux
Co-Invest
Opportunities, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of

Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hébert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux
Co-Invest
Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux
Co-Invest
Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux
Co-Invest
Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux
Co-Invest
Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(6)
Consists of shares of Common Stock held by DCM VI, L.P. Jason Krikorian is a general partner at DCM, which is an affiliate of DCM VI, L.P. Mr. Krikorian disclaims beneficial ownership of all shares held by DCM VI, L.P. except to the extent of his pecuniary interest therein. The address of DCM VI, L.P. and Mr. Krikorian is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

SELLING SECURITYHOLDERS
This prospectus relates to:

•	the resale of 105,252,736 shares of common stock issued in connection with the Business Combination by certain of the Selling Securityholders;

•	the resale of 29,500,000 shares of common stock issued in the PIPE Investment by certain Selling Securityholders;

•	the issuance by us and resale of up to 11,350,000 shares of common stock upon the exercise of outstanding warrants; and

•	the resale of up to 4,450,000 outstanding warrants originally issued in a private placement concurrent with the initial public offering of the Company.
The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of options to purchase common stock and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.
The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 6,900,000 shares of common stock upon the exercise of outstanding public warrants, which is also covered by this prospectus.

	Before the Offering				After the Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered (1)	Number of Warrants Being Offered (2)	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
2016 Evan D. Metropoulos Trust (3)	200,000	—	200,000	—	—	—	—	—
C. Dean Metropoulos 2015 Delaware Trust (3)	100,000	—	100,000	—	—	—	—	—
2016 J. Daren Metropoulos Trust (3)	200,000	—	200,000	—	—	—	—	—
Untitled Master Fund, LP (3)	500,000	—	500,000	—	—	—	—	—
Tiger Global Investments, L.P. (3)	7,500,000	—	7,500,000	—	—	—	—	—
Dragoneer Global Fund II, L.P. (3) (4)	2,500,000	—	2,500,000	—	—	—	—	—
Senator Global Opportunity Master Fund L.P. (3)	3,500,000	—	3,500,000	—	—	—	—	—
Darlington Partners, L.P. (3)	1,328,875	—	1,328,875	—	—	—	—	—
Darlington Partners II, L.P. (3)	171,125	—	171,125	—	—	—	—	—
Miller Opportunity Trust, a series of Trust for Advised Portfolios (3) (5)	2,912,500	—	2,912,500	—	—	—	—	—
Patient Partners, L.P. (3) (6)	87,500	—	87,500	—	—	—	—	—
Reinvent Capital Fund LP (3) (7)	500,000	—	500,000	—	—	—	—	—
Ghisallo Master Fund LP (3)	200,000	—	200,000	—	—	—	—	—
Suvretta Master Fund, Ltd. (3)	199,000	—	199,000	—	—	—	—	—
Suvretta Long Master Fund, Ltd. (3)	1,000	—	1,000	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered (1)	Number of Warrants Being Offered (2)	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Integrated Core Strategies (US) LLC (3)	200,000	—	200,000	—	—	—	—	—
MMF, LT by Moore Capital Management, LP (3)	200,000	—	200,000	—	—	—	—	—
Lugard Road Capital Master Fund, LP (3) (8)	61,239	—	61,239	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP (3) (8)	39,819	—	39,819	—	—	—	—	—
Luxor Capital Partners, LP (3) (8)	63,487	—	63,487	—	—	—	—	—
Luxor Wavefront, LP (3) (8)	32,814	—	32,814	—	—	—	—	—
Luxor Capital Partners Long, LP (3) (8)	1,979	—	1,979	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP (3) (8)	662	—	662	—	—	—	—	—
AEG Holdings, LLC (9)	12,308,459	4,450,000	12,308,459	4,450,000	—	—	—	—
Andrew McBride (3) (10)	2,234	—	2,234	—	—	—	—	—
Mark Stone (3) (11)	36,300	—	36,300	—	—	—	—	—
BlackRock, Inc. (3)(12)	1,500,000	—	1,500,000	—	—	—	—	—
M Gardiner & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund (3) (13)	500,000	—	500,000	—	—	—	—	—
Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool (3) (13)	17,200	—	17,200	—	—	—	—	—
Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund (3) (13)	1,100	—	1,100	—	—	—	—	—
Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund (3) (13)	55,700	—	55,700	—	—	—	—	—
THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust (3) (13)	1,400	—	1,400	—	—	—	—	—
WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund (3) (13)	58,200	—	58,200	—	—	—	—	—
FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool (3) (13)	39,700	—	39,700	—	—	—	—	—
Booth & Co., LLC fbo Variable Insurance Products Fund III: Growth Opportunities Portfolio (3) (13)	31,200	—	31,200	—	—	—	—	—
Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund (3) (13)	210,900	—	210,900	—	—	—	—	—
WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund (3) (13)	7,300	—	7,300	—	—	—	—	—
THISBE & CO fbo Fidelity U.S. Growth Opportunities Investment Trust (3) (13)	2,700	—	2,700	—	—	—	—	—
THISBE & CO fbo Fidelity NorthStar Fund (3) (13)	26,200	—	26,200	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered (1)	Number of Warrants Being Offered (2)	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund (3) (13)	131,800	—	131,800	—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund (3) (13)	622,100	—	622,100	—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund (3) (13)	96,300	—	96,300	—	—	—	—	—
Mag & Co fbo Fidelity Growth Company Commingled Pool (3) (13)	628,300	—	628,300	—	—	—	—	—
Mag & Co fbo Fidelity Securities Fund: Fidelity Small Cap Growth Fund (3) (13)	56,700	—	56,700	—	—	—	—	—
ISLANDMOORING & CO FBO Fidelity Capital Trust: Fidelity Flex Small Cap Fund—Small Cap Growth Subportfolio (3) (13)	500	—	500	—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (3) (13)	12,700	—	12,700	—	—	—	—	—
Randall Bort (14)	25,000	—	25,000	—	—	—	—	—
Nancy Tellem (14)	40,000	—	40,000	—	—	—	—	—
Elizabeth Marcellino (14)	25,000	—	25,000	—	—	—	—	—
Clover Fund, L.P.	1,011,398	—	1,011,398	—	—	—	—	—
DCM VI, L.P. (15)	19,858,056	—	19,858,056	—	—	—	—	—
Felicis Ventures II, L.P.	3,369,126	—	3,369,126	—	—	—	—	—
David Gausebeck	11,759,230	—	10,504,164	—	1,255,066		—	—
iGlobe Platinum Fund III Pte. Ltd.	2,477,582	—	2,477,582	—	—	—	—	—
iGlobe Platinum Fund II Pte Ltd	1,744,815	—	1,744,815	—	—	—	—	—
iGlobe Treasury Management Pte Ltd.	2,139,850	—	2,139,850	—	—	—	—	—
Lux Co-Invest Opportunities, L.P. (13)	6,756,550	—	6,756,550	—	—	—	—	—
Lux Ventures Cayman III, L.P. (16)	836,168	—	836,168	—	—	—	—	—
Lux Ventures III, L.P. (16)	17,624,252	—	17,624,252	—	—	—	—	—
Lux Ventures III Special Founders Fund, L.P. (16)	8,671	—	8,671	—	—	—	—	—
Matthew Tschudy Bell, as Trustee of the Matt Bell Living Trust Dated April 2, 2021	8,685,501	—	8,685,501	—	—	—	—	—
Helen Lurie	525,208	—	525,208	—	—	—	—	—
The Bryn Mawr Trust Company of Delaware, trustee of the Bell Family 2021 Gift Trust, dated May 11, 2021	646,726	—	646,726	—	—	—	—	—
The Bryn Mawr Trust Company of Delaware, trustee of the Bell-Lurie Family 2021 Gift Trust, dated May 11, 2021	646,726	—	646,726	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered (1)	Number of Warrants Being Offered (2)	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Navitas Capital Co-Invest II-B, L.P.	991,032	—	991,032	—	—	—	—	—
Navitas Capital Co-Invest II-D, LP	247,758	—	247,758	—	—	—	—	—
Navitas Capital I, LP	1,700,570	—	1,700,570	—	—	—	—	—
Navitas Capital II, LP	991,123	—	991,123	—	—	—	—	—
Navitas Capital II-A, LP	117,852	—	117,852	—	—	—	—	—
Navitas Capital II-D, LP	554,488	—	554,488	—	—	—	—	—
QUALCOMM Incorporated	9,591,100	—	9,591,100	—	—	—	—	—
QUALCOMM Ventures LLC	1,734,888	—	1,734,888	—	—	—	—	—
Wafra Venture Master Fund V LLC	4,955,164	—	4,955,164	—	—	—	—	—
Additional Selling Securityholders (17)	1,088,007	—	1,088,007	—	—	—	—	—

*	Less than 1%.

(1)
The amounts set forth in this column are the number of shares of common stock that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Securityholder may own beneficially or otherwise.

(2)
The amounts set forth in this column are the number of warrants that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other warrants that the Selling Securityholder may own beneficially or otherwise.

(3)
These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of February 7, 2021, by and between the Company and the Selling Securityholder. The shares were issued to the Selling Securityholder on July 22, 2021 in connection with the closing of the Transactions.

(4)
Consists of 2,500,000 shares of Class A common stock held by Dragoneer Global Fund II, L.P. (the “Fund”). The Fund’s registered investment adviser is Dragoneer Investment Group, LLC (“Dragoneer Adviser”). Cardinal DIG CC, LLC (“Cardinal” and together with the Fund and Dragoneer Adviser, the “Dragoneer Entities”) is the managing member of Dragoneer Adviser. Marc Stad is the sole member of Cardinal. By virtue of these relationships, Marc Stad and each of the Dragoneer Entities may be deemed to share voting and dispositive power with respect to the common stock of the Company. The business address for Mr. Stad and each of the Dragoneer Entities is 1 Letterman Drive, Building D
M-500,
San Francisco, CA 94129.

(5)
William H. Miller is the Manager of Miller Value Partners, LLC, the discretionary Investment Manager for the Miller Opportunity Trust, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder.

(6)
Samantha McLemore is the Manager of Patient Capital Management, LLC, the discretionary Investment Manager for Patient Partners, LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder.

(7)
Reinvent Capital Fund GP LLC is the general partner of Reinvent Capital Fund LP. Due to its relationship with Reinvent Capital Fund LP, Reinvent Capital Fund GP LLC may be deemed to beneficially own the shares of common stock directly held by Reinvent Capital Fund LP. Mark Pincus and Michael Thompson are the managing members of Reinvent Capital Fund GP LLC and may therefore be deemed to beneficially own the shares of common stock held by Reinvent Capital Fund LP. Mr. Pincus and Mr. Thompson each disclaim beneficial ownership of the shares of common stock held by Reinvent Capital Fund LP except to the extent of their pecuniary interest therein.

(8)
Shares hereby offered consist of (i) 61,239 shares of common stock held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard; (ii) 662 shares of common stock held by Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long Offshore (iii) 1,979 shares of common stock held by Luxor Capital Partners Long, LP (“Luxor Long”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long; (iv) 39,819 shares of common stock held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore; (v) 63,487 shares of common stock held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital; and (vi) 32,814 shares of common stock held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Long Offshore, Luxor Long, Luxor Offshore, Luxor Capital, and Luxor Wavefront. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard. Mr. Leone and Mr. Green each disclaims beneficial ownership of any of the shares of common stock over which each exercises voting and investment power. The mailing address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(9)
Represents 701,659 shares held of record by AEG Holdings, LLC (“AEG”), 3,594,797 shares held of record by Gores PIPE, LLC (“Gores PIPE”) and 8,012,003 shares and 4,450,000 warrants held of record by Gores Sponsor VI LLC (“Sponsor”). Alec Gores is the managing member of AEG. AEG is the managing member of Gores PIPE and the managing member of the Sponsor. As such, Alec Gores may be deemed to have beneficial ownership of the securities beneficially owned by AEG. Additionally, each of AEG and Alec Gores may be deemed to have beneficial ownership of the securities beneficially owned by Gores PIPE and the Sponsor. Voting and disposition decisions with respect to such securities are made by Alec Gores. Alec Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(10)	Mark Stone is the former Chief Executive Officer of GHVI.

(11)	Andrew McBride is the former Chief Financial Officer and Secretary of GHVI.

(12)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds - Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Fund (Aust); BlackRock Global Allocation Collective Fund; BlackRock Global Funds - Global Dynamic Equity Fund; BlackRock Capital Allocation Trust; and BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(13)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(14)	The selling securityholder listed is a former director of GHVI.

(15)
Consists of shares of Class A held by DCM VI, L.P. Jason Krikorian is a general partner at DCM, which is an affiliate of DCM VI, L.P. Mr. Krikorian disclaims beneficial ownership of all shares held by DCM VI, L.P. except to the extent of his pecuniary interest therein. The address of DCM VI, L.P. and Mr. Krikorian is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(16)
All holdings by entities associated with Lux Capital Management consist of (a) 17,624,252 shares of Class A common stock held by Lux Ventures III, L.P., (b) 6,756,550 shares of Class A common stock held by Lux
Co-Invest
Opportunities, L.P., (c) 836,168 shares of Class A common stock held by Lux Ventures Cayman III, L.P. and (d) 8,671 shares of Class A common stock held by Lux Ventures III Special Founders Fund, L.P. Lux Venture Partners III, LLC is the general partner of each of Lux Ventures III L.P. and Lux Ventures III Special Founders Fund, L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Lux
Co-Invest
Partners, LLC is the general partner of Lux
Co-Invest
Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux
Co-Invest
Opportunities, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hébert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux
Co-Invest
Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux
Co-Invest
Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux
Co-Invest
Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux
Co-Invest
Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(17)
The disclosure with respect to the remaining selling securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A common stock.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock or warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of common stock or warrants in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the Selling Securityholders, see the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we, GHVI or Legacy Matterport have been or are to be a participant;

•	the amounts involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement
In connection with the Closing, the Company, the Sponsor, Mr. Bort, Ms. Marcellino and Ms. Tellem (the “Gores Holders”), and the stockholders of Legacy Matterport party thereto (the “Matterport Holders” and together with the Gores Holders, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of July 22, 2021 (the “Amended and Restated Registration Rights Agreement”).
Under the Amended and Restated Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC to register the resale of (a) any (i) outstanding shares of common stock or any Private Placement Warrants, (ii) shares of Common Stock issued or issuable upon the conversion of the Founder Shares and upon exercise of the Private Placement Warrants, and (iii) shares of common stock issued as
Earn-Out
Shares or issuable upon the conversion of any
Earn-Out
Shares, in each case, held by the Matterport Stockholders, and (b) any other equity security of the Company issued or issuable with respect to any such share of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by such Registration Rights Holder.
The Company agreed to, within 30 days after the Closing Date, file with the SEC a shelf registration statement registering the resale of the common stock held by the Registration Rights Holders and use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, the Gores Holders are entitled to three demand registrations and the Matterport Holders are entitled to six demand registrations; provided, however, the Company is not obligated to participate in more than four demand registrations in any twelve-month period. Further, the Company is not obligated to participate in an underwritten offering if the aggregate gross proceeds from such offering are expected to be $25 million or less. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.
Indemnification Agreements
The Second Amended and Restated Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Amended and Restated Bylaws provide that the Company will indemnify each of its executive officers and directors to the fullest extent permitted under Delaware law. The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws also provide the Board with discretion to indemnify certain key employees when determined appropriate by the Board.
We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities.”
Related Party Transactions Policy
In connection with the Closing, the Board adopted a written related party transactions policy. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.
Pre-Business
Combination Relationships and Related Party Transactions of GHVI
Founder Shares
On July 24, 2020, the Sponsor purchased 17,250,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.001 per share. Subsequently, the Sponsor transferred 25,000 Founder Shares to each of GHVI’s three independent directors at their original purchase price. On October 1, 2020, the Sponsor surrendered 8,625,000 Founder Shares to GHVI for no consideration, on October 23, 2020, GHVI effected a stock dividend with respect to the Founder Shares of 6,468,750 shares thereof and on November 13, 2020 the Sponsor surrendered 6,468,750 Founder Shares to GHVI for no consideration, resulting in an aggregate of 8,625,000 outstanding Founder Shares. As a result of such surrenders and stock dividend, the per-share
purchase price increased to approximately $0.003 per share.
In connection with the consummation of the Business Combination, the Founder Shares automatically converted into shares of Class A Common Stock on a one-for-one
basis and continue to be subject to the transfer restrictions applicable to the Founder Shares. The Gores Holders have agreed not to transfer, assign or sell any Founder Shares until 180 days after the Closing.
Private Placement Warrants
On December 15, 2020, the Sponsor purchased 4,450,000 Private Placement Warrants at a price of $2.00 per Private Placement Warrant, or $8,900,000 in the aggregate. Each Private Placement Warrant entitles the holder to purchase one share of common stock at $11.50 per share. The Private Placement Warrants may not be redeemed by us so long as they are held by the Sponsor or its permitted transferees. If any Private Placement Warrants are transferred to holders other than the Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants sold in the GHVI IPO. The Sponsor and its permitted transferees have the option to exercise the Private Placement Warrants on a physical (cash) or net share (cashless) basis. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Administrative Services Agreement
On December 10, 2020, GHVI entered into an agreement to pay monthly recurring expenses to The Gores Group of $20,000 for office space, utilities and secretarial support. This agreement terminated upon the closing of the Business Combination.
Pre-Business
Combination Relationships and Related Party Transactions of Legacy Matterport
Legacy Matterport 2018 Convertible Promissory Notes
On January 18, 2018, Legacy Matterport issued convertible promissory notes to investors in an aggregate principal amount of $12.0 million (the “2018 Notes”), including (i) $1.0 million aggregate principal amount to DCM VI, L.P., an affiliate of Jason Krikorian, a member of the Legacy Matterport board of directors, (ii) $1.0 million aggregate principal amount to Lux Ventures III, L.P., an affiliate of Peter Hébert, a member of the Legacy Matterport board of directors, and (iii) $1.0 million aggregate principal amount to QUALCOMM Incorporated, an affiliate of Carlos Kokron, a member of the Legacy Matterport board of directors. The 2018 Notes accrued interest at a rate of 5% per annum. All of the 2018 Notes were converted into shares of Legacy Matterport Series C Preferred Stock in January 2019. In connection with the consummation of the Business Combination, each share of Legacy Matterport’s Series C Preferred Stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn Out Pro Rata Share of any Earn Out Shares issued.
The following table summarizes the number of shares of Legacy Matterport’s Series C Preferred Stock that were issued to each of DCM VI, L.P., Lux Ventures III, L.P. and QUALCOMM Incorporated upon the conversion of the 2018 Notes.

Name	Shares of Series C Preferred Stock issued upon conversion of the 2018 Notes
DCM VI, L.P. (1)	147,960
Lux Ventures III, L.P. (2)	147,960
QUALCOMM Incorporated (3)	147,960

(1)	DCM VI, L.P. is an affiliate of Jason Krikorian, a member of Legacy Matterport’s board of directors.
(2)	Lux Ventures III, L.P. is an affiliate of Peter Hébert, a member of Legacy Matterport’s board of directors.
(3)	QUALCOMM Incorporated is an affiliate of Carlos Kokron, a member of Legacy Matterport’s board of directors.
Legacy Matterport Series D Preferred Stock Financing
From February 2019 to June 2020, Legacy Matterport issued and sold shares of its Series D Preferred Stock to investors, including (i) Lux
Co-Invest
Opportunities, L.P., an affiliate of Peter Hébert, a member of the Legacy Matterport board of directors, (ii) DCM VI, L.P., an affiliate of Jason Krikorian, a member of the Legacy Matterport board of directors, and (iii) QUALCOMM Ventures LLC, an affiliate of Carlos Kokron, a member of the Legacy Matterport board or directors, for an aggregate purchase price of approximately $85.4 million. In connection with the consummation of the Business Combination, each share of Legacy Matterport’s Series D Preferred Stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn Out Pro Rata Share of any Earn Out Shares issued.
The following table summarizes purchases of shares of Legacy Matterport’s Series D Preferred Stock by Lux
Co-Invest
Opportunities, L.P., DCM VI, L.P. and QUALCOMM Ventures LLC.

Name	Shares of Series D Preferred Stock	Total Purchase Price
Lux Co-Invest Opportunities, L.P. (1)	1,334,861	$11,096,832.98
DCM VI, L.P. (2)	502,994	$4,181,439.42
QUALCOMM Ventures LLC (3)	421,163	$3,501,170.14

(1)	Lux Co-Invest Opportunities, L.P. is an affiliate of Peter Hébert, a member of Legacy Matterport’s board of directors.
(2)	DCM VI, L.P. is an affiliate of Jason Krikorian, a member of Legacy Matterport’s board of directors.
(3)	QUALCOMM Ventures LLC is an affiliate of Carlos Kokron, a member of Legacy Matterport’s board of directors.
2020 Convertible Promissory Notes
From January 2020 to March 2020, Legacy Matterport issued convertible promissory notes in an aggregate principal amount of $8.5 million (the “2020 Notes”) to investors, including (i) $400,000 aggregate principal amount to DCM VI, L.P., an affiliate of Jason Krikorian, a member of the Legacy Matterport board of directors, (ii) $2.0 million aggregate principal amount to Lux
Co-Invest
Opportunities, L.P., an affiliate of Peter Hébert, a member of the Legacy Matterport board of directors, and (iii) $1,000,000 aggregate principal amount to QUALCOMM Ventures LLC, an affiliate of Carlos Kokron, a member of the Legacy Matterport board of directors. The 2020 Notes accrued interest at a rate of 5% per annum. All of the 2020 Notes were converted to Legacy Matterport’s Series D Preferred Stock in April 2020 in connection with Legacy Matterport’s Series D Preferred Stock financing. In connection with the consummation of the Business Combination, each share of Legacy Matterport’s Series D Preferred Stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn Out Pro Rata Share of any Earn Out Shares issued.
The following table summarizes the number of shares of Series D Preferred Stock that were issued to each of DCM VI, L.P., Lux
Co-Invest
Opportunities, L.P. and QUALCOMM Ventures LLC upon the conversion of the 2020 Notes.

Name	Shares of Series D Preferred Stock issued upon conversion of the 2020 Notes
Lux Co-Invest Opportunities, L.P. (1)	270,940
QUALCOMM Ventures LLC (2)	135,470
DCM VI, L.P. (3)	54,188

(1)	Lux Co-Invest Opportunities, L.P. is an affiliate of Peter Hébert, a member of Legacy Matterport’s board of directors.
(2)	QUALCOMM Ventures LLC is an affiliate of Carlos Kokron, a member of Legacy Matterport’s board of directors.
(3)	DCM VI, L.P. is an affiliate of Jason Krikorian, a member of Legacy Matterport’s board of directors.
Investors’ Rights Agreement
In February 2019, Legacy Matterport entered into an Amended and Restated Investors’ Rights Agreement with certain holders of Legacy Matterport’s capital stock including certain directors and 5% holders of Legacy Matterport’s capital stock. This agreement terminated upon the closing of the Business Combination.
Right of First Refusal and
Co-Sale
Agreement
In February 2019, Legacy Matterport entered into an Amended and Restated Right of First Refusal and
Co-Sale
Agreement with certain holders of Legacy Matterport’s capital stock including certain directors and 5% holders of Legacy Matterport’s capital stock. This agreement terminated upon the closing of the Business Combination.

DESCRIPTION OF OUR SECURITIES
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Matterport’s authorized capital stock consists of:

•	600,000,000 shares of Common Stock, $0.0001 par value per share; and

•	30,000,000 shares of undesignated preferred stock, $0.0001 par value per share (“ Preferred Stock ”).
Voting Rights
Except as otherwise required by law or the Second Amended and Restated Certificate, the holders of Common Stock exclusively possess all voting power. Holders of Common Stock are entitled to one vote per share on each matter properly submitted to a vote of stockholders. The holders of Common Stock will at all times vote together as one class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation. Delaware law could require holders of shares of a class of capital stock to vote separately as a single class in the following circumstances:

•
if we were to seek to amend the Second Amended and Restated Certificate of Incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•
if we were to seek to amend the Second Amended and Restated Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Election of Directors
The Second Amended and Restated Certificate of Incorporation provides for a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of Common Stock are entitled to receive dividends and other distributions (payable in cash, property or capital stock of Matterport) when, as and if declared by our board out of any assets or funds legally available and will share equally on a per share basis in such dividends and distributions.
No Preemptive or Similar Rights
Holders of Common Stock are not entitled to preemptive rights, and Common Stock is not subject to conversion, redemption or sinking fund provisions.

Liquidation, Dissolution and Winding Up
Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up,
after payment or provision for payment of the debts and other liabilities of Matterport, the holders of Common Stock will be entitled to receive all the remaining assets of Matterport available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.
Earn-Out
Shares
Under the Merger Agreement, we are required to issue up to an aggregate of 23,460,000
Earn-Out
Shares to the Matterport Stockholders and holders of Matterport Stock Options and Matterport RSUs if either (i) the daily volume weighted average price (based on such trading day) of one share of Common Stock exceeds certain thresholds for a period of at least 10 days out of 30 consecutive trading days, as adjusted, at any time during the five-year period beginning on the 180th day following the closing of the Mergers (the “Common Share Price”) or (ii) there is a change in control (as described in the Merger Agreement) in which the holders of Common Stock receive a per share price in respect of their Common Stock that is equal to or greater than any such Common Share Price threshold, in each case, at any time during the five-year period beginning on the date that is 180 days after the closing of the Business Combination.
We are required to issue the
Earn-Out
Shares as follows: (i) a
one-time
issuance of 3,910,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time
issuance of 3,910,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time
issuance of 3,910,000 shares if the Common Share Price is greater than $18.00; (iv) a one-time
issuance of 3,910,000 shares if the Common Share Price is greater than $20.50; (v) a one-time
issuance of 3,910,000 shares if the Common Share Price is greater than $23.00; and (vi) a one-time
issuance of 3,910,000 shares if the Common Share Price is greater than $25.50.
Preferred Stock
Our board is authorized, subject to limitations prescribed by law, to issue Preferred Stock in one or more series and to establish such series from time to time. Our board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability our board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Matterport or the removal of existing management. There are no current plans to issue any shares of Preferred Stock.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the GHVI IPO or 30 days after the closing of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. Accordingly, unless a registered holder purchases at least five units, they will not be able to receive or trade a whole Public Warrant. The Public Warrants will expire five years after the closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant is exercisable for cash or on a cashless basis, and we are not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise has been registered or qualified under the securities laws of the state of the registered holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.
Redemption of Public Warrants for Cash.
Once the Public Warrants become exercisable, we may call the Public Warrants for redemption (except as described below with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “ 30-day redemption period ”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a
30-trading
day period ending three business day before we send the notice of redemption to the Public Warrant holders.

We will not redeem the Public Warrants as described above unless this registration statement or another registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30 day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Public Warrants for Common Stock.
Commencing 90 days after the Public Warrants become exercisable, we may redeem the outstanding Public Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at a price equal to a number of shares of Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock except as otherwise described below;

•
if, and only if, there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating thereto available throughout the

•	30-day period after written notice of redemption is given;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Common Stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	≤ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of our Common Stock shall mean the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Public Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a
365-
or
366-day
year, as applicable. For example, if the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.277 shares of Common Stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.298 shares of Common Stock for each whole Public Warrant. Finally, as reflected in the table above, we can redeem the Public Warrants for no consideration in the event that the Public Warrants are “out of the money” (i.e., the trading price of our Common Stock is below the exercise price of the Public Warrants) and about to expire.
Any Public Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such Public Warrants held by our officers or directors being defined as the last reported sale price of the Public Warrants on such redemption date).
This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants (other than the Private Placement Warrants) to be redeemed when the shares of Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide the Public Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of Common Stock, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “
—Redemption of warrants for cash.
” Holders of the Public Warrants will, in effect, receive a number of shares representing fair value for their Public Warrants based on an option pricing model with a fixed volatility input as of December 10, 2020. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Public Warrants, in this case, for Common Stock, and therefore have certainty as to (a) our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed and (b) to the amount of cash provided by the exercise of the Public Warrants and available to us, and also provides a ceiling to the theoretical value of the Public Warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem Public Warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants for Common Stock if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the Public Warrants for Common Stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close the Business Combination. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.
As stated above, we can redeem the Public Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of Common Stock). If we choose to redeem the Public Warrants when the Common Stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer Common Stock than they would have received if they had chosen to wait to exercise their warrants for Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder.
Redemption Procedures and Cashless Exercise.
If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants following the closing of the Business Combination. If we call our Public Warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up
of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up
or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (b) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation with respect to any provisions relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration received by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant.
The Public Warrants were issued in registered form under the Warrant Agreement between American Stock Transfer & Trust company, LLC, as warrant agent, and us, as amended. You should review a copy of the Warrant Agreement and the Amendment to the Warrant Agreement, which will be filed as an exhibit to this registration statement for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrant.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the closing of the Business Combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Public Units in the GHVI IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the Public Units sold in the GHVI IPO.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of issuance whether they would be affiliated with us following the Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time.
Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if such insider is in possession of material non-public
information. Accordingly, unlike Public Stockholders who could sell the shares of Common Stock issuable upon exercise of the Public Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of Matterport by means of a tender offer; an acquisition of Matterport by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in Matterport’s best interests, including transactions that provide for payment of a premium over the market price for Matterport’s shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Matterport to first negotiate with our board. We believe that the benefits of the increased protection of Matterport’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Matterport outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Matterport is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted
in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding
for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
two-thirds
of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provisions
The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of Matterport’s management team, including the following:

•
Board of Directors Vacancies
. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board is permitted to be set only by a resolution adopted by a majority vote of our board. These provisions prevent a stockholder from increasing the size of the board of directors of Matterport and then gaining control of our board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board but promotes continuity of management.

•
Classified Board
. The Second Amended and Restated Certificate of Incorporation provides that our board is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of Matterport as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
Directors Removed Only for Cause
. The Second Amended and Restated Certificate of Incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

•
Supermajority Requirements for Amendments of The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
. The Second Amended and Restated Certificate of Incorporation further provides that the affirmative vote of holders of at least two thirds of the voting power of the outstanding shares of capital stock is required to amend certain provisions of the Second Amended and Restated Certificate of Incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of Preferred Stock. The affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, is required for the stockholders to adopt, amend, alter or repeal the Amended and Restated Bylaws, although the Amended and Restated Bylaws may be amended by a majority vote of our board.

•
Stockholder Action; Special Meeting of Stockholders
. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that subject to the rights of the holders of any outstanding series of Preferred Stock and the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the chairman of our board, the chief executive officer or our board pursuant to a resolution adopted by a majority of our board, and may not be called by any other person, thus prohibiting a stockholder from calling a special meeting. The Second Amended and Restated Certificate of Incorporation provide that the stockholders may not take action by written consent, but may only take action at a duly called annual or special meetings of stockholders. As a result, holders of capital stock would not be able to amend the Amended and Restated Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Amended and Restated Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

•
Notice Requirements for Stockholder Proposals and Director Nominations
. The Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. These provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Matterport.

•
No Cumulative Voting
. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

•
Issuance of Undesignated Preferred Stock
. Our board has the authority, without further action by the stockholders, to issue up to 30,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by Matterport board. The existence of authorized but unissued shares of Preferred Stock enables our board to render more difficult or to discourage an attempt to obtain control of Matterport by means of a merger, tender offer, proxy contest, or other means.

•	Choice of Forum . The Amended and Restated Bylaws provide that unless Matterport consents in writing to the selection of an alternative forum, the Court of Chancery is the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (1) any derivative action or proceeding brought on behalf of Matterport; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Matterport or Matterport’s stockholders; (3) any action asserting a claim against Matterport, its directors, officers or employees arising pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; or (4) any action asserting a claim against Matterport, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless Matterport consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against Matterport, its officers, directors, employees and/or underwriters.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Amended and Restated Bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Matterport, Inc. was required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month
period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-up
Restrictions
The Gores Holders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the GHVI IPO, which (i) in the case of the Class F Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Common Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.
In addition, under the Amended and Restated Bylaws, all Matterport Stockholders who received shares of Common Stock in connection with the Business Combination as well as directors, officers and employees of Matterport and other individuals who received shares of Common Stock upon the settlement or exercise of restricted stock units, options or other equity awards outstanding immediately following the closing of the Business Combination are bound by certain restrictions on their ability to transfer such shares of Common Stock for a period of 180 days after the closing of the Business Combination. Following the expiration of such 180 day period, shares of Common Stock received by Matterport Stockholders in the Business Combination are expected to be freely tradable, except that shares of Common Stock received in the Business Combination by persons who become affiliates of Matterport for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Matterport generally include individuals or entities that control, are controlled by or are under common control with, Matterport and may include the directors and executive officers of Matterport as well as its principal stockholders.

PLAN OF DISTRIBUTION
The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•
block trades in which the
broker-dealer
will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions or transfers to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule
10b5-1
under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans

•	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through agents;

•	through broker-dealers who may agree with the Selling Securityholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant;

•
by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our shares of common stock; and

•	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our common stock or warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers
or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers
that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers
or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer
or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer
or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
There can be no assurance that the Selling Securityholders will sell all or any of the shares of our common stock or warrants offered by this prospectus. The Selling Securityholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters,
broker-dealers
or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective
amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock and warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments
or short sales,

which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments
or short positions by making purchases in the open market or by exercising their over-allotment
option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The Selling Securityholders may solicit offers to purchase shares of our common stock or warrants directly from, and they may sell such shares of our common stock or warrants directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement to the extent required.
It is possible that one or more underwriters may make a market in our shares of our common stock or warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of our common stock or warrants.
Our common stock and warrants are listed on Nasdaq under the symbols “MTTR” and “MTTRW”, respectively.
The Selling Securityholders may authorize underwriters,
broker-dealers
or agents to solicit offers by certain purchasers to purchase shares of our common stock or warrants at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. The underwriters, broker-dealers
and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer
or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.
Selling Securityholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our common stock or warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our common stock or warrants.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock or warrants pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our common stock and warrants to be offered and sold pursuant to this prospectus.

LEGAL MATTERS
Latham & Watkins LLP, Houston, Texas has passed upon the validity of the securities of Matterport, Inc. offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements for Gores Holdings VI, Inc. as of December 31, 2020, and for the period from June 29, 2020 (inception) through December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements contains an explanatory paragraph that states that the Company’s 2020 financial statements have been restated to correct certain misstatements.
The financial statements of Matterport, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.matterport.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

INDEX TO FINANCIAL INFORMATION

Page
Gores Holdings VI, Inc. – Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2020 (As Restated)	F-3
Statement of Operations for the period from June 29, 2020 (inception) to December 31, 2020 (As Restated)	F-4
Statement of Stockholders’ Equity for the period from June 29, 2020 (inception) to December 31, 2020 (As Restated)	F-5
Statement of Cash Flows for the period from June 29, 2020 (inception) to December 31, 2020 (As Restated)	F-6
Notes to Financial Statements	F-7

Gores Holdings VI, Inc. – Unaudited Financial Statements For the three and six months ended June 30, 2021
Condensed Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020 (Audited)	F-22
Condensed Statement of Operations (Unaudited)	F-23
Condensed Statement of Changes in Stockholders’ Equity (Deficit) (Unaudited)	F-24
Condensed Statement of Cash Flows (Unaudited)	F-25
Condensed Notes to the Unaudited Condensed Interim Financial Statements	F-26

Matterport, Inc. – Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-37
Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019	F-38
Consolidated Statements of Operations and Comprehensive Loss as of December 31, 2020 and December 31, 2019	F-39
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the fiscal years ended December 31, 2020 and December 31, 2019	F-40
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2020 and December 31, 2019	F-41
Notes to Consolidated Financial Statements	F-42

Matterport, Inc. – Unaudited Condensed Consolidated Financial Statements As of June 30, 2021 and December 31, 2020 and for the three and six months ended June 30, 2021 and 2020
Condensed Consolidated Balance Sheets as of June 30, 2021 and December 31, 2020 (Unaudited)	F-70
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2021 and 2020 (Unaudited)	F-71
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the Three and Six Months Ended June 30, 2021 and 2020 (Unaudited)	F-72
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2021 and 2020 (Unaudited)	F-74
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-75

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Gores Holdings VI, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Gores Holdings VI, Inc. (the Company) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity, and cash flows for the period from June 29, 2020 (inception) through December 31, 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 29, 2020 (inception) through December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Correction of Misstatements
As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2020.
Denver, Colorado
March 12, 2021, except for the effect of the restatement disclosed in Note 2, as to which the date is May 18, 2021

GORES HOLDINGS VI, INC.
BALANCE SHEET
December 31, 2020 (As Restated)

CURRENT ASSETS:
Cash and cash equivalents	$633,266
Prepaid assets	897,754

Total current assets	1,531,020
Deferred tax asset	26,273
Investments and cash held in Trust Account	345,008,625

Total assets	$346,565,918

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses, formation and offering costs	$475,462
State franchise tax accrual	55,241
Public warrants derivative liability	11,040,000
Private warrants derivative liability	7,120,000

Total current liabilities	18,690,703
Deferred underwriting compensation	12,075,000

Total liabilities	$30,765,703

Commitments and Contingencies
Class A subject to possible redemption , 34,500,000 shares at December 31, 2020 (at redemption value of $10 per share)	345,000,000
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—
Common stock
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized	—
Class F Common Stock, $0.0001 par value; 40,000,000 shares authorized, 8,625,000 shares issued and outstanding at December 31, 2020	863
Additional paid-in-capital	—
Accumulated defici t	(29,200,648)

Total stockholders’ equity (deficit)	(29,199,785)

Total liabilities and stockholders’ equity (deficit)	$346,565,918

See accompanying notes to financial statements.

GORES HOLDINGS VI, INC.
STATEMENT OF OPERATIONS
For the Period from June 29, 2020 (inception) to December 31, 2020 (As Restated)

Professional fees and other expense s	$(78,494)
State franchise taxes, other than income tax	(55,241)
Warrant liability expense	(794,500)
Allocated expense for warrant issuance cost	(607,898)

Net loss from operations	(1,536,133)
Other income—interest and dividend income	8,625

Loss before income taxes	(1,527,508)

Income tax benefit	26,273

Net loss attributable to common shares	$(1,501,235)

Net loss per ordinary share:
Class A Common stock - basic and diluted	$(2.14)

Class F Common Stock - basic and diluted	$(2.14)

See accompanying notes to financial statements.

GORES HOLDINGS VI, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from June 29, 2020 (inception) to December 31, 2020 (As Restated)

	Class A Common Stock		Class F Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at June 29, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Sale of Class F Common Stock, par value $0.0001 per share, to Sponsor on July 24, 2020	—	—	17,250,000	1,725	23,275	—	25,000
Surrender of Class F Common Stock, par value $0.0001 per share, by Sponsor on October 1, 2020	—	—	(8,625,000)	(862)	862	—	—
Stock dividend of Class F Common Stock, par value $0.0001 per share, to Sponsor on October 23, 2020	—	—	6,468,750	647	(647)	—	—
Surrender of Class F Common Stock, par value $0.0001 per share, by Sponsor on November 13, 202 0	—	—	(6,468,750)	(647)	647	—	—
Proceeds from initial public offering of Units on December 15, 2020 at $10.00 per Unit	34,500,000	3,450	—	—	—	—	—
Sale of 4,450,000 Private Placement Warrants to Sponsor on December 15, 2020 at $2.00 per Private Placement Warrant	—	—	—	—	—	—	—
Underwriters’ discounts	—	—	—	—	—	—	—
Offering costs charged to additional paid-in capital	—	—	—	—	—	—	—
Deferred underwriting compensation	—	—	—	—	—	—	—
Excess of fair value paid by founders for warrants	—	—	—	—	2,091,500	—	2,091,500
Subsequent measurement under ASC 480-10-S99 against additional paid-in capital	—	—	—	—	(2,115,637)	—	(2,115,637)
Class A common stock subject to possible redemption; 34,500,000 shares at a redemption price of $10.00	(34,500,000)	(3,450)	—	—	—	—	—
Subsequent measurement under ASC 480-10-S99 against accumulated defici t	—	—	—	—	—	(27,699,413)	(27,699,413)
Net loss	—	—	—	—	—	(1,501,235)	(1,501,235)

Balance at December 31, 2020 (As Restated)	—	$—	8,625,000	$863	$—	$(29,200,648)	$(29,199,785)

See accompanying notes to financial statements.

GORES HOLDINGS VI, INC.
STATEMENT OF CASH FLOWS
For the Period from June 29, 2020 (inception) to December 31, 2020 (As Restated)

Cash flows from operating activities:
Net loss	$(1,501,235)
Changes in state franchise tax accrual	55,241
Changes in prepaid assets	(897,754)
Changes in accrued expenses, formation and offering costs	4,000
Issuance costs related to warrant liability	607,898
Changes in fair value warrants derivative liability	794,500
Changes in deferred income tax	(26,273)

Net cash used in operating activities	(963,623)

Cash used in investing activities:
Cash deposited in Trust Account	(345,000,000)
Interest and dividends reinvested in the Trust Account	(8,625)

Net cash used in investing activities	(345,008,625)

Cash flows from financing activities:
Proceeds from sale of Units in initial public offering	345,000,000
Proceeds from sale of Class F Common Stock to Sponsor	25,000
Proceeds from sale of Private Placement Warrants to Sponsor	8,900,000
Proceeds from notes and advances payable – related party	300,000
Repayment of notes and advances payable – related party	(300,000)
Payment of underwriters’ discounts and commissions	(6,900,000)
Payment of accrued offering costs	(419,486)

Net cash provided by financing activities	346,605,514

Increase in cash	633,266
Cash at beginning of period	—

Cash at end of period	$633,266

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$12,075,000
Accrued deferred costs charged to paid-in capital	$471,462
See accompanying notes to financial statements.

GORES HOLDINGS VI, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Organization and Business Operations
Organization and General
Gores Holdings VI, Inc. (the “Company”) was incorporated in Delaware on June 29, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination. The Company’s Sponsor is Gores Sponsor VI, LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31st as its fiscal year-end.
At December 31, 2020, the Company had not commenced any operations. All activity for the period from June 29, 2020 (inception) through December 31, 2020 relates to the Company’s formation and initial public offering (“Public Offering”) described below. The Company completed the Public Offering on December 15, 2020 (the “IPO Closing Date”). The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the Public Offering, the Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).
Proposed Matterport Business Combination
On February 7, 2021, the Company entered into a Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, and Matterport, which provides for, among other things: (a) the First Merger; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Second Merger. The transactions set forth in the Merger Agreement, including the Mergers, will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation.
The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of the Company on February 7, 2021 and the Matterport Board on February 7, 2021.
The Merger Agreement
Merger Consideration
Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Matterport’s common stock, par value $0.001 per share (“Matterport Common Stock”), will be converted into the right to receive a number of newly-issued shares of the Company’s Class A common stock, par value $0.0001 per share (“Company Class A common stock”), equal to the Per Share Company Common Stock Consideration (as defined in the Merger Agreement) and each share of Matterport’s preferred stock, par value $0.001 per share (“Matterport Preferred Stock”), will be converted into the right to receive a number of newly-issued shares of Company Class A common stock equal to the Per Share Company Preferred Stock Consideration (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Company is required to use reasonable best efforts to cause the shares of Company Class A common stock to be issued in connection with the transactions contemplated by the Merger Agreement (the “Business Combination”) to be listed on the Nasdaq Capital Market (the “Nasdaq”) at the closing of the Business Combination.
Pursuant to the Merger Agreement, the aggregate merger consideration payable at the closing of the Business Combination to all of the stockholders and holders of equity awards of Matterport will be an aggregate number of shares, or equity awards exercisable for shares, of Company Class A common stock (deemed to have a value of $10.00 per share) equal to $2,188,750,000, divided by $10.00.

In addition to the consideration to be paid at the closing of the Business Combination, stockholders of Matterport will be entitled to receive their pro rata share of an additional number of earn-out shares
from the Company, issuable in Company Class A common stock and subject to the terms provided in the Merger Agreement, up to an aggregate of 23,460,000 shares collectively issuable to all Matterport equityholders.
Treatment of Matterport’s Equity Awards
Pursuant to the Merger Agreement, at the closing of the Business Combination, each of Matterport’s stock options, to the extent then outstanding and unexercised, will automatically be converted into (a) an option to acquire a certain number of shares of Company Class A common stock (pursuant to a ratio based on the Per Share Company Common Stock Consideration), at an adjusted exercise price per share and (b) the right to receive a pro rata portion of a number of earn-out shares
from the Company, issuable in Company Class A common stock and subject to the terms provided in the Merger Agreement (including that such right to receive earn-out shares
is conditional on the holder continuing to provide services to the Company), up to an aggregate of 23,460,000 shares collectively issuable to all Matterport equityholders. Each such converted option will be subject to the same terms and conditions as were applicable immediately prior to such conversion.
Pursuant to the Merger Agreement, at the closing of the Business Combination, each of Matterport’s restricted stock units, to the extent then unvested and outstanding, will automatically be converted into (a) an award of restricted stock units covering a certain number of shares of Company Class A common stock (pursuant to a ratio based on the Per Share Company Common Stock Consideration) and (b) the right to receive a pro rata portion of a number of earn-out shares
from the Company, issuable in Company Class A common stock and subject to the terms provided in the Merger Agreement (including that such right to receive earn-out shares
is conditional on the holder continuing to provide services to the Company), up to an aggregate of 23,460,000 shares collectively issuable to all Matterport equityholders. Each such converted restricted stock unit will be subject to the same terms and conditions as were applicable immediately prior to such conversion.
Private Placement Subscription Agreements
On February 7, 2021, the Company entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain investors, including certain individuals (each, an “Individual Investor Subscription Agreement”), institutional investors (each, an “Institutional Investor Subscription Agreement”) and Gores Sponsor VI LLC (the “Sponsor”), pursuant to which the investors have agreed to purchase an aggregate of 29,500,000 shares of Class A common stock in a private placement for $10.00 per share (the “Private Placement”). The proceeds from the Private Placement will remain on the Company’s balance sheet following the consummation of the Business Combination.
Financing
Upon the IPO Closing Date and the sale of the Private Placement Warrants, an aggregate of $345,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company (the “Trust Account”) acting as Trustee.
The Company intends to finance the Proposed Business Combination with the net proceeds from its $345,000,000 Public Offering and its sale of $8,900,000 of Private Placement Warrants.
Trust Account
Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of December 31, 2020, the Trust Account consisted of cash and money market funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to fund regulatory compliance requirements and other costs related thereto (a “Regulatory Withdrawal”) for a maximum 24 months and/or additional amounts necessary to pay franchise and income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within
24
months from the IPO Closing Date; or (iii) the redemption of
100
% of the public shares of common stock if the Company is unable to complete a Business Combination within
24
 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.
Business Combination
The Company’s management
h
as broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination, including the Proposed Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under Nasdaq rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Currently, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination. For business and other reasons, the Company has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote to approve the Proposed Business Combination rather than a tender offer.
As a result of the foregoing redemption provisions, the public shares of common stock will be recorded at redemption amount and classified as temporary equity, in accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99 in subsequent periods
.
The Company will have 24 months from the IPO Closing Date to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Restatement of Previously Issued Financial Statements
We previously accounted for outstanding warrants issued in connection with our initial public offering in December 2020 as components of equity rather than as derivative liabilities. In light of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) issued by the staff of the SEC issued on dated April 12, 2021 (the “SEC Staff Statement”), the Company’s management further evaluated the warrants under Accounting Standards
Codification 815-40,
Contracts in Entity’s Own Equity
(“ASC 815-40”),
which addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. In the process of evaluating its financial statements the Company also restated its financial statements to classify all Class A Common Stock in temporary equity. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified 1,603,979 shares in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company restated its financial statements to classify all Class A Common Stock as temporary equity and any related impact, as the threshold in its charter would not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside of permanent equity.
Based on management’s evaluation, the Audit Committee, in consultation with management, concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC
Section 815-40.
As a result, the Company is reclassifying the warrants as derivative liabilities measured at their estimated fair values at the end of each reporting period and recognizing changes in the estimated fair value of the derivative instruments from the prior period should be reported in the Company’s operating results for the current period.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities, and the reclassification of amounts from permanent equity to temporary equity result in non-cash
financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows.
The following tables summarize the effect of the restatement on each financial statement line items as of the dates, and for the period, indicated:

	December 31, 2020
	As Previously Reported	Adjustments	As Restated
Balance Sheet
Public warrants derivative liability	—	11,040,000	11,040,000
Private warrant derivative liability	—	7,120,000	7,120,000
Total liabilities	12,605,703	18,160,000	30,765,703
Class A Common Stock subject to possible redemption	328,960,210	5,482,790	334,443,000
Allocation of underwriters’ discounts, offering costs and deferred fees to Class A shares	—	(19,258,050)	(19,258,050)
Immediate accretion to redemption amount	—	29,815,050	29,815,050
Total temporary equity	328,960,210	16,039,790	345,000,000
Class A Common Stock	160	(160)	—
Additional paid-in capital	5,097,819	(5,097,819)	—
Accumulated deficit	(98,837)	(29,101,811)	(29,200,648)
Total stockholders’ equity (deficit)	5,000,005	(34,199,790)	(29,199,785)
Statement of Operations
Warrant liability expense	$—	$(794,500)	$(794,500)
Allocated expense for warrant issuance cost	—	(607,898)	(607,898)
Loss before income taxes	(125,110)	(1,402,398)	(1,527,508)
Net loss	(98,837)	(1,402,398)	(1,501,235)
Total comprehensive loss	(98,837)	(1,402,398)	(1,501,235)
Class A Common stock weighted-average shares outstanding	3,153,300	17,250	3,170,550
Class F Common stock weighted-average shares outstanding	11,395,997	61,669	11,457,666
Class A Common stock — basic and diluted	(0.00)	(2.14)	(2.14)
Class F Common Stock — basic and diluted	(0.01)	(2.13)	(2.14)
Statement of Cash Flows
Net loss	$(98,837)	$(1,402,398)	$(1,501,235)
Issuance costs related to warrant liability	—	607,898	607,898
Changes in fair value warrants derivative liability	—	794,500	794,500

	December 15, 2020
	As Previously Reported	Adjustments	As Restated
Balance Sheet
Public warrants derivative liability	—	10,557,000	10,557,000
Private warrant derivative liability	—	6,808,500	6,808,500
Total liabilities	12,518,853	17,365,500	29,884,353
Class A Common Stock subject to possible redemption	329,155,110	5,287,890	334,443,000
Allocation of underwriters’ discounts, offering costs and deferred fees to Class A shares	—	(19,106,888)	(19,106,888)
Immediate accretion to redemption amount	—	29,663,888	29,663,888
Total temporary equity	329,155,110	15,844,890	345,000,000
Class A Common Stock	158	(158)	—
Additional paid-in capital	5,058,855	(5,058,855)	—
Accumulated deficit	(59,873)	(28,151,377)	(28,211,250)
Total stockholders’ equity (deficit)	5,000,003	(33,210,390)	(28,210,387)

3.	Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to
t
he accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 2020 and the results of operations and cash flows for the periods presented. Operating results for the period ended December 31, 2020 are not necessarily indicative of results that may be expected for the full year or any other period.

Net Loss Per Common Share
The Company has two classes of shares, which are referred to as Class A Common Stock (the “Common Stock”) and Class F Common Stock (the “Founders Shares”). Earnings and losses are shared pro rata between the two classes of shares. Private and public warrants to purchase 11,350,000 shares of Common Stock at $11.50 per share were issued on December 15, 2020. No warrants were exercised during the year ended December 31, 2020. The 11,350,000 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share in 2020 as the Company had a
n
et loss for the year
.
As a result, diluted n
e
t income/(loss) per common share is the same as basic net income/(loss) per common share for the period.

	For the Period from June 29, 2020 (inception) to December 31, 2020
	Class A	Class F
Basic and diluted net loss per share :
Numerator:
Allocation of net loss including accretion of temporary equity	$(6,786,239)	$(24,530,046)

Denominator:
Weighted-average shares outstanding	3,170,550	11,457,666
Basic and diluted net loss per share	$(2.14)	$(2.14)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “
Fair Value Measurements and Disclosures
,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our Public Offering and were charged to equity upon the completion of our Public Offering. Accordingly, offering costs totaling
$
19,258,050
were charged to equity. Since the Company is required to classify the warrants as derivative liabilities, offering costs totaling
$607,898
that were previously recognized in equity are now reflected as an expense on the statement of operations.
Redeemable Common Stock
As discussed in Note 4
, all of the 34,500,000

Class A Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company had previously classified 1,603,979 shares in permanent equity given its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than
$5,000,001
. The Company restated its financial statements to classify all Class A Common Stock as redeemable as the threshold in its charter does not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “
Income Taxes
.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020.
The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.
The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.
Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. Periodically, the Company may maintain balances in various operating accounts in excess of federally insured limits.

Investments and Cash Held in Trust Account
At December 31, 2020, the Company had $345,008,625 in the Trust Account which may be utilized for Business Combinations. At December 31, 2020, the Trust Account consisted of cash and money market funds
.
The Company’s amended and restated
c
ertificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules
.
Warrant Liability
The Company accounts for warrants for shares of the Company’s common st
o
ck that are not indexed to its own stock as liabilities at fair value on the balance sheet. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized in the Company’s statement of operations. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation model (see Note 9).
Recently issued accounting pronouncements not yet adopted
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated
on a regular basis or if a business combination is completed where the impact could be material.
Going Concern Consideration
If the Company does not complete its Business Combination by December 15, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition, if the Company fails to complete its Business Combination by December 15, 2022, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.
In addition, at December 31, 2020, the Company had current liabilities of

$
18,690,703

and working capital of ($
17,159,683
), the balances of which are primarily related to warrants we have recorded as liabilities as described in Notes 2, 3, and 9. Other amounts related to accrued expenses owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after December 31, 2020 and amounts are continuing to accrue.

4 .	Public Offering
Public Units
On December 15, 2020, the Company sold 34,500,000 units at a price of $10.00 per unit (the “Units”), including 4,500,000 Units as a result of the underwriters’
full
exercise of their over-allotment option,
generating gross proceeds of $345,000,000. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-fifth
of one redeemable Class A common stock purchase warrant (the “Warrants”). Each Whole Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the IPO Closing Date and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the

Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of
 2.00% ($6,900,000) of the per Unit offering price to the underwriter at the IPO Closing Date, with an additional fee (the “Deferred Discount”) of 3.50% ($12,075,000) of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.
The public warrants issued as part of the Units are accounted for as liabilities as there are terms and features do not qualify for equity classification in ASC 815-40. The fair value of the public warrants at issuance date was a liability of $10,557,000. At December 31, 2020, the fair value has increased to $11,040,000. The change in fair value of $483,000 is reflected as an expense on the statement of operations.
All of the 34,500,000 Class A Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that the Class A Common Stock was issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A Common Stock classified as temporary equity is the allocated proceeds based on the guidance in ASC 470-20.
Our Class A Common Stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2020, the Class A Common Stock reflected on the balance sheet are reconciled in the following table:

As of December 31, 2020
Gross proceeds	$345,000,000
Less:
Proceeds allocated to public warrants	$(10,557,000)
Class A shares issuance costs	$(19,258,050)

Plus:
Accretion of carrying value to redemption value	$(29,815,050)

Contingently redeemable Class A Common Stock	$345,000,000

5.	Related Party Transactions
Founder Shares
On July 24, 2020
, the Sponsor purchased 17,250,000 shares of Class F Common Stock for $25,000, or approximately $0.001 per share. On October 1, 2020, the Sponsor surrendered 8,625,000 Founder Shares to us for no consideration, on October 23, 2020, the Company effected a stock dividend with respect to its Class F Common Stock of 6,468,750 shares thereof and on November 13, 2020 the Sponsor surrendered 6,468,750 Founder Shares to us for no consideration, resulting in an aggregate of 8,625,000 outstanding shares of Class F Common Stock. As a result of such surrender, the per-share
purchase price increased to approximately $0.003 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Public Offering. On September 11, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent directors at their original purchase price. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one
basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.
The sale of the Founders Shares is in the scope of ASC 718, “Compensation-Stock Compensation.” Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence
.

As of December 31, 2020, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied by the grant date fair value per share

(
unless
subsequently modified) less the amount initially received for the purchase of the Founders Shares.
Private Placement Warrants
The Sponsor purchased from the Company an aggregate of 4,450,000 warrants at a price of $2.00 per warrant (a purchase price of $8,900,000) in a private placement that occurred simultaneously with the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A p
o
rtion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.
The Private Placement Warrants have terms and provisions that are identical to those of the public
warrants sold as part of the units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.
If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless
.
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the
Company, the

Sponsor and the other security holders named
therein
on December 15, 2020. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Sponsor Loan
On July 24, 2020, Company borrowed $300,000 by the issuance of an unsecured promissory note from the
Sponsor
for $300,000 to cover expenses related to the Public Offering. This Note was non-interest
bearing and payable on the earlier of June 30, 2021 or the completion of the Public Offering. This Note was repaid in full upon the completion of the Public Offering.
Administrative Services Agreement
The Company entered into an administrative services agreement on December 10, 2020, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities and secretarial support. Services commenced on the date the securities were first listed on the Nasdaq Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.
For the period commencing December 10, 2020 through December 31, 2020 the Company has paid the affiliate $13,548.
6.	Deferred Underwriting Compensation
The Company is committed to pay a deferred underwriting discount totaling $12,075,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

7.	Income Taxes
Effective Tax Rate Reconciliation
The Company’s effective tax rates differ from the federal statutory rate primarily due to the fair value of warrants treated as liabilities for US GAAP reporting purposes and equity for tax purposes, which is not deductible for income tax purposes, for 2020. A reconciliation of the statutory federal income tax expense to the income tax expense from continuing operations provided at December 31, 2020 as follows:

From June 29, 2020 (inception) to December 31, 2020
Income tax expense/(benefit) at the federal statutory rate	$(320,777)
Warrant liability expense	166,845
Allocated expense for warrant issuance cost	127,659
State income taxes—net of federal income tax benefits	(4,892)
Change in valuation allowance	4,892

Total income tax expense (benefit)	$(26,273)

Current/Deferred Taxes

From June 29, 2020 (inception) to December 31, 2020
Current income tax expense
Federal	$—
State	—

Total current income tax expense	$—

Deferred income tax expense
Federal	$(26,273)
State	—

Total deferred income tax expense	$(26,273)

Provision for income taxes	$(26,273)

Deferred Tax Assets and Liabilities
Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2020:

Period Ended December 31, 2020
Deferred tax assets
Accrued expenses	$14,608
Net operating losses	23,600

Total deferred tax assets	38,208
Valuation allowance	(4,892)

Net deferred tax assets	33,316

Deferred tax liabilities	—
Prepaids	(5,232)
Accrued income	(1,811)

Total deferred tax liabilities	(7,043)

Net deferred tax assets (liabilities)	$26,273

8 .	Investments and cash held in Trust
As of December 31, 2020, investment securities in the Company’s Trust Account consisted of $15,525 in cash and $344,993,100 in money market funds.

9 .	Fair Value Measurement
The Company complies with FASB ASC 820,
Fair Value Measurements
, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Warrants
The Company has determined that warrants issued in connection with its initial public offering in December 2020 are subject to treatment as a liability. The Company utilizes a Monte Carlo simulation methodology to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 1 and Level 2 inputs. The key assumptions in the option pricing model utilized are assumptions related to expected share-price volatility, expected term, risk-free interest rate and dividend yield. The expected volatility as of the IPO Closing Date was derived from observable public warrant pricing on comparable ‘blank-check’ companies that recently went public in 2020 and 2021. The risk-free interest rate is based on the interpolated U.S. Constant Maturity Treasury yield. The expected term of the warrants is assumed to be six months until the close of a Business Combination, and the contractual five year term subsequently. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The Warrants were classified as Level 2 at the respective measurement dates.
The key inputs into the option model for the Private Placement Warrants and Public Warrants were as follows for the relevant periods:

	As of
	December 11, 2020 1	December 31, 2020
Implied volatility	21%	21%
Risk-free interest rate	0.43%	0.43%
Warrant exercise price	$11.50	$11.50
Expected term	5.5	5.5

1	The date the Company was first listed on the Nasdaq and the date for which trade information is first available.
Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public and Private Warrants as of December 31, 2020 is classified as Level 2 due to the use of both observable inputs in an active market as well as quoted prices in active markets for similar assets and liabilities.
As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $7.1 million and $11.0 million, respectively, based on the closing price of GHVIU on that date of $10.60.
The following table presents the changes in the fair value of warrant liabilities:

	Private placement warrants	Public warrants	Total warrant liabilities
Fair value when issued (December 11, 2020)	$6,808,500	$10,557,000	$17,365,500
Change in fair value from inception	$311,500	$483,000	$794,500
Fair value at December 31, 2020	$7,120,000	$11,040,000	$18,160,000

The following tab
l
e presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	345,008,625	345,008,625	—	—
Public warrants	11,040,000	—	11,040,000	—
Private placement warrants	7,120,000	—	7,120,000	—

Total	$363,168,625	$345,008,625	$18,160,000	$—

10 .	Stockholders’ Equity
Common Stock
The Company is authorized to issue 440,000,000

shares of common stock, consisting of 400,000,000 shares of Class A common stock, par value $0.0001 per share and 40,000,000

shares of Class F Common Stock, par value $0.0001

per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock and vote together as a single class. At December 31, 2020, there were 34,500,000 shares of Class A common stock and

8,625,000

shares of Class F Common Stock issued and outstanding, respectively.
Preferred Stock
The Company is authorized to issue 1,000,000

shares of preferred stock, par value $0.0001

per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2020, there were no shares of preferred stock issued and outstanding.

1 1 .	Risk and Contingencies
Management is currently evaluating the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

1 2 .	Subsequent Events
Management has performed an evaluation of subsequent events through May 18, 2021 of the financial statements, noting no items which require adjustment or disclosure other than those set forth in the
p
receding notes to the financial statements.

PART I—FINANCIAL INFORMATION
Item 1. Financial Statements
MATTERPORT, INC.
(FORMERLY KNOWN AS GORES HOLDINGS VI, INC.)
CONDENSED BALANCE SHEET
(UNAUDITED)

	June 30, 2021	December 31, 2020
	(unaudited)	(audited)

CURRENT ASSETS:
Cash and cash equivalents	$381,644	$633,266
Prepaid assets	696,434	897,754

Total current assets	1,078,078	1,531,020
Deferred tax asset	—	26,273
Investments and cash held in Trust Account	345,030,934	345,008,625

Total assets	$346,109,012	$346,565,918

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses, formation and offering costs	$3,632,513	$475,462
Related party note	1,100,000	—
State franchise tax accrual	77,923	55,241
Public warrants derivative liability	41,331,000	11,040,000
Private warrants derivative liability	26,655,500	7,120,000

Total current liabilities	72,796,936	18,690,703
Deferred underwriting compensation	12,075,000	12,075,000

Total liabilities	$84,871,936	$30,765,703

Commitments and c ontingencies
Class A Common Stock subject to possible redemption, 34,500,000 shares (at redemption value of $10 per share)	345,000,000	345,000,000
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized	—	—
Class F Common Stock, $0.0001 par value; 40,000,000 shares authorized, 8,625,000 shares issued and outstanding	863	863
Additional paid-in-capital	—	—
Accumulated deficit	(83,763,787)	(29,200,648)

Total stockholders’ equity (deficit)	(83,762,924)	(29,199,785)

Total liabilities and stockholders’ equity (deficit)	$346,109,012	$346,565,918

See accompanying notes to the unaudited condensed interim financial statements.

MATTERPORT, INC.
(FORMERLY KNOWN AS GORES HOLDINGS VI, INC.)
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months	Six Months
	Ended	Ended
	June 30, 2021	June 30, 2021
Professional fees and other expenses	(1,385,578)	(4,624,546)
State franchise taxes, other than income tax	(50,000)	(100,000)
Change in fair value of warrant liability	(23,154,000)	(49,826,500)

Net loss from operations	(24,589,578)	(54,551,046)
Other income—interest income	8,603	22,310

Loss before income taxes	$(24,580,975)	$(54,528,736)

Income tax valuation allowance	—	(26,273)

Net loss attributable to common shares	$(24,580,975)	$(54,555,009)

Net loss per ordinary share:
Class A Common Stock—basic and diluted	$(0.57)	$(1.27)

Class F Common Stock—basic and diluted	$(0.57)	$(1.27)

See accompanying notes to the unaudited condensed interim financial statements.

MATTERPORT, INC.
(FORMERLY KNOWN AS GORES HOLDINGS VI, INC.)
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

	Three Months Ended June 30, 2021
	Class A Common Stock		Class F Common Stock		Additional Paid- In Capital		Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount		Accumulated Deficit
Balance at April 1, 2021	—	$—	8,625,000	$863	$—	$(59,182,812)	$(59,181,949)
Net loss	—	—	—	—	—	(24,580,975)	(24,580,975)

Balance at June 30, 2021	—	$—	8,625,000	$863	$—	$(83,763,787)	$(83,762,924)

	Six Months Ended June 30, 2021
	Class A Common Stock		Class F Common Stock		Additional Paid-In Capital		Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount		Accumulated Deficit

Balance at January 1, 2021	—	$—	8,625,000	$863	$—	$(29,200,648)	$(29,199,785)
Subsequent measurement under ASC 480-10-S99 against accumulated deficit	—	—	—	—	—	(8,130)	(8,130)
Net loss	—	—	—	—	—	(54,555,009)	(54,555,009)

Balance at June 30 , 2021	—	$—	8,625,000	$863	$—	$(83,763,787)	$(83,762,924)

See accompanying notes to the unaudited condensed interim financial statements

MATTERPORT, INC.
(FORMERLY KNOWN AS GORES HOLDINGS VI, INC.)
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

Six Months
Ended
June 30, 2021

Cash flows from operating activities:
Net loss	$(54,555,009)
Changes in state franchise tax accrual	22,682
Changes in prepaid assets	201,320
Changes in accrued expenses, formation and offering costs	3,157,051
Change in fair value of warrant liability	49,826,500
Changes in deferred income tax	26,273

Net cash used in operating activities	(1,321,183)

Cash used in investing activities:
Interest and dividends reinvested in the Trust Account	(22,309)

Net cash used in investing activities	(22,309)

Cash flows from financing activities:
Proceeds from notes and advances payable – related party	1,100,000
Payment of issuance expenses	(8,130)

Net cash provided by financing activities	1,091,870

Increase in cash	(251,622)
Cash at beginning of period	633,266

Cash at end of period	$381,644

Supplemental disclosure of income and franchise taxes paid :
Cash paid for income and state franchise taxes	$77,318
See accompanying notes to the unaudited condensed interim financial statements.

MATTERPORT, INC.
(FORMERLY KNOWN AS GORES HOLDINGS, INC.)
NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

1.	Organization and Business Operations
Organization and General
As of June 30, 2021, Gores Holdings VI, Inc. (the “Company”), our predecessor, was a blank check company incorporated in Delaware on
June 29, 2020

for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As of June 30, 2021, the Company had not engaged in any operations, other than to identify and consummate an initial business combination, and had not generated any operating revenue to date. The Company’s management had broad discretion with respect to the initial business combination. The Company’s Sponsor was Gores Sponsor VI, LLC, a Delaware limited liability company (the “Sponsor”). The Company selected December 31st as its fiscal year-end
.
The Company completed its initial public offering (the “Public Offering”) on December 15, 2020 (the “IPO Closing Date”). As of June 30, 2021, the Company had not generated any operating revenues. Following the Public Offering, the Company generated non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).
Upon the IPO Closing Date
and the sale of the Private Placement Warrants, an aggregate of $
345,000,000
was placed in a Trust Account with Continental Stock Transfer & Trust Company (the “Trust Account”) acting as Trustee
. Funds held in the Trust Account were permitted to be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five
(185
) days or less or in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of June 30, 2021, the Trust Account consisted of money market funds
.
As of June 30, 2021, the Company’s amended and restated certificate of incorporation provided for the Company to have until December 15, 2022 to complete an initial business combination or obtain a Charter Extension from Shareholders. On July 22, 2021, the Company completed the previously announced business combination with Matterport, Inc., which is discussed in greater detail in Note 11.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure

F-2
6

rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2021 and the results of operations and cash flows for the periods presented. Operating results for the three and six months ended June 30, 2021, are not necessarily indicative of results that may be expected for the full year or any other period. The Company was formed on June 29, 2020. There were no activity from inception to June 30, 2020, therefore, these financials statements do not include comparative statements to prior 2020 periods
.
Net Income/(Loss) Per Common Share
As of June 30, 2021, the Company had two classes of shares, which are referred to as Class A Common Stock (the “Class A Common Stock”) and Class F Common Stock (the “Founders Shares” or the “Class F Common Stock”). Earnings and losses are shared pro rata between the two classes of shares. Private and public warrants to purchase 11,350,000 shares of
Class A Common
Stock at $11.50 per share were issued on December 15, 2020. No warrants were exercised during the six months ended June 30,
2021. The 11,350,000 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share in 2021 as the Company had a net loss for the period. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period.

	For the Three Months Ended June 3 0 , 2021		For the Six Months Ended June 30, 2021
	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$(19,664,780)	$(4,916,195)	$(43,650,511)	$(10,912,628)

Denominator:
Weighted-average shares outstanding	34,500,000	8,625,000	34,500,000	8,625,000
Basic and diluted net income/(loss) per share	$(0.57)	$(0.57)	$(1.27)	$(1.27)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts
.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” (“ASC 820”) approximates the carrying amounts represented in the balance sheet
.
Offering Costs
The Company complies with the requirements of ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our Public Offering and were charged to equity upon the completion of our Public Offering.

Redeemable Common Stock
As discussed in Note 4, all of the 34,500,000 Class A
Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A Common Stock has been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates
.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “
Income Taxes
.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. No amounts were accrued for the payment of interest and penalties at
June 30
, 2021.
The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.
The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.
Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the

F-
28

financial institutions with which it invests. Periodically, the Company may maintain balances in various operating accounts in excess of federally insured limits.
Investments and Cash Held in Trust Account
At
June 30
, 2021, the Company had $345,030,934

in the Trust Account which may be utilized for Business Combinations. At June 30, 2021, the Trust Account consisted of money market funds.
At June 30, 2021, the Company’s amended and restated certificate of incorporation provided that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of an initial business combination; (ii) the redemption of any public shares of Class A Common Stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem
100% of such public shares of common stock if the Company does not complete an initial business combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of Class A Common Stock if the Company had been unable to complete an initial business combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.
Warrant Liability
The Company accounts for warrants for shares of the Company’s Class A Common Stock that are not indexed to its own stock as liabilities at fair value on the balance sheet. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized in the Company’s the statement of operations. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the statements of operations.
Recently Issued Accounting Pronouncements Not Yet Adopted
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated
on a regular basis or if a business combination is completed where the impact could be material.

3.	Public Offering
Public Units
On December 15, 2020, the

Company sold
34,500,000
units at a price of $
10.00
per unit (the “Units”), including
4,500,000
Units as a result of the underwriters’
full
 exercise of their over-allotment option, generating gross proceeds of $
345,000,000
. Each Unit consists of
one
share of the Company’s Class A common stock, $
0.0001
par value, and
one-fifth
of one redeemable Class A common stock purchase warrant (the “Warrants”). Each Whole Warrant entitles the holder to purchase one
share of Class A common stock for $
11.50
per share. Each Warrant will become exercisable on the later of
30
days after the completion of the Business Combination or
12
months from the IPO Closing Date and will expire
five years
after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the
24
-
month
period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. Th
e

Company did not
register the shares of common stock issuable upon exercise of the Warrants under the Securities Act or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of 2.00% ($6,900,000) of the per Unit offering price to the underwriter
s
at the IPO Closing Date, with an additional fee (the “Deferred Discount”) of 3.50% ($12,075,000) of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held
in the Trust Account solely in the event the Company completes its
Business Combination.
The public warrants
 issued as part of the Units are accounted for as liabilities as there are terms and features do not qualify for equity classification in ASC Topic
815-40
“
Derivatives and Hedging – Contracts in Entity’s Own Equity
.” The fair value of the public warrants at December 31, 2020 was a liability of
 $11,040,000. At
 June 30
, 2021, the fair value has increased to $41,331,000. The change in fair value of $30,291,000 is reflected as an expense in the statement of operations.
All of the
 34,500,000 Class A Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that the Class A Common Stock was issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A Common Stock classified as temporary equity is the allocated proceeds based on the guidance in ASC
470-20
.
Our shares of Class A Common Stock are subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in
capital).
As of June 30, 2021, the Class
A Common Stock reflected on the balance sheet are reconciled in the following table. The accretion of carrying value to redemption value was recognized on December 31, 2020, and there has been $8,130 of additional accretion for the six months ended June 30, 2021:

As of June 3 0 , 2021
Gross proceeds	$345,000,000
Less:
Proceeds allocated to public warrants	$(10,557,000)
Class A shares issuance costs	$(19,266,180)

Plus:
Accretion of carrying value to redemption value	$(29,823,180)

Contingently redeemable Class A Common Stock	$345,000,000

4.	Related Party Transactions
Founder Shares
On July 24, 2020, the Sponsor purchased 17,250,000 shares of Class F Common Stock for $25,000, or approximately $0.001 per share. On October 1, 2020, the Sponsor surrendered 8,625,000 Founder Shares to us for no consideration, on October 23, 2020, the Company effected a stock dividend with respect to its Class F Common Stock of 6,468,750 shares thereof and on November 13, 2020 the Sponsor surrendered 6,468,750 Founder Shares to us for no consideration, resulting in an aggregate of 8,625,000 outstanding shares of Class F Common Stock. As a result of such surrender, the per-share
purchase price increased to approximately $0.003 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Public Offering. On September 11, 2020, the Sponsor transferred 25,000
Founder Shares to each of the independent directors at their original purchase price. The Founder Shares are identical to the Class A Common Stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A Common Stock at the time of the Business Combination on a
one-for-one
b
a
sis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation in effect as of June 30, 2021.
The sale of the Founders Shares is in the scope of ASC 718, “Compensation-Stock Compensation.” Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of June 30, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the
Founders Shares.
Private Placement Warrants
The Sponsor purchased

from the Company an aggregate of
4,450,000
warrants at a price of $
2.00
per warrant (a purchase price of $
8,900,000
) in a private placement that occurred simultaneously with the Public
 Offering (the “Private Placement Warrants”). Each Private Placement Warrant
entitles
the holder to
purchase
one
share of Class A Common Stock at
 $11.50
per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.
The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees
.
If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless. Consistent with the Public Warrants, the Private Warrants are accounted for as liabilities under ASC Topic
814-40,
due to their terms
.
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on December 15, 2020. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Sponsor Loan
On July 24, 2020, Company borrowed $300,000 by the issuance of an unsecured promissory note from the Sponsor for $300,000 to cover expenses related to the Public Offering. This Note was non-interest
bearing and payable on the earlier of June 30, 2021 or the completion of the Public Offering. This Note was repaid in full upon the completion of the Public Offering.
On March 19, 2021, the Sponsor made available to the Company a loan of up to $2,000,000 pursuant to a promissory note issued by the Company to the Sponsor. The proceeds from the note will be used for on-going operational expenses and certain other expenses in connection with the Business Combination. The note is unsecured, non-interest bearing and matures on the earlier of:
(i) January 31, 2022
or (ii) the date on which the Company consummates the Business Combination. As of June 30, 2021, the amount advanced by Sponsor to the Company was
$1,100,000.
Administrative Services Agreement
The Company entered into an administrative services agreement on December 10, 2020, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities and secretarial support. Services commenced on the date the securities were first listed on the Nasdaq Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.
For the six months ended June 30, 2021, the Company had paid the affiliate
$120,000.

5.	Deferred Underwriting Compensation
The Company is committed to pay a deferred underwriting discount totaling $12,075,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

6.	Income Taxes
Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date
income, plus any significant unusual or infrequently occurring items which are recorded in the interim period. The Company’s effective tax rates differ from the federal statutory rate primarily due to the fair value on instruments treated as debt for GAAP and equity for tax purposes, which is not deductible for income tax purposes, for 2021.
The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.
The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the period ended June 30, 2021. As of June 30, 2021, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

7.	Investments and Cash Held in Trust
As of June 30, 2021, investment securities in the Company’s Trust Account consist of
$345,030,934
in money market funds.

8.	Fair Value Measurement
The Company complies with ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
Warrants
The Company has determined that warrants issued in connection with its initial public offering in December 2020 are subject to treatment as a liability. The Company utilizes a Monte Carlo simulation methodology to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 1 and Level 2 inputs. The key assumptions in the option pricing model utilized are assumptions related to expected share-price volatility, expected term, risk-free interest rate and dividend yield. The expected volatility as of the IPO Closing Date was derived from observable public warrant pricing on comparable ‘blank-check’ companies that recently went public in 2020 and 2021. At December 31, 2020, there were observable transactions in the Company’s public warrants and correspondingly an implied volatility. The risk-free interest rate is based on the interpolated U.S. Constant Maturity Treasury yield. The expected term of the warrants is assumed to be six months until the close of an initial business combination, and the contractual five year term subsequently. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. At June 30, 2021, the Public Warrants had adequate trading volume to provide a reliable indication of value. The Public Warrants were valued at $5.99 at June 30, 2021. The fair value of the Private Placement Warrants was deemed to be equal to the fair value of the Public Warrants because the Private Placement Warrants have similar terms and are subject to substantially the same redemption features as the Public Warrants.
The Public Warrants were classified as Level 2 measurement as of December 31, 2020 and Level 1 measurement as of June 30, 2021. The Private Warrants were classified as Level 2 as of December 31, 2020 and June 30, 2021.
The key inputs into the option model for the Private Placement Warrants and Public Warrants were as follows as of December 31, 2020:

Volatility	21.0%
Risk-free interest rate	0.43%
Warrant exercise price	$11.50
Expected term	5.5

Subsequent Measurement
The Warrants are measured at fair value on a recurring basis.
As of June 30, 2021, the aggregate values of the Private Placement Warrants and Public Warrants were
$26.7 million and $41.3 million, respectively, based on the closing price of GHVIW on that date of $5.99.
As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $7.1 million and $11.0 million, respectively, based on the closing price of GHVIU on that date of $10.60.
The following table presents the changes in the fair value of warrant liabilities:

	Private Placement Warrants	Public Warrants	Total Warrant Liabilities
Fair value at December 31, 2020	$7,120,000	$11,040,000	$18,160,000
Change in fair value	19,535,500	30,291,000	49,826,500
Fair value at June 30, 2021	$26,655,500	$41,331,000	$67,986,500
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	June 30, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	$345,030,934	$345,030,934	$—	$—
Public warrants	41,331,000	41,331,000	—	—
Private placement warrants	26,655,500	—	26,655,500	—

Total	$413,017,434	$386,361,934	$26,665,500	$—

9.	Stockholders’ Equity
Common Stock
As of June 30, 2021, the Company was authorized to issue
 440,000,000
shares of common stock, consisting of
 400,000,000
shares of Class A Common Stock and
40,000,000
shares of Class F Common Stock. Holders of the Company’s common stock are entitled to one vote for each share of common stock and vote together as a single class. At June 30, 2021, there were
34,500,000
shares of Class A Common Stock and
 8,625,000
shares of Class F Common Stock issued and outstanding, respectively
.
Preferred Stock
As of June 30, 2021, the Company was authorized to issue
 1,000,000
shares of preferred stock, par value
$0.0001
per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021, there were no
shares of preferred stock issued and outstanding.

10.	Risk and Contingencies
Management is currently evaluating the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

11.	Subsequent Events
Management has performed an evaluation of subsequent events through August 16, 2021 of the financial statements, noting no items which require adjustment or disclosure other than those set forth in the notes to the financial statements.
On July 22, 2021 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated February 7, 2021 (the “Merger Agreement”), by and among the Company, Maker Merger Sub, Inc. (“First Merger Sub”), a direct, wholly owned subsidiary of the Company, Maker Merger Sub II, LLC (“Second Merger Sub”), a direct, wholly owned subsidiary of the Company, and Matterport, Inc. (“Legacy Matterport”).
In connection with the consummation of the Business Combination (the “Closing”), the Company changed its name from Gores Holdings VI, Inc. to Matterport, Inc. As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, First Merger Sub merged with and into Legacy Matterport, with Legacy Matterport continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Matterport merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name “Matterport Operating, LLC” (the “Mergers”).
As a result of the First Merger, each share of outstanding capital stock of Legacy Matterport was cancelled and converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement, with the Company owning 100% of the outstanding capital stock of Legacy Matterport as the surviving corporation of the First Merger (the “Surviving Corporation”). As a result of the Second Merger, the Company owns 100% of the outstanding interests in the surviving entity of the Second Merger (the “Surviving Entity”). Following the closing of the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests in the Surviving Entity and its subsidiaries, and the stockholders of Legacy Matterport as of immediately prior to the effective time of the First Merger (the “Matterport Stockholders”) hold a portion of our Class A Common Stock.
The aggregate merger consideration paid in connection with the Business Combination was 218,875,000 shares of Class A Common Stock (the “Aggregate Company Stock Consideration”). Holders of shares of Legacy Matterport’s common stock, par value $0.001 per share (“Matterport Stock”), are entitled to receive a number of newly issued shares of Class A Common Stock equal to the Aggregate Company Stock Consideration, divided by the sum of, without duplication, (a) the aggregate number of shares of Matterport Stock issued and outstanding and issuable upon conversion of Matterport’s Preferred Stock, each series with a par value of $0.001 per share (the “Matterport Preferred Stock”), plus (b) the aggregate number of shares of Matterport Stock issuable upon the exercise or settlement of all (i) options to purchase Matterport Stock granted pursuant to Matterport’s Amended and Restated 2011 Stock Incentive Plan (the “Stock Incentive Plan”), whether vested or unvested (the “Matterport Stock Options”), but excluding any Matterport Stock Options that have an exercise price equal to or greater than the cash equivalent of the Per Share Matterport Stock Consideration (as defined below), and (ii) restricted stock units covering shares of Matterport Stock granted pursuant to the Stock Incentive Plan, whether vested or unvested (the “Matterport RSUs”), in each case of clauses “(i)” and “(ii),” outstanding as of immediately prior to the effective time of the First Merger (the “Matterport Stock Adjusted Fully Diluted Shares”

F-3
5

and, such quotient, the “Per Share Matterport Stock Consideration”). Holders of shares of Matterport’s Preferred Stock are entitled to receive a number of shares of newly issued Class A Stock equal to the Per Share Matterport Stock Consideration multiplied by the number of shares of Matterport Stock issuable upon conversion of such share of Matterport Preferred Stock as of immediately prior to the effective time of the First Merger (the “Per Share Matterport Preferred Stock Consideration”). No fractional shares of Class A Stock were issued in connection with the Business Combination. In lieu of the issuance of any fractional shares, Matterport Stockholder who otherwise would have been entitled to receive such fractional share received an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Class A Common Stock to which such Matterport Stockholder otherwise would have been entitled multiplied by (ii) $10.00.
In addition to the consideration to be paid at the closing of the Business Combination, Matterport Stockholders (to the extent entitled to consideration) are entitled to receive their pro rata share of an additional number of earn-out
shares, issuable in shares of Class A Common Stock and subject to the terms provided in the Merger Agreement (the
“Earn-Out
Shares”), up to an aggregate of 23,460,000 shares of Class A Common Stock collectively issuable to all Matterport Stockholders; provided, that
Earn-Out
Shares shall be issued to holders of Matterport RSUs and holders of Matterport Stock Options only if such holder continues to provide services (whether as an employee, director or individual independent contractor) to the Company or one of its subsidiaries through the date of the occurrence of the triggering event that causes such
Earn-Out
Shares to become issuable.
In connection with the Closing, the Founder Shares automatically converted into shares of Class A Common Stock on a one-for-one
basis and continue to be subject to the transfer restrictions applicable to the Founder Shares.
Pursuant to subscription agreements entered into in connection with the Merger Agreement (collectively, the “Subscription Agreements”), certain investors agreed to subscribe for an aggregate of 29,500,000 newly issued shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $295,000,000 (the “PIPE Investment”). At the Closing, the Company consummated the PIPE Investment.
In connection with the Business Combination, holders of 93,917 shares of Class A Common Stock exercised their rights to redeem those shares for cash at an approximate price of $10.0009 per share, for an aggregate of approximately $939,258, which was paid to such holders on the Closing Date.
Immediately after giving effect to the Mergers, the redemptions described above, the PIPE Investment and the conversion of all 8,625,000 outstanding Founder Shares into shares of Class A Common Stock on a one-for-one
basis, there were 291,406,633 shares of Common Stock, consisting of 241,956,549 of Class A Common Stock issued and outstanding, options to purchase an aggregate of 45,399,537 shares of Class A Common Stock and restricted stock units covering an aggregate of 4,049,547 shares of Class A Common Stock. Upon the Closing, the Company’s Class A Common Stock and the Company’s Public Warrants began trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “MTTR” and “MTTRW,” respectively, and the Company’s public units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

Report of Independent Registered Public Accounting Firm
To the Board of Directors of Matterport, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Matterport, Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and December 31, 2019, and the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
San Jose, California
April 5, 2021
We have served as the Company’s auditor since 2019.

MATTERPORT, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019
(In thousands, except share and per share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$51,850	$8,424
Restricted cash	400	1,728
Accounts receivable, net of allowance of $799 and $337 as of December 31, 2020 and 2019, respectively	3,924	1,507
Inventories	3,646	1,901
Prepaid expenses and other current assets	2,453	1,784

Total current assets	62,273	15,344
Property and equipment, net	8,210	7,970
Other assets	1,369	919

Total assets	$71,852	$24,233

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,434	$2,893
Current portion of long-term debt	8,215	6,748
Deferred revenue	4,606	2,146
Accrued expenses and other current liabilities	6,995	3,138

Total current liabilities	23,250	14,925
Long-term debt	4,502	7,630
Deferred revenue, noncurrent	297	227
Other long-term liabilities	335	102

Total liabilities	28,384	22,884

Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, $0.001 par value;
30,443,413 shares and 23,922,758 shares authorized as of December 31, 2020 and 2019, respectively; 30,340,098 shares and 23,922,109 shares issued and outstanding as of December 31, 2020 and 2019, respectively; and liquidation preference of $166,131 and $112,778 as of December 31, 2020 and 2019, respectively	164,168	110,978
Stockholders’ deficit:
Common stock, $0.001 par value;
56,000,000 shares and 46,000,000 shares authorized as of December 31, 2020 and 2019, respectively; and 9,463,182 shares and 7,800,411 shares issued and outstanding as of December 31, 2020 and 2019, respectively	10	8
Additional paid-in capital	9,153	5,866
Accumulated other comprehensive income	135	36
Accumulated deficit	(129,998)	(115,539)

Total stockholders’ deficit	(120,700)	(109,629)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$71,852	$24,233

The accompanying notes are an integral part of these consolidated financial statements.

MATTERPORT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenue:
Subscription	$41,558	$24,528
License	3,500	—
Services	7,702	2,869
Product	33,124	18,612

Total revenue	85,884	46,009
Costs of revenue:
Subscription	11,445	7,592
License	69	—
Services	6,131	2,394
Product	20,300	13,876

Total costs of revenue	37,945	23,862

Gross profit	47,939	22,147

Operating expenses:
Research and development	17,710	17,195
Selling, general, and administrative	41,791	35,350

Total operating expenses	59,501	52,545

Loss from operations	(11,562)	(30,398)
Other income (expense):
Interest income	19	229
Interest expense	(1,501)	(1,482)
Other (expense) income, net	(900)	(244)

Total other income (expense)	(2,382)	(1,497)

Loss before provision for income taxes	(13,944)	(31,895)
Provision for income taxes	77	65
Net loss	(14,021)	(31,960)

Net loss per share attributable to common stockholders, basic and diluted	$(1.76)	$(4.23)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,972,543	7,551,894

Other comprehensive income, net of tax:
Foreign currency translation gain	99	101

Comprehensive loss	$(13,922)	$(31,859)

The accompanying notes are an integral part of these consolidated financial statements.

Matterport, Inc.
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019
(In thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2019	17,555,099	$61,282	7,295,519	$7	$3,484	$(65)	$(83,579)	$(80,153)
Net loss	—	—	—	—	—	—	(31,960)	(31,960)
Other comprehensive income	—	—	—	—	—	101	—	101
Conversion of convertible note to Series C redeemable convertible preferred stock	2,517,665	17,834	—	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stock, net of issuance costs	3,849,345	31,862	—	—	—	—	—	—
Issuance of common stock warrants, net of issuance costs	—	—	—	—	28	—	—	28
Issuance of common stock upon exercise of stock options	—	—	504,892	1	468	—	—	469
Stock-based compensation	—	—	—	—	1,886	—	—	1,886

Balance as of December 31, 2019	23,922,109	$110,978	7,800,411	$8	$5,866	$36	$(115,539)	$(109,629)
Net loss	—	—	—	—	—	—	(14,021)	(14,021)
Other comprehensive income	—	—	—	—	—	99	—	99
Conversion of convertible note to Series D redeemable convertible preferred stock	1,148,010	9,501	—	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stock net of issuance costs	5,269,979	43,689	—	—	—	—	—	—
Issuance of common stock warrants net of issuance costs	—	—	—	—	55	—	—	55
Issuance of common stock upon exercise of stock options	—	—	1,770,616	2	1,537	—	—	1,539
Settlement of vested stock options	—	—	—	—	(956)	—	—	(956)
Repurchase and retirement of common stock	—	—	(107,845)	—	—	—	(438)	(438)
Stock-based compensation	—	—	—	—	2,651	—	—	2,651

Balance as of December 31, 2020	30,340,098	$164,168	9,463,182	$10	$9,153	$135	$(129,998)	$(120,700)

The accompanying notes are an integral part of these consolidated financial statements.

MATTERPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS DECEMBER 31, 2020 AND 2019
(In thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(14,021)	$(31,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,778	4,224
Amortization of debt discount	223	200
Stock-based compensation, net of amounts capitalized	2,505	1,830
Loss on extinguishment of debt and convertible note	955	55
Allowance for doubtful accounts	846	356
Other	(4)	160
Changes in operating assets and liabilities:
Accounts receivable	(3,264)	(968)
Inventories	(1,731)	440
Prepaid expenses and other assets	(1,109)	(1,409)
Accounts payable	616	(240)
Deferred revenue	2,524	716
Other liabilities	4,085	(230)

Net cash used in operating activities	(3,597)	(26,826)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(30)	(553)
Capitalized software and development costs	(4,854)	(4,317)

Net cash used in investing activities	(4,884)	(4,870)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	43,689	31,862
Proceeds from exercise of stock options	1,538	466
Settlement of vested stock options	(956)	—
Repurchase of common stock	(438)	—
Proceeds from debt	6,302	6,000
Proceeds from convertible notes, net of issuance costs	8,457	—
Repayment of debt	(8,049)	(4,132)
Other	(81)	(26)

Net cash provided by financing activities	50,462	34,170

Net change in cash, cash equivalents, and restricted cash	41,981	2,474
Effect of exchange rate changes on cash	117	107
Cash, cash equivalents, and restricted cash at beginning of year	10,152	7,571

Cash, cash equivalents, and restricted cash at end of year	$52,250	$10,152

Supplemental disclosures of cash flow information
Cash paid for interest	$1,071	$1,274
Cash paid for income taxes	$52	$24
Supplemental disclosures of non-cash investing and financing information
Exchange of convertible notes for redeemable convertible preferred stock	$9,501	$17,834
The accompanying notes are an integral part of these consolidated financial statements.

MATTERPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS
Matterport, Inc. and its subsidiaries (collectively, “Matterport” or the “Company”) is the world’s leading platform for the digitization and datafication of the built world. Matterport’s pioneering technology has set the standard for digitizing, accessing and managing buildings, spaces and places online. Matterport’s platform comprising innovative software, spatial data-driven data science, and 3D capture technology has broken down the barriers that have kept the largest asset class in the world, buildings and physical spaces, offline and underutilized for so long. The Company was incorporated in the state of Delaware in 2011. The Company is headquartered at Sunnyvale, California. Operating results are presented as of and for the years ended on December 31, 2020 and 2019.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements and accompanying notes. Significant estimates include assumptions related to the fair value of common stock and other assumptions used to measure stock-based compensation, valuation of deferred tax assets, net realizable value of inventories reserves, allowance for doubtful accounts, and the determination of stand-alone selling price (“SSP”) of various performance obligations. As of December 31, 2020, future impact of the
COVID-19
pandemic on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the pandemic, impact on the Company’s subscribers and their spending habits, impact on the Company’s marketing efforts, and effect on the Company’s suppliers, all of which are uncertain and cannot be predicted with certainty. As a result, many of the Company’s estimates and assumptions required increased judgment and these estimates may change materially in future periods.
Management evaluates its estimates and assumptions on an ongoing basis using historical experience and various other factors, including the current economic environment, which management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company adjusts such estimates and assumptions when dictated by facts and circumstances. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods. Actual results may differ materially from those estimates.
Segment information
The Company manages its operations and allocates resources as a single operating segment. Further, the Company manages, monitors, and reports its financial results as a single reporting segment. The Company’s chief operating decision-maker is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance, and allocating resources. For revenue by geography, please refer to Note 3. Substantially, all of the Company’s long-lived assets are located in the United States.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash balances in accounts held by major banks and financial institutions located in the United States. Such bank deposits from time to time may be exposed to credit risk in excess of the Federal Deposit Insurance Corporation insurance limit, and the Company considers such risk to be minimal.
The Company’s accounts receivable is derived from customers located both inside and outside the United States. The Company mitigates its credit risks by performing ongoing credit evaluations of the financial condition of its customers and requires advance payment from customers in certain circumstances. The Company generally does not require collateral from its customers. No customer accounted for more than 10% of the Company’s total accounts receivable at December 31, 2020 and 2019. No customer accounted for more than 10% of the Company’s total revenue for the years ended December 31, 2020 and 2019.
Liquidity and Capital Resources
The Company has incurred net losses of $14.0 million and $32.0 million for the years ended December 31, 2020 and, 2019, respectively. The Company has historically funded the net cash needed for operating and investing activities through the sale of equity and through debt financing. Before considering management’s plans described below, the Company expects that its cash and cash and cash equivalents will be sufficient to fund its forecasted operating expenses, working capital requirements and capital expenditures through the first quarter of 2022. The Company plans to raise additional liquidity in connection with the completion of the Business Combination (see Note 15). If the Company is unable to complete the Business Combination, the Company’s plan is to cease increasing spending levels for labor, and sales and marketing programs, and will also reduce discretionary spending, including reducing its direct and indirect labor, reducing sales and marketing costs and focusing its available capital on a reduced number of prioritized activities and programs, in order to have sufficient liquidity to fund its operations for at least one year from the date of the issuance of these financial statements.
Cash, Cash Equivalents, and Restricted Cash
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash on hand and amounts on deposits with financial institutions.
The following table provides a reconciliation
of cash, cash equivalents, and restricted cash reported on the consolidated balance sheets as of December 31, 2020 and 2019, and which, in aggregate, represent the amount reported on the consolidated statements of cash flows (in thousands):

	December 31,
	2020	2019
Cash and cash equivalents	$51,850	$8,424
Restricted cash	400	1,728

Total cash, cash equivalents, and restricted cash	$52,250	$10,152

The Company had restricted cash of $0.4 million and $1.7 million as of December 31, 2020 and 2019, respectively. The restricted cash of $0.4 million as of December 31, 2020 is related to cash deposits restricted under the 2020 Term Loan, and the restricted cash of $1.7 million as of December 31, 2019 is related to cash held as cash deposits to secure credit card charges from customers. The cash deposit was returned to the Company during 2020.
Accounts Receivable, Net
Accounts receivable consists of current trade receivables due from customers recorded at the invoiced amount, net of allowances for doubtful accounts.
The Company’s accounts receivable primarily represent amounts due from customers arising from revenue and are stated at the amount the Company expects to collect from outstanding balances. On a periodic basis, the Company evaluates accounts receivable estimated to be uncollectible and provides allowances, as necessary, for doubtful accounts. As of December 31, 2020 and 2019, the allowance for doubtful accounts was $0.8 million and $0.3 million, respectively.
Fair Value Measurement
The Company accounts for certain of its financial assets and liabilities at fair value. The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those financial instruments.
The three-level hierarchy for fair value measurements is defined as follows:
Level 1
— Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
— Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3
— Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The Company has investments in U.S. treasury bills, and they were classified as cash equivalents on the consolidated balance sheets. The Company classifies the U.S. treasury bills within Level 1 because the Company uses quoted prices and models to determine their fair value. The Company’s assets and liabilities that were measured at fair value on a recurring basis were as follows (in thousands):

	December 31, 2020
Description:	Total	Level 1	Level 2	Level 3
Cash equivalents:
U.S. Treasury securities	$43,116	$43,116	$—	$—

Total cash equivalents	$43,116	$43,116	$—	$—

	December 31, 2019
Description:	Total	Level 1	Level 2	Level 3
Cash equivalents:
U.S. Treasury securities	$2,963	$2,963	$—	$—

Total cash equivalents	$2,963	$2,963	$—	$—

Accounts receivable and accounts payable are carried at cost, which approximates fair value due to the short maturity of these instruments. Short-term and long-term debt is carried at amortized cost, which approximates its fair value based on borrowing rates as of December 31, 2020 available to the Company for loans with similar terms. The fair value of the Company’s debt is determined based on Level 2 inputs using primarily observable markets.
Inventories
Inventories consist primarily of finished goods, assemblies, and raw materials. Assemblies are generally purchased from contract manufacturers. Inventories are valued at the lower of cost or net realizable value. Costs are determined using standard cost, which approximates actual cost on a first-in,
first-out
basis. The Company assesses the valuation of inventory and periodically adjusts the value for estimated excess and obsolete inventory based upon estimates of future demand and market conditions, as well as damaged or otherwise impaired goods.
The Company recorded a provision for excess and obsolete inventory to cost of revenue totaling $0.1 million in the years ended December 31, 2020 and 2019.
Property and Equipment, Net
Property and equipment are stated at cost, less accumulated depreciation and are depreciated on a straight-line basis over their estimated useful lives as follows:

Machinery and equipment	2 - 7 years
Furniture and fixtures	3 years
Capitalized software and development costs	3 years
Leasehold improvements	Shorter of remaining lease term or 10 years
Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheets and the resulting gain or loss is reflected in general and administrative expenses in the consolidated statements of operations and comprehensive loss. Maintenance and repairs are charged to operations as incurred.
Long-Lived Assets, Net
The Company evaluates the recoverability of its property and equipment and finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If such review determines that the carrying amount of specific property and equipment is not recoverable, the carrying amount of such assets is reduced to its fair value. There was no impairment of long-lived assets for the years ended December 31, 2020 and 2019.
Acquired property and equipment and finite-lived intangible assets are amortized over their useful lives. The Company evaluates the estimated remaining useful life of these assets when events or changes in circumstances warrant a revision to the remaining period of amortization. If the Company revises the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life on a prospective basis.
Comprehensive Loss and Foreign Currency Translation
The functional currency of Matterport, Inc. and its wholly owned subsidiary in Singapore is the U.S. dollar. Matterport, Inc.’s United Kingdom (“U.K.”) subsidiary uses the British Pound as its functional currency to maintain its books and records. Matterport, Inc., therefore, translates its monetary assets and liabilities for its subsidiaries with a functional currency other than the U.S. dollar by using the applicable exchange rate as of the consolidated balance sheet date, and the consolidated statements of operations and comprehensive loss and consolidated statements of cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the consolidated financial statements are recorded as accumulated other comprehensive income or loss.
For transactions that occur in a foreign currency other than the functional currency of Matterport, Inc. or its subsidiaries, the Company records the transaction at the applicable rate on the date of recognition. Monetary assets and liabilities are remeasured at each consolidated balance sheet date until settled and changes are reported as transaction gains or losses in other income (expense), net in the consolidated statements of operations and comprehensive loss.
Revenue Recognition
The Company adopted Accounting Standards Codification (“ASC”) Topic 606,
Revenue from Contracts with Customers
, on January 1, 2019, using the full retrospective method. The Company determines the amount of revenue to be recognized through the application of the following steps: (1) identify the contract; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) performance obligations are satisfied. In accordance with ASC 606, the Company recognizes revenue upon transfer of control of goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
Nature of Revenue
The Company recognizes revenue from subscription, license, services and sale of products.
Subscription —
Revenues comprises of fees that provide customer access to ordered subscription services
.
Customers have the ability to select from several levels of subscription to the Matterport platform (“Subscription Levels”). Each selected Subscription Level includes Subscription Level-specific features and Subscription Level-specific pricing for add-ons
that are available to the user at any time during the subscription term.
Subscription fees are invoiced in advance of the service being provided to the customer. Typical payment terms provide that customers pay within 30 days of invoice. The portion of the transaction price allocated to the subscription is recognized ratably over the subscription term, which typically ranges from one month to a year as the Company’s management has concluded that the nature of the Company’s promise to the customer is to provide continuous access to the Matterport platform, which represents a stand-ready obligation provided throughout the subscription period. Annual and monthly subscriptions are renewed automatically at the end of each term.
The Company’s contracts with customers typically do not include termination rights for convenience, nor do they include terms with a significant financing component.
License
— The Company provides a perpetual license to spatial data assets in exchange for a fixed license fee. The license represents right-to-use
intellectual property and revenue is recognized at the point in time control of license transfers to the customer.
Services
— The Company provides capture services of spatial data and other add-on
services to existing subscription customers. Capture services and other add-on
services are typically invoiced in arrears on a monthly basis as services are provided. The Company recognizes revenue as the services are delivered.

Product
—
The Company provides 3D capture cameras and third-party capture devices to customers
.
Cameras are invoiced upon shipment. The portion of the transaction price allocated to the camera is recognized upon control transferring to the customer. Revenue from sales to end users is recognized upon shipment, net of estimates of returns, as these buyers are entitled to return the camera within 30 days from the date of purchase for a full refund. These rights are accounted for as variable consideration and recognized as a reduction to the revenue recognized. Estimates of returns are made at contract inception and updated each reporting period. Revenue from sales to value-added resellers is recognized upon shipment and resellers do not have rights of return .
The Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the Company’s promise to transfer the associated products, rather than as a separate performance obligation. Accordingly, the Company records amounts billed for shipping and handling costs as a component of net product sales, and classifies such costs as a component of cost of products.
Arrangements with Multiple Performance Obligations
The Company’s contracts with customers frequently include multiple performance obligations that may consist of subscription, license, services and products. For these contracts, the transaction price is allocated to each performance obligation on a relative SSP. The SSP is the price at which the Company would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each distinct performance obligation.
The Company determines SSP based on the Company’s best estimates and judgments by considering its pricing strategies, historical selling price of these performance obligations in similar transactions, bundling and discounting practices, customer and geographic information, and other factors. More than one SSP may exist for individual goods and services due to the stratification of those goods and services, considering attributes such as the size of the customer and geographic region. The allocation of transaction price among performance obligations in a contract may impact the amount and timing of revenue recognized in the consolidated statements of operations and comprehensive loss during a given period.
Deferred Commission, Net
Incremental costs of obtaining a contract with a customer consist primarily of direct sales commissions incurred upon execution of the contract. These costs require capitalization under ASC
340-40,
Other Assets and
Deferred Costs — Contracts and Customers
, and amortization over the estimated period over which the benefit is expected to be received as direct sales commissions paid for subscription renewals are not commensurate with the amounts paid for initial contracts. The Company applies the practical expedient and expenses commissions when incurred if the amortization period is one year or less. The capitalized direct commission costs are included in other assets on the Company’s consolidated balance sheets and the amortization of these costs is included in selling, general, and administrative in the Company’s consolidated statements of operations and comprehensive loss. Deferred commission, net was $0.8 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively.
Advertising Costs
Advertising costs are expensed as incurred and included in selling, general, and administrative in the consolidated statements of operations and comprehensive loss. Advertising expense was $4.1 million and $6.6 million for the years ended December 31, 2020 and 2019, respectively.
Research and Development Costs
Research and development costs are expensed as incurred and consist primarily of salaries, consulting services, and other direct expenses.

Internal-Use
Software Development Costs
The Company capitalizes certain costs related to developed or modified software solely for its internal use and cloud-based applications used to deliver the Matterport platform. The Company capitalizes costs during the application development stage once the preliminary project stage is complete, management authorizes and commits to funding the project, and it is probable that the project will be completed and that the software will be used to perform the function intended. Costs related to preliminary project activities and post-implementation activities are expensed as incurred.
Stock-Based Compensation
The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. For stock options with performance conditions, the Company records compensation expense when it is deemed probable that the performance condition will be met. The Company accounts for forfeitures as they occur. The Company selected the Black-Scholes option-pricing model as the method for determining the estimated fair value for stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.
The Company calculates the fair value of options granted by using the Black-Scholes option-pricing model with the following assumptions:
Expected Volatility
— The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.
Expected Term
— The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Risk-Free Interest Rate
— The risk-free interest rate is based on the implied yield available on U.S. Treasury zero coupon issues with a term that is equal to the options’ expected term at the grant date.
Dividend Yield
— The Company has never declared or paid dividends and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.
Common Stock Valuation
In the absence of a public trading market for the Company’s common stock, on each grant date, the fair value of the Company’s common stock is determined by the Company’s board of directors with inputs from management, taking into account the most recent valuations from an independent third-party valuation specialist. The valuations of the Company’s common stock are determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
The Company uses a hybrid method utilizing a combination of the option-pricing model and the probability weighted expected return method (“PWERM”) to allocate the Company’s equity value among outstanding common stock. After the allocation to the various classes of equity securities, a discount for lack of marketability is applied to arrive at a fair value of common stock. Application of these approaches and methodologies involves the use of estimates, judgments and assumptions that are highly complex and subjective, such as those regarding the Company’s expected future revenue, expenses and future cash flows, discount rates, market multiples, the selection of comparable public companies, and the probability of and timing associated with possible future events.
Redeemable Convertible Preferred Stock
The Company records redeemable convertible preferred stock at fair value on the dates of issuance, net of issuance costs. The Company classifies its redeemable convertible preferred stock as mezzanine equity outside of stockholders’ deficit when the stock contains contingent redemption features that are not solely within the Company’s control. The Company does not adjust the carrying values of shares of its redeemable convertible preferred stock to the liquidation preferences of such shares until it is reasonably certain that the event that would obligate the Company to pay the liquidation preferences to the holders of the redeemable convertible preferred stock will occur.
Common Stock Warrants
The Company generally accounts for warrants issued in connection with debt and equity financings as a component of equity unless the warrants include a conditional obligation to issue a variable number of shares or if there is a deemed possibility that the Company may need to settle the warrants in cash, in which case the Company records the fair value of the warrants as a liability. All the Company’s outstanding warrants as of December 31, 2020 and 2019, were classified as equity.
Income Taxes
The Company utilizes the asset and liability method for computing its income tax provision. Deferred tax assets and liabilities reflect the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities as well as operating loss, capital loss, and tax credit carryforwards, using enacted tax rates. The Company’s management makes estimates, assumptions, and judgments to determine the Company’s provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against deferred tax assets. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes recovery is not likely, establishes a valuation allowance.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.
Net Loss per Share Attributable to Common Stockholders
Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method
required for participating securities. The Company considers all series of redeemable convertible preferred stock to be participating securities. Under the two-class method,
the net loss attributable to common stockholders is not allocated to the redeemable convertible preferred stock as the holders of the Company’s redeemable convertible preferred stock do not have a contractual obligation to share in the losses.
Under the
two-class
method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of stock options, warrants, and redeemable convertible preferred stock. As the Company has reported loss for the periods presented, all potentially dilutive securities are antidilutive, and accordingly, basic net loss per share equals diluted net loss per share.
Accounting Pronouncements
The Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 either (1) within the same periods as those otherwise applicable to public business entities or (2) within the same time periods as nonpublic business entities, including early adoption when permissible. With the exception of standards the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time period as non-public
business entities, as indicated below. As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates because of this election.
Recently Adopted Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”)
No. 2014-09,
Revenue from Contracts with Customers
(
Topic 606
). This ASU, along with subsequent ASUs issued to clarify certain provisions of ASC 606, provides a single, comprehensive revenue recognition model for all contracts with customers. In addition, the standard requires disclosures related to the nature, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company applied the five-step method outlined in ASU
No. 2014-09
to all revenue streams and elected the full retrospective method for its adoption of the standard as of January 1, 2019. The revenue adoption did not have a material impact on the Company’s consolidated financial statements.
In January 2016, the FASB issued ASU
No. 2016-01,
Financial Instruments — Overall (Subtopic
825-10):
Recognition and Measurement of Financial Assets and Financial Liabilities
. ASU
No. 2016-01
affected the recognition, measurement, presentation, and disclosure of financial instruments. The guidance required equity investments to be measured at fair value with changes in fair value recognized through net income (other than those accounted for under the equity method of accounting or those that result in consolidation of the investee) and an assessment of a valuation allowance on deferred tax assets related to unrealized losses of available-for-sale
debt securities in combination with other deferred tax assets. The Company adopted the standard and all related amendments prospectively, effective January 1, 2019. The adoption of ASU
No. 2016-01
did not have a material impact on the Company’s consolidated financial statements.
In August 2016, the FASB issued ASU
No. 2016-15,
Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments
. These amendments provide cash flow statement classification guidance for (1) debt prepayment or debt extinguishment costs; (2) settlement of zero coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. The Company adopted ASU
No. 2016-15
as of January 1, 2019. The standard did not have a material impact on the Company’s consolidated statements of cash flows.
In November 2016, the FASB issued ASU
No. 2016-18,
Statement of Cash Flows (Topic 230): Restricted Cash
, which requires restricted cash to be presented with cash and cash equivalents on the consolidated statements of cash flows and disclosure of how the consolidated statements of cash flows reconcile to the consolidated balance sheets if restricted cash is shown separately from cash and cash equivalents on the consolidated balance sheets. The Company adopted ASU
No. 2016-18
as of January 1, 2019. Restricted cash is now included as a component of cash, cash equivalents, and restricted cash on the Company’s consolidated statements of cash flows. Upon the adoption of ASU
No. 2016-18,
the amount of cash and cash equivalents presented on the consolidated statements of cash flows reflect the inclusion of restricted cash in the amount reported for changes in cash, cash equivalents, and restricted cash. Additionally, as a result of the adoption, transfers between restricted and unrestricted cash are no longer presented as a component of the Company’s investing activities.
In June 2018, the FASB issued ASU
No. 2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting
, which simplifies the accounting for stock-based payments made to non-employees
so the accounting for such payments is substantially the same as those made to employees. Under this ASU, stock-based awards to non-employees
will be measured at fair value on the grant date of the awards, entities will need to assess the probability of satisfying performance conditions if any are present, and awards will continue to be classified according to ASC 718, upon vesting, which eliminates the need to reassess classification upon vesting, consistent with awards granted to employees. The Company early adopted ASU
No. 2018-07
on January 1, 2019, which did not have a material impact on the consolidated financial statements.
Recently Issued Accounting Standards Not yet Adopted
In February 2016, the FASB issued ASU No.
2016-02,
 Leases (Topic 842).
 This ASU requires a lessee to recognize on the statement of financial position a liability to make lease payments (the lease liability) and a right-to-use asset
representing its right to use the underlying asset for the lease term. This ASU is effective for public and private companies’ fiscal years beginning after December 15, 2018, and December 15, 2021, respectively, with early adoption permitted. The Company expects to adopt ASU No.
2016-02 under
the private company transition guidance beginning January 1, 2022, and is currently evaluating the impact on the Company’s consolidated financial statements.
In June 2016, the FASB issued ASU No.
2016-13,
 Financial instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, and subsequent related ASUs, which amends the guidance on the impairment of financial instruments by requiring measurement and recognition of expected credit losses for financial assets held. This ASU is effective for public and private companies’ fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, and December 15, 2022, respectively. The Company expects to adopt ASU No.
2016-13 under
the private company transition guidance beginning January 1, 2023, and is currently evaluating the impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU No.
2018-15,
 Intangibles — Goodwill and Other —
Internal-Use
 Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
. The intent of this pronouncement is to align the requirements for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software
as defined in ASC
350-40.
Under ASU
No. 2018-15,
the capitalized implementation costs related to a cloud computing arrangement will be amortized over the term of the arrangement and all capitalized implementation amounts will be required to be presented in the same line items of the consolidated financial statements as the related hosting fees. ASU No. 2018-15 is effective for public and private companies’ fiscal years beginning after December 15, 2019 and 2020, respectively, with early adoption permitted. For private companies, ASU No. 2018-15 is effective for interim periods beginning after December 15, 2021. The Company expects to adopt ASU
No. 2018-15
under the private company transition guidance beginning January 1, 2021, and does not expect to have a material impact on the Company’s consolidated financial statements.
In December 2019, the FASB issued ASU No.
2019-12,
 Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
. ASU No.
2019-12 removes
certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU No.
2019-12 will
be

effective for public entities for interim and annual periods beginning after December 15, 2020, with early adoption permitted. ASU No.
2019-12 will
be effective for private entities for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2022, with early adoption permitted. The Company expects to adopt ASU No.
2019-12 under
the private company transition guidance beginning January 1, 2022, and is currently assessing the impact the guidance will have on the Company’s consolidated financial statements.
In March 2020, the FASB issued ASU No.
2020-04,
 Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. The amendments in ASU No.
2020-04 provide
optional expedients and exceptions to contracts, hedging relationships, and other transactions that reference London InterBank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued due to reference rate reform if certain criteria are met. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022. The amendments in this update are elective and are effective upon issuance for all entities. This guidance is optional and may be elected over time as reference rate reform activities occur. The Company is currently evaluating the impact of this guidance. However, the impact of this ASU is not expected to be material as the Company is not a party to any contracts referencing LIBOR.
In August 2020, the FASB issued ASU
No. 2020-06,
Debt — Debt with Conversion and Other Options (Topic 470) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted
method. ASU
No. 2020-06
is effective for public and private companies’ fiscal years beginning after December 15, 2021, and December 15, 2023, respectively, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the timing of adoption and the impact on the consolidated financial statements.

3.	REVENUE
Disaggregated Revenue
— The following table shows the revenue by geography for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
United States	$52,093	$31,298
International	33,791	14,711

Total revenue	$85,884	$46,009

No country other than the United States accounted for more than 10% of the Company’s revenue for the years ended December 31, 2020 and 2019. The geographical revenue information is determined by the ship-to
address of the products and the billing address of the customers of the services.
The following table shows over time versus
point-in-time
revenue for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
Over time revenue	$49,260	$27,397
Point-in-time revenue	36,624	18,612

Total	$85,884	$46,009

Contract Balances
— The timing of revenue recognition differs from the timing of invoicing to customers and this timing difference results in contract liabilities (deferred revenue) on the Company’s consolidated balance sheets. The contract balances as of December 31, 2020 and 2019 were as follows (in thousands):

	December 31,
	2020	2019
Accounts receivable, net	$2,700	$1,032
Unbilled accounts receivable	1,224	475
Deferred revenue	4,903	2,373
The beginning balances of accounts receivable, net, unbilled accounts receivable, and deferred revenue as of January 1, 2019, were $0.8 million, $0.2 million, and $1.7 million, respectively.
During fiscal years 2020 and 2019, the Company recognized revenue of $2.2 million and $1.3 million that was included in the deferred revenue balance at the beginning of the fiscal year, respectively. Contracted but unsatisfied performance obligations were $12.2 million and $5.8 million at the end of fiscal years 2020 and 2019 and consisted of deferred revenue and backlog, respectively. The contracted but unsatisfied or partially unsatisfied performance obligations expected to be recognized over the next 12 months at the end of fiscal years 2020 and 2019 were $9.2 million and $5.5 million, respectively, and the remaining thereafter.
Costs of Obtaining a Contract with a Customer
— Total capitalized direct commission costs as of December 31, 2020 and 2019, were $0.8 million and $0.5 million and are included in prepaid expenses and other current assets on the Company’s consolidated balance sheets, respectively. Amortization of these costs was $0.3 million and $0.1 million during fiscal years ended 2020 and 2019 and are included in selling, general, and administrative in the Company’s consolidated statements of operations and comprehensive loss, respectively.

4.	BALANCE SHEET COMPONENTS
Allowance for Doubtful Accounts
— Allowance for doubtful accounts as of December 31, 2020 and 2019 were as follows (in thousands):

	December 31,
	2020	2019
Balance — beginning of year	$(337)	$(49)
Increase in reserves	(846)	(356)
Write-offs	384	68

Balance — end of year	$(799)	$(337)

Inventories
— Inventories as of December 31, 2020 and 2019, consisted of the following (in thousands):

	December 31,
	2020	2019
Finished goods	$538	$361
Work in process	2,219	945
Purchased parts and raw materials	889	595

Total inventories	$3,646	$1,901

Prepaid Expenses and Other Current Assets
— Prepaid expenses and other current assets as of December 31, 2020 and 2019 consisted of the following (in thousands):

	December 31,
	2020	2019
Prepaid subscription	$1,084	$564
Prepaid materials	983	493
Prepaid rent and security deposit	145	201
Other prepaid expenses and current assets	241	526

Total prepaid expenses and other current assets	$2,453	$1,784

Property and Equipment, Net
— Property and equipment as of December 31, 2020 and 2019, consisted of the following (in thousands):

	December 31,
	2020	2019
Machinery and equipment	$1,435	$1,422
Furniture and fixtures	359	369
Leasehold improvements	733	726
Capitalized software and development costs	18,126	13,125

Total property and equipment	20,653	15,642
Accumulated depreciation and amortization	(12,443)	(7,672)

Total property and equipment, net	$8,210	$7,970

Depreciation and amortization expenses were $4.8 million and $4.2 million for the years ended December 31, 2020 and 2019, respectively.
Additions to capitalized software and development costs, inclusive of stock-based compensation in 2020 and 2019, was $5.0 million and $4.3 million and are recorded as part of property and equipment, net on the consolidated balance sheets, respectively. Amortization expense was $4.5 million and $3.4 million for the years ended December 31, 2020 and 2019, of which $3.9 million and $3.0 million was recorded to costs of revenue related to subscription and $0.6 million and $0.4 million to selling, general, and administrative in the consolidated statements of operations and comprehensive loss, respectively.
Accrued Expenses and Other Current Liabilities
— Accrued expenses and other current liabilities as of December 31, 2020 and 2019, consisted of the following (in thousands):

	December 31,
	2020	2019
Accrued compensation	$3,208	$509
Tax payable	1,164	1,525
Other current liabilities	2,623	1,104

Total accrued expenses and other current liabilities	$6,995	$3,138

5.	DEBT
The Company’s short-term and long-term debt is secured by substantially all the assets of the Company and subject the Company to certain affirmative and negative covenants. Failure to comply with these covenants could result in an event of default, which may lead to an acceleration of the amounts owed and other remedies.

As of December 31, 2020, the Company has the following financing arrangements:
2015 Term Loan and Line of Credit
—
On May 20, 2015, the Company entered into a Loan and Security Agreement with a lender (the “2015 Agreement”) to borrow a term loan up to $4.0 million (“2015 Term Loan”). The Company borrowed the full $4.0 million term loan on September 23, 2016. The term loan matured on September 30, 2019. The Company was required to make 36 equal installment payments of principal starting October 2016 through September 2019. The term loan bore interest at a floating per annum rate equal to 1.0% above the prime rate published by Wall Street Journal (the “Prime Rate”). Interest was payable monthly. The Company repaid the 2015 Term Loan by September 2019. The total repayment of principal outstanding in 2019 was $1.0 million. The agreement also allowed the Company to borrow under financing of eligible accounts, for up to $1.0 million (“2015 Account Financing”) The Company did not borrow any amount under the 2015 Account Financing.
On May 22, 2017, the Company amended and restated the 2015 Agreement with the lender (the “2015 Amended and Restated Agreement”) for an additional revolving line of credit up to $2.0 million. The line of credit bore interest at a floating per annum rate equal to 0.5% above the Prime Rate. The line of credit matured on May 22, 2019.
On October 26, 2017, the Company amended the 2015 Amended and Restated Agreement with the lender (the “2017 Amendment”) for an additional term loan up to $1.5 million (“2017 Term Loan”). The Company borrowed the full $1.5 million on November 3, 2017. The Company was required to make monthly interest-only payments starting December 2017 and 36 equal installment payments of principal starting October 2018 through September 2021. During 2019, the Company repaid $0.4 million for the 2017 Term Loan. The term loan bore interest at a floating per annum rate equal to the greater of (a) 1.0% above the Prime Rate; and (b) 5.25%. Interest was payable monthly.
On September 16, 2019, the Company amended and restated the 2015 Amended and Restated Agreement and the 2017 Amendment with the lender (the “2017 Second Amended and Restated Agreement”). The agreement provided the Company with a term loan up to $3.0 million (“2019 Term Loan”). The loan must be first used to repay the prior term loan and accrued interest. The Company borrowed the full $3.0 million on September 16, 2019, and $1.0 million of the amount was used to repay in full the outstanding principal and interest under the 2017 Term Loan. The term loan matures in May 2023. The Company is required to make 36 equal installments payments of principal, plus monthly payment of accrued interest starting in June 2020 through May 2023. The term loan bears interest at a floating per annum rate equal to the greater of (a) 1.0% above the Prime Rate and (b) 5.25%. The amendment also provided the Company with a revolving line of credit up to $3.0 million due in September 2020. The Company borrowed $3.0 million under the line of credit on September 27, 2019. The principal amount outstanding under the revolving line of credit bears interest at a floating per annum rate equal to the greater of (a) 0.5% above the Prime Rate and (b) 5.25%. Interest is payable monthly. As of December 31, 2019, the interest rates for the term loan and the revolving line of credit were 5.8% and 5.3%, respectively. The restructuring of the term loan was accounted for as an extinguishment. The loss on extinguishment was not material.
For the years ended December 31, 2020 and 2019, the Company recorded $0.3 million and $0.1 million of interest expense, respectively, under the 2019 Term Loan. The Company repaid $0.6 million of principal outstanding under the 2019 Term Loan during year ended December 31, 2020.
On April 28, 2020, the Company amended the 2017 Second Amended and Restated Agreement with the lender (the “2020 Amendment”) to increase the limit of the revolving line of credit from $3.0 million to $5.0 million and extend the maturity date of the revolving line to December 15, 2020. On December 22, 2020, the Company amended and extended the line of credit maturity date from December 15, 2020, through December 14, 2021. As of December 31, 2020, the interest rates for the term loan and the revolving line of credit were 5.25%. As of December 31, 2020, $3.0 million of principal was outstanding under the 2020 Amendment revolving line of credit.

2018 Term Loan
—
On April 20, 2018, the Company entered into a $10.0 million term loan agreement (the “2018 Agreement”) with a lender maturing on May 1, 2022. The loan is repayable in 48 monthly scheduled installments commencing on May 1, 2018. The Company is required to make interest-only payments for the first 12 months starting May 2018 and thereafter to make 36 equal installment payments through the maturity date of the loan. The interest rate is fixed at 11.5% per annum. As of December 31, 2020 and 2019, there was $5.1 million and $8.3 million of principal outstanding under the 2018 Agreement, respectively.
In connection with the execution of the 2018 Agreement, an additional final payment of $0.5 million is due at the earlier of the maturity date and prepayment of the term loan. The Company accretes the final payment liability up to the redemption amount as part of the 2018 Agreement term loan balance and recognizes interest expense over the term of the loan. The Company recognized $0.1 million of interest expense related to the 2018 Agreement final payment for each of the years ended December 31, 2020 and 2019.
For the years ended December 31, 2020 and 2019, the Company recorded $0.8 million and $1.1 million of interest expense, respectively, and repaid $3.2 million and $1.7 million of principal outstanding under the 2018 Agreement, respectively.
The Company incurred certain debt issuance costs in connection with the above loan agreements. Such cost was capitalized against the loan proceeds. The Company also issued warrants to purchase common stock in conjunction with the above loan agreements. The Company determined the fair value of the warrants using the Black-Scholes option-pricing model, which was recorded to additional paid-in
capital and an adjustment against the loan proceeds. The debt issuance cost was capitalized and amortized as interest expense over the initial term of the agreement.
2020 Term Loan
—
On February 20, 2020, the Company entered into a $ 2.0 million term loan agreement (“2020 Term Loan”) with a lender. The loan is provided under two facilities: facility A is comprised of $1.0 million maturing in 36 months, and facility B is comprised of $1.0 million maturing in 30 months. On April 17, 2020, the Company borrowed $1.0 million from facility A, and on October 12, 2020 the Company borrowed the full $1.0 million from facility B. In addition to the principal payment, both loan facilities require a fixed monthly coupon payment. The aggregated annual coupon payment is $0.1 million. The principal is payable in 24 equal installments commencing on May 31, 2021 through April 30, 2023. The interest rate is fixed at 4.75% per annum. For the year ended December 31, 2020, the Company recorded $0.1 million of interest expense and did not repay any principal outstanding under the 2020 Term Loan.
The Company incurred certain debt issuance costs in connection with the above loan agreements. Such cost was capitalized against the loan proceeds. The Company also issued warrants to purchase common stock in conjunction with the above loan agreements. The Company determined the fair value of the warrants using the Black-Scholes option-pricing model, which is recorded to additional paid-in
capital and an adjustment against the loan proceeds. The debt issuance costs are amortized as additional interest expense over the term of the agreement.
2020 Note
— In April 2020, the Company entered into a Paycheck Protection Program Note (“PPP Note”) for $4.3 million pursuant to the PPP under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act administered by the U.S. Small Business Administration (“SBA”). The term of the PPP Note was two years with a maturity date in April 2022 and contained a favorable fixed annual interest rate of 1.0%. Principal and interest were payable monthly and could be prepaid by the Company at any time prior to maturity with no prepayment penalties. The Company repaid in full the PPP Note in May 2020, including accrued interest of $0.1 million, in the amount of $4.4 million.

Debt obligations as of December 31, 2020 and 2019, consisted of the following (in thousands):

	December 31,
	2020	2019
Line of credit	$3,000	$3,000
2019 Term Loan	2,417	3,000
2018 Term Loan	5,650	8,815
2020 Term Loan	2,000	—

Total debt	13,067	14,815
Less: unamortized debt discount	(350)	(437)

Total debt, net of debt discount	12,717	14,378
Less: current portion of long-term debt	(8,215)	(6,748)

Long-term debt	$4,502	$7,630

The future principal payments and final payment fee for the Company’s outstanding debt obligations as of December 31, 2020 were as follows (in thousands):

December 31, 2020
2021	$8,215
2022	4,102
2023	750
2024	—

Total	$13,067

6.	COMMITMENTS AND CONTINGENCIES
Lease and Purchase Obligation
— The Company leases offices under operating leases for its U.S. headquarters and international locations that expire at various dates through 2025. Under the lease agreements that contain escalating rent provisions, lease expense is recorded on a straight-line basis over the lease term. Rent expense for the years ended December 31, 2020 and 2019, was $2.5 million and $1.9 million, respectively. In addition, the Company has purchase obligations, which includes agreements and issued purchase orders containing non-cancelable
payment terms to purchase goods and services.
As of December 31, 2020 and 2019, future minimum operating lease payments and purchase obligations are as follows (in thousands):

	Operating Leases	Purchase Obligations	Total Lease and Purchase Obligations
2021	$1,383	$3,859	$5,242
2022	1,301	—	1,301
2023	1,339	—	1,339
2024	1,306	—	1,306
2025	207	—	207
Thereafter	—	—	—

Total	$5,536	$3,859	$9,395

Litigation
— The Company is named from time to time as a party to lawsuits and other types of legal proceedings and claims in the normal course of business. The Company accrues for contingencies when it believes that a loss is probable and that it can reasonably estimate the amount of any such loss and the Company has made an assessment of the probability of incurring any such losses and whether or not those losses are estimable. As of December 31, 2020 and 2019, there were no amounts accrued that the Company believes would be material to its financial position.
Indemnification
— In the ordinary course of business, the Company entered into certain agreements that provided for indemnification by the Company of varying scope and terms to customers, vendors, directors, officers, employees and other parties with respect to certain matters. Indemnification includes losses from breach of such agreements, services provided by the Company, or third-party intellectual property infringement claims. These indemnities may survive termination of the underlying agreement and the maximum potential amount of future indemnification payments, in some circumstances, are not subject to a cap. As of December 31, 2020 and 2019, there were no known events or circumstances that have resulted in a material indemnification liability.

7.	CONVERTIBLE NOTES
The Company issued convertible notes in 2017 and 2018 to various investors in an aggregate principal amount of $17.0 million. The convertible notes carried an interest rate of 5.0% per annum. As per the terms of the convertible note agreement, the principal and the unpaid accrued interest are automatically convertible into shares of the Company’s Series C redeemable convertible preferred stock at $7.0826 per share by the maturity date upon certain terms and conditions. Accordingly, all of the convertible notes, including unpaid accrued interest, amounting to $17.8 million converted to 2,517,665 shares of Series C redeemable convertible preferred stock at $7.0826 per share in January 2019.
The Company issued convertible notes between January 2020 and March 2020 to various investors amounting to $8.5 million (“2020 Notes”). The convertible notes carry an interest rate of 5.0% per annum. The notes mature in January 2022 and cannot be prepaid without written consent. As per the terms of the convertible note agreement, if a qualified financing, defined as a transaction or series of transactions by which the Company sells redeemable convertible preferred stock for aggregate gross proceeds of at least $10.0 million, occurs prior to the payment of the notes, then the notes plus accrued and unpaid interest shall automatically convert into shares of redeemable convertible preferred stock at a price paid by the other purchasers of the redeemable convertible preferred stock sold in the qualified financing discounted by 10.0% if converted prior to January 2021, and on or after January 2021 by 15.0%. If no qualified financing occurs on or prior to the maturity date, then the outstanding principal amount of these convertible notes and all accrued and unpaid interest shall be converted into Series D redeemable convertible preferred stock at a conversion price of $8.3131 per share. During April and June 2020, the Company completed the Series D redeemable convertible preferred stock financing and subsequently issued 5,269,979 shares of Series D redeemable convertible preferred stock at $8.3131 per share for total cash proceeds of $43.8 million. Accordingly, as this meets the qualified financing requirement, all of the convertible notes, including unpaid accrued interest of $8.6 million converted into 1,148,010 shares of Series D redeemable convertible preferred stock at $7.48179 per share in April 2020. The combined aggregate amount of the proceeds from the Series D redeemable convertible preferred stock financing and the converted notes was $52.4 million.
The 2020 Notes contain an embedded derivative. The fair value of the derivative was recorded as a liability with an offsetting amount recorded as a debt discount, and the debt discount is recorded against the carrying amount of the related convertible notes outstanding. The amortization of the debt discount was recorded as interest expense. The embedded derivative liability was re-valued
to the current fair value at the end of each reporting period using the income-based approach. Upon conversion, the embedded derivative liability was re-valued
at the conversion, and then the related fair value amount was recorded to other (expense) income in the consolidated statements of operations and comprehensive loss as part of gain or loss on debt extinguishment. The fair value of the embedded derivative upon issuance was $1.0 million and was adjusted to $0.9 million upon conversion in April 2020. Interest expense was accreted on the convertible notes between issuance and conversion. Interest expense of $0.1 million on the convertible notes are included in interest expense for the year ended December 31, 2020 in the consolidated statements of operations and comprehensive loss. There was no derivative liability balance as of December 31, 2020 and 2019.

8.	REDEEMABLE CONVERTIBLE PREFERRED STOCK
As of December 31, 2020 and 2019, the Company’s redeemable convertible preferred stock consisted of the following balances (in thousands, except share and per share amounts):

	December 31, 2020
	Original Issuance Price	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference	Dividend Rate
Series Seed redeemable convertible preferred stock	$1.4448	6,035,185	6,035,185	$7,350	$8,720	8.0%
Series A-1 redeemable convertible preferred stock	1.7553	1,837,769	1,837,769	3,165	3,226	8.0%
Series B redeemable convertible preferred stock	3.3752	4,740,459	4,740,459	15,905	16,000	8.0%
Series C redeemable convertible preferred stock	7.0826	7,460,000	7,459,351	52,696	52,832	8.0%
Series D redeemable convertible preferred stock	$8.3131	10,370,000	10,267,334	85,052	85,353	8.0%

		30,443,413	30,340,098	$164,168	$166,131

	December 31, 2019
	Original Issuance Price	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference	Dividend Rate
Series Seed redeemable convertible preferred stock	$1.4448	6,035,185	6,035,185	$7,350	$8,720	8.0%
Series A-1 redeemable convertible preferred stock	1.7553	1,837,769	1,837,769	3,165	3,226	8.0%
Series B redeemable convertible preferred stock	3.3752	4,740,459	4,740,459	15,905	16,000	8.0%
Series C redeemable convertible preferred stock	7.0826	7,460,000	7,459,351	52,696	52,832	8.0%
Series D redeemable convertible preferred stock	$8.3131	3,849,345	3,849,345	31,862	32,000	8.0%

		23,922,758	23,922,109	$110,978	$112,778

The holders of the Company’s Series Seed,
A-1,
B, C, and D redeemable convertible preferred stock have various rights, preferences, privileges, and restrictions with respect to voting, dividends, liquidation, and conversion as follows:
Dividends
— Holders of shares of the Company’s redeemable convertible preferred stock are entitled to receive non-cumulative
dividends at an annual rate of 8.0% per share payable, if and when, declared by the board of directors, prior and in preference to any payment of any dividend on the common stock; such dividends shall be non-cumulative.
The redeemable convertible preferred stockholders are also entitled to participate in dividends on common stock on an as-converted
basis. The holders of redeemable convertible preferred stock can waive any dividend preference that such holders shall be entitled to receive upon the affirmative vote or written consent of the holders of a majority of the outstanding shares of redeemable convertible preferred stock, voting as a single class on an as-converted
basis (the “Preferred Consent”). As of December 31, 2020, no dividends have been declared or paid.

Voting Rights
— Holders of shares of the Company’s Series Seed and Series
A-1
redeemable convertible preferred stock have voting rights equal to the number of shares of common stock into which such redeemable convertible preferred stock is convertible. The holders of a majority of the outstanding shares of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock, voting as a single class on an as-converted
basis, shall be entitled to elect one member of the Board of Directors of Matterport, Inc. (the “Board”). The holders of a majority of the outstanding shares of Series B redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect one member of the Board. The holders of a majority of the outstanding shares of Series C redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect one member of the Board. The holders of a majority of the outstanding shares of the Company’s common stock, voting as a separate class, shall be entitled to elect three members of the Board. Any remaining members of the Board shall be elected by the holders of (a) a majority of the outstanding shares of the Company’s common stock and (b) a majority of the outstanding shares of the Company’s redeemable convertible preferred stock, voting together as a single class on an as-converted
basis.
Liquidation Preference
— In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of Series Seed redeemable convertible preferred stock, Series
A-1
redeemable convertible preferred stock, Series B redeemable convertible preferred stock or common stock by reason of their ownership thereof, an amount equal to the Series C redeemable convertible preferred stock original issue price or Series D redeemable convertible preferred stock original issue price, as applicable, plus all declared but unpaid dividends, on each such applicable share of redeemable convertible preferred stock held by them. If, upon the occurrence of such Liquidation Event, the proceeds distributed among the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment in full of amounts payable to the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock above, the holders of Series B redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of Series Seed redeemable convertible preferred stock, Series
A-1
redeemable convertible preferred stock or common stock by reason of their ownership thereof, an amount equal to the Series B redeemable convertible preferred stock original issue price, plus all declared but unpaid dividends, on each such share of Series B redeemable convertible preferred stock held by them. If upon the occurrence of such Liquidation Event, the proceeds distributed among the holders of Series B redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Series B redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment in full of amounts payable to the holders of Series B redeemable convertible preferred stock, the holders of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of common stock by reason of their ownership thereof, an amount equal to the Series Seed redeemable convertible preferred stock original issue price or the Series
A-1
redeemable convertible preferred stock original issue price, as applicable, plus all declared but unpaid dividends, on each such share of redeemable convertible preferred stock held by them. The Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock shall rank pari passu with respect to the respective preferential amounts for each such series upon the occurrence of such event. If, upon the occurrence of such Liquidation Event, the proceeds thus distributed among the holders of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment to the holders of redeemable convertible preferred stock of the preferential amounts, all remaining proceeds legally available for distribution to stockholders of the Company shall be distributed pro rata among the holders of common stock based on the number of shares of common stock then held by them. If, upon occurrence of such event, the assets and funds distributed among the holders of redeemable convertible preferred stock are insufficient to permit the payment, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
For purposes of determining the amount each holder of redeemable convertible preferred stock is entitled to receive with respect to a Liquidation Event, each such holder of redeemable convertible preferred stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of redeemable convertible preferred stock into shares of common stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of redeemable convertible preferred stock into shares of common stock. If any such holder shall be deemed to have converted shares of redeemable convertible preferred stock into common stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of the redeemable convertible preferred stock that have not converted ( or have not been deemed to have converted) into shares of common stock.
A “Liquidation Event” shall mean (i) a liquidation, dissolution, or winding up of the Company; (ii) an acquisition of the Company by another person or entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, a merger, consolidation, or other corporate reorganization), other than an acquisition in which the shares of capital stock held by stockholders of the Company immediately prior to such acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately after such acquisition and by virtue of the acquisition, a majority of the total outstanding voting power of the surviving or acquiring person or entity; (iii) a sale, lease, exclusive license, or other disposition of all or substantially all of the assets or intellectual property of the Company, except where such sale, lease, exclusive license, or other disposition is to a wholly owned subsidiary of the Company; or (iv) a transaction or series of related transactions to which the Company is a party (whether by merger, consolidation, stock acquisition, or otherwise) in which a majority of the total outstanding voting power of the Company is transferred. Notwithstanding the foregoing sentence, a transaction shall not constitute a Liquidation Event if the primary purpose is to change the jurisdiction of the Company’s incorporation, create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or engage in a bona fide equity financing transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may only be waived with the Preferred Consent.
Conversion Rights
— At the option of the holder, each share of redeemable convertible preferred stock is convertible into shares of common stock as is determined by dividing the original issuance price per share for Series Seed,
A-1,
B, C, and D redeemable convertible preferred stock, by the conversion price applicable to such shares. The initial conversion price per share is the original issuance price of the redeemable convertible preferred stock. The conversion ratio for the redeemable convertible preferred stock shall be subject to appropriate adjustments for stock splits, stock dividends, combinations, subdivisions, recapitalizations, or the like. In addition, if the Company should issue any additional stock without consideration or for a consideration per share less than the conversion price for the redeemable convertible preferred stock, the conversion price for each series shall automatically be adjusted in accordance with anti-dilution provisions contained in the Company’s Amended Certificate of Incorporation.
Each share of redeemable convertible preferred stock will automatically convert into shares of common stock at the conversion rate then in effect upon the earlier of (i) the closing of the sale of the Company’s Common Stock to the public at a price of at least $12.4697 per share and aggregate proceeds of not less than $50.0 million, net of underwriting discounts and commissions or (ii) the date of the Preferred Consent.
Redemption
— Redeemable convertible preferred stock is not redeemable at the election of the holder, except that in the event of a change in control resulting from the sale or transfer of the Company’s securities, which qualifies as a Liquidation Event.

9.	COMMON STOCK
As of December 31, 2020 and 2019, the Company was authorized to issue 56,000,000 and 46,000,000 shares, respectively, of common stock with a par value of $0.001 per share.
In August 2020, the Company repurchased and retired 107,845 shares of common stock held by former employees. Of the $0.5 million total aggregate consideration, the fair value of the shares of $0.4 million was recorded in accumulated deficit, while the amounts paid in excess of the fair value of common stock at the time of purchase of $0.1 million was recorded as compensation expense.
The Company had reserved shares of common stock for future issuance as of December 31, 2020 and 2019 as follows:

	December 31,
	2020	2019
Redeemable convertible preferred stock, all series	30,687,099	24,269,110
Warrants to purchase common stock	262,513	212,513
Common stock options outstanding	11,945,269	11,837,630
Shares available for future grant of equity awards	466,322	344,577

Total shares of common stock reserved	43,361,203	36,663,830

Common Stock Warrants
— The Company issued warrants to purchase common stock in connection with loan agreements entered from three lenders as disclosed below and in Note 5. All previously issued common stock warrants were fully vested and exercisable as of December 31, 2020 and 2019. Those warrants were considered equity instruments at inception and were recorded to additional paid-in
capital. The warrants have a
contractual 10-year life
from the issuance date.
In the event of an acquisition in which the fair market value of one share is greater than the warrant exercise price as of the date of the acquisition, all outstanding and unexercised warrant shall automatically be deemed to be cashless exercised immediately prior to the consummation of the acquisition. In the event of an acquisition where the fair market value per share is less than the warrant exercise price in effect immediately prior to the acquisition, then warrant will expire immediately prior to the consummation of the acquisition.
2015 and 2017 Term Loan Warrants
— On May 20, 2015, and October 26, 2017, in connection with the 2015 Agreement and the 2015 Amended and Restated Agreement, the Company issued warrants to purchase 44,200 shares of common stock to the lender with an exercise price of $0.655 per share and 2,250 shares of common stock to the lender with an exercise price of $1.430 per share, respectively. As set forth in the warrant agreement, on November 2, 2017, the Company issued additional warrants to purchase 2,250 shares of common stock to the lender upon the funding of the term loan with an exercise price of $1.430 per share. On

September 16, 2019, in connection with the 2017 Second Amended and Restated Agreement, the Company issued warrants to purchase 20,000 shares of common stock to the lender with an exercise price of $2.716 per share. As of December 31, 2020, the 2015 and 2017 Term Loan warrants remained outstanding.
2018 Term Loan Warrants
— On April 20, 2018, in connection with the 2018 Agreement, the Company issued warrants to purchase 143,813 shares of common stock to the lender with an exercise price of $1.430 per share. The Company determined the fair value of the warrants to be $0.2 million as of the issuance date based on the Black-Scholes option-pricing model using the following assumptions: 0% dividend yield, 44.8% volatility, and risk-free rate of 3.0%. The Company amortized less than $0.1 million debt discount related to these warrants during the year ended December 31, 2019, which was recorded to interest expense in the Company’s consolidated statement of operations and comprehensive loss. As of December 31, 2020 and 2019, the unamortized debt discount related to the above warrants were $0.2 million and $0.1 million, respectively. As of December 31, 2020, the 2018 Term Loan warrants remained outstanding.
2020 Term Loan Warrants
— On February 20, 2020, in connection with the 2020 Term Loan, the company issued warrants to purchase up to 50,000 shares of common stock to the lender with an exercise price of $2.716 per share. The Company determined the fair value of the warrants to be $0.1 million as of the issuance date based on the Black-Scholes option pricing model using the following assumptions: 0% dividend yield, 38.37% volatility, and risk-free rate of 1.45%. As set forth in the warrant agreement, upon an event of an acquisition, the warrant shall automatically be deemed as cashless exercise. In the event of acquisition where the fair market value of one share is less than the warrant exercise price, then the warrant will expire immediately prior to the consummation of the acquisition. As of December 31, 2020, the 2020 Term Loan warrants remained outstanding.

10.	STOCK PLAN
2011 Stock Incentive Plan
— On June 17, 2011, the Company’s Board and stockholders approved the Matterport, Inc. 2011 Stock Incentive Plan, (the “2011 Stock Plan”), which allows for the issuance of incentive stock options (“ISOs”), non-qualified
stock options (“NSOs”), the issuance of restricted stock awards (“RSAs”), and the sale of stock to its employees, the Board, and consultants. As of December 31, 2020, the Company has granted primarily ISOs. The 2011 Stock Plan will expire in June 2021 (10 years from its adoption), unless terminated earlier.
Since the inception of the 2011 Stock Plan, the Company’s Board and its stockholders have voted to increase the shares of common stock reserved under the plan on several occasions. As of December 31, 2020 and 2019, 16,139,408 and 14,139,408 shares, respectively, were authorized under the 2011 Stock Plan. Shares forfeited due to employee termination or expiration are returned to the share pool. Similarly, shares withheld upon exercise to provide for the exercise price and/or taxes due and shares repurchased by the Company are also returned to the pool.
Stock options are granted with exercise prices not less than 100% of the fair value of the common stock on the date of issuance and, for 10% stockholders, not less than 110%. Equity awards vest over a period of time as determined by the Board, generally over a four-year period, and stock options expire 10 years from the date of grant (5 years for 10% stockholders) and are non-transferable.
The Company has also granted equity awards subject to performance-based vesting. Stock options may be granted with early exercise provisions. Vested option shares are exercisable for three months after termination, other than for cause, and for at least 12 months if due to death or disability, but in no event later than the expiration of the option term. Stock options granted to the Board are subject to automatic vesting upon change in control. For non-Board
award recipients, if within 60 days of a change of control, the individual resigns due to an adverse change in job position, work location, reduction in pay, or other adverse changes, or within 12 months of a change of control the successor company terminates the individual’s service without cause, vesting of the option shall accelerate with respect to shares that would have vested in the
12-month
period following such termination or resignation, effective immediately prior to their last day.

Shares Available for Future Grant
— Shares available for future grant under the Company’s stock plans as of December 31, 2020 and 2019, were 466,322 and 344,577 shares, respectively. The Company issues new shares upon a share option exercise or release.
Stock Option Activity
— The following table summarizes the stock option activities under the Company’s stock plans for the years ended December 31, 2020 and 2019 (in thousands, except for share data):

	Options Outstanding		Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
	Number of Shares	Weighted- Average Exercise Price
Balance — January 1, 2019	5,943,278	$1.17	7.3	$3,555
Granted	7,047,391	2.72
Exercised	(504,892)	0.92
Expired or canceled	(648,147)	1.71

Balance — December 31, 2019	11,837,630	$2.07	8.1	$7,698
Granted	3,240,550	3.33
Exercised	(1,770,616)	0.87
Expired or canceled	(1,362,295)	2.21

Balance — December 31, 2020	11,945,269	$2.57	8.1	$245,565	(1)

Option vested and exercisable — December 31, 2020	5,082,105	$2.07	7.2	$107,029	(1)

(1)	As corrected to reflect the common stock fair market value per share as of December 31, 2020.
The weighted-average grant date fair value of options granted were $1.36 and $1.11 per share as of December 31, 2020 and 2019, respectively. The aggregate intrinsic value of the options exercised, and total grant-date fair value of awards vested were $3.6 million and $0.9 million and $2.3 million and $1.6 million, during the years ended December 31, 2020 and 2019, respectively.
The weighted-average remaining contractual life of vested and expected to vest options is 8.1 years as of December 31, 2020 and 2019.
Total compensation cost related to
non-vested
awards not yet recognized as of December 31, 2020 and 2019, was $7.3 million and $6.4 million, respectively, with a weighted-average period of 2.73 years and 3.12 years, respectively, over which this compensation cost was expected to be recognized.
Employee Stock-based Compensation
— For service awards, the fair value of options on the date of grant is estimated based on the Black-Scholes option-pricing model using the single-option award approach. The Company recognizes costs as compensation expense, recorded under operating expenses in the statements of operations and comprehensive loss, on a straight-line basis over the employee’s requisite service period, which is generally four years. The Company does not estimate expected forfeitures and recognizes forfeitures as they occur.
In March 2019, the Company granted 210,376 performance-based stock option awards to a senior executive. The award shall vest and become exercisable upon the consummation of the earlier of a change in control or an initial public offering (“IPO”), subject to certain share price targets. The vesting of the award also requires employment up to the consummation of the change in control or IPO. As of December 31, 2020, no stock-based compensation has been recognized for the stock options because a change in control transaction or an IPO has not yet occurred. The term of the awards was modified in March 2021. See Note 15.
In August and November 2020, the company settled 322,708 vested stock options held by certain former employees with cash. Of the $1.3 million total aggregate consideration, the fair value of the shares of $1.0 million was recorded in additional paid-in
capital, while the amounts paid in excess of the fair value of stock options at the time of purchase of $0.3 million was recorded as compensation expense.

Employee Stock Options Valuation
— The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. The assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31,
	2020	2019
Expected volatility	38.5 - 45.0%	38.4 - 39.1%
Expected term	5.5 - 6.1 Years	5.9 - 6.4 Years
Risk-free interest rate	0.3 - 1.5%	1.6 - 2.4%
Expected dividend yield	0%	0%
Stock-Based Compensation Expense
— Compensation expense is allocated on a departmental basis, based on the classification of the option holder. The following table presents the amount of stock-based compensation related to stock-based awards to employees in the Company’s consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019 (in thousands):

	Year ended December 31,
	2020	2019
Costs of revenue	$135	$32
Research and development	624	427
Selling, general, and administrative	1,746	1,371
Stock-based compensation, net of amounts capitalized	2,505	1,830
Capitalized stock-based compensation	146	56

Total stock-based compensation	$2,651	$1,886

There was no nonemployee stock-based compensation expense for the years ended December 31, 2020 and 2019.
The amount of cash received by the Company for the exercise of share options was $1.5 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively.

11.	INCOME TAXES
The components of the net loss before income taxes, determined by jurisdiction, for the years ended December 31, 2020 and 2019 were as follows (in thousands):

	Year Ended December 31,
	2020	2019
United States	$(14,294)	$(32,136)
Foreign	350	241

Loss before income taxes	$(13,944)	$(31,895)

The provision for income taxes for the years ended December 31, 2020 and 2019, were as follows (in thousands):

	Year Ended December 31,
	2020	2019
Current
State	$8	$3
International	69	62

Total current tax expense	77	65
Total deferred tax expense	—	—

Total tax expense	$77	$65

The components of the deferred tax assets for the years ended December 31, 2020 and 2019, consisted of the following (in thousands):

	Year Ended December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$29,734	$27,510
Research and development credits carryforward	5,009	3,975
Accruals	988	509
Other	62	71
Interest expense carryforward	566	278
Fixed assets	128	140
Stock-based compensation	604	413

Total deferred tax assets	$37,091	$32,896

Less: valuation allowance	(35,023)	(31,081)
Deferred tax liabilities:
Intangibles	(1,876)	(1,710)
Deferred commissions	(192)	(105)
Total deferred tax liabilities	(2,068)	(1,815)

Net deferred tax assets	$—	$—

ASC 740,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
, requires that the tax benefit of net operating losses (“NOLs”), temporary differences, and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not more likely than not to be realized and, accordingly, has provided a valuation allowance.
The table below presents the changes in the valuation allowance for deferred tax assets for the years ended December 31, 2020 and 2019 (in thousands):

Description	Balance at beginning of period	Additions charges to costs and expenses	Write-offs and deductions	Balance at end of period
Valuation allowance for deferred tax assets
For the Year Ended December 31, 2020	31,081	3,942	—	35,023
For the Year Ended December 31, 2019	23,150	7,931	—	31,081

Net operating loss and tax credit carryforwards as of December 31, 2020 were as follows (in thousands):

	Amount	Expiration Years
NOLs, federal (Post December 31, 2017)	$59,316	Do Not Expire
NOLs, federal (Pre January 1, 2018)	61,397	12/31/2031
NOLs, state	65,315	12/31/2032
Tax credits, federal	5,312	12/31/2032
Tax credits, state	$3,843	Do Not Expire
On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, which resulted in significant changes to the Internal Revenue Code. The new law provides for an indefinite carryforward of NOLs but limits the NOLs deduction to 80% of taxable income and generally disallows the carryback of NOLs. The new 80% limitation applies to NOLs arising in taxable years beginning after December 31, 2017, and the carryback/carryforward provisions apply to NOLs arising in taxable years ending after December 31, 2017. Consequently, NOLs generated in taxable years beginning before January 1, 2018, will continue to be able to offset 100% of taxable income. NOLs generated in tax years ending before January 1, 2018, will remain subject to a
20-year
carryforward.
The effective tax rate of the Company’s provision for income taxes differed from the federal statutory rate as of December 31, 2020 and 2019, and was as follows:

	December 31,
	2020	2019
Statutory federal income benefit rate	21.0%	21.0%
State income tax rate	7.01	3.90
Change in valuation allowance	(28.27)	(24.85)
Research and development credits	2.86	0.73
Other	(0.80)	(0.45)
Convertible notes — nondeductible	(1.57)	—
Stock-based compensation	(0.89)	(0.53)
Foreign rate differential	0.03	(0.03)

Effective tax rate	(0.63)%	(0.23)%

A reconciliation of the Company’s unrecognized tax benefits for the years ended December 31, 2020 and 2019, was as follows (in thousands):

	Year Ended December 31,
	2020	2019
Unrecognized tax benefits — beginning	$2,906	$2,441
Gross Increases — prior-year unrecognized tax benefits	—	—
Gross Increases — current-year unrecognized tax benefits	756	465

Unrecognized tax benefits — ending	$3,662	$2,906

The entire amount of the unrecognized tax benefits would not impact the Company’s effective tax rate if recognized. During the years ended December 31, 2020 and 2019, the Company did not recognize accrued interest and penalties related to unrecognized tax benefits. The Company does not anticipate that the amount of existing unrecognized tax benefits will significantly increase or decrease during the next 12 months.
The Company files income tax returns in the US for federal, California, and several state tax jurisdictions. The federal and state income tax returns from inception since 2011 to December 31, 2020, remain subject to examination.

12.	NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Net loss per share attributable to common stockholders was computed by dividing net loss by the weighted-average number of common shares outstanding for the years ended December 31, 2020 and 2019 (in thousands, except for share and per share data):

	Year ended December 31,
	2020	2019
Numerator :
Net loss attributable to common stockholders	$(14,021)	$(31,960)
Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,972,543	7,551,894

Net loss per share attributable to common stockholders, basic and diluted	$(1.76)	$(4.23)

The potential shares of common stock were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive for the years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Redeemable convertible preferred stock, all series	30,687,099	24,269,110
Warrants to purchase common stock	262,513	212,513
Common stock options outstanding	11,945,269	11,837,630

Total potentially dilutive common share equivalents	42,894,881	36,319,253

13.	RELATED-PARTY TRANSACTIONS
From January 2020 to March 2020, Matterport issued convertible promissory notes in an aggregate principal amount of $8.5 million (“
2020 Notes
”) to investors, including (i) $400,000 aggregate principal amount to DCM VI, L.P., an affiliate of Jason Krikorian, a member of the Matterport board of directors, (ii) $2.0 million aggregate principal amount to Lux Co-Invest Opportunities, L.P., an affiliate of Peter Hébert, a member of the Matterport board of directors, and (iii) $1,000,000 aggregate principal amount to QUALCOMM Ventures LLC, an affiliate of Carlos Kokron, a member of the Matterport board of directors. The 2020 Notes accrued interest at a rate of 5% per annum. All of the 2020 Notes were converted to Series D redeemable convertible preferred stock in April 2020 in connection with Matterport’s Series D redeemable convertible preferred stock financing.

14.	EMPLOYEE BENEFITS PLANS
The Company has a defined-contribution retirement and savings plan intended to qualify under Section 401 of the Internal Revenue Code (the “401(k) Plan”) covering substantially all US employees. The 401(k) Plan allows each participant to contribute up to an amount not to exceed an annual statutory maximum. The Company contracted with a third-party provider to act as a custodian and trustee and to process and maintain the records of participant data. Substantially all of the expenses incurred for administering the 401(k) Plan are paid by the Company. For the years ended December 31, 2020 and 2019, the Company made $0.2 million and $0.6 million, respectively, of discretionary matching contribution.
The Company contributes to a defined-contribution pension plan for eligible employees in the U.K. Pension plan benefits are based primarily on participants’ compensation and years of service credited as specified under the terms of the plan. For the years ended December 31, 2020 and 2019, the Company made $0.2 million and $0.1 million, respectively, of matching contributions to the U.K. pension plan.

15.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events through April 5, 2021, the date these consolidated financial statements are available to be issued, and has determined that the following subsequent events require disclosure in the consolidated financial statements.
In February 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gores Holdings VI Inc. (“Gores”), Maker Merger Sub, Inc. (“First Merger Sub”), and Maker Merger Sub II, LLC (“Second Merger Sub”), which provides for, among other things: (a) the merger of First Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Company with and into Second Merger Sub, with Second Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Gores (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”).
In February 2021, the holders of all of the Company’s outstanding warrants agreed to exercise their warrants contingent upon, and effective immediately prior to, the consummation of the First Merger.
In February 2021, the Company amended and restated its certificate of incorporation to include a merger with or into or consolidation with Gores Holdings VI, Inc., a Delaware corporation, or one or more of its subsidiaries (whether or not the Company is the surviving entity of such merger or consolidation), in the definition of “Liquidation Event”.
In February 2021, the Company amended and restated 2011 Stock Plan which allows the Company to grant restricted stock units (“RSUs”) and extended the terms of the plan until February 12, 2022, unless terminated earlier. The Company approved and granted a total of 328,504 shares of RSUs awards to certain employees under the amended and restated 2011 Stock Plan in February 2021.
In March 2021, the Company amended the performance condition of the performance-based stock option awards to a senior executive and as a result the award shall vest and become exercisable upon the closing of the Business Combination. The modification will result in a Type IV modification and the fair value of the stock option awards remeasured as of the modification date will be recognized upon the closing of the Business Combination, which will be approximately $8.2 million.

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020
(unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$42,281	$51,850
Restricted cash	400	400
Accounts receivable, net of allowance of $32 and $799, as of June 30, 2021 and December 31, 2020, respectively	6,692	3,924
Inventories	2,622	3,646
Prepaid expenses and other current assets	3,810	2,453

Total current assets	55,805	62,273
Property and equipment, net	9,373	8,210
Other assets	6,352	1,369

Total assets	$71,530	$71,852

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,903	$3,434
Current portion of long-term debt	8,427	8,215
Deferred revenue	7,667	4,606
Accrued expenses and other current liabilities	10,739	6,995

Total current liabilities	31,736	23,250
Long-term debt	2,034	4,502
Deferred revenue, non-current	260	297
Other long-term liabilities	293	335

Total liabilities	34,323	28,384

Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, $0.001 par value; 30,443,413 shares authorized as of June 30, 2021 and December 31, 2020; 30,340,098 shares issued and outstanding as of June 30, 2021 and December 31, 2020; and liquidation preference of $166,131 as of June 30, 2021 and December 31, 2020.	164,168	164,168
Stockholder’s deficit:
Common stock, $0.001 par value; 56,500,000 shares and 56,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; and 10,135,510 shares and 9,463,182 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	10	10
Additional paid-in capital	11,948	9,153
Accumulated other comprehensive income	160	135
Accumulated deficit	(139,079)	(129,998)

Total stockholders’ deficit	(126,961)	(120,700)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$71,530	$71,852

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription	$15,281	$9,999	$29,081	$17,515
License	2,099	—	4,359	—
Services	2,879	2,232	5,568	3,157
Product	9,244	12,052	17,424	16,551

Total revenue	29,503	24,283	56,432	37,223
Costs of revenue:
Subscription	3,384	2,905	6,635	5,318
License	—	—	—	—
Services	2,290	1,613	4,325	2,540
Product	6,015	6,902	10,930	9,970

Total costs of revenue	11,689	11,420	21,890	17,828

Gross profit	17,814	12,863	34,542	19,395
Operating expenses:
Research and development	7,090	4,537	13,115	9,142
Selling, general, and administrative	16,501	10,476	29,559	20,273

Total operating expenses	23,591	15,013	42,674	29,415

Loss from operations	(5,777)	(2,150)	(8,132)	(10,020)
Other income (expense):
Interest income	14	4	22	13
Interest expense	(277)	(471)	(585)	(858)
Other income (expense), net	(149)	(1,053)	(347)	(899)

Total other income (expense)	(412)	(1,520)	(910)	(1,744)

Loss before provision for income taxes	(6,189)	(3,670)	(9,042)	(11,764)
Provision for income taxes	20	20	39	34

Net loss	(6,209)	(3,690)	(9,081)	(11,798)

Net loss per share attributable to common stockholders, basic and diluted	$(0.62)	$(0.47)	$(0.92)	$(1.51)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,037,669	7,844,667	9,829,416	7,822,539

Other comprehensive income, net of tax:
Foreign currency translation gain (loss)	4	(21)	(63)	(119)
Unrealized gain on available-for-sale securities, net of tax	48	—	88	—

Comprehensive loss	$(6,157)	$(3,711)	$(9,056)	$(11,917)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(unaudited)
(In thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock			Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Foreign Currency Translation Adjustments	Unrealized Gain on Available-for- sale Securities	Total Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of March 31, 2021	30,340,098	$164,168	9,848,013	$10	$10,682	$68	$40	$108	$(132,870)	$(122,070)
Net loss	—	—	—	—	—	—	—	—	(6,209)	(6,209)
Other comprehensive income (loss)	—	—	—	—	—	4	48	52	—	52
Issuance of common stock upon exercise of stock options	—	—	287,497	—	553	—	—	—	—	553
Stock-based compensation	—	—	—	—	713	—	—	—	—	713

Balance as of June 30, 2021	30,340,098	$164,168	10,135,510	$10	$11,948	$72	$88	$160	$(139,079)	$(126,961)

	Redeemable Convertible Preferred Stock		Common Stock			Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Foreign Currency Translation Adjustment	Unrealized Gain (Loss) on Available-for- Sale Securities	Total Accumulated Other Comprehensive loss	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of March 31, 2020	23,922,109	$110,978	7,800,411	$8	$6,486	$(62)	$—	$(62)	$(123,647)	$(117,215)
Net loss	—	—	—	—	—	—	—	—	(3,690)	(3,690)
Other comprehensive loss	—	—	—	—	—	(21)	—	(21)	—	(21)
Conversion of convertible note to Series D redeemable convertible preferred stock	1,148,010	9,501	—	—	—	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stocks net of issuance costs	5,269,979	43,689	—	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	86,108	—	51	—	—	—	—	51
Stock-based compensation	—	—	—	—	625	—	—	—	—	625

Balance as of June 30, 2020	30,340,098	164,168	7,886,519	$8	$7,162	$(83)	$—	$(83)	$(127,337)	$(120,250)

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(unaudited)
(In thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock			Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Foreign Currency Translation Adjustments	Unrealized Gain on Available-for- sale Securities	Total Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2020	30,340,098	$164,168	9,463,182	$9	$9,154	$135	$—	$135	$(129,998)	$(120,700)
Net loss	—	—	—	—	—	—	—	—	(9,081)	(9,081)
Other comprehensive income (loss)	—	—	—	—	—	(63)	88	25	—	25
Issuance of common stock upon exercise of stock options	—	—	672,328	1	1,341	—	—	—	—	1,342
Stock-based compensation	—	—	—	—	1,453	—	—	—	—	1,453

Balance as of June 30, 2021	30,340,098	$164,168	10,135,510	$10	$11,948	$72	$88	$160	$(139,079)	$(126,961)

	Redeemable Convertible Preferred Stock		Common Stock			Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Foreign Currency Translation Adjustment	Unrealized Gain (Loss) on Available-for-Sale Securities	Total Accumulated Other Comprehensive loss	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2019	23,922,109	$110,978	7,800,411	$8	$5,866	$36	$—	$36	$(115,539)	$(109,629)
Net loss	—	—	—	—	—	—	—	—	(11,798)	(11,798)
Other comprehensive loss	—	—	—	—	—	(119)	—	(119)	—	(119)
Conversion of convertible note to Series D redeemable convertible preferred stock	1,148,010	9,501	—	—	—	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stocks net of issuance costs	5,269,979	43,689	—	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	86,108	—	51	—	—	—	—	51
Stock-based compensation	—	—	—	—	1,245	—	—	—	—	1,245

Balance as of June 30, 2020	30,340,098	$164,168	7,886,519	$8	$7,162	$(83)	$—	$(83)	$(127,337)	$(120,250)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,081)	$(11,798)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,608	2,349
Amortization of debt discount	135	108
Stock-based compensation, net of amounts capitalized	1,259	1,164
Loss on extinguishment of debt and convertible notes	—	954
Allowance for doubtful accounts	151	241
Loss on disposal of property, plant, and equipment	7	—
Other	43	9
Changes in operating assets and liabilities:
Accounts receivable	(2,918)	(4,421)
Inventories	1,024	248
Prepaid expenses and other assets	(1,269)	(673)
Accounts payable	1,466	2,980
Deferred revenue	3,024	3,054
Other liabilities	920	2,808

Net cash used in operating activities	(2,631)	(2,977)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(326)	(20)
Capitalized software and development costs	(3,256)	(2,454)
Investment in convertible notes	(1,000)	—

Net cash used in investing activities	(4,582)	(2,474)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	43,689
Proceeds from exercise of stock options	1,342	51
Proceeds from debt	—	5,302
Proceeds from convertible notes, net of issuance costs	—	8,457
Repayment of debt	(2,390)	(5,922)
Payment of deferred transaction costs	(1,204)	—
Other	—	(81)

Net cash (used in) provided by financing activities	(2,252)	51,496

Net change in cash, cash equivalents, and restricted cash	(9,465)	46,045
Effect of exchange rate changes on cash	(104)	(130)
Cash, cash equivalents, and restricted cash at beginning of year	52,250	10,152

Cash, cash equivalents, and restricted cash at end of period	$42,681	$56,067

Supplemental disclosures of cash flow information
Cash paid for interest	$579	$598
Supplemental disclosures of non-cash investing and financing information
Unpaid deferred transaction costs	$2,773	$—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
Matterport, Inc. and its subsidiaries (collectively, “Matterport” or the “Company”) is the world’s leading platform for the digitization and datafication of the built world. Matterport’s pioneering technology has set the standard for digitizing, accessing and managing buildings, spaces and places online. Matterport’s platform comprising innovative software, spatial data-driven data science, and 3D capture technology has broken down the barriers that have kept the largest asset class in the world, buildings and physical spaces, offline and underutilized for so long. The Company was incorporated in the state of Delaware in 2011. The Company is headquartered at Sunnyvale, California.
On February 8, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gores Holdings VI Inc. (“Gores”), Maker Merger Sub, Inc. (“First Merger Sub”), and Maker Merger Sub II, LLC (“Second Merger Sub”), which provides for, among other things: (a) the merger of First Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Company with and into Second Merger Sub, with Second Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Gores (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”).
On July 22, 2021 (the “Closing Date” or “Closing”), the Company consummated the previously announced Business Combination, by and among the Company (at such time named Gores Holding VI, Inc.), First Merger Sub, Second Merger Sub, and the
pre-Business
Combination Matterport, Inc. (“Legacy Matterport”). In connection with the consummation of the Business Combination, the registrant changed its name from Gores Holdings VI, Inc. to Matterport, Inc. First Merger Sub merged with and into Legacy Matterport, with Legacy Matterport continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Matterport merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name “Matterport Operating, LLC” (the “Mergers”). As a result of the Business Combination, the Company raised gross proceeds of $640.1 million, including the contribution of $345.1 million of cash held in Gores’ trust account from its initial public offering and $295.0 million of additional PIPE at $10.00 per share of Gores’ Class A Common Stock. The aggregate consideration paid to Legacy Matterport stockholders in connection with the Business Combination (excluding any potential Earn-Out Shares),
was 218,875,000 shares. The Per Share Matterport Stock Consideration was equal to approximately 4.1193. See “Note 15 – Subsequent Events” for additional information.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
No material changes have been made to the significant accounting policies disclosed in Note 2 of the audited consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 included in Matterport’s proxy statement/prospectus filed with the SEC on June 21, 2021.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission, (“SEC”), regarding interim financial reporting. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2021, and its results of operations for the three and six months ended June 30, 2021, and 2020, and cash flows for the six months ended June 30, 2021, and 2020. The condensed consolidated balance sheet as of December 31, 2020, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the accompanying condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures in the condensed consolidated financial statements and accompanying notes. Significant estimates include assumptions related to the fair value of common stock and other assumptions used to measure stock-based compensation, valuation of deferred tax assets, net realizable value of inventories reserves, allowance for doubtful accounts, and the determination of stand-alone selling price (“SSP”) of various performance obligations. As of June 30, 2021, future impact of the
COVID-19
pandemic on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the pandemic, impact on the Company’s subscribers and their spending habits, impact on the Company’s marketing efforts, and effect on the Company’s suppliers, all of which are uncertain and cannot be predicted with certainty. As a result, many of the Company’s estimates and assumptions required increased judgment and these estimates may change materially in future periods.
Management evaluates its estimates and assumptions on an ongoing basis using historical experience and various other factors, including the current economic environment and the impact of
COVID-19,
which management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company adjusts such estimates and assumptions when dictated by facts and circumstances. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods. Actual results may differ materially from those estimates.
Segment information
The Company has a single operating segment and reportable segment. The Company’s chief operating decision-maker is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance, and allocating resources. Refer to Note 3, for information regarding the Company’s revenue by geography. Substantially all of the Company’s long-lived assets are located in the United States.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash balances in accounts held by major banks and financial institutions located in the United States. Such bank deposits from time to time may be exposed to credit risk in excess of the Federal Deposit Insurance Corporation insurance limit, and the Company considers such risk to be minimal.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company’s accounts receivable is derived from customers located both inside and outside the United States. The Company mitigates its credit risks by performing ongoing credit evaluations of the financial condition of its customers and requires advance payment from customers in certain circumstances. The Company generally does not require collateral from its customers. One customer accounted for more than 10% of the Company’s total accounts receivable at June 30, 2021. No customer accounted for more than 10% of the Company’s total accounts receivable at December 31, 2020. No customer accounted for more than 10% of the Company’s total revenue for the three months and the six months ended June 30, 2021 and 2020.
Cash, Cash Equivalents, and Restricted Cash
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions. Amounts receivable from credit card processors of approximately $1.2 million and $0.8 million as of June 30, 2021 and December 31, 2020, respectively, are also considered cash equivalents because they are both short-term and highly-liquid in nature and are typically converted to cash approximately three to five business days from the date of the underlying transaction.
The following table provides a reconciliation
of cash, cash equivalents, and restricted cash reported on the condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020, and which, in aggregate, represent the amount reported on the condensed consolidated statements of cash flows (in thousands):

	June 30,	December 31,
	2021	2020
Cash	$42,281	$51,850
Restricted cash	400	400

Total cash and restricted cash	$42,681	$52,250

The Company had restricted cash of $0.4 million as of June 30, 2021 and December 31, 2020. The restricted cash is cash deposits restricted under the 2020 Term Loan. Refer to Note 5. Debt for additional information.
Accounts Receivable, Net
Accounts receivable consists of current trade receivables due from customers recorded at the invoiced amount, net of allowances for doubtful accounts.
The Company’s accounts receivable primarily represent amounts due from customers arising from revenue and are stated at the amount the Company expects to collect from outstanding balances. On a periodic basis, the Company evaluates accounts receivable estimated to be uncollectible and provides allowances, as necessary, for doubtful accounts. As of June 30, 2021 and December 31, 2020, the allowance for doubtful accounts was less than $0.1 million and $0.8 million, respectively.
Deferred transaction costs
Deferred transaction costs consist of direct legal, accounting and other fees relating to the Company’s anticipated Business Combination. These costs are capitalized as incurred in other assets on the condensed consolidated balance sheets and will be offset against the proceeds within stockholders’ equity (deficit). Deferred offering costs as of June 30, 2021 and December 31, 2020 were $4.0 million and $0.1 million, respectively.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Fair Value Measurement
The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:
Level 1
—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3
—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The Company’s financial assets that were measured at fair value on a recurring basis were as follows (in thousands):

	June 30, 2021
Description:	Total	Level 1	Level 2	Level 3
Cash equivalents:
U.S. Treasury securities	$28,133	$28,133	$—	$—
Other Assets:
Convertible notes receivable	1,088	—	—	1,088

Total assets	$29,221	$28,133	$—	$1,088

	December 31, 2020
Description:	Total	Level 1	Level 2	Level 3
Cash equivalents:
U.S. Treasury securities	$43,116	$43,116	$—	$—

Total assets	$43,116	$43,116	$—	$—

Accounts receivable and accounts payable are carried at cost, which approximates fair value due to the short maturity of these instruments. Debt is carried at amortized cost, which approximates its fair value based on borrowing rates as of June 30, 2021 and December 31, 2020 available to the Company for loans with similar terms. The fair value of the Company’s debt is determined based on Level 2 inputs using primarily observable markets.
The Company has investments in U.S. treasury securities measured at fair value on a recurring basis. The Company classifies the U.S. treasury bills within Level 1 because the Company uses quoted prices and models to determine their fair value.
In January 2021, the Company entered a convertible notes agreement with a privately held company as a strategic investment for a principal of $1.0 million. The notes bear an interest rate of 5.0% per annum and matures in January 2023. The convertible note receivable is accounted for as available-for-sale
debt securities in other assets based on “Level 3” inputs, which consist of unobservable inputs and reflect management’s estimates of assumptions that market participants would use in pricing the liability, with unrealized holding gains and losses excluded from earnings and reported in other comprehensive income (loss). The fair value of the

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

convertible note receivable was determined using a probability-weighted assessment of redemption and conversion scenarios upon the investee closing additional financing. The key inputs to determining fair values under that approach included probability of repayment and conversion scenarios, and discount rates. As of June 30, 2021, the Company applied a probability of 90% and 10% to the conversion and repayment scenario, respectively and a discount rate of 14.98% in the valuation. The unrealized gain or loss during the three and six months ended June 30, 2021 was less than $0.1 million and $0.1 million.
The following table sets forth a summary of the changes in the estimated fair value of the Company’s Level 3 financial liabilities, consisting solely of convertible notes receivable, which is measured at fair value on a recurring basis (in thousands):

	Three Months Ended June 30,	Six Months Ended June 30,
	2021	2021
Beginning balance	$1,040	$—
Purchases	—	1,000
Unrealized gain	48	88

Ending balance	$1,088	$1,088

Advertising Costs
Advertising costs are expensed as incurred and included in selling, general, and administrative in the condensed consolidated statements of operations and comprehensive loss. Advertising expense was $1.9 million and $0.9 million for the three months ended June 30, 2021 and 2020, and $3.5 million and $2.1 million for the six months ended June 30, 2021 and 2020, respectively.
Accounting Pronouncements
The Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 either (1) within the same periods as those otherwise applicable to public business entities or (2) within the same time periods as nonpublic business entities, including early adoption when permissible. With the exception of standards the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time period as non-public
business entities, as indicated below. As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates because of this election.
Recently Adopted Accounting Standards
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles — Goodwill and Other —
Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which requires customers to apply internal-use
software guidance to determine the implementation costs that are able to be capitalized. Under the new standard, capitalized implementation costs are generally amortized over the term of the arrangement, beginning when the module or component of the hosting arrangement is ready for its intended use. All capitalized implementation amounts will be required to be presented in the same line items of the consolidated financial statements as the related hosting fees. The Company adopted ASU
No. 2018-15
beginning January 1, 2021 on a prospective method. The adoption did not have a material impact on the Company’s condensed consolidated financial statements.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Recently Issued Accounting Standards Not yet Adopted
In February 2016, the FASB issued ASU No.
2016-02,
 Leases (Topic 842).
 This ASU requires a lessee to recognize on the statement of financial position a liability to make lease payments (the lease liability) and a right-to-use asset
representing its right to use the underlying asset for the lease term. This ASU is effective for public and private companies’ fiscal years beginning after December 15, 2018, and December 15, 2021, respectively, with early adoption permitted. The Company expects to adopt ASU No.
2016-02 under
the private company transition guidance beginning January 1, 2022, and is currently evaluating the impact on the Company’s condensed consolidated financial statements.
In June 2016, the FASB issued ASU No.
2016-13,
 Financial instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, and subsequent related ASUs, which amends the guidance on the impairment of financial instruments by requiring measurement and recognition of expected credit losses for financial assets held. This ASU is effective for public and private companies’ fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, and December 15, 2022, respectively. The Company expects to adopt ASU No.
2016-13 under
the private company transition guidance beginning January 1, 2023, and is currently evaluating the impact on the Company’s condensed consolidated financial statements.
In December 2019, the FASB issued ASU No.
2019-12,
 Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
. ASU No.
2019-12 removes
certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU No.
2019-12 will
be effective for public entities for interim and annual periods beginning after December 15, 2020, with early adoption permitted. ASU No.
2019-12 will
be effective for private entities for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2022, with early adoption permitted. The Company expects to adopt ASU No.
2019-12 under
the private company transition guidance beginning January 1, 2022, and is currently assessing the impact the guidance will have on the Company’s condensed consolidated financial statements.
3. REVENUE
Disaggregated Revenue
—The following table shows the revenue by geography for the three and six months ended June 30, 2021 and 2020, respectively (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
United States	$18,139	$15,747	$35,135	$24,345
International	11,364	8,536	21,297	12,878

Total revenue	$29,503	$24,283	$56,432	$37,223

No country other than the United States accounted for more than 10% of the Company’s revenue for the three and six months ended June 30, 2021 and 2020, respectively. The geographical revenue information is determined by the ship-to
address of the products and the billing address of the customers of the services.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table shows over time versus
point-in-time
revenue for the three and six months ended June 30, 2021 and 2020, respectively (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Over time revenue	$18,160	$12,231	$34,649	$20,672
Point-in-time revenue	11,343	12,052	21,783	16,551

Total	$29,503	$24,283	$56,432	$37,223

Contract Balances
—The timing of revenue recognition differs from the timing of invoicing to customers and this timing difference results in contract liabilities (deferred revenue) on the Company’s condensed consolidated balance sheets. The contract balances as of June 30, 2021 and December 31, 2020 were as follows (in thousands):

	June 30,	December 31,
	2021	2020
Accounts receivable, net	$4,810	$2,700
Unbilled accounts receivable	1,882	1,224
Deferred revenue	7,927	4,903
During the six months ended June 30, 2021 and 2020, the Company recognized revenue of $3.2 million and $1.5 million that was included in the deferred revenue balance at the beginning of the fiscal year, respectively. Contracted but unsatisfied performance obligations were $21.3 million at the end of June 30, 2021 and consisted of deferred revenue and backlog. The contracted but unsatisfied or partially unsatisfied performance obligations expected to be recognized over the next 12 months at the end of June 30, 2021 were $18.5 million, and the remaining thereafter.
4. BALANCE SHEET COMPONENTS
Allowance for Doubtful Accounts
—Allowance for doubtful accounts as of June 30, 2021 and 2020 and the rollforward for three months and six months ended June 30, 2021 and 2020 were as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Balance—beginning of period	$(740)	$(459)	$(799)	$(337)
Increase in reserves	(135)	(110)	(151)	(241)

Write-offs	843	3	918	12

Balance—end of period	$(32)	$(566)	$(32)	$(566)

Inventories
—Inventories as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	June 30,	December 31,
	2021	2020
Finished Goods	$432	$538
Work in process	1,138	2,219
Purchased parts and raw materials	1,052	889

Total inventories	$2,622	$3,646

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Property and Equipment, Net
—Property and equipment as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	June 30,	December 31,
	2021	2020
Machinery and equipment	$1,749	$1,435
Furniture and fixtures	354	359
Leasehold improvements	728	733
Capitalized software and development costs	21,593	18,126

Total property and equipment	24,424	20,653
Accumulated depreciation and amortization	(15,051)	(12,443)

Total property and equipment, net	$9,373	$8,210

Depreciation and amortization expenses were $1.3 million and $1.1 million for three months ended June 30, 2021 and 2020, respectively, and $2.6 million and $2.3 million for the six months ended June 30, 2021 and 2020, respectively.
Additions to capitalized software and development costs, inclusive of stock-based compensation in the three months ended June 30, 2021 and 2020 was $2.0 million and $1.1 million, respectively. Additions to capitalized software and development costs, inclusive of stock-based compensation in the six months ended June 30, 2021 and 2020, was $3.4 million and $2.5 million, respectively. These are recorded as part of property and equipment, net on the condensed consolidated balance sheets. Amortization expense was $1.2 million and $1.1 million for three months ended June 30, 2021 and 2020, respectively, of which $1.0 million and $1.0 million was recorded to costs of revenue related to subscription and $0.2 million and $0.1 million to selling, general and administrative in the condensed consolidated statements of operations and comprehensive loss, respectively. Amortization expense was $2.4 million and $2.2 million for six months ended June 30, 2021 and 2020, respectively, of which $2.0 million and $1.9 million was recorded to costs of revenue related to subscription and $0.4 million and $0.3 million to selling, general, and administrative in the condensed consolidated statements of operations and comprehensive loss, respectively.
Other Assets
—Other Assets as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	June 30,	December 31,
	2021	2020
Other assets	$1,287	$1,235
Deferred transaction cost	3,977	134
Convertible notes receivable	1,088	—

	$6,352	$1,369

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Accrued Expenses and Other Current Liabilities
—Accrued expenses and other current liabilities as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	June 30,	December 31,
	2021	2020
Accrued compensation	$2,684	$3,208
Tax payable	1,178	1,164
Transaction cost payable	2,773	135
Other current liabilities	4,104	2,488

Total accrued expenses and other current liabilities	$10,739	$6,995

5. DEBT
The Company’s short-term and long-term debt is secured by substantially all the assets of the Company and subject the Company to certain affirmative and negative covenants. Failure to comply with these covenants could result in an event of default, which may lead to an acceleration of the amounts owed and other remedies.
As of June 30, 2021 and December 31, 2020, the Company has the following financing arrangements:
2015 Term Loan and Line of Credit
—
On May 20, 2015, the Company entered into a Loan and Security Agreement with a lender (the “2015 Agreement”) to borrow a term loan up to $4.0 million (“2015 Term Loan”). The Company borrowed the full $4.0 million term loan on September 23, 2016. The term loan matured on September 30, 2019. The Company was required to make 36 equal installment payments of principal starting October 2016 through September 2019. The term loan bore interest at a floating per annum rate equal to 1.0% above the prime rate published by Wall Street Journal (the “Prime Rate”). Interest was payable monthly. The Company repaid the 2015 Term Loan by September 2019. The agreement also allowed the Company to borrow under financing of eligible accounts, for up to $1.0 million (“2015 Account Financing”) The Company did not borrow any amount under the 2015 Account Financing.
On May 22, 2017, the Company amended and restated the 2015 Agreement with the lender (the “2015 Amended and Restated Agreement”) for an additional revolving line of credit up to $2.0 million. The line of credit bore interest at a floating per annum rate equal to 0.5% above the Prime Rate. The line of credit matured on May 22, 2019.
On October 26, 2017, the Company amended the 2015 Amended and Restated Agreement with the lender (the “2017 Amendment”) for an additional term loan up to $1.5 million (“2017 Term Loan”). The Company borrowed the full $1.5 million on November 3, 2017. The Company was required to make monthly interest-only payments starting December 2017 and 36 equal installment payments of principal starting October 2018 through September 2021. The term loan bore interest at a floating per annum rate equal to the greater of (a) 1.0% above the Prime Rate; and (b) 5.25%. Interest was payable monthly.
On September 16, 2019, the Company amended and restated the 2015 Amended and Restated Agreement and the 2017 Amendment with the lender (the “2017 Second Amended and Restated Agreement”). The agreement provided the Company with a term loan up to $3.0 million (“2019 Term Loan”). The loan must be first used to repay the prior term loan and accrued interest. The Company borrowed the full $3.0 million on September 16, 2019, and $1.0 million of the amount was used to repay in full the outstanding principal and interest under the 2017 Term Loan. The term loan matures in May 2023. The Company is required to make 36 equal installments payments of principal, plus monthly payment of accrued interest starting in June 2020 through

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

May 2023. The term loan bears interest at a floating per annum rate equal to the greater of (a) 1.0% above the Prime Rate and (b) 5.25%. The amendment also provided the Company with a revolving line of credit up to $3.0 million due in September 2020. The Company borrowed $3.0 million under the line of credit on September 27, 2019. The principal amount outstanding under the revolving line of credit bears interest at a floating per annum rate equal to the greater of (a) 0.5% above the Prime Rate and (b) 5.25%. Interest is payable monthly. The restructuring of the term loan was accounted for as an extinguishment. The loss on extinguishment was not material.
For the three months ended June 30, 2021 and 2020, the Company recorded $0.1 million expense under the 2019 Term Loan. For the six months ended June 30, 2021 and 2020, the Company recorded $0.1 million and $0.2 million expense under the 2019 Term Loan. The Company repaid $0.2 million and $0.5 million of principal outstanding under the 2019 Term Loan during the three and six months ended June 30, 2021.
On April 28, 2020, the Company amended the 2017 Second Amended and Restated Agreement with the lender (the “2020 Amendment”) to increase the limit of the revolving line of credit from $3.0 million to $5.0 million and extend the maturity date of the revolving line to December 15, 2020. On December 22, 2020, the Company amended and extended the line of credit maturity date from December 15, 2020, through December 14, 2021. As of June 30, 2021 and December 31, 2020, the interest rates for the term loan and the revolving line of credit were 5.25%. As of June 30, 2021, $3.0 million of principal was outstanding under the 2020 Amendment revolving line of credit.
2018 Term Loan
—
On April 20, 2018, the Company entered into a $10.0 million term loan agreement (the “2018 Agreement”) with a lender maturing on May 1, 2022. The loan is repayable in 48 monthly scheduled installments commencing on May 1, 2018. The Company is required to make interest-only payments for the first 12 months starting May 2018 and thereafter to make 36 equal installment payments through the maturity date of the loan. The interest rate is fixed at 11.5% per annum. As of June 30, 2021 and December 31, 2020, there was $3.4 million and $5.1 million of principal outstanding under the 2018 Agreement, respectively.
In connection with the execution of the 2018 Agreement, an additional final payment of $0.5 million is due at the earlier of the maturity date and prepayment of the term loan. The Company accretes the final payment liability up to the redemption amount as part of the 2018 Agreement term loan balance and recognizes interest expense over the term of the loan. The Company recognized less than $0.1 million and $0.1 million interest expense related to the 2018 Agreement final payment for the three and six months ended June 30, 2021, respectively.
For the three months ended June 30, 2021 and 2020, the Company recorded $0.1 million and $0.2 million of interest expense, respectively, and repaid $0.9 million and $0.8 million of principal outstanding under the 2018 Agreement, respectively. For the six months ended June 30, 2021 and 2020, the Company recorded $0.2 million and $0.4 million of interest expense, respectively, and repaid $1.7 million and $1.5 million of principal outstanding under the 2018 Agreement, respectively.
The Company incurred certain debt issuance costs in connection with the above loan agreements. Such cost was capitalized against the loan proceeds. The Company also issued warrants to purchase common stock in conjunction with the above loan agreements. The Company determined the fair value of the warrants using the Black-Scholes option-pricing model, which was recorded to additional paid-in
capital and an adjustment against the loan proceeds. The debt issuance cost was capitalized and amortized as interest expense over the initial term of the agreement.
2020 Term Loan
—
On February 20, 2020, the Company entered into a $ 2.0 million term loan agreement (“2020 Term Loan”) with a lender. The loan is provided under two facilities: facility A is comprised of

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

$1.0 million maturing in 36 months, and facility B is comprised of $1.0 million maturing in 30 months. On April 17, 2020, the Company borrowed $1.0 million from facility A, and on October 12, 2020 the Company borrowed the full $1.0 million from facility B. In addition to the principal payment, both loan facilities require a fixed monthly coupon payment. The aggregated annual coupon payment is $0.1 million. The principal is payable in 24 equal installments commencing on May 31, 2021 through April 30, 2023. The interest rate is fixed at 4.75% per annum. For the three months ended June 30, 2021 and 2020, the Company recorded $0.1 million and immaterial amount of interest expense, respectively. For the six months ended June 30, 2021 and 2020, the Company recorded $0.1 million and less than $0.1 million of interest expense, respectively. The Company started repayment of principal in the three month ended June 30, 2021, and repaid $0.2 million of principal outstanding during the period. The 2020 Term loan was fully repaid in August 2021.
The Company incurred certain debt issuance costs in connection with the above loan agreements. Such cost was capitalized against the loan proceeds. The Company also issued warrants to purchase common stock in conjunction with the above loan agreements. The Company determined the fair value of the warrants using the Black-Scholes option-pricing model, which is recorded to additional paid-in
capital and an adjustment against the loan proceeds. The debt issuance costs are amortized as additional interest expense over the term of the agreement.
2020 Note
—In April 2020, the Company entered into a Paycheck Protection Program Note (“PPP Note”) for $4.3 million pursuant to the PPP under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act administered by the U.S. Small Business Administration (“SBA”). The term of the PPP Note was two years with a maturity date in April 2022 and contained a fixed annual interest rate of 1.0%. Principal and interest were payable monthly and could be prepaid by the Company at any time prior to maturity with no prepayment penalties. The Company repaid in full the PPP Note in May 2020. The Company recorded $0.1 million of interest expense for the three months ended June 30, 2020.
Debt obligations as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	June 30,	December 31,
	2021	2020
Line of credit	$3,000	$3,000
2019 term loan	1,917	2,417
2018 term loan	3,927	5,650
2020 term loan	1,833	2,000

Total debt	$10,677	$13,067
Less: unamortized debt discount	(216)	(350)

Total debt, net of debt discount	10,461	12,717

Less: Current portion of long-term debt	(8,427)	(8,215)

Long-term debt	$2,034	$4,502

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The future principal payments and final payment fee for the Company’s outstanding debt obligations as of June 30, 2021 were as follows (in thousands):

June 30,
2021
Remainder of 2021	$5,825
2022	4,102
2023	750
2024	—

Total	$10,677

6. COMMITMENTS AND CONTINGENCIES
Lease and Purchase Obligation
—The Company leases offices under operating leases for its U.S. headquarters and international locations that expire at various dates through 2025. Under the lease agreements that contain escalating rent provisions, lease expense is recorded on a straight-line basis over the lease term. Rent expense for the three months ended June 30, 2021 and 2020 was $0.4 million and $0.6 million, respectively. Rent expense for the six months ended June 30, 2021 and 2020, was $0.9 million and $1.2 million, respectively. In addition, the Company has purchase obligations, which includes agreements and issued purchase orders containing non-cancelable
payment terms to purchase goods and services.
As of June 30, 2021, future minimum operating lease payments and purchase obligations are as follows (in thousands):

	Operating Leases	Purchase Obligations	Total Lease and Purchase Obligations
Remainder of 2021	$635	$10,892	$12,117
2022	1,301	590	1,301
2023	1,339	—	1,339
2024	1,306	—	1,306
2025	207	—	207
Thereafter	—	—	—

Total	$4,788	$11,482	$16,270

Litigation
—The Company is named from time to time as a party to lawsuits and other types of legal proceedings and claims in the normal course of business. The Company accrues for contingencies when it believes that a loss is probable and that it can reasonably estimate the amount of any such loss and the Company has made an assessment of the probability of incurring any such losses and whether or not those losses are estimable. As of June 30, 2021 and December 31, 2020, there were no amounts accrued that the Company believes would be material to its financial position.
Indemnification
—In the ordinary course of business, the Company enters into certain agreements that provided for indemnification by the Company of varying scope and terms to customers, vendors, directors, officers, employees and other parties with respect to certain matters. Indemnification includes losses from breach of such agreements, services provided by the Company, or third-party intellectual property infringement claims. These indemnities may survive termination of the underlying agreement and the maximum potential amount of future indemnification payments, in some circumstances, are not subject to a cap. As of June 30, 2021, there were no known events or circumstances that have resulted in a material indemnification liability.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. CONVERTIBLE NOTES
The Company issued convertible notes between January 2020 and March 2020 to various investors amounting to $8.5 million (“2020 Notes”). The convertible notes carry an interest rate of 5.0% per annum. The notes mature in January 2022 and cannot be prepaid without written consent. As per the terms of the convertible note agreement, if a qualified financing, defined as a transaction or series of transactions by which the Company sells redeemable convertible preferred stock for aggregate gross proceeds of at least $10.0 million, occurs prior to the payment of the notes, then the notes plus accrued and unpaid interest shall automatically convert into shares of redeemable convertible preferred stock at a price paid by the other purchasers of the redeemable convertible preferred stock sold in the qualified financing discounted by 10.0% if converted prior to January 2021, and on or after January 2021 by 15.0%. If no qualified financing occurs on or prior to the maturity date, then the outstanding principal amount of these convertible notes and all accrued and unpaid interest shall be converted into Series D redeemable convertible preferred stock at a conversion price of $8.3131 per share. During April and June 2020, the Company completed the Series D redeemable convertible preferred stock financing and subsequently issued 5,269,979 shares of Series D redeemable convertible preferred stock at $8.3131 per share for total cash proceeds of $43.8 million. Accordingly, as this meets the qualified financing requirement, all of the convertible notes, including unpaid accrued interest of $8.6 million converted into 1,148,010 shares of Series D redeemable convertible preferred stock at $7.48179 per share in April 2020. The combined aggregate amount of the proceeds from the Series D redeemable convertible preferred stock financing and the converted notes was $52.4 million.
The 2020 Notes contain an embedded derivative. The fair value of the derivative was recorded as a liability with an offsetting amount recorded as a debt discount, and the debt discount is recorded against the carrying amount of the related convertible notes outstanding. The amortization of the debt discount was recorded as interest expense. The embedded derivative liability was re-valued
to the current fair value at the end of each reporting period using the income-based approach. Upon conversion, the embedded derivative liability was re-valued
at the conversion, and then the related fair value amount was recorded to other (expense) income in the consolidated statements of operations and comprehensive loss as part of loss on debt extinguishment. The fair value of the embedded derivative upon issuance was $1.0 million and was adjusted to $0.9 million upon conversion in April 2020. Interest expense was accreted on the convertible notes between issuance and conversion. Interest expense on the convertible notes that are included in interest expense are nil and $0.1 million for the three and six months ended June 30, 2020 in the unaudited condensed consolidated statements of operations and comprehensive loss, respectively.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8. REDEEMABLE CONVERTIBLE PREFERRED STOCK
As of June 30, 2021 and December 31, 2020, the Company’s redeemable convertible preferred stock consisted of the following balances (in thousands, except share and per share amounts):

	June 30, 2021 and December 31, 2020
	Original Issuance Price	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference	Dividend Rate
Series Seed redeemable convertible preferred stock	$1.4448	6,035,185	6,035,185	$7,350	$8,720	8.0%
Series A-1 redeemable convertible preferred stock	1.7553	1,837,769	1,837,769	3,165	3,226	8.0%
Series B redeemable convertible preferred stock	3.3752	4,740,459	4,740,459	15,905	16,000	8.0%
Series C redeemable convertible preferred stock	7.0826	7,460,000	7,459,351	52,696	52,832	8.0%
Series D redeemable convertible preferred stock	$8.3131	10,370,000	10,267,334	85,052	85,353	8.0%

		30,443,413	30,340,098	$164,168	$166,131

The holders of the Company’s Series Seed,
A-1,
B, C, and D redeemable convertible preferred stock have various rights, preferences, privileges, and restrictions with respect to voting, dividends, liquidation, and conversion as follows:
Dividends
—Holders of shares of the Company’s redeemable convertible preferred stock are entitled to receive non-cumulative
dividends at an annual rate of 8.0% per share payable, if and when, declared by the board of directors, prior and in preference to any payment of any dividend on the common stock; such dividends shall be non-cumulative.
The redeemable convertible preferred stockholders are also entitled to participate in dividends on common stock on an as-converted
basis. The holders of redeemable convertible preferred stock can waive any dividend preference that such holders shall be entitled to receive upon the affirmative vote or written consent of the holders of a majority of the outstanding shares of redeemable convertible preferred stock, voting as a single class on an as-converted
basis (the “Preferred Consent”). As of June 30, 2021, no dividends have been declared or paid.
Voting Rights
—Holders of shares of the Company’s Series Seed and Series
A-1
redeemable convertible preferred stock have voting rights equal to the number of shares of common stock into which such redeemable convertible preferred stock is convertible. The holders of a majority of the outstanding shares of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock, voting as a single class on an as-converted
basis, shall be entitled to elect one member of the Board of Directors of Matterport, Inc. (the “Board”). The holders of a majority of the outstanding shares of Series B redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect one member of the Board. The holders of a majority of the outstanding shares of Series C redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect one member of the Board. The holders of a majority of the outstanding shares of the Company’s common stock, voting as a separate class, shall be entitled to elect three members of the Board. Any remaining members of the Board shall be elected by the holders of (a) a majority of the outstanding shares of the Company’s common stock and (b) a majority of the outstanding shares of the Company’s redeemable convertible preferred stock, voting together as a single class on an as-converted
basis.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Liquidation Preference
—In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of Series Seed redeemable convertible preferred stock, Series
A-1
redeemable convertible preferred stock, Series B redeemable convertible preferred stock or common stock by reason of their ownership thereof, an amount equal to the Series C redeemable convertible preferred stock original issue price or Series D redeemable convertible preferred stock original issue price, as applicable, plus all declared but unpaid dividends, on each such applicable share of redeemable convertible preferred stock held by them. If, upon the occurrence of such Liquidation Event, the proceeds distributed among the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment in full of amounts payable to the holders of Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock above, the holders of Series B redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of Series Seed redeemable convertible preferred stock, Series
A-1
redeemable convertible preferred stock or common stock by reason of their ownership thereof, an amount equal to the Series B redeemable convertible preferred stock original issue price, plus all declared but unpaid dividends, on each such share of Series B redeemable convertible preferred stock held by them. If upon the occurrence of such Liquidation Event, the proceeds distributed among the holders of Series B redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Series B redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment in full of amounts payable to the holders of Series B redeemable convertible preferred stock, the holders of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of common stock by reason of their ownership thereof, an amount equal to the Series Seed redeemable convertible preferred stock original issue price or the Series
A-1
redeemable convertible preferred stock original issue price, as applicable, plus all declared but unpaid dividends, on each such share of redeemable convertible preferred stock held by them. The Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock shall rank pari passu with respect to the respective preferential amounts for each such series upon the occurrence of such event. If, upon the occurrence of such Liquidation Event, the proceeds thus distributed among the holders of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Series Seed redeemable convertible preferred stock and Series
A-1
redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment to the holders of redeemable convertible preferred stock of the preferential amounts, all remaining proceeds legally available for distribution to stockholders of the Company shall be distributed pro rata among the holders of common stock based on the number of shares of common stock then held by them. If, upon occurrence of such event, the assets and funds distributed among the holders of redeemable convertible preferred stock are insufficient to permit the payment, then the entire assets and funds of the Company legally available for

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

distribution shall be distributed ratably among the holders of redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
For purposes of determining the amount each holder of redeemable convertible preferred stock is entitled to receive with respect to a Liquidation Event, each such holder of redeemable convertible preferred stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of redeemable convertible preferred stock into shares of common stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of redeemable convertible preferred stock into shares of common stock. If any such holder shall be deemed to have converted shares of redeemable convertible preferred stock into common stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of the redeemable convertible preferred stock that have not converted (or have not been deemed to have converted) into shares of common stock.
A “Liquidation Event” shall mean (i) a liquidation, dissolution, or winding up of the Company; (ii) an acquisition of the Company by another person or entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, a merger, consolidation, or other corporate reorganization), other than an acquisition in which the shares of capital stock held by stockholders of the Company immediately prior to such acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately after such acquisition and by virtue of the acquisition, a majority of the total outstanding voting power of the surviving or acquiring person or entity; (iii) a sale, lease, exclusive license, or other disposition of all or substantially all of the assets or intellectual property of the Company, except where such sale, lease, exclusive license, or other disposition is to a wholly owned subsidiary of the Company; or (iv) a transaction or series of related transactions to which the Company is a party (whether by merger, consolidation, stock acquisition, or otherwise) in which a majority of the total outstanding voting power of the Company is transferred or (v) a transaction or series of related transactions to which the Company is a party (whether by merger, consolidation, stock acquisition or otherwise) in which a majority of the total outstanding voting power of the Company is transferred; or (vi) a merger with or into or consolidation with Gores Holdings VI, Inc., a Delaware corporation, or one or more of its subsidiaries (whether or not the Company is the surviving entity of such merger or consolidation). Notwithstanding the foregoing sentence, a transaction shall not constitute a Liquidation Event if the primary purpose is to change the jurisdiction of the Company’s incorporation, create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or engage in a bona fide equity financing transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may only be waived with the Preferred Consent.
Conversion Rights
—At the option of the holder, each share of redeemable convertible preferred stock is convertible into shares of common stock as is determined by dividing the original issuance price per share for Series Seed,
A-1,
B, C, and D redeemable convertible preferred stock, by the conversion price applicable to such shares. The initial conversion price per share is the original issuance price of the redeemable convertible preferred stock. The conversion ratio for the redeemable convertible preferred stock shall be subject to appropriate adjustments for stock splits, stock dividends, combinations, subdivisions, recapitalizations, or the like. In addition, if the Company should issue any additional stock without consideration or for a consideration per share less than the conversion price for the redeemable convertible preferred stock, the conversion price for each series shall automatically be adjusted in accordance with anti-dilution provisions contained in the Company’s Amended Certificate of Incorporation.
Each share of redeemable convertible preferred stock will automatically convert into shares of common stock at the conversion rate then in effect upon the earlier of (i) the closing of the sale of the Company’s

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Common Stock to the public at a price of at least $12.4697 per share and aggregate proceeds of not less than $50.0 million, net of underwriting discounts and commissions or (ii) the date of the Preferred Consent.
Redemption
—Redeemable convertible preferred stock is not redeemable at the election of the holder, except that in the event of a change in control resulting from the sale or transfer of the Company’s securities, which qualifies as a Liquidation Event.
Upon the consummation of Business Combination on July 22, 2021, all outstanding shares of redeemable convertible preferred stock, totaling 30,340,098 shares, were automatically converted into shares of our Class A Common Stock based upon the Closing as discussed in Note 15.
9. COMMON STOCK
The Company was authorized to issue 56,500,000 shares and 56,000,000 shares of common stock with a par value of $0.001 per share as of June 30, 2021 and December 31, 2020, respectively.
The Company had reserved shares of common stock for future issuance as of June 30, 2021 and December 31, 2020 as follows:

	June 30,	December 31,
	2021	2020
Redeemable convertible preferred stock, all series	30,687,099	30,687,099
Warrants to purchase common stock	262,513	262,513
Common stock options outstanding and unvested RSUs	11,995,834	11,945,269
Shares available for future grant of equity awards	73,865	466,322

Total shares of common stock reserved	43,019,311	43,361,203

Common Stock Warrants
—The Company issued warrants to purchase common stock in connection with loan agreements entered from three lenders as disclosed below and in Note 5. All previously issued common stock warrants were fully vested and exercisable as of June 30, 2021 and December 31, 2020. Those warrants were considered equity at inception and were recorded to additional paid-in
capital. The warrants have a
contractual 10-year life
from the issuance date.
In February 2021, the holders of all of the Company’s outstanding warrants entered into agreement with the Company to exercise their warrants contingent upon, and effective immediately prior to, the consummation of the First Merger. In the event of an acquisition in which the fair market value of one share is greater than the warrant exercise price as of the date of the acquisition, all outstanding and unexercised warrants shall automatically be deemed to be cashless exercised immediately prior to the consummation of the acquisition. In the event of an acquisition where the fair market value per share is less than the warrant exercise price in effect immediately prior to the acquisition, then warrant will expire immediately prior to the consummation of the acquisition. In February 2021, the holders of all of the Company’s outstanding warrants agreed to exercise their warrants contingent upon, and effective immediately prior to, the consummation of the First Merger. On July 22, 2021, all the warrants were cashless exercised as discussed in Note 15.
2015 and 2017 Term Loan Warrant
s
—On May 20, 2015, and October 26, 2017, in connection with the 2015 Agreement and the 2015 Amended and Restated Agreement, the Company issued warrants to purchase 44,200 shares of common stock to the lender with an exercise price of $0.655 per share and 2,250 shares of

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

common stock to the lender with an exercise price of $1.430 per share, respectively. As set forth in the warrant agreement, on November 2, 2017, the Company issued additional warrants to purchase 2,250 shares of common stock to the lender upon the funding of the term loan with an exercise price of $1.430 per share. On September 16, 2019, in connection with the 2017 Second Amended and Restated Agreement, the Company issued warrants to purchase 20,000 shares of common stock to the lender with an exercise price of $2.716 per share. As of June 30, 2021, the warrants issued in connection with 2015 and 2017 term loan remained outstanding.
2018 Term Loan Warrants
—On April 20, 2018, in connection with the 2018 Agreement, the Company issued warrants to purchase 143,813 shares of common stock to the lender with an exercise price of $1.430 per share. The Company determined the fair value of the warrants to be $0.2 million as of the issuance date based on the Black-Scholes option-pricing model using the following assumptions: 0% dividend yield, 44.8% volatility, and risk-free rate of 3.0%. As of June 30, 2021, the 2018 term loan warrants remained outstanding.
2020 Term Loan Warrants
—On February 20, 2020, in connection with the 2020 Term Loan, the company issued warrants to purchase up to 50,000 shares of common stock to the lender with an exercise price of $2.716 per share. The Company determined the fair value of the warrants to be $0.1 million as of the issuance date based on the Black-Scholes option pricing model using the following assumptions: 0% dividend yield, 38.37% volatility, and risk-free rate of 1.45%. As set forth in the warrant agreement, upon an event of an acquisition, the warrant shall automatically be deemed as cashless exercise. In the event of acquisition where the fair market value of one share is less than the warrant exercise price, then the warrant will expire immediately prior to the consummation of the acquisition. As of June 30, 2021, the 2020 term loan warrants remained outstanding.
As of June 30, 2021 and December 31, 2020, the unamortized debt discount related to the above warrants were $0.1 million and $0.2 million, respectively.
10. STOCK PLAN
Amended and Restated 2011 Stock Incentive Plan
—On June 17, 2011, the Company’s Board and stockholders approved the Matterport, Inc. 2011 Stock Incentive Plan, (the “2011 Stock Plan”), which allows for the issuance of incentive stock options (“ISOs”), non-qualified
stock options (“NSOs”), the issuance of restricted stock awards (“RSAs”), and the sale of stock to its employees, the Board, and consultants. As of December 31, 2020, the Company has granted primarily ISOs. The 2011 Stock Plan will expire in June 2021 (10 years from its adoption), unless terminated earlier.
On February 12, 2021, the Company amended and restated 2011 Stock Plan which allows the Company to grant restricted stock units (“RSUs”) and extended the terms of the plan until February 12, 2022, unless terminated earlier.
As of June 30, 2021 and December 31, 2020, 16,469,844 shares and 16,139,408 shares were authorized under the 2011 Stock Plan, respectively. Shares forfeited due to employee termination or expiration are returned to the share pool. Similarly, shares withheld upon exercise to provide for the exercise price and/or taxes due and shares repurchased by the Company are also returned to the pool.
Stock options are granted with exercise prices not less than 100% of the fair value of the common stock on the date of issuance and, for 10% stockholders, not less than 110%. Equity awards vest over a period of time as determined by the Board, generally over a four-year period, and stock options expire 10 years from the date of grant (5 years for 10% stockholders) and are non-transferable.
The Company has also granted equity awards subject to performance-based vesting. Stock options may be granted with early exercise provisions. Vested

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

option shares are exercisable for three months after termination, other than for cause, and for at least 12 months if due to death or disability, but in no event later than the expiration of the option term. Stock options granted to the Board are subject to automatic vesting upon change in control. For non-Board
award recipients, if within 60 days of a change of control, the individual resigns due to an adverse change in job position, work location, reduction in pay, or other adverse changes, or within 12 months of a change of control the successor company terminates the individual’s service without cause, vesting of the option shall accelerate with respect to shares that would have vested in the
12-month
period following such termination or resignation, effective immediately prior to their last day.
Shares Available for Future Grant
—Shares available for future grant under the Company’s stock plans as of June 30, 2021 and December 31, 2020 were 73,865 shares and 466,322 shares, respectively. The Company issues new shares upon a share option exercise or release.
Stock Option Activities
—The following table summarizes the stock option activities under the Company’s stock plans for six months ended June 30, 2021 (in thousands, except for share data):

	Options Outstanding		Weighted- Average Remaining Contractual Term (Years)
	Number of Shares	Weighted- Average Exercise Price		Aggregate Intrinsic Value
Balance—December 31,2020	11,945,269	$2.57	8.1	$245,565
Granted	—	—
Exercised	(672,328)	1.99		$24,212
Expired or canceled	(195,839)	3.07

Balance—June 30, 2021	11,077,102	$2.60	7.4	$431,023

Option vested and exercisable—June 30, 2021	6,003,076	$2.24	6.7	$235,765

As of June 30, 2021, unrecognized stock-based compensation expense related to unvested options was $5.6 million, which is expected to be amortized over a weighted-average vesting period of 2.3 years
On April 1, 2021, the Company amended the performance condition of the 210,376 performance-based stock option (PSO) awards previously granted to a senior executive in March 2019. Originally, the PSO awards shall vest and become exercisable upon the consummation of the earlier of a change in control or an initial public offering (“IPO”), subject to certain share price targets. The vesting of the award also requires employment up to the consummation of the change in control or IPO. As a result of the modification, the PSO awards shall vest and become exercisable upon the closing of the Business Combination. The modification resulted in a Type IV modification and the fair value of the stock option awards remeasured as of the modification date are recognized upon the closing of the Business Combination as discussed in Note 15. Subsequent Event, which is approximately $8.1 million.
RSU Activities
—The following table summarizes the RSU activity under the amended and restated 2011 Stock Plan for the six months ended June 30, 2021. These awards have both service-based and performance-based vesting conditions. The service-based vesting condition for these awards is typically satisfied over four years with a cliff vesting period of one year and continued vesting quarterly thereafter. The performance-based vesting condition is satisfied upon the occurrence of a liquidity event, as defined in the Amended and Restated

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2011 Stock Plan. The event is not deemed probable until consummated, and therefore, no stock-based compensation expenses related to these RSUs were unrecognized as of June 30, 2021.

	RSUs
	Number of Shares	Weighted- Average Grant Date Fair Value Price
Unvested—December 31,2020	—	$—
Granted	923,732	37.93
Vested	—	—
Canceled or forfeited	(5,000)	38.70

Unvested—June 30, 2021	918,732	$37.93

As of June 30, 2021, unrecognized compensation cost related to unvested RSUs was $34.8 million. Upon the closing of the Business Combination as discussed in Note 15. Subsequent Event, the Company will recognize $6.1 million stock-based compensation expenses as the performance condition of the RSUs is met. The remaining unrecognized compensation cost of $28.7 million is expected to be recognized over a weighted-average period of 2.0 years.
Employee Stock Options Valuation
—No options were granted during the six months ended June 30, 2021. The assumptions used to estimate the fair value of stock options granted during the six months ended June 30, 2020 were as follows:

Six Months Ended June 30,
2020
Expected volatility	38.5 – 42.3%
Expected term	5.9 – 6.1 years
Risk-free interest rate	0.4 – 1.5%
Expected dividend yield	0%
Fair value of underlying common stock
—Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s redeemable convertible preferred stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.
Employee Stock-based Compensation
—For service awards, the fair value of options on the date of grant is estimated based on the Black-Scholes option-pricing model using the single-option award approach. The company recognizes share-based compensation expense for awards with only service conditions on a straight-line basis over the requisite service period of the related award, and recognizes share-based compensation expenses for awards with awards with performance conditions on a straight-line basis over the requisite service period for each separately vesting portion of the awards when it is probable that the performance condition will be achieved. Forfeitures are accounted for in the period in which they occur.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The amount of stock-based compensation related to stock-based awards to employees in the Company’s condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2021 and 2020 were as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Costs of revenue	$37	$22	$62	$50
Research and development	96	156	234	321
Selling, general, and administrative	468	409	963	793

Stock-based compensation, net of amounts capitalized	601	587	1,259	1,164
Capitalized stock-based compensation	112	39	194	81

Total stock-based compensation	$713	$626	$1,453	$1,245

11. INCOME TAXES
The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter.
Given the Company has a full valuation allowance recorded against its domestic net deferred tax assets and operating losses in the US, and its foreign subsidiaries are in operating profit, the Company has applied the exception to use a worldwide effective tax rate under ASC
740-270-30-36.
The Company used the foreign jurisdiction’s statutory rate as an estimate for the annual effective tax rate (“AETR”). The quarterly tax provision, and estimate of the Company’s annual effective tax rate, is subject to variation due to several factors, including variability in pre-tax
income (or loss), the mix of jurisdictions to which such income relates, changes in how we do business, and tax law developments. Tax expense for the three and six months ended June 30, 2021 and 2020 was primarily attributable to pre-tax
foreign earnings. The Company records deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, the Company considered all available positive and negative evidence and continued to conclude that as of June 30, 2021, it is not more likely than not that the Company will realize the benefits of its remaining net deferred tax assets and no valuation allowance should be released in the current period.

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

12. NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Net loss per share attributable to common stockholders was computed by dividing net loss by the weighted-average number of common shares outstanding for the three and six months ended June 30, 2021 and 2020 (in thousands, except for share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator :
Net loss attributable to common stockholders	$(6,209)	$(3,690)	$(9,081)	$(11,798)
Denominator:
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,037,669	7,844,667	9,829,416	7,822,539

Net loss per share attributable to common stockholders, basic and diluted	$(0.62)	$(0.47)	$(0.92)	$(1.51)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	As of June 30,
	2021	2020
Redeemable convertible preferred stock, all series	30,687,099	30,687,099
Warrants to purchase common stock	262,513	262,513
Common stock options outstanding	11,077,102	12,981,252
Unvested RSUs	918,732	—

Total potentially dilutive common stock equivalents	42,945,446	43,930,864

13. RELATED-PARTY TRANSACTIONS
From January 2020 to March 2020, Matterport issued convertible promissory notes in an aggregate principal amount of $8.5 million (“2020 Notes”) to investors, including (i) $400,000 aggregate principal amount to DCM VI, L.P., an affiliate of Jason Krikorian, a member of the Matterport board of directors, (ii) $2.0 million aggregate principal amount to Lux
Co-Invest
Opportunities, L.P., an affiliate of Peter Hébert, a member of the Matterport board of directors, and (iii) $1,000,000 aggregate principal amount to QUALCOMM Ventures LLC, an affiliate of Carlos Kokron, a member of the Matterport board of directors. The 2020 Notes accrued interest at a rate of 5% per annum. Refer to Note 7. Convertible Notes.
14. EMPLOYEE BENEFITS PLANS
The Company has a defined-contribution retirement and savings plan intended to qualify under Section 401 of the Internal Revenue Code (the “401(k) Plan”) covering substantially all US employees. The 401(k) Plan allows each participant to contribute up to an amount not to exceed an annual statutory maximum. The Company contracted with a third-party provider to act as a custodian and trustee and to process and maintain the records of

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

participant data. Substantially all of the expenses incurred for administering the 401(k) Plan are paid by the Company. The company discontinued providing contributions in the 401(k) Plan match since May 1, 2020. For the six months ended June 30, 2020 the company made $0.2 million of discretionary matching contribution. The match contributions for the three months ended June 30, 2020 were immaterial.
The Company contributes to a defined-contribution pension plan for eligible employees in the U.K. Pension plan benefits are based primarily on participants’ compensation and years of service credited as specified under the terms of the plan. The Company made $0.1 million matching contributions to the U.K. pension plan for the six months ended June 30, 2021 and 2020.
The match contributions for the three months ended June 30, 2021 and 2020 were immaterial.
15. SUBSEQUENT EVENTS
The Company has evaluated subsequent events through August 16, 2021, which is the date the financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition in the Company’s condensed consolidated financial statements or disclosures in the notes to the condensed consolidated financial statements herein, except as follows:
On July 22, 2021, Gores consummated the previously announced Business Combination, by and among the Company (at such time named Gores Holding VI, Inc.), First Merger Sub, Second Merger Sub, and the
pre-Business
Combination Matterport, Inc. (“Legacy Matterport”). In connection with the consummation of the Business Combination, the registrant changed its name from Gores Holdings VI, Inc. to Matterport, Inc. First Merger Sub merged with and into Legacy Matterport, with Legacy Matterport continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Matterport merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name “Matterport Operating, LLC”. As a result of the Business Combination, the Company raised gross proceeds of $640.1 million, including the contribution of $345.1 million of cash held in Gores’ trust account from its initial public offering and $295.0 million of additional PIPE at $10.00 per share of Gores’ Class A Common Stock. The net proceeds were $605.0 million after redemptions of Gores’ Class A Common Stock held by Gores’ public stockholders of $0.9 million and transaction costs of $34.2 million.
Immediately prior to the Closing, 12,681 shares of Series D redeemable convertible stock were issued to a customer of the Company.
The aggregate consideration paid to Legacy Matterport stockholders in connection with the Business Combination (excluding any potential Earn-Out Shares),
was 218,875,000 shares. The Per Share Matterport Stock Consideration was equal to approximately 4.1193. The Business Combination occurred based on the following transactions contemplated by the Merger Agreement

•
each issued and outstanding share of Matterport Preferred Stock was canceled and converted into the right to receive an aggregate number shares of Class A Stock equal to the Per Share Matterport Preferred Stock Consideration;

•	each Matterport Warrant was exercised in full in exchange for the issuance of 252,094 shares of Matterport Stock to the holder of such Matterport Warrant;

•
each issued and outstanding share of Matterport Stock (including the items mentioned in above points) was canceled and converted into the right to receive an aggregate number of shares of Class A Stock equal to the Per Share Matterport Stock Consideration;

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

•
each outstanding vested and unvested Matterport Stock Option was converted into a Rollover Option, exercisable for shares of Class A Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Matterport Stock Consideration; and

•
each outstanding and unvested Matterport RSU was converted into a Rollover RSU for shares of Class A Stock with the same terms except for the number of shares, which were adjusted using the Per Share Matterport Stock Consideration.

•
The issuance and sale of 29,500,000 shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $295.0 million pursuant to the PIPE Investment. Immediately after giving effect to the Mergers, the redemptions described above, the PIPE Investment of 29,500,000 shares of common stock and the conversion of all 8,625,000 outstanding Founder Shares into shares of Class A Stock on a one-for-one
basis.

•	The Company’s Class A Stock and the Company’s Public Warrants began trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “MTTR” and “MTTRW,” respectively.

•
Pursuant to the terms of the Sponsor agreement, sponsor warrants are not exercisable until December 15, 2021, which is 12 months from the closing of the Company’s IPO, and will expire on July 22, 2026, which is five years after the Closing.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Gores will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on holders of Matterport capital stock comprising a relative majority of the voting power of the combined entity upon consummation of the Business Combination and having the ability to nominate the majority of the governing body of the combined entity, Matterport’s senior management comprising the senior management of the combined entity, and Matterport’s operations comprising the ongoing operations of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity upon consummation of the Business Combination will represent a continuation of the financial statements of Matterport with the Business Combination treated as the equivalent of Matterport issuing stock for the net assets of Gores, accompanied by a recapitalization. The net assets of Gores will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Matterport in future reports of the combined entity.
Additionally, at the Closing Date, the Company

•
approved the 2021 Incentive Award Plan (“2021 Plan”), an incentive compensation plan for the benefit of eligible employees, consultants, and directors of the Company and its subsidiaries. The 2021 Plan provides that the initial aggregate number of shares of common stock, available for issuance pursuant to awards thereunder shall be the sum of (a) 10% of the outstanding shares of common stock as of the Closing, which is equivalent to 24,195,678 shares of common stock (the “Initial Plan Reserve”), (b) any shares of common stock subject to outstanding equity awards under the amended and restated 2011 Stock Plan which, following the effective date of the 2021 Plan, become available for issuance under the 2021 Plan and (c) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to a number of shares equal to 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year. The maximum aggregate number of shares of common stock that may be issued under the 2021 Plan upon the exercise of ISOs, shall equal 181,467,584 shares of common stock.

•	approved the 2021 Employee Stock Purchase Plan (“2021 ESPP”). The 2021 ESPP provides that the aggregate number of shares of common stock available for issuance pursuant to awards under the 2021

MATTERPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

ESPP shall be the sum of (a) 3% of the number of outstanding shares of common stock as of the Closing, which is equivalent to 7,258,703 shares (the “Initial ESPP Reserve”), and (b) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (i) 1% of the aggregate number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of common stock as may be determined by the Company; provided, however, that the number of shares of common stock that may be issued or transferred pursuant to the rights granted under the 2021 ESPP shall not exceed 15.25% of the outstanding shares of common stock as of the Closing, which is equivalent to 36,898,409 shares.

•
recognized $8.1 million stock-based compensation expense related to 210,376 performance-based options previously granted to a senior executive that were fully vested and become exercisable upon Closing of the Business Combination.

•	recognized $6.1 million incremental stock-based compensation expense for Matterport RSU awards which have met the service and performance-based vesting conditions
Matterport Stockholders and holders of Matterport Stock Options and Legacy Matterport RSUs are entitled to receive a number of
Earn-Out
Shares comprising up to 23,460,000 shares of Class A Stock in the aggregate. There are six distinct tranches of
Earn-Out
Shares, each of which will be issued if the daily volume weighted average price (based on such trading day) of one share of Class A Stock exceeds a certain threshold specified for such tranche in the Merger Agreement for a period of at least 10 days out of 30 consecutive trading days during the period beginning on the 180th day following the Closing and ending on the fifth anniversary of such date (the
“Earn-Out
Period”). If the applicable triggering event is achieved for a tranche, the Company will account for the
Earn-Out
Shares for such tranche as issued and outstanding Class A Stock. Any
Earn-Out
Shares issuable to any holder of Matterport Stock Options and Matterport RSUs in respect of such Matterport Stock Options and Matterport RSUs shall be issued to such holder only if such holder continues to provide services (whether as an employee, director or individual independent contractor) to the Post-Combination Company through the date of the occurrence of the corresponding triggering event (or acceleration event, if applicable) that causes such
Earn-Out
Shares to become issuable. Any
Earn-Out
Shares that are forfeited pursuant to the preceding sentence shall be reallocated to the other Matterport Stockholders who remain entitled to receive
Earn-Out
Shares in accordance with their respective
Earn-Out
pro rata shares. As the
Earn-Out
triggering events have not yet been achieved, the
Earn-Out
Shares are contingently issuable and not reflected in the unaudited condensed consolidated financial statements. The
Earn-Out
pro rata Shares issuable to holders of Legacy Matterport’s RSUs and holders of Legacy Matterport’s Stock Options for such holders with respect to such holders’ Legacy RSUs and Options are expected to be accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. The remaining
Earn-Out
Shares are expected to be accounted for as liability classified equity instruments that are earned upon achieving the applicable triggering events, which includes events that are not indexed to the common stock of New Matterport. The preliminary estimated fair value of the
Earn-Out
Shares is $294.8 million.
In July 2021, the Company repaid in full the 2019 Term Loan of $1.9 million, the Line of Credit of $3.0 million, the 2018 Term Loan of $3.9 million including $0.5 million of final payment fee and $0.1 million interest and prepayment fee. In July and August 2021, the Company repaid in full the 2020 Term Loan of $1.9 million.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

Amount
SEC registration fee		$221,592.43
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require us to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party
claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities.
Since January 1, 2018, we have made sales of the following unregistered securities:

•
On July 24, 2020, the Sponsor purchased an aggregate of 17,250,000 shares of Class F common stock, for an aggregate offering price of $25,000, or approximately $0.001 per share. On October 1, 2020, the Sponsor surrendered shares of Class F common stock to us for no consideration, on October 23, 2020, we effected a stock dividend with respect to the Class F common stock of 6,468,750 shares thereof and on November 13, 2020 the Sponsor surrendered 6,468,750 shares of Class F common stock to us for no consideration, resulting in an aggregate of 8,625,000 outstanding shares of Class F common stock;

•	On December 15, 2020, we issued 4,450,000 warrants, at a price of $2.00 per warrant, to the Sponsor concurrently with the closing of the GHVI IPO;

•	On July 22, 2021, we issued 96,627,736 shares of common stock to certain Legacy Matterport stockholders in connection with the Business Combination; and

•
On July 22, 2021, we issued 29,500,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $295,000,000.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.
Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of February 7, 2021, by and among Gores Holdings VI, Inc., Maker Merger Sub, Inc., Maker Merger Sub II, LLC, and Matterport, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-1, filed October 5, 2020).

4.2	Warrant Agreement, dated as of December 15, 2020, by and between Gores Holdings VI, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed December 16, 2020).

4.3	Amendment to Warrant Agreement, dated as of July 22, 2021, by and among Matterport, Inc., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on October 5, 2020).

5.1*	Opinion of Latham & Watkins LLP.

10.1	Amended and Restated Registration Rights Agreement, dated as of July 22, 2021, by and among the Company, Gores Sponsor VI LLC and certain other parties (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

10.3(a)+	Matterport, Inc. 2021 Incentive Award Plan and related forms of award agreements (incorporated by reference to Exhibit 10.3(a) to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

10.3(b)+	Form of Option Agreement under the Matterport, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.3(b) to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

Exhibit No.	Description

10.3(c)+	Form of Restricted Stock Unit Agreement under the Matterport, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.3(c) to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

10.4+	Matterport, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

10.5+	Matterport, Inc. Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

10.6	Form of Individual Investor Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2021).

10.7	Form of Institutional Investor Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2021).

16.1	Letter to the Securities and Exchange Commission from KPMG LLP, dated July 28, 2021 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2021).

23.1*	Consent of KPMG LLP, independent registered public accounting firm of Gores Holdings VI, Inc.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Matterport, Inc.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†
The schedules to this Exhibit have been omitted in accordance with Regulation
S-K
Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

+	Indicates a management contract or compensatory plan, contract or arrangement.
*	Filed herewith
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective
amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as

amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective
amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided
,
however
, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a
post-effective
amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective
amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a
post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 19, 2021.

MATTERPORT, INC.

By:	/s/ R.J. Pittman
Name:	R.J. Pittman
Title:	Chief Executive Officer
Each person whose signature appears below constitutes and appoints each of R.J. Pittman and James D. Fay, acting alone or together with another attorney-in-fact,
as his or her true and lawful
attorney-in-fact
and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective
amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective
amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact
and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on August 19, 2021.

Signature	Title

/s/ R.J. Pittman R.J. Pittman	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ James D. Fay James D. Fay	Chief Financial Officer (Principal Financial Officer)

/s/ Brandt W. Kucharski Brandt W. Kucharski	Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael B. Gustafson Michael B. Gustafson	Director

/s/ Peter Hébert Peter Hébert	Director

/s/ Jason Krikorian Jason Krikorian	Director